FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206847-02

BACM 2016-UBS10 Free Writing Prospectus Structural and Collateral Term Sheet $876,260,057 (Approximate Total Mortgage Pool Balance) $748,107,000 (Approximate Offered Certificates) Banc of America Merrill Lynch Commercial Mortgage Inc. as Depositor UBS Real Estate Securities Inc. Barclays Bank PLC Morgan Stanley Mortgage Capital Holdings LLC Bank of America, National Association as Sponsors and Mortgage Loan Sellers Commercial Mortgage Pass-Through Certificates Series 2016-UBS10 May 16, 2016 BofA Merrill Lynch Barclays UBS Securities LLC Morgan Stanley Co-Lead Bookrunning Managers Co-Lead Bookrunning Managers Drexel Hamilton Co-Manager STATEMENT REGARDING THIS FREE WRITING PROSPECTUS The depositor has filed a registration statement (including a prospectus) with the SEC (File No. 333-206847) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-800-294-1322 or by email to dg.Prospectus_Requests@baml.com.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.

Neither this Term Sheet nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. This Term Sheet is subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the Preliminary Prospectus. The information contained herein supersedes any such information previously delivered. The information contained herein should be reviewed only in conjunction with the entire Preliminary Prospectus. All of the information contained herein is subject to the same limitations and qualifications contained in the Preliminary Prospectus. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described in the Preliminary Prospectus. The information contained herein will be more fully described in the Preliminary Prospectus. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Preliminary Prospectus in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Term Sheet is truthful or complete. Any representation to the contrary is a criminal offense.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this Term Sheet may have been attached are not applicable to this Term Sheet and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this Term Sheet having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THIS TERM SHEET ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Structural Overview

Offered Certificates

Class	Expected Ratings (Moody’s/Fitch/DBRS/KBRA)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class A-1	Aaa(sf)/AAAsf/AAA(sf)/AAA(sf)	$31,300,000	30.000%	(7)	2.62	1 – 54	15.6%	42.3%
Class A-2	Aaa(sf)/AAAsf/AAA(sf)/AAA(sf)	$135,900,000	30.000%	(7)	4.82	54 – 60	15.6%	42.3%
Class A-SB	Aaa(sf)/AAAsf/AAA(sf)/AAA(sf)	$49,500,000	30.000%	(7)	7.30	60 – 112	15.6%	42.3%
Class A-3	Aaa(sf)/AAAsf/AAA(sf)/AAA(sf)	$175,000,000	30.000%	(7)	9.55	112 – 116	15.6%	42.3%
Class A-4	Aaa(sf)/AAAsf/AAA(sf)/AAA(sf)	$221,682,000	30.000%	(7)	9.78	116 – 118	15.6%	42.3%
Class X-A	Aaa(sf)/AAAsf/AAA(sf)/AAA(sf)	$613,382,000(8)	N/A	Variable IO(9)	N/A	N/A	N/A	N/A
Class X-B	A1(sf)/AA-sf/AAA(sf)/AAA(sf)	$89,816,000(8)	N/A	Variable IO(9)	N/A	N/A	N/A	N/A
Class A-S	Aa2(sf)/AAAsf/AAA(sf)/AAA(sf)	$43,813,000	25.000%	(7)	9.86	118 – 118	14.5%	45.4%
Class B	A1(sf)/AA-sf/AA(sf)/AA(sf)	$46,003,000	19.750%	(7)	9.92	118 – 119	13.6%	48.6%
Class C	NR/A-sf/A(sf)/A(sf)	$44,909,000	14.625%	(7)	9.94	119 – 119	12.8%	51.7%

Privately Offered Certificates(10)

Class	Expected Ratings (Moody’s/Fitch/DBRS/KBRA)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class X-D	NR/BBB-sf/AAA(sf)/BBB-(sf)	$51,480,0008)	N/A	Variable IO(9)	N/A	N/A	N/A	N/A
Class X-E	NR/BBsf/AAA(sf)/BB+(sf)	$21,906,000(8)	N/A	Variable IO(9)	N/A	N/A	N/A	N/A
Class X-F	NR/Bsf/AAA(sf)/BB-(sf)	$10,954,000(8)	N/A	Variable IO(9)	N/A	N/A	N/A	N/A
Class X-G	NR/NR/AAA(sf)/NR	$18,620,000(8)	N/A	Variable IO(9)	N/A	N/A	N/A	N/A
Class X-H	NR/NR/AAA(sf)/NR	$25,193,056(8)	N/A	Variable IO(9)	N/A	N/A	N/A	N/A
Class D	NR/BBB-sf/BBB(sf)/BBB-(sf)	$51,480,000	8.750%	(7)	9.94	119 – 119	11.9%	55.2%
Class E	NR/BBsf/BB(high)(sf)/BB+(sf)	$21,906,000	6.250%	(7)	10.01	119 – 120	11.6%	56.7%
Class F	NR/Bsf/BB(low)(sf)/BB-(sf)	$10,954,000	5.000%	(7)	10.02	120 – 120	11.5%	57.5%
Class G	NR/NR/B(low)(sf)/NR	$18,620,000	2.875%	(7)	11.89	120 – 176	11.2%	58.8%
Class H	NR/NR/NR/NR	$25,193,056	0.000%	(7)	14.73	176 – 179	10.9%	60.5%

(1)	Ratings shown are those of Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”), DBRS, Inc. (“DBRS”) and Kroll Bond Rating Agency, Inc. (“KBRA”). Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus, expected to be dated May 16, 2016 (the “Preliminary Prospectus”). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Preliminary Prospectus.

(2)	Approximate, subject to a permitted variance of plus or minus 5%. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G and Class X-H certificates may vary depending upon the final pricing of the classes of principal balance certificates whose certificate balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G or Class X-H certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.

(3)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, are represented in the aggregate.

(4)	The Expected Weighted Average Life (Years) and Principal Window (Months) during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(5)	Certificate Principal UW NOI Debt Yield for any class of principal balance certificates is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate balance of all the principal balance certificates, and the denominator of which is the total initial certificate balance of the subject class of principal balance certificates and all other classes of principal balance certificates, if any, that are senior to such class. The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are calculated in the aggregate for those classes as if they were a single class.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Structural Overview

(6)	Certificate Principal to Value Ratio for any class of principal balance certificates is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate balance of the subject class of principal balance certificates and all other classes of principal balance certificates, if any, that are senior to such class, and the denominator of which is the total initial certificate balance of all the principal balance certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are calculated in the aggregate for those classes as if they were a single class.

(7)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates (collectively referred to as the “principal balance certificates”) will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(8)	The Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G and Class X-H certificates (collectively referred to as the “Class X certificates”) are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S and Class B certificates. The notional amount of each class of the Class X-D, Class X-E, Class X-F, Class X-G and Class X-H certificates will be equal to the outstanding certificate balance of the class of principal balance certificates that, with the addition of “X-,” has the same alphabetical designation as the subject class of Class X certificates.

(9)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S and Class B certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for each class of the Class X-D, Class X-E, Class X-F, Class X-G and Class X-H certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate of the class of principal balance certificates that, with the addition of “X-,” has the same alphabetical designation as the subject class of Class X certificates. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(10)	Not offered pursuant to the Preliminary Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class V and Class R certificates, which do not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date, and which are not shown in the chart. The Class V certificates represent a beneficial ownership interest held through the grantor trust in certain excess interest in respect of mortgage loans having anticipated repayment dates, if any. The Class R certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Structural Overview

Issue Characteristics

Offered Certificates:	$748,107,000 (approximate) monthly pay, multi-class, commercial mortgage pass-through certificates, consisting of eight principal balance classes (Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B and Class C) and two interest-only classes (Class X-A and Class X-B)
Co-Lead Bookrunning Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC, Morgan Stanley & Co. LLC, and Barclays Capital Inc.
Co-Manager:	Drexel Hamilton, LLC
Mortgage Loan Sellers:	UBS Real Estate Securities Inc., Barclays Bank PLC, Morgan Stanley Mortgage Capital Holdings LLC and Bank of America, National Association
Rating Agencies:	Moody’s Investors Service, Inc., Fitch Ratings, Inc., DBRS, Inc. and Kroll Bond Ratings, Inc.
Master Servicer:	Wells Fargo Bank, National Association
Special Servicer:	Rialto Capital Advisors, LLC
Certificate Administrator/ Certificate Registrar/Custodian:	Wells Fargo Bank, National Association
Trustee:	Wilmington Trust, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Initial Directing Certificateholder:	RREF III Debt AIV, LP or an affiliate thereof
Cut-off Date:	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in June 2016 (or, in the case of any mortgage loan that has its first due date in July 2016, the date that would have been its due date in June 2016 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Expected Pricing Date:	Week of May 23, 2016
Expected Closing Date:	Week of June 6, 2016
Determination Dates:	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Distribution Dates:	The 4th business day following each determination date. The first distribution date will be in July 2016.
Rated Final Distribution Date:	The distribution date in July 2049
Interest Accrual Period:	Preceding calendar month
Payment Structure:	Sequential pay
Tax Treatment:	REMIC
Optional Termination:	1.00% clean-up call (calculated without regard to the Gateway Plaza mortgage loan and the Mulberry and Lemay Crossing mortgage loan, if the clean-up call occurs after June 2026 and such loans remain assets of the trust fund)
Minimum Denominations:	$10,000 for each class of Offered Certificates (other than Class X-A and Class X-B certificates); $1,000,000 for the Class X-A and Class X-B certificates
Settlement Terms:	DTC, Euroclear and Clearstream
Legal/Regulatory Status:	Each class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No class of Offered Certificates is SMMEA eligible.
Analytics:	The certificate administrator is expected to make available all distribution date statements, CREFC® reports and supplemental notices received by it to certain modeling financial services as described in the Preliminary Prospectus.
Bloomberg Ticker:	BACM 2016-UBS10 <MTGE><GO>
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Structural Overview

Structural Overview

Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.
Amount and Order of Distributions:

On each distribution date, funds available for distribution from the mortgage loans, net of (i) specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, any primary servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®, (ii) any yield maintenance charges and prepayment premiums and (iii) any excess interest distributable to the Class V certificates, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G and Class X-H certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates as follows, to the extent of funds allocated to principal and available for distribution: either (i)(a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to the Preliminary Prospectus, and (b) second, to principal on each class of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, in that order, in each case until the certificate balance of such class of certificates has been reduced to zero, or (ii) if the certificate balance of each class of principal balance certificates other than the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates has been reduced to zero as a result of the allocation of losses on the mortgage loans to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, to reimburse such classes of certificates for the amounts described in this clause third: first, up to an amount equal to, and pro rata based on, any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class, and second, up to an amount equal to, and pro rata based on, interest on such unreimbursed losses previously allocated to each such class at the pass-through rate for such class from the date the related loss was allocated to such class;

Fourth, to each class of the Class A-S, Class B and Class C certificates, in that order, as follows: (a) to interest on such class of certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in this clause or prior enumerated clauses set forth above), to principal on such class of certificates until its certificate balance has been reduced to zero; and (c) to reimburse such class of certificates, first, for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, and second, for interest on such unreimbursed losses at the pass-through rate for such class from the date the related loss was allocated to such class;

Fifth, to the non-offered certificates (other than the Class X-D, Class X-E, Class X-F, Class X-G and Class X-H certificates and other than the Class V and Class R certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions” in the Preliminary Prospectus; and

Sixth, to the Class R certificates, any remaining amounts.

Interest and Principal Entitlements:

The interest entitlement of each class of Offered Certificates on each distribution date generally will be the interest accrued during the related interest accrual period on the related certificate balance or notional amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that class for such distribution date as described below. If prepayment interest shortfalls arise from voluntary prepayments on mortgage loans during any collection period, the master servicer (with respect to serviced mortgage loans) is required, and the related outside master servicer (with respect to non-serviced mortgage loans) may be required, to make a limited compensating interest payment to offset those shortfalls. See “Description of the Certificates—Prepayment Interest Shortfalls” in the Preliminary Prospectus. The remaining amount of prepayment interest shortfalls will be allocated to reduce the interest entitlement on all classes of certificates (other than the Class V and Class R certificates), pro rata, based on their respective amounts of accrued interest for the related distribution date. If a class receives less than the entirety of its interest entitlement on any distribution date, then the shortfall, excluding any shortfall due to prepayment interest shortfalls, will be added to its interest entitlement for the next succeeding distribution date.

The principal distribution amount for each distribution date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and any workout-delayed reimbursement amounts that are reimbursed to the master servicer or the trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections before reimbursement from other amounts. Workout-delayed reimbursement amounts will be reimbursable from principal collections.

Special Servicer Compensation:

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each mortgage loan (other than any non-serviced mortgage loan) that is a specially serviced mortgage loan (and any related serviced companion loan) or as to which the related mortgaged property has become an

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Structural Overview

REO property at the special servicing fee rate, which will be a rate equal to 0.25% per annum (or, if such rate would result in a special servicing fee that would be less than $3,500 in any given month, such higher rate as would result in a special servicing fee equal to $3,500 for such month). The special servicing fee will be payable monthly, first, from liquidation proceeds, insurance and condemnation proceeds, and other collections in respect of the related specially serviced mortgage loan or REO property and, then, from general collections on all the mortgage loans and any REO properties.

The special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% of liquidation proceeds and certain other collections in respect of a specially serviced mortgage loan (and any related serviced companion loan) or related REO property and of amounts received in respect of mortgage loan repurchases by the related mortgage loan sellers and (ii) workout fees generally equal to 1.0% of interest and principal payments made in respect of a rehabilitated mortgage loan (and any related serviced companion loan), in the case of each of clause (i) and (ii), subject to a cap of $1,000,000 and a floor of $25,000 with respect to any mortgage loan, whole loan or related REO property and subject to certain adjustments and exceptions as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicer Compensation”.

With respect to any non-serviced mortgage loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other pooling and servicing agreement as further described in the Preliminary Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

Prepayment Premiums/Yield Maintenance Charges:	If any yield maintenance charge or prepayment premium is collected during any collection period with respect to any mortgage loan, then on the immediately succeeding distribution date, the certificate administrator will distribute to the holders of each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C and Class D certificates the product of (a) such yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction for such class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to all principal balance certificates (other than the Class E and Class F certificates and the Control Eligible Certificates) for that distribution date. Any yield maintenance charge or prepayment premium that is collected during any collection period with respect to any mortgage loan and remaining after the distributions in the preceding sentence (as to the applicable distribution date, the “Class X YM Distribution Amount”) will be distributed to the holders of the Class X Certificates as follows: (1) first, to the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates, in each case in an amount equal to the product of (i) a fraction, the numerator of which is equal to the amount of principal distributed on the applicable distribution date with respect to the class(es) of principal balance certificates whose certificate balance(s) comprise the notional amount of the applicable class of Class X certificates, and the denominator of which is the total amount of principal distributed on the applicable distribution date with respect to the principal balance certificates, multiplied by (ii) the Class X YM Distribution Amount for the applicable distribution date, and (2) second, to the Class X-H certificates, in an amount equal to the portion of the Class X YM Distribution Amount remaining after the distributions to the holders of the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates.

Notwithstanding any of the foregoing to the contrary, if at any time the certificate balances of the principal balance certificates (other than the Class E and Class F certificates and the Control Eligible Certificates) have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, the certificate administrator will distribute to the holders of each class of principal balance certificates then entitled to distributions of principal on the related distribution date the product of (a) any yield maintenance charge or prepayment premium that is collected during any collection period with respect to any mortgage loan, (b) the related Base Interest Fraction for such class and the applicable principal prepayment and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to all principal balance certificates for that distribution date. Any yield maintenance charge or prepayment premium that is collected during any collection period with respect to any mortgage loan and remaining after the distributions in the preceding sentence (as to the applicable distribution date, the “Class X YM Subordinate Distribution Amount”) will be distributed to the holders of the Class X certificates as follows: (1) first, to the Class X-E, Class X-F and Class X-G certificates, in each case in an amount equal to the product of (i) a fraction, the numerator of which is equal to the amount of principal distributed on the applicable distribution date with respect to the class(es) of principal balance certificates whose certificate balance(s) comprise the notional amount of the applicable class of Class X certificates, and the denominator of which is the total amount of principal distributed on the applicable distribution date with respect to the principal balance certificates, multiplied by (ii) the Class X YM Subordinate Distribution Amount for the applicable distribution date, and (2) second, to the Class X-H certificates, in an amount equal to the portion of the Class X YM Subordinate Distribution Amount remaining after the distributions to the holders of the Class X-E, Class X-F and Class X-G certificates.

“Base Interest Fraction” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a yield maintenance charge or prepayment premium, and with respect to any class of principal balance certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable discount rate and (B) the denominator of which is the difference between (i) the interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, that: under no circumstances will the Base Interest Fraction be greater than one; if the discount rate referred to above is greater than or equal to both the interest rate on the related

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Structural Overview

mortgage loan and the pass-through rate on that class, then the Base Interest Fraction will equal zero; and if the discount rate referred to above is greater than or equal to the interest rate on the related mortgage loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)

Realized Losses:	On each distribution date, immediately following the distributions to be made to the certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans, including any successor REO loans, expected to be outstanding immediately following that distribution date is less than (ii) the then aggregate certificate balance of the principal balance certificates after giving effect to distributions of principal on that distribution date (any such deficit, a “Realized Loss”), which amount will be applied to the Class H, Class G, Class F, Class E, Class D, Class C, Class B and Class A-S certificates, in that order, in each case until the related certificate balance has been reduced to zero, and then to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata based upon their respective certificate balances, until their respective certificate balances have been reduced to zero.
Serviced Whole Loans:

The mortgaged property identified on Annex A-1 to the Preliminary Prospectus as In-Rel 8 secures (i) a mortgage loan (the “In-Rel 8 mortgage loan”) with an outstanding principal balance as of the Cut-off Date of $60,000,000, representing approximately 6.8% of the initial pool balance, and (ii) two pari passu promissory notes that are not part of the mortgage pool (each, an “In-Rel 8 pari passu companion loan” and a “serviced pari passu companion loan”), with an aggregate outstanding principal balance as of the Cut-off Date of $32,500,000. The In-Rel 8 pari passu companion loans (Note A-2 and Note A-3) are expected to be held by UBS Real Estate Securities Inc. or an affiliate thereof on the closing date and may be contributed to one or more future securitization transactions or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. The In-Rel 8 mortgage loan and the In-Rel 8 pari passu companion loans are collectively referred to as the “In-Rel 8 whole loan” and a “serviced pari passu whole loan” and will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement for this transaction.

The mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Grove City Premium Outlets secures (i) a mortgage loan (the “Grove City Premium Outlets mortgage loan”) with an outstanding principal balance as of the Cut-off Date of $24,000,000, representing approximately 2.7% of the initial pool balance, and (ii) four pari passu promissory notes that are not part of the mortgage pool (each, a “Grove City Premium Outlets pari passu companion loan” and a “serviced pari passu companion loan”), with an aggregate outstanding principal balance as of the Cut-off Date of $116,000,000. One of the Grove City Premium Outlets pari passu companion loans (Note A-1) is currently held by the MSCI 2015-UBS8 securitization trust. Two of the Grove City Premium Outlets pari passu companion loans (Notes A-3 and A-4) are currently held by the MSCI 2016-UBS9 securitization trust. One of the Grove City Premium Outlets pari passu companion loans (Note A-5) is currently held by the MSBAM 2016-C29 securitization trust. The Grove City Premium Outlets mortgage loan and the Grove City Premium Outlets pari passu companion loans are collectively referred to as the “Grove City Premium Outlets whole loan” and a “serviced pari passu whole loan” and will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement for this transaction.

There are no other “serviced pari passu whole loans,” and there are no “serviced AB whole loans,” related to the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

Non-Serviced Whole Loans:	The mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Hyatt Regency Huntington Beach Resort & Spa secures (i) a mortgage loan (the “Hyatt Regency Huntington Beach Resort & Spa mortgage loan”) with an outstanding principal balance as of the Cut-off Date of $60,000,000, representing approximately 6.8% of the initial pool balance, and (ii) four pari passu promissory notes that are not part of the mortgage pool (each, a “Hyatt Regency Huntington Beach Resort & Spa pari passu companion loan” and a “non-serviced pari passu companion loan”), with an aggregate outstanding principal balance as of the Cut-off Date of $140,000,000. One of the Hyatt Regency Huntington Beach Resort & Spa pari passu companion loans (Note A-1-1, the “Hyatt Regency Huntington Beach Resort & Spa control note”) is currently held by Citigroup Global Markets Realty Corp., but is expected to be contributed to the CGCMT 2016-C1 securitization transaction prior to the closing date of this securitization transaction. The other Hyatt Regency Huntington Beach Resort & Spa pari passu companion loans (Note A-1-2, Note A-2 and Note A-3) are currently held by Citigroup Global Markets Realty Corp. and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. The Hyatt Regency Huntington Beach Resort & Spa mortgage loan and the Hyatt Regency Huntington Beach Resort & Spa pari passu companion loans are collectively referred to as the “Hyatt Regency Huntington Beach Resort & Spa whole loan” and a “non-serviced pari passu whole loan” and, based upon a publicly available free writing prospectus, are expected to be serviced pursuant to the CGCMT 2016-C1 pooling and servicing agreement and the related intercreditor agreement. The holder of the Hyatt Regency Huntington Beach Resort & Spa control note (or, so long as such control note is included in the CGCMT 2016-C1 securitization trust, the directing certificateholder thereunder (or other party designated to exercise the rights of such control note)) will generally be entitled to direct the servicing of the Hyatt Regency

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Structural Overview

Huntington Beach Resort & Spa whole loan and will have the right to replace the special servicer with respect to the Hyatt Regency Huntington Beach Resort & Spa whole loan with or without cause.

The mortgaged property identified on Annex A-1 to the Preliminary Prospectus as 525 Seventh Avenue secures (i) a mortgage loan (the “525 Seventh Avenue mortgage loan”) with an outstanding principal balance as of the Cut-off Date of $44,000,000, representing approximately 5.0% of the initial pool balance, and (ii) two pari passu promissory notes that are not part of the mortgage pool (each, a “525 Seventh Avenue pari passu companion loan” and a “non-serviced pari passu companion loan”), with an aggregate outstanding principal balance as of the Cut-off Date of $132,000,000. One of the 525 Seventh Avenue pari passu companion loans (Note A-2, the “525 Seventh Avenue control note”) is currently held by the MSCI 2015-UBS8 securitization trust and the other 525 Seventh Avenue pari passu companion loan (Note A-1) is currently held by the MSCI 2016-UBS9 securitization trust. The 525 Seventh Avenue mortgage loan and the 525 Seventh Avenue pari passu companion loans are collectively referred to as the “525 Seventh Avenue whole loan” and a “non-serviced pari passu whole loan” and will be serviced pursuant to the MSCI 2015-UBS8 pooling and servicing agreement. The holder of the 525 Seventh Avenue control note (or, so long as such control note is included in the MSCI 2015-UBS8 securitization trust, the controlling class representative thereunder (or other party designated to exercise the rights of such control note)) will generally be entitled to direct the servicing of the 525 Seventh Avenue whole loan and will have the right to replace the special servicer with respect to the 525 Seventh Avenue whole loan with or without cause.

The mortgaged property identified on Annex A-1 to the Preliminary Prospectus as 2100 Ross secures (i) a mortgage loan (the “2100 Ross mortgage loan”) with an outstanding principal balance as of the Cut-off Date of $37,810,190, representing approximately 4.3% of the initial pool balance, and (ii) two pari passu promissory notes that are not part of the mortgage pool (each, a “2100 Ross pari passu companion loan” and a “non-serviced pari passu companion loan”), with an aggregate outstanding principal balance as of the Cut-off Date of $59,700,300. The 2100 Ross pari passu companion loans (Note A-1, the “2100 Ross control note”, and Note A-2) are currently held by the MSCI 2016-UBS9 securitization trust. The 2100 Ross mortgage loan and the 2100 Ross pari passu companion loans are collectively referred to as the “2100 Ross whole loan” and a “non-serviced pari passu whole loan” and will be serviced pursuant to the MSCI 2016-UBS9 pooling and servicing agreement. The holder of the 2100 Ross control note (or, so long as such control note is included in the MSCI 2016-UBS9 securitization trust, the directing certificateholder thereunder (or other party designated to exercise the rights of such control note)) will generally be entitled to direct the servicing of the 2100 Ross whole loan and will have the right to replace the special servicer with respect to the 2100 Ross whole loan with or without cause.

The mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Twenty Ninth Street Retail secures (i) a mortgage loan (the “Twenty Ninth Street Retail mortgage loan”) with an outstanding principal balance as of the Cut-off Date of $35,000,000, representing approximately 4.0% of the initial pool balance, and (ii) two pari passu promissory notes that are not part of the mortgage pool (each, a “Twenty Ninth Street Retail pari passu companion loan” and a “non-serviced pari passu companion loan”), with an aggregate outstanding principal balance as of the Cut-off Date of $115,000,000. One of the Twenty Ninth Street Retail pari passu companion loans (Note A-1, the “Twenty Ninth Street Retail control note”) is currently held by Goldman Sachs Mortgage Company, but is expected to be contributed to the GSMS 2016-GS2 securitization transaction prior to the closing date of this securitization transaction. The other Twenty Ninth Street Retail pari passu companion loan (Note A-2) is currently held by the MSCI 2016-UBS9 securitization trust. The Twenty Ninth Street Retail mortgage loan and the Twenty Ninth Street Retail pari passu companion loans are collectively referred to as the “Twenty Ninth Street Retail whole loan” and a “non-serviced pari passu whole loan” and are being serviced pursuant to the MSCI 2016-UBS9 pooling and servicing agreement and the related intercreditor agreement until the securitization of the Twenty Ninth Street Retail control note (which is expected to occur prior to the closing date of this transaction), at which point such whole loan will be governed pursuant to the pooling and servicing agreement for such securitization and the related intercreditor agreement. Based upon a publicly available preliminary prospectus, the Twenty Ninth Street Retail whole loan is expected to be serviced pursuant to the GSMS 2016-GS2 pooling and servicing agreement and the related intercreditor agreement after the securitization of the Twenty Ninth Street Retail control note. The holder of the Twenty Ninth Street Retail control note (or, so long as such control note is included in the GSMS 2016-GS2 securitization trust, the directing certificateholder thereunder (or other party designated to exercise the rights of such control note)) will generally be entitled to direct the servicing of the Twenty Ninth Street Retail whole loan and will have the right to replace the special servicer with respect to the Twenty Ninth Street Retail whole loan with or without cause.

The mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Gateway Plaza secures (i) a mortgage loan (the “Gateway Plaza mortgage loan”) with an outstanding principal balance as of the Cut-off Date of $29,500,000, representing approximately 3.4% of the initial pool balance, and (ii) one pari passu promissory note that is not part of the mortgage pool (a “Gateway Plaza pari passu companion loan” and a “non-serviced pari passu companion loan”), with an outstanding principal balance as of the Cut-off Date of $28,000,000. The Gateway Plaza pari passu companion loan (Note A-1, the “Gateway Plaza control note”) is currently held by the MSCI 2016-UBS9 securitization trust. The Gateway Plaza mortgage loan and the Gateway Plaza pari passu companion loan are collectively referred to as the “Gateway Plaza whole loan” and a “non-serviced pari passu whole loan” and will be serviced pursuant to the MSCI 2016-UBS9 pooling and servicing agreement. The holder of the Gateway Plaza control note (or, so long as such control note is included in the MSCI 2016-UBS9 securitization trust, the directing certificateholder thereunder (or other party designated to exercise the rights of such control note)) will generally be entitled to direct the servicing of the Gateway Plaza whole loan and will have the right to replace the special servicer with respect to the Gateway Plaza whole loan with or without cause.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Structural Overview

The mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Renaissance Cincinnati secures (i) a mortgage loan (the “Renaissance Cincinnati mortgage loan”) with an outstanding principal balance as of the Cut-off Date of $22,656,369, representing approximately 2.6% of the initial pool balance, and (ii) one pari passu promissory note that is not a part of the mortgage pool (the “Renaissance Cincinnati pari passu companion loan” and a “non-serviced pari passu companion loan”), with an outstanding principal balance as of the Cut-off Date of $33,984,554. The Renaissance Cincinnati pari passu companion loan (Note A-1, the “Renaissance Cincinnati control note”) is currently held by Cantor Commercial Real Estate Lending, L.P., and is expected to be contributed to the CFCRE 2016-C4 securitization transaction prior to the closing date of this securitization transaction. The Renaissance Cincinnati mortgage loan and the Renaissance Cincinnati pari passu companion loan are collectively referred to as the “Renaissance Cincinnati whole loan” and a “non-serviced pari passu whole loan” and, based upon a publicly available preliminary prospectus, are expected to be serviced pursuant to the CFCRE 2016-C4 pooling and servicing agreement and the related intercreditor agreement. The holder of the Renaissance Cincinnati control note (or, so long as such control note is included in the CFCRE 2016-C4 securitization trust, the directing certificateholder thereunder (or other party designated to exercise the rights of such control note)) will generally be entitled to direct the servicing of the Renaissance Cincinnati whole loan and will have the right to replace the special servicer with respect to the Renaissance Cincinnati whole loan with or without cause.

The mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Le Meridien Cambridge MIT secures (i) a mortgage loan (the “Le Meridien Cambridge MIT mortgage loan”) with an outstanding principal balance as of the Cut-off Date of $21,100,000, representing approximately 2.4% of the initial pool balance, and (ii) two pari passu promissory notes that are not part of the mortgage pool (each, a “Le Meridien Cambridge MIT pari passu companion loan” and a “non-serviced pari passu companion loan”), with an aggregate outstanding principal balance as of the Cut-off Date of $51,100,000. One of the Le Meridien Cambridge MIT pari passu companion loans (Note A-1, the “Le Meridien Cambridge MIT control note”) is currently held by the MSBAM 2016-C28 securitization trust. The other Le Meridien Cambridge MIT pari passu companion loan (Note A-2) is currently held by the MSBAM 2016-C29 securitization trust. The Le Meridien Cambridge MIT mortgage loan and the Le Meridien Cambridge MIT pari passu companion loans are collectively referred to as the “Le Meridien Cambridge MIT whole loan” and a “non-serviced pari passu whole loan” and will be serviced pursuant to the MSBAM 2016-C28 pooling and servicing agreement and the related intercreditor agreement. The holder of the Le Meridien Cambridge MIT control note (or, so long as such control note is included in the MSBAM 2016-C28 securitization trust, the directing certificateholder thereunder (or other party designated to exercise the rights of such control note)) will generally be entitled to direct the servicing of the Le Meridien Cambridge MIT whole loan and will have the right to replace the special servicer with respect to the Le Meridien Cambridge MIT whole loan with or without cause.

The mortgaged property identified on Annex A-1 to the Preliminary Prospectus as AvidXchange secures (i) a mortgage loan (the “AvidXchange mortgage loan”) with an outstanding principal balance as of the Cut-off Date of $20,773,962, representing approximately 2.4% of the initial pool balance, and (ii) one pari passu promissory note that is not a part of the mortgage pool (the “AvidXchange pari passu companion loan” and a “non-serviced pari passu companion loan”), with an outstanding principal balance as of the Cut-off Date of $31,160,943. The AvidXchange pari passu companion loan (Note A-1, the “AvidXchange control note”) is currently held by Cantor Commercial Real Estate Lending, L.P., but is expected to be contributed to the CFCRE 2016-C4 securitization transaction prior to the closing date of this securitization transaction. The AvidXchange mortgage loan and the AvidXchange pari passu companion loan are collectively referred to as the “AvidXchange whole loan” and a “non-serviced pari passu whole loan” and, based upon a publicly available preliminary prospectus, are expected to be serviced pursuant to the CFCRE 2016-C4 pooling and servicing agreement and the related intercreditor agreement. The holder of the AvidXchange control note (or, so long as such control note is included in the CFCRE 2016-C4 securitization trust, the directing certificateholder thereunder (or other party designated to exercise the rights of such control note)) will generally be entitled to direct the servicing of the AvidXchange whole loan and will have the right to replace the special servicer with respect to the AvidXchange whole loan with or without cause.

The mortgaged property identified on Annex A-1 to the Preliminary Prospectus as 300 Four Falls secures (i) a mortgage loan (the “300 Four Falls mortgage loan”) with an outstanding principal balance as of the Cut-off Date of $20,000,000, representing approximately 2.3% of the initial pool balance, and (ii) one pari passu promissory note that is not a part of the mortgage pool (the “300 Four Falls pari passu companion loan” and a “non-serviced pari passu companion loan”), with an outstanding principal balance as of the Cut-off Date of $50,000,000. The 300 Four Falls pari passu companion loan (Note A-1, the “300 Four Falls control note”) is currently held by the MSBAM 2016-C29 securitization trust. The 300 Four Falls mortgage loan and the 300 Four Falls pari passu companion loan are collectively referred to as the “300 Four Falls whole loan” and a “non-serviced pari passu whole loan” and will be serviced pursuant to the MSBAM 2016-C29 pooling and servicing agreement and the related intercreditor agreement. The holder of the 300 Four Falls control note (or, so long as such control note is included in the MSBAM 2016-C29 securitization trust, the directing certificateholder thereunder (or other party designated to exercise the rights of such control note)) will generally be entitled to direct the servicing of the 300 Four Falls whole loan and will have the right to replace the special servicer with respect to the 300 Four Falls whole loan with or without cause.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Structural Overview

The mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Princeton Pike Corporate Center secures (i) a mortgage loan (the “Princeton Pike Corporate Center mortgage loan”) with an outstanding principal balance as of the Cut-off Date of $20,000,000, representing approximately 2.3% of the initial pool balance, and (ii) three pari passu promissory notes that are not part of the mortgage pool (each, a “Princeton Pike Corporate Center pari passu companion loan” and a “non-serviced pari passu companion loan”), with an aggregate outstanding principal balance as of the Cut-off Date of $110,000,000. One of the Princeton Pike Corporate Center pari passu companion loans (Note A-1, the “Princeton Pike Corporate Center control note”) is currently held by the MSBAM 2016-C28 securitization trust. One of the Princeton Pike Corporate Center pari passu companion loans (Note A-2) is currently held by the MSCI 2016-UBS9 securitization trust. One of the Princeton Pike Corporate Center pari passu companion loans (Note A-3-2) is currently held by the MSBAM 2016-C29 securitization trust. The Princeton Pike Corporate Center mortgage loan and the Princeton Pike Corporate Center pari passu companion loans are collectively referred to as the “Princeton Pike Corporate Center whole loan” and a “non-serviced pari passu whole loan” and will be serviced pursuant to the MSBAM 2016-C28 pooling and servicing agreement and the related intercreditor agreement. The holder of the Princeton Pike Corporate Center control note (or, so long as such control note is included in the MSBAM 2016-C28 securitization trust, the directing certificateholder thereunder (or other party designated to exercise the rights of such control note)) will generally be entitled to direct the servicing of the Princeton Pike Corporate Center whole loan and will have the right to replace the special servicer with respect to the Princeton Pike Corporate Center whole loan with or without cause.

There are no other “non-serviced pari passu whole loans” related to the issuing entity. With respect to any non-serviced pari passu whole loan, the related trust and servicing agreement or pooling and servicing agreement is referred to herein as a related “pooling and servicing agreement”. See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

Directing Certificateholder/ Controlling Class:

The initial Directing Certificateholder is expected to be RREF III Debt AIV, LP or an affiliate.

The “Directing Certificateholder” will be the Controlling Class Certificateholder (or its representative) selected by more than 50% (by certificate balance) of the Controlling Class Certificateholders; provided, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate certificate balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (i) if such holder elects or has elected to not be the Directing Certificateholder, the holder of the next largest aggregate certificate balance of the Controlling Class will be the Directing Certificateholder, (ii) in the event no one holder owns the largest aggregate certificate balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the pooling and servicing agreement, and (iii) the certificate administrator and the other parties to the pooling and servicing agreement will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then current Directing Certificateholder.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate certificate balance (as notionally reduced by any appraisal reduction amounts) at least equal to 25% of the initial certificate balance thereof; provided, that if at any time the certificate balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a certificate balance greater than zero without regard to any appraisal reduction amounts. The Controlling Class as of the closing date will be the Class H certificates.

The “Control Eligible Certificates” will be any of the Class G and Class H certificates.

Control Rights:

Prior to a Control Termination Event, the Directing Certificateholder will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Control Termination Event” will occur when (i) the Class G certificates have a certificate balance (taking into account the application of any appraisal reduction amounts to notionally reduce the certificate balance thereof) of less than 25% of the initial certificate balance thereof or (ii) a holder of the Class G certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder; provided, that a Control Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent rights, but the Directing Certificateholder and the operating advisor will each have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then outstanding certificate balance at least equal to 25% of the initial certificate balance of that class, in each case, without regard to the application of any appraisal reduction amounts; or (ii) a holder of the Class G certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder pursuant to the terms of the pooling and servicing agreement; provided that no

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Structural Overview

Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class G certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided, that a Consultation Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement, and the operating advisor will retain certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

Notwithstanding the proviso to the definitions of “Control Termination Event” and “Consultation Termination Event,” a Control Termination Event and a Consultation Termination Event will be deemed to have occurred with respect to any Excluded Loan, and neither the Directing Certificateholder nor any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan.

An “Excluded Loan” is a mortgage loan or whole loan with respect to which the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party. As of the closing date, it is expected that there will be no Excluded Loans in this securitization.

“Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (unless (i) acceleration was automatic under such mezzanine loan, (ii) the event directly giving rise to the automatic acceleration under such mezzanine loan was not initiated by such mezzanine lender or an affiliate of such mezzanine lender, and (iii) such mezzanine lender is stayed from exercising and has not commenced the exercise of remedies associated with foreclosure of the equity collateral under such mezzanine loan) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a mortgaged property or a mezzanine lender that has accelerated the related mezzanine loan (unless (i) acceleration was automatic under such mezzanine loan, (ii) the event directly giving rise to the automatic acceleration under such mezzanine loan was not initiated by such mezzanine lender or an affiliate of such mezzanine lender, and (iii) such mezzanine lender is stayed from exercising and has not commenced the exercise of remedies associated with foreclosure of the equity collateral under such mezzanine loan) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or mezzanine lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or mezzanine lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of a whole loan, the Directing Certificateholder’s consent and/or consultation rights with respect thereto may be limited as described in the Preliminary Prospectus. In particular, with respect to each non-serviced whole loan, the Directing Certificateholder will only have certain consultation rights with respect to certain major decisions and other matters related to such non-serviced whole loan, in each case only prior to a Control Termination Event or Consultation Termination Event, as applicable.

Appraisal Reduction Amounts:

An Appraisal Reduction Amount generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.

A mortgage loan will cease to be subject to an Appraisal Reduction Amount when it has been brought current for at least three consecutive months, no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other circumstances exist that would cause such mortgage loan or any related companion loan to be a specially serviced loan.

Any appraisal reduction in respect of any non-serviced mortgage loan generally will be calculated in accordance with the other servicing agreement pursuant to which such mortgage loan is being serviced, which calculations are expected to be generally similar to those provided for in the pooling and servicing agreement for this transaction (except that in respect of certain loans modified to create an A/B or similar structure, the CGCMT 2016-C1 and GSMS 2016-GS2 transactions allocate cumulative appraisal reduction amounts that include the amount, if any, of a defined collateral deficiency with respect to the entire A/B structure).

If any mortgage loan is part of a whole loan, any appraisal reduction will be calculated in respect of such whole loan taken as a whole and will be allocated, to the extent provided in the related intercreditor agreement, first to any related subordinate companion loan, and second, to any related mortgage loan and pari passu companion loan on a pro rata basis by unpaid principal balance.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Structural Overview

Appraisal Reduction Amounts will proportionately reduce the interest portion of debt service advances required to be made in respect of the related mortgage loan. Appraisal Reduction Amounts will also be taken into account in determining the identity of the controlling class entitled to appoint the Directing Certificateholder (see “—Directing Certificateholder/Controlling Class” below).
Appraised-Out Class:	An “Appraised-Out Class” is any class of Control Eligible Certificates, the certificate balance of which (taking into account the application of any appraisal reduction amounts to notionally reduce the certificate balance of such class) has been reduced to less than 25% of its initial certificate balance.
Appraisal Remedy:

The holders of the majority (by certificate balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order a second appraisal of any mortgage loan (or serviced whole loan) for which an appraisal reduction event has occurred (such holders, the “Requesting Holders”). The special servicer will be required to obtain (and will be required to use reasonable efforts to obtain within 60 days from receipt of the Requesting Holders’ written request) an appraisal prepared on an “as is” basis by an MAI appraiser. Upon receipt of such supplemental appraisal, the special servicer will be required to determine, in accordance with the servicing standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount is warranted and, if so warranted, will be required to recalculate such Appraisal Reduction Amount based upon such supplemental appraisal and receipt of information requested by the special servicer from the master servicer. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related certificate balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount.

Any Appraised-Out Class for which the Requesting Holders are challenging the special servicer’s Appraisal Reduction Amount determination will not be entitled to exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class, and the rights of the Controlling Class will be exercised by the most subordinate class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.

Sale of Defaulted Loans:

Pursuant to the pooling and servicing agreement, under certain circumstances the special servicer may offer to sell a defaulted serviced mortgage loan, in which event it is required to use reasonable efforts to solicit offers for such defaulted serviced mortgage loan (and any related companion loan (to the extent provided under the related intercreditor agreement) and/or related REO properties).

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted mortgage loan or whole loan.

If the special servicer does not receive an offer at least equal to the outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts specified in the pooling and servicing agreement (the “Par Purchase Price”), the special servicer may purchase the defaulted loan or REO property at the Par Purchase Price or may accept the highest offer received from any person that is determined to be a fair price for such defaulted loan or REO property. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer will be required to determine whether any cash offer constitutes a fair price for any defaulted loan or REO property if the first or highest offeror is a person other than a party to the pooling and servicing agreement for this transaction (the “PSA”), the Directing Certificateholder, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer, a holder of any related companion loan or mezzanine loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of a companion loan or any known affiliate of any of the preceding entities or persons (each, an “Interested Person”). If the first or highest offer is made by an Interested Person, the trustee will be required to determine (based upon the most recent appraisal conducted in accordance with the terms of the PSA) whether the offer constitutes a fair price for the defaulted loan or REO property unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (x) it is the highest offer received and (y) at least one other offer is received from an independent third party, and the trustee will be entitled to rely on the opinion of an independent appraiser or other independent expert retained by the trustee in connection with making such determination. Neither the trustee nor any of its affiliates may make an offer for or purchase any specially serviced loan or REO property.

Notwithstanding any of the foregoing to the contrary, the special servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if the special servicer determines (with respect to any mortgage loan other than an Excluded Loan, in consultation with the Directing Certificateholder (unless a Consultation Termination Event exists) and, in the case of a serviced whole loan or an REO property related to a serviced whole loan, the related companion loan holder(s)), in accordance with the Servicing Standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the certificateholders and, with respect to a serviced whole loan or REO property related to a serviced whole loan, the holder(s) of the related companion loan(s), as a collective whole as if such Certificateholders and, if applicable, the related companion holder(s) constituted a single lender (taking into account the subordinate nature of any subordinate companion loan), so long as such lower offer was not made by the special servicer or any of its affiliates.

If title to any mortgaged property is acquired by the trust fund, the special servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the special

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Structural Overview

servicer, trustee and the certificate administrator receive an opinion of independent counsel to the effect that the holding of the property by the trust longer than the above-referenced three-year period will not result in the imposition of a tax on any REMIC of the trust fund or cause any REMIC of the trust fund to fail to qualify as a REMIC.

The foregoing applies to mortgage loans serviced under the PSA. With respect to any non-serviced whole loan, if the special servicer under the applicable pooling and servicing agreement or trust and servicing agreement determines to sell the related controlling companion loan if it becomes a defaulted loan, then the applicable special servicer will be required to sell the related whole loan, including the related mortgage loan included in the BACM 2016-UBS10 securitization trust and the related pari passu companion loan(s) and, under certain circumstances, any subordinate companion loan(s), as a single loan. In connection with any such sale, the special servicer under the applicable pooling and servicing agreement will be required to follow procedures similar to those set forth above.

Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial special servicer as of the closing date. Prior to the occurrence and continuance of a Control Termination Event, the special servicer may generally be replaced at any time by the Directing Certificateholder.

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of principal balance certificates evidencing not less than 25% of the voting rights of all classes of certificates entitled to principal (taking into account the application of Appraisal Reduction Amounts to notionally reduce the certificate balances of classes to which such Appraisal Reduction Amounts are allocable) requesting a vote to replace the special servicer with a replacement special servicer, (b) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (c) delivery by such holders to each applicable rating agency of a rating agency communication, the certificate administrator will be required to promptly post such notice on its internet website and by mail and conduct the solicitation of votes of all certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of at least 75% of a Certificateholder Quorum, the trustee will be required to immediately replace the special servicer with a qualified replacement special servicer designated by such holders of certificates.

After the occurrence of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may also recommend the replacement of the special servicer. The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of principal balance certificates evidencing at least a majority of the aggregate voting rights (taking into account the application of any appraisal reduction amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis, which such vote must occur within 180 days of the posting of such notice.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or the asset representations reviewer, the holders of certificates evidencing at least 75% of the aggregate voting rights (other than with respect to the termination of the asset representations reviewer, taking into account the application of any Appraisal Reduction Amounts to notionally reduce the certificate balance of the certificates) of all classes of certificates entitled to principal on an aggregate basis.

With respect to each serviced whole loan, a holder of a related pari passu companion loan, following a servicer termination event with respect to the special servicer that affects such holder, will be entitled to direct the trustee (and the trustee will be required) to terminate the special servicer solely with respect to such serviced whole loan. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, that any successor special servicer appointed to replace the special servicer with respect to such whole loan can generally not be the entity (or its affiliate) that was terminated at the direction of the holder of the related pari passu companion loan.

With respect to any non-serviced whole loan, the BACM 2016-UBS10 trust, as holder of the related mortgage loan, has the right to terminate the special servicer under the related pooling and servicing agreement if a servicer termination event occurs, with respect to such special servicer that affects the trust in its capacity as such holder. Such rights may be exercised by the Directing Certificateholder prior to a Control Termination Event. The successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control termination event under such pooling and servicing agreement.

Servicing Standard:	Each of the master servicer and the special servicer is obligated to service and administer the mortgage loans (and, if applicable, the serviced companion loans) in accordance with the definition of the “Servicing Standard” described in the Preliminary Prospectus and the terms of the pooling and servicing agreement, provided that each non-serviced mortgage loan, if any, will be serviced by another master servicer or special servicer under the pooling and servicing agreement with respect to the securitization of the related companion loan, which entities will be obligated to service and administer such non-serviced mortgage loan pursuant to a similar standard set forth in the related pooling and servicing agreement.
Excluded Special Servicer:	If the special servicer obtains knowledge that it is a Borrower Party with respect to any mortgage loan (an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence of a Control Termination Event, the Directing

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Structural Overview

Certificateholder will be entitled to select a separate special servicer that is not a Borrower Party (an “Excluded Special Servicer”) with respect to any Excluded Special Servicer Loan, unless such Excluded Special Servicer Loan is also an Excluded Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of such resignation, the resigning special servicer will be required to select the related Excluded Special Servicer. Any Excluded Special Servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned while the related mortgage loan is an Excluded Special Servicer Loan.
Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related companion loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to offset certain advances and to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay delinquent interest that was not advanced as a result of Appraisal Reduction Amounts.
Operating Advisor:

The operating advisor will be required to perform certain review duties if a Control Termination Event has occurred and is continuing, which will generally include a limited annual review of, and the preparation of a report regarding, certain actions of the special servicer with respect to the resolution and/or liquidation of specially serviced loans. The review and report generally will be based on an annual meeting with the special servicer and any asset status reports and additional information delivered to the operating advisor by the special servicer. In addition, if a Control Termination Event has occurred and is continuing, the special servicer must consult with the operating advisor (in addition to the Directing Certificateholder if no Consultation Termination Event has occurred and is continuing) in connection with major decisions with respect to mortgage loans. Furthermore, under certain circumstances, but only if a Consultation Termination Event has occurred and is continuing, the operating advisor may recommend the replacement of the special servicer as described above under “—Appointment and Replacement of Special Servicer.”

If a Consultation Termination Event has occurred and is continuing, the operating advisor may be removed and replaced without cause upon the affirmative direction of certificates owners holding not less than 75% of the appraisal-reduced voting rights of all certificates, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all certificates. The certificateholders who initiate a vote on a termination and replacement of the operating advisor without cause must cause the payment of the fees and expenses incurred in the replacement. In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates and the Class E, Class F, Class X-E, Class X-F, Class X-G, Class X-H, Class V and Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). See “Pooling and Servicing Agreement—The Operating Advisor—Termination of the Operating Advisor Without Cause” in the Preliminary Prospectus.

Operating Advisor Expenses:	In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each distribution date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).
Asset Representations Reviewer:

The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been met and the required percentage of certificateholders vote to direct a review as described below. The asset representations reviewer will be entitled to the Asset Representations Reviewer Fee with respect to such review. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

The certificate administrator will be required to notify certificateholders if the specified delinquency threshold has been met as described in the Preliminary Prospectus under “—The Asset Representations Reviewer”.

If certificateholders evidencing not less than 5.0% of the voting rights request a vote to commence an asset review, and if subsequently (i) a majority of those Certificateholders casting a vote and (ii) a majority of an Asset Review Quorum authorizes an asset review within 150 days of the request for a vote, the asset representations reviewer will be required to conduct an asset review of delinquent loans.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will be required to promptly provide notice to all certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the written direction of

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Structural Overview

certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Appraisal Reduction Amounts), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights arising out of events occurring prior to such termination) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an asset review as described above, the holders of certificates evidencing at least 5.0% of the aggregate voting rights.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller, and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a Repurchase Request is not “Resolved” within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the first certificateholder (or beneficial owner) to deliver a certificateholder repurchase request with respect to the mortgage loan (the “Initial Requesting Certificateholder”) (if any) and to the certificate administrator (which will be required to make such notice available to certificateholders via the certificate administrator’s website) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the special servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect or breach has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a loss of value payment, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:	The certificate administrator is required to include on any Form 10–D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the PSA. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the PSA will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.
Deal Website:	The certificate administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by the special servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Collateral Overview

Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
UBS Real Estate Securities Inc.	28	42	$487,672,167	55.7%
Barclays Bank PLC	10	28	$160,061,665	18.3%
Morgan Stanley Mortgage Capital Holdings LLC	9	9	$114,801,225	13.1%
Bank of America, National Association	5	5	$113,725,000	13.0%
Total:	52	84	$876,260,057	100.0%

Pool Statistics
Aggregate Cut-off Date Balance:	$876,260,057
Number of Mortgage Loans:	52
Average Cut-off Date Balance per Mortgage Loan:	$16,851,155
Number of Mortgaged Properties:	84
Average Cut-off Date Balance per Mortgaged Property:	$10,431,667
Weighted Average Mortgage Rate:	4.930%
% of Pool Secured by 5 Largest Mortgage Loans:	31.4%
% of Pool Secured by 10 Largest Mortgage Loans:	51.5%
% of Pool Secured by ARD Loans(2):	6.6%
Weighted Average Original Term to Maturity (months)(2):	113
Weighted Average Remaining Term to Maturity (months)(2):	110
Weighted Average Seasoning (months):	3
% of Pool Secured by Single Tenant Mortgaged Properties:	7.9%
% of Pool Secured by Refinance Loans:	63.4%
% of Pool Secured by Acquisition Loans:	30.0%
% of Pool Secured by Refinance and Acquisition Loans:	6.6%

Additional Debt
% of Pool with Pari Passu Mortgage Debt:	45.1%
% of Pool with Subordinate Mortgage Debt:	0.0%
% of Pool with Mezzanine Debt:	2.3%

Credit Statistics(3)
Weighted Average UW NOI DSCR:	1.79x
Weighted Average UW NOI Debt Yield:	10.9%
Weighted Average UW NCF DSCR:	1.65x
Weighted Average UW NCF Debt Yield:	10.1%
Weighted Average Cut-off Date LTV Ratio(4):	60.5%
Weighted Average Maturity Date LTV Ratio(2)(4):	53.9%

Footnotes are set forth on the following page.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Collateral Overview

Amortization

Weighted Average Original Amortization Term (months):	353
Weighted Average Remaining Amortization Term (months):	352
% of Pool Amortizing Balloon:	33.7%
% of Pool Interest Only followed by Amortizing Balloon:	49.7%
% of Pool Interest Only through Maturity(2):	16.6%
% of Pool Fully Amortizing:	0.0%

Lockboxes
% of Pool with Hard Lockboxes:	59.8%
% of Pool with Springing Lockboxes:	35.8%
% of Pool with Soft Lockboxes:	2.3%
% of Pool with No Lockboxes:	2.1%

Reserves
% of Pool Requiring Tax Reserves:	76.1%
% of Pool Requiring Insurance Reserves:	42.2%
% of Pool Requiring Replacement Reserves:	72.7%
% of Pool Requiring TI/LC Reserves(5):	70.1%

Call Protection
% of Pool with lockout period, followed by defeasance until open period:	82.1%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance until open period:	17.9%
% of Pool with lockout period, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	0.0%

(1)	Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to June 2016.

(2)	With respect to any ARD Loan, unless otherwise indicated, references in this Term Sheet to the applicable “maturity date” or “maturity” refer to the applicable anticipated repayment date with respect to such ARD Loan, and such applicable anticipated repayment date is treated as its maturity date for all purposes hereof.

(3)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations in this Term Sheet include the related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. With respect to any leased fee loans, the SF/Units and Balance per SF/Unit figures in this Term Sheet are based on the size of the non-collateral improvements.

(4)	The LTV ratios set forth in this Term Sheet are generally based on the “as-is” values of the related mortgaged properties; provided that the “as-is” value for a portfolio of mortgaged properties may include a premium relating to the valuation of the mortgaged properties as a whole rather than as the sum of individually valued mortgaged properties; provided, further, that such LTV ratios may be based on “as-stabilized”, “as complete” or other contingent values in certain cases in which reserves have been established at origination for the applicable condition or circumstance that is expected to result in stabilization. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(5)	Excludes hospitality, multifamily, manufactured housing and self storage properties.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Characteristics of the Mortgage Loans

Top 10 Mortgage Loans(1)

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	UBSRES	Hyatt Regency Huntington Beach Resort & Spa(1)	Huntington Beach	CA	Hospitality	$60,000,000	6.8%	517	$386,847.20	1.74x	13.0%	54.4%	49.3%
2	UBSRES	In-Rel 8(1)	Various	Various	Various	$60,000,000	6.8%	1,478,687	$62.56	1.68x	12.2%	69.7%	64.3%
3	BANA	Belk Headquarters	Charlotte	NC	Office	$58,000,000	6.6%	473,698	$122.44	1.27x	8.8%	59.8%	52.0%
4	Barclays	IPCC Self Storage Portfolio	Various	Various	Self Storage	$53,500,000	6.1%	1,043,355	$51.28	1.43x	9.5%	57.8%	53.3%
5	UBSRES	525 Seventh Avenue(1)	New York	NY	Office	$44,000,000	5.0%	508,097	$346.39	1.71x	10.7%	45.1%	41.1%
6	MSMCH	Burleson Crossing	Bastrop	TX	Retail	$40,250,000	4.6%	252,164	$159.62	1.27x	8.6%	71.0%	59.7%
7	UBSRES	2100 Ross(1)	Dallas	TX	Office	$37,810,190	4.3%	843,728	$115.57	1.36x	9.8%	58.4%	47.9%
8	UBSRES	Twenty Ninth Street Retail(1)	Boulder	CO	Retail	$35,000,000	4.0%	705,159	$212.72	2.79x	12.0%	42.9%	42.9%
9	UBSRES	Valencia at Doral	Doral	FL	Multifamily	$33,000,000	3.8%	170	$194,117.65	1.32x	7.9%	61.1%	61.1%
10	UBSRES	Gateway Plaza(1)	Richmond	VA	Office	$29,500,000	3.4%	330,309	$174.08	1.98x	13.8%	46.7%	43.3%
		Total/Wtd. Avg.				$451,060,190	51.5%			1.62x	10.7%	57.5%	52.1%

(1)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Balance per SF/Unit calculations in this Term Sheet include the related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR, Debt Yield and Balance per SF/Unit figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. With respect to any leased fee loans, the SF/Units and Balance per SF/Unit figures in this Term Sheet are based on the size of the non-collateral improvements.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Characteristics of the Mortgage Loans

Mortgage Loans with Pari Passu Companion Loans
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Lead Servicing Agreement	Master Servicer	Special Servicer	Control Rights	Combined UW NCF DSCR(1)	Combined UW NOI Debt Yield(1)	Combined Cut-off Date LTV(1)
1	UBSRES	Hyatt Regency Huntington Beach Resort & Spa	$60,000,000	$140,000,000	$200,000,000	CGCMT 2016-C1	Wells Fargo	LNR	CGCMT 2016-C1	1.74x	13.0%	54.4%
2	UBSRES	In-Rel 8	$60,000,000	$32,500,000	$92,500,000	BACM 2016-UBS10	Wells Fargo	Rialto	BACM 2016-UBS10	1.68x	12.2%	69.7%
5	UBSRES	525 Seventh Avenue	$44,000,000	$132,000,000	$176,000,000	MSCI 2015-UBS8	Midland	Rialto	MSCI 2015-UBS8	1.71x	10.7%	45.1%
7	UBSRES	2100 Ross	$37,810,190	$59,700,300	$97,510,490	MSCI 2015-UBS9	KeyBank	CWCapital	MSCI 2015-UBS9	1.36x	9.8%	58.4%
8	UBSRES	Twenty Ninth Street Retail	$35,000,000	$115,000,000	$150,000,000	GSMS 2016-GS2	Midland	Torchlight	GSMS 2016-GS2	2.79x	12.0%	42.9%
10	UBSRES	Gateway Plaza	$29,500,000	$28,000,000	$57,500,000	MSCI 2015-UBS9	KeyBank	CWCapital	MSCI 2015-UBS9	1.98x	13.8%	46.7%
11	UBSRES	Grove City Premium Outlets	$24,000,000	$116,000,000	$140,000,000	BACM 2016-UBS10	Wells Fargo	Rialto	BACM 2016-UBS10	2.68x	12.1%	54.9%
12	UBSRES	Renaissance Cincinnati	$22,656,369	$33,984,554	$56,640,923	CFCRE 2016-C4	Wells Fargo	Rialto	CFCRE 2016-C4	1.73x	14.1%	63.1%
13	BANA	Le Meridien Cambridge MIT	$21,100,000	$51,100,000	$72,200,000	MSBAM 2016-C28	Wells Fargo	C-III	MSBAM 2016-C28	1.53x	11.0%	68.1%
14	UBSRES	AvidXchange	$20,773,962	$31,160,943	$51,934,904	CFCRE 2016-C4	Wells Fargo	Rialto	CFCRE 2016-C4	1.61x	11.3%	61.1%
15	BANA	300 Four Falls	$20,000,000	$50,000,000	$70,000,000	MSBAM 2016-C29	Wells Fargo	Rialto	MSBAM 2016-C29	1.94x	9.8%	69.1%
18	MSMCH	Princeton Pike Corporate Center	$20,000,000	$110,000,000	$130,000,000	MSBAM 2016-C28	Wells Fargo	C-III	MSBAM 2016-C28	1.38x	9.6%	65.3%

(1)	DSCR, Debt Yield and LTV calculations include the related pari passu companion loans and exclude any subordinate companion loans, as applicable.

Mortgage Loans with Mezzanine Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per Unit/SF	Mezzanine Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Total Debt UW NCF DSCR(1)	Total Debt UW NOI Debt Yield(1)	Total Debt Cut-off Date LTV(1)
18	MSMCH	Princeton Pike Corporate Center	$20,000,000	$160.60	$17,000,000	1.38x	9.6%	65.3%	1.07x	8.5%	73.9%

(1)	Total Debt UW NCF DSCR, Total Debt UW NOI Debt Yield and Total Debt Cut-off Date LTV figures shown above are calculated based on any related pari passu notes, any related subordinate note(s) and the mezzanine debt.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Characteristics of the Mortgage Loans

Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units	Cut-off Date Balance per SF/Unit(2)	UW NCF DSCR(2)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(2)	Prior Securitization
1	UBSRES	Hyatt Regency Huntington Beach Resort & Spa	Huntington Beach	CA	Hospitality	$60,000,000	6.8%	517	$386,847.20	1.74x	13.0%	54.4%	49.3%	JPMCC 2006-LDP7
2	UBSRES	In-Rel 8(3)	Various	Various	Various	$60,000,000	6.8%	1,478,687	$62.56	1.68x	12.2%	69.7%	64.3%	MLMT 2005-MKB2
3	BANA	Belk Headquarters	Charlotte	NC	Office	$58,000,000	6.6%	473,698	$122.44	1.27x	8.8%	59.8%	52.0%	BACM 2007-3
4	Barclays	IPCC Self Storage Portfolio(4)	Various	Various	Self Storage	$53,500,000	6.1%	1,043,355	$51.28	1.43x	9.5%	57.8%	53.3%	CSMC 2006-C4; JPMCC 2011-C3
5	UBSRES	525 Seventh Avenue	New York	NY	Office	$44,000,000	5.0%	508,097	$346.39	1.71x	10.7%	45.1%	41.1%	MSC 2007-HQ11
7	UBSRES	2100 Ross	Dallas	TX	Office	$37,810,190	4.3%	843,728	$115.57	1.36x	9.8%	58.4%	47.9%	WBCMT 2007-C34
11	UBSRES	Grove City Premium Outlets	Grove City	PA	Retail	$24,000,000	2.7%	531,204	$263.55	2.68x	12.1%	54.9%	54.9%	WBCMT 2006-C23; WBCMT 2006-C25
15	BANA	300 Four Falls	West Conshohocken	PA	Office	$20,000,000	2.3%	298,482	$234.52	1.94x	9.8%	69.1%	69.1%	WBCMT 2005-C22
20	UBSRES	Aberdeen Commons	Aberdeen	NC	Retail	$14,850,068	1.7%	121,785	$121.94	1.53x	10.6%	63.2%	52.2%	CSMC 2006-C2
23	MSMCH	Burbank Retail Center	Burbank	CA	Retail	$12,979,830	1.5%	103,778	$125.07	1.70x	12.2%	51.3%	38.5%	MSC 2006-HQ10
24	UBSRES	Lincoln Towers Apartments	Oak Park	MI	Multifamily	$12,766,915	1.5%	477	$26,765.02	2.01x	13.1%	62.3%	50.4%	WBCMT 2006-C27; COMM 2000-C1
26	UBSRES	DeZavala Crossing	San Antonio	TX	Retail	$9,665,479	1.1%	96,668	$99.99	1.23x	8.8%	74.9%	62.4%	GCCFC 2005-GG5
27	BANA	Ash Tree Square	Fresno	CA	Retail	$9,625,000	1.1%	80,877	$119.01	1.63x	11.3%	59.4%	52.6%	BSCMS 2007-T26
29	UBSRES	Best Western - Agate Beach, OR	Newport	OR	Hospitality	$8,987,419	1.0%	148	$60,725.80	1.77x	15.3%	56.2%	50.6%	CGCMT 2004-C2
30	UBSRES	1300 Virginia Drive	Upper Dublin Township	PA	Office	$8,591,283	1.0%	104,874	$81.92	1.55x	11.7%	72.2%	59.9%	BSCMS 2006-PW12
31	Barclays	Gateway Business Center	Philadelphia	PA	Mixed Use	$8,223,087	0.9%	92,514	$88.88	1.30x	10.1%	74.8%	62.0%	JPMCC 2005-LDP5
33	UBSRES	The Shoppes at Taylor Mill	Taylor Mill	KY	Retail	$7,600,000	0.9%	69,326	$109.63	1.40x	10.3%	72.1%	62.1%	WBCMT 2006-C26
34	UBSRES	Comfort Inn - Cross Lanes, WV	Cross Lanes	WV	Hospitality	$7,469,607	0.9%	136	$54,923.58	1.52x	13.5%	58.8%	45.8%	JPMCC 2007-LD12
37	UBSRES	Dembs Roth Hampton Mercury I Portfolio(5)	Various	Various	Retail	$5,764,266	0.7%	88,061	$65.46	1.73x	12.1%	64.4%	53.7%	CSMC 2006-C1
39	MSMCH	Timbercreek Village	Columbus	OH	Multifamily	$5,250,000	0.6%	140	$37,500.00	1.58x	10.5%	70.9%	65.3%	FREMF 2013-K34
49	UBSRES	Windsong Mobile Village	Fort Pierce	FL	Manufactured Housing	$3,692,019	0.4%	152	$24,289.60	1.52x	10.3%	66.5%	55.4%	JPMCC 2006-LDP7
50	UBSRES	Hampton Inn & Suites - Bloomington, IL	Bloomington	IL	Hospitality	$3,465,836	0.4%	73	$47,477.20	2.42x	19.2%	48.8%	37.0%	CSMC 2006-C2
51	UBSRES	Eldridge Self Storage	Houston	TX	Self Storage	$3,200,000	0.4%	58,950	$54.28	4.39x	19.2%	27.1%	27.1%	LBUBS 2006-C3
52	UBSRES	Pine Terrace MHC and Lakeview MHC	Various	NC	Manufactured Housing	$2,027,202	0.2%	102	$19,874.53	1.79x	13.6%	69.9%	53.7%	CSMC 2006-C1
		Total				$481,468,201	54.9%

(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized in conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit calculations include the related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

(2)	Cut-off Date Balance per SF/Unit, UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loans, as applicable.

(3)	One of the eight properties securing the In-Rel 8 mortgage loan secured a loan that was included in the MLMT 2005-MKB2 transaction.

(4)	Fifteen of the seventeen properties securing the IPCC Self Storage Portfolio mortgage loan secured a loan that was included in the JPMCC 2011-C3 transaction. The remaining two properties secured a loan that was included in the CSMC 2006-C4 transaction.

(5)	Five of the six properties securing the Dembs Roth Hampton Mercury I Portfolio mortgage loan secured a loan that was included in the CSMC 2006-C1 transaction.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Characteristics of the Mortgage Loans

Mortgage Loans with Scheduled Balloon Payments and Related Classes(1)

Class A-2 ($135,900,000)
Loan No.	Mortgage Loan Seller	Property Name	State	Property Type	Cut-off Date Balance	% of Pool	Maturity Date Balance	% of Class A-2 Certificate Principal Balance	SF/ Units	Cut-off Date Balance per SF/Unit(2)	UW NCF DSCR(2)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(2)	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
2	UBSRES	In-Rel 8	Various	Various	$60,000,000	6.8%	$55,360,072	40.7%	1,478,687	$62.56	1.68x	12.2%	69.7%	64.3%	0	60
9	UBSRES	Valencia at Doral	FL	Multifamily	$33,000,000	3.8%	$33,000,000	24.3%	170	$194,117.65	1.32x	7.9%	61.1%	61.1%	56	56
13	BANA	Le Meridien Cambridge MIT	MA	Hospitality	$21,100,000	2.4%	$20,184,141	14.9%	210	$343,809.52	1.53x	11.0%	68.1%	65.2%	18	54
21	Barclays	Austin Office Portfolio	TX	Office	$14,700,000	1.7%	$14,102,986	10.4%	124,310	$118.25	1.30x	9.9%	67.4%	64.7%	20	56
29	UBSRES	Best Western - Agate Beach, OR	OR	Hospitality	$8,987,419	1.0%	$8,095,458	6.0%	148	$60,725.80	1.77x	15.3%	56.2%	50.6%	0	59
		Total/Wtd. Avg.			$137,787,419	15.7%	$130,742,657	96.2%			1.54x	10.9%	66.3%	62.8%	18	58

(1)	The table above reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates; and (iii) each mortgage loan is paid in full on its stated maturity date or, in the case of any mortgage loan with an anticipated repayment date, on such anticipated repayment date. The table above is otherwise based on the Structuring Assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.

(2)	Cut-off Date Balance per SF/Unit, UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations for the In-Rel 8 and Le Meridien Cambridge MIT mortgage loan include the related pari passu companion loans.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Characteristics of the Mortgage Loans

Property Type Distribution(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Office	13	$274,033,906	31.3%	4.842%	1.56x	10.6%	59.2%	53.4%
Suburban	9	$149,491,283	17.1%	5.018%	1.47x	10.0%	65.1%	59.5%
CBD	4	$124,542,622	14.2%	4.630%	1.66x	11.3%	52.1%	46.2%
Retail	27	$233,227,280	26.6%	4.768%	1.81x	10.7%	61.9%	54.6%
Anchored	12	$130,349,711	14.9%	4.890%	1.52x	10.3%	65.7%	56.1%
Regional Lifestyle Center	1	$35,000,000	4.0%	4.097%	2.79x	12.0%	42.9%	42.9%
Outlet Center	1	$24,000,000	2.7%	4.309%	2.68x	12.1%	54.9%	54.9%
Unanchored	7	$21,354,381	2.4%	5.156%	1.47x	10.5%	69.0%	57.9%
Shadow Anchored	2	$14,667,979	1.7%	5.409%	1.25x	9.0%	74.9%	61.4%
Single Tenant	4	$7,855,209	0.9%	4.894%	1.68x	9.4%	61.4%	58.0%
Hospitality	9	$143,928,907	16.4%	5.191%	1.75x	13.7%	59.2%	51.2%
Full Service	6	$129,662,222	14.8%	5.194%	1.70x	13.3%	59.2%	51.8%
Limited Service	2	$8,443,898	1.0%	5.295%	1.90x	15.3%	60.2%	46.0%
Extended Stay	1	$5,822,787	0.7%	4.992%	2.60x	20.5%	58.2%	44.3%
Multifamily	5	$75,741,915	8.6%	5.153%	1.51x	9.6%	63.4%	58.7%
Garden	3	$42,975,000	4.9%	5.527%	1.36x	8.4%	63.7%	62.4%
Student Housing	1	$20,000,000	2.3%	4.857%	1.51x	10.0%	63.3%	56.0%
Mid-rise	1	$12,766,915	1.5%	4.361%	2.01x	13.1%	62.3%	50.4%
Mixed Use	7	$74,714,935	8.5%	5.010%	1.51x	10.0%	62.7%	54.9%
Office/Retail	5	$53,098,286	6.1%	4.964%	1.58x	10.1%	59.7%	53.6%
Multifamily/Retail	1	$13,393,562	1.5%	5.131%	1.40x	9.6%	67.0%	55.9%
Office/Industrial	1	$8,223,087	0.9%	5.110%	1.30x	10.1%	74.8%	62.0%
Self Storage	19	$64,900,000	7.4%	4.912%	1.56x	9.9%	57.3%	53.0%
Self Storage	19	$64,900,000	7.4%	4.912%	1.56x	9.9%	57.3%	53.0%
Manufactured Housing	3	$5,719,220	0.7%	5.369%	1.62x	11.5%	67.7%	54.8%
Manufactured Housing	3	$5,719,220	0.7%	5.369%	1.62x	11.5%	67.7%	54.8%
Leased Fee	1	$3,993,894	0.5%	5.050%	2.00x	14.1%	63.9%	48.1%
Leased Fee	1	$3,993,894	0.5%	5.050%	2.00x	14.1%	63.9%	48.1%
Total/Wtd. Avg.	84	$876,260,057	100.0%	4.930%	1.65x	10.9%	60.5%	53.9%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include the related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Characteristics of the Mortgage Loans

Geographic Distribution(1)
State or Other Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Texas	18	$150,125,669	17.1%	4.865%	1.42x	9.5%	63.0%	55.0%
California	4	$95,998,392	11.0%	5.052%	1.68x	12.2%	56.2%	49.1%
California – Southern(2)	3	$86,373,392	9.9%	5.063%	1.68x	12.4%	55.9%	48.7%
California – Northern(2)	1	$9,625,000	1.1%	4.954%	1.63x	11.3%	59.4%	52.6%
North Carolina	6	$95,651,232	10.9%	5.118%	1.40x	9.7%	60.8%	51.3%
Pennsylvania	8	$92,026,137	10.5%	4.729%	2.00x	11.2%	64.6%	59.5%
Florida	5	$61,816,343	7.1%	5.371%	1.42x	9.1%	62.8%	59.4%
Colorado	3	$48,202,500	5.5%	4.475%	2.38x	11.2%	50.1%	47.7%
New York	1	$44,000,000	5.0%	4.118%	1.71x	10.7%	45.1%	41.1%
Massachusetts	3	$41,100,000	4.7%	4.893%	1.51x	9.3%	60.4%	58.9%
Virginia	2	$34,478,062	3.9%	5.236%	1.92x	13.6%	49.8%	44.6%
Ohio	3	$31,900,263	3.6%	5.187%	1.74x	13.5%	64.5%	51.0%
Tennessee	3	$29,471,312	3.4%	4.980%	1.61x	11.8%	70.4%	64.0%
Michigan	3	$23,145,407	2.6%	4.744%	2.03x	14.4%	62.0%	49.8%
Illinois	7	$22,092,634	2.5%	4.893%	1.57x	11.0%	65.7%	58.2%
Kentucky	2	$20,832,432	2.4%	5.023%	1.58x	11.5%	70.6%	63.5%
New Jersey	1	$20,000,000	2.3%	4.673%	1.38x	9.6%	65.3%	60.8%
Oklahoma	1	$12,324,324	1.4%	4.930%	1.68x	12.2%	69.7%	64.3%
Indiana	3	$11,211,295	1.3%	5.303%	1.83x	15.6%	63.2%	52.9%
Oregon	1	$8,987,419	1.0%	5.526%	1.77x	15.3%	56.2%	50.6%
Kansas	4	$8,800,000	1.0%	4.874%	1.43x	9.5%	57.8%	53.3%
Georgia	3	$7,691,892	0.9%	4.889%	1.50x	10.2%	61.0%	56.3%
West Virginia	1	$7,469,607	0.9%	5.950%	1.52x	13.5%	58.8%	45.8%
Wisconsin	1	$6,600,000	0.8%	5.337%	1.45x	10.2%	72.1%	61.5%
Alabama	1	$2,335,135	0.3%	4.930%	1.68x	12.2%	69.7%	64.3%
Total/Wtd. Avg.	84	$876,260,057	100.0%	4.930%	1.65x	10.9%	60.5%	53.9%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include the related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Collateral Statistics

Collateral Statistics(1)

Cut-off Date Balance ($)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
2,027,202 - 5,000,000	11	44,155,503	5.0
5,000,001 - 10,000,000	17	126,623,657	14.5
10,000,001 - 15,000,000	5	68,690,375	7.8
15,000,001 - 25,000,000	9	185,730,331	21.2
25,000,001 - 50,000,000	6	219,560,190	25.1
50,000,001 - 60,000,000	4	231,500,000	26.4
Total:	52	$876,260,057	100.0
Min: $2,027,202 Max: $60,000,000 Avg: $16,851,155

State or Other Jurisdiction

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Texas	18	150,125,669	17.1
California	4	95,998,392	11.0
California – Southern(2)	3	86,373,392	9.9
California – Northern(2)	1	9,625,000	1.1
North Carolina	6	95,651,232	10.9
Pennsylvania	8	92,026,137	10.5
Florida	5	61,816,343	7.1
Colorado	3	48,202,500	5.5
New York	1	44,000,000	5.0
Massachusetts	3	41,100,000	4.7
Virginia	2	34,478,062	3.9
Ohio	3	31,900,263	3.6
Tennessee	3	29,471,312	3.4
Michigan	3	23,145,407	2.6
Illinois	7	22,092,634	2.5
Kentucky	2	20,832,432	2.4
New Jersey	1	20,000,000	2.3
Oklahoma	1	12,324,324	1.4
Indiana	3	11,211,295	1.3
Oregon	1	8,987,419	1.0
Kansas	4	8,800,000	1.0
Georgia	3	7,691,892	0.9
West Virginia	1	7,469,607	0.9
Wisconsin	1	6,600,000	0.8
Alabama	1	2,335,135	0.3
Total:	84	$876,260,057	100.0%

Property Type

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Office	13	274,033,906	31.3
Suburban	9	149,491,283	17.1
CBD	4	124,542,622	14.2
Retail	27	233,227,280	26.6
Anchored	12	130,349,711	14.9
Regional Lifestyle Center	1	35,000,000	4.0
Outlet Center	1	24,000,000	2.7
Unanchored	7	21,354,381	2.4
Shadow Anchored	2	14,667,979	1.7
Single Tenant	4	7,855,209	0.9
Hospitality	9	143,928,907	16.4
Full Service	6	129,662,222	14.8
Limited Service	2	8,443,898	1.0
Extended Stay	1	5,822,787	0.7
Multifamily	5	75,741,915	8.6
Garden	3	42,975,000	4.9
Student Housing	1	20,000,000	2.3
Mid-rise	1	12,766,915	1.5
Mixed Use	7	74,714,935	8.5
Office/Retail	5	53,098,286	6.1
Multifamily/Retail	1	13,393,562	1.5
Office/Industrial	1	8,223,087	0.9
Self Storage	19	64,900,000	7.4
Self Storage	19	64,900,000	7.4
Manufactured Housing	3	5,719,220	0.7
Manufactured Housing	3	5,719,220	0.7
Leased Fee	1	3,993,894	0.5
Leased Fee	1	3,993,894	0.5
Total/Wtd. Avg.	84	$876,260,057	100.0%

Mortgage Rate (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
4.097 - 4.500	5	118,966,915	13.6
4.501 - 5.000	21	391,952,114	44.7
5.001 - 5.500	20	304,915,936	34.8
5.501 - 5.950	6	60,425,093	6.9
Total:	52	$876,260,057	100.0%
Min: 4.097% Max: 5.950% Wtd Avg: 4.930%

Original Term to Maturity (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
60	5	137,787,419	15.7
120	45	703,970,138	80.3
180	2	34,502,500	3.9
Total:	52	$876,260,057	100.0%
Min: 60 mos. Max: 180 mos. Wtd Avg: 113 mos.

Remaining Term to Maturity (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
54 - 60	5	137,787,419	15.7
110 – 120	45	703,970,138	80.3
144 - 179	2	34,502,500	3.9
Total:	52	$876,260,057	100.0%
Min: 54 mos. Max: 179 mos. Wtd Avg: 110 mos.

Original Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	8	145,600,000	16.6
300	9	72,381,006	8.3
330	2	25,847,364	2.9
360	33	632,431,686	72.2
Total:	52	$876,260,057	100.0%
Min: 300 mos. Max: 360 mos. Wtd Avg: 353 mos.

Remaining Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	8	145,600,000	16.6
238 - 300	9	72,381,006	8.3
320 - 330	2	25,847,364	2.9
350 - 360	33	632,431,686	72.2
Total:	52	$876,260,057	100.0%
Min: 292 mos. Max: 360 mos. Wtd Avg: 352 mos.

Mortgage Loan Sellers

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
UBS Real Estate Securities Inc.	28	487,672,167	55.7
Barclays Bank PLC	10	160,061,665	18.3
Morgan Stanley Mortgage Capital Holdings LLC	9	114,801,225	13.1
Bank of America, National Association	5	113,725,000	13.0
Total:	52	$876,260,057	100.0%

Amortization Type

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Partial Interest Only	19	435,152,500	49.7
Amortizing Balloon	25	295,507,557	33.7
Interest Only	8	145,600,000	16.6
Total:	52	$876,260,057	100.0%

Cut-off Date LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
27.1 - 40.0	2	8,200,000	0.9
40.1 - 60.0	16	415,560,669	47.4
60.1 - 65.0	10	147,192,666	16.8
65.1 - 70.0	12	182,546,550	20.8
70.1 - 75.0	12	122,760,171	14.0
Total:	52	$876,260,057	100.0%
Min: 27.1% Max: 75.0% Wtd Avg: 60.5%

Maturity Date LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
27.1 - 40.0	4	24,645,666	2.8
40.1 - 50.0	10	267,026,809	30.5
50.1 - 60.0	22	333,844,596	38.1
60.1 - 65.0	12	199,667,986	22.8
65.1 - 69.1	4	51,075,000	5.8
Total:	52	$876,260,057	100.0%
Min: 27.1% Max: 69.1% Wtd Avg: 53.9%

UW DSCR (x)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1.23 - 1.30	9	158,520,486	18.1
1.31 - 1.40	7	121,432,860	13.9
1.41 - 1.50	5	102,025,000	11.6
1.51 - 1.60	9	89,869,405	10.3
1.61 - 1.70	5	108,778,792	12.4
1.71 - 1.80	6	143,435,256	16.4
1.81 - 2.50	6	79,175,472	9.0
2.51 - 3.00	3	64,822,787	7.4
3.01 - 4.39	2	8,200,000	0.9
Total:	52	$876,260,057	100.0%
Min: 1.23x Max: 4.39x Wtd Avg: 1.65x

UW NOI Debt Yield (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
7.6 - 8.0	2	53,000,000	6.0
8.0 - 8.5	2	15,300,000	1.7
8.5 - 9.0	4	116,115,479	13.3
9.0 - 9.5	5	85,500,902	9.8
9.5 - 10.0	7	130,483,172	14.9
10.0 - 11.0	9	115,870,879	13.2
11.0 - 12.0	5	77,928,610	8.9
12.0 - 13.0	6	167,722,159	19.1
13.0 - 14.0	4	51,763,723	5.9
14.0 - 15.0	2	26,650,263	3.0
15.0 - 20.8	6	35,924,869	4.1
Total:	52	$876,260,057	100.0%
Min: 7.6% Max: 20.8% Wtd Avg: 10.9%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include the related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Collateral Statistics

Prepayment Restrictions

Percentage of Collateral by Prepayment Restrictions (%)(1)(2)(3)(4)

Prepayment Restrictions	June 2016	June 2017	June 2018	June 2019	June 2020
Locked Out	99.4%	99.4%	82.0%	82.0%	81.9%
Yield Maintenance Total	0.6%	0.6%	18.0%	18.0%	18.1%
Open	0.0%	0.0%	0.0%	0.0%	0.0%
TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$876,260,057	$871,590,189	$865,603,184	$858,127,984	$849,705,139
% Initial Pool Balance	100.0%	99.5%	98.8%	97.9%	97.0%

Prepayment Restrictions	June 2021	June 2022	June 2023	June 2024	June 2025
Locked Out	79.6%	79.5%	79.5%	79.4%	68.9%
Yield Maintenance Total	20.4%	20.5%	20.5%	20.6%	20.7%
Open	0.0%	0.0%	0.0%	0.0%	10.4%
TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$708,961,835	$698,473,477	$687,444,043	$675,920,565	$663,727,193
% Initial Pool Balance	80.9%	79.7%	78.5%	77.1%	75.7%

Prepayment Restrictions	June 2026	June 2027	June 2028	June 2029	June 2030
Locked Out	86.8%	86.9%	86.9%	0.0%	0.0%
Yield Maintenance Total	0.0%	0.0%	0.0%	0.0%	0.0%
Open	13.2%	13.1%	13.1%	100.0%	100.0%
TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$33,838,751	$33,339,629	$32,818,079	$32,263,132	$31,677,832
% Initial Pool Balance	3.9%	3.8%	3.7%	3.7%	3.6%

(1)	The analysis is based on Structuring Assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and a 0% CPR as discussed in the Preliminary Prospectus.

(2)	See description of Yield Maintenance under “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” in the Preliminary Prospectus and Annex A-1 to the Preliminary Prospectus.

(3)	Mortgage loans modeled as Yield Maintenance include mortgage loans characterized by YM1 on Annex A-1 to the Preliminary Prospectus.

(4)	There may be limited exceptions to the indicated prepayment restrictions arising out of casualties, condemnations, property releases and the application of earnout reserves

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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BACM 2016-UBS10	Hyatt Regency Huntington Beach Resort & Spa

Mortgage Loan No. 1 – Hyatt Regency Huntington Beach Resort & Spa

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Hyatt Regency Huntington Beach Resort & Spa

Mortgage Loan No. 1 – Hyatt Regency Huntington Beach Resort & Spa

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Hyatt Regency Huntington Beach Resort & Spa

Mortgage Loan No. 1 – Hyatt Regency Huntington Beach Resort & Spa

Hyatt Regency Huntington Beach Resort & Spa
21500 Pacific Coast Highway
Huntington Beach, CA 92648
Los Angeles Intl. Airport 28 miles
Seal Beach Naval Weapons Station
Westminster Center
Westminster
Westminster Mall
Garden Grove
Asian Garden Mall
LITTLE SAIGON
SANTA ANA
Santa Ana College
Willowick Golf Course
Civic Center Dr.
Bolsa Ave.
1st St.
San Diego Fwy
Bolsa Chica St.
Golden West College
Bella Terra Mall
Newland St.
Magnolia St.
Brookhurst St.
Euclid St.
Harbor Blvd.
Santa Ana River
Fairview St.
Bristol St.
Edinger Ave.
Mile Square Regional Park
Mile Square Golf Course
Centennial Regional Park
Meadowlark Golf Course
Warner Ave.
HUNTINGTON BEACH
Fountain Valley
Fountain Valley Regional Hospital
Coastal Communities Hospital
Segerstrom Ave.
Huntington Beach Hospital
Huntington Central Park
Orange Coast Memorial Medical Ctr.
Ward St.
Talbert Ave.
MacArthur Blvd.
Bolsa Chica Ecological Reserve
Goldenwest St.
Five Points Plaza Shopping Center
Beach Blvd.
Ellis Ave.
Fountain Valley Promenade Shopping Center
Sunflower Ave.
Segerstrom Center for the Arts
South Coast Plaza
Metro Pointe at South Coast
Harriett Wieder Reg. Park
Sunset Beach
Garfield Ave.
Seacliff Village Shopping Center
Huntington Beach Civic Center
Mesa Verde Country Club
Yorktown Ave.
Baker St.
Seacliff Country Club
Newland House Museum
ORANGE COUNTY
Fairview Rd.
Orange Coast College
Orange County Fairgrounds
Adams Ave.
Pacific Coast Hwy.
Orange Ave.
Fairview Park
Costa Mesa Golf and Country Club
Costa Mesa Fwy
John Wayne Orange County Airport
International Surfing Museum
Atlanta Ave.
Costa Mesa
Huntington Beach Pier
Victoria St.
Hamilton Ave.
Santiago Dr.
Upper Newport Bay
Placentia Ave.
19th St.
Santa Ana Ave.
Irvine Ave.
Talbert Regional Park
Huntington State Beach
Upper Newport Bay Ecological Preserve
Eastbluff Dr.
Jamboree Rd.
Hoag Orange Co. Hospital
15th St.
Newport Beach
Pacific Coast Hwy
Fashion Island
Newport Beach Country Club
Balboa Pavilion
Balboa Blvd.
Pacific Ocean
Newport Beach Pier
Newport Beach
Balboa Pier
405
39
405
405
73
55
1
39
1
55
1
SAN GABRIEL MTS.
Pasadena
Glendale
Rancho Cucamonga
LOS ANGELES
Pomona
Ontario
Santa Monica
Fullerton
Torrance
ANAHEIM
Corona
LONG BEACH
Orange
SANTA ANA
Huntington Beach
Irvine
Newport Beach
Pacific Ocean

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Hyatt Regency Huntington Beach Resort & Spa

Mortgage Loan No. 1 – Hyatt Regency Huntington Beach Resort & Spa

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBSRES			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$60,000,000			Location:	Huntington Beach, CA 92648
Cut-off Date Balance(1):	$60,000,000			General Property Type:	Hospitality
% of Initial Pool Balance:	6.8%			Detailed Property Type:	Full Service
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Hyatt Hotels Corporation; Mayer Financial, L.P.; Grand Resort, LLC; Robert L. Mayer, Jr.			Year Built/Renovated:	2003/2009-2012, 2014-2016
				Size:	517 Rooms
Mortgage Rate:	5.0700%			Cut-off Date Balance per Unit(1):	$386,847
Note Date:	4/27/2016			Maturity Date Balance per Unit(1):	$350,846
First Payment Date:	6/1/2016			Property Manager:	Hyatt Corporation (borrower-related)
Maturity Date:	5/1/2026
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	48 months			UW NOI:	$26,028,959
Seasoning:	1 month			UW NOI Debt Yield(1):	13.0%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NOI Debt Yield at Maturity(1):	14.3%
Lockbox/Cash Mgmt Status:	Hard/In-Place			UW NCF DSCR(1):	2.19x (IO) 1.74x (P&I)
Additional Debt Type(1):	Pari Passu			Most Recent NOI:	$26,305,270 (12/31/2015)
Additional Debt Balance(1):	$140,000,000			2nd Most Recent NOI:	$23,811,411 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$18,833,735 (12/31/2013)
Reserves(2)				Most Recent Occupancy:	83.5% (12/31/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	83.4% (12/31/2014)
RE Tax:	$898,740	$299,580	N/A	3rd Most Recent Occupancy:	77.2% (12/31/2013)
Insurance:	$743,645	$63,174	N/A	Appraised Value (as of):	$367,900,000 (3/18/2016)
FF&E:	$9,300,000	Springing	N/A	Cut-off Date LTV Ratio(1):	54.4%
Other:	$0	Springing	N/A	Maturity Date LTV Ratio(1):	49.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$200,000,000	100.0%	Loan Payoff:	$102,519,949	51.3%
			Other Uses(3)	$7,900,000	4.0%
			Reserves:	$10,942,385	5.5%
			Closing Costs:	$862,540	0.4%
			Return of Equity:	$77,775,126	38.9%
Total Sources:	$200,000,000	100.0%	Total Uses:	$200,000,000	100.0%

(1)	The Hyatt Regency Huntington Beach Resort & Spa Mortgage Loan is part of the Hyatt Regency Huntington Beach Resort & Spa Whole Loan, which is comprised of five pari passu promissory notes with an aggregate principal balance of $200,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Hyatt Regency Huntington Beach Resort & Spa Whole Loan.

(2)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(3)	Other Uses of $7,900,000 represents the Hyatt Regency Huntington Beach Resort & Spa Borrower’s acquisition of the fee simple interest in the Hyatt Regency Huntington Beach Resort & Spa Property. The Hyatt Regency Huntington Beach Resort & Spa Property was previously encumbered by a ground lease.

The Mortgage Loan. The largest mortgage loan (the “Hyatt Regency Huntington Beach Resort & Spa Mortgage Loan”) is part of a whole loan (the “Hyatt Regency Huntington Beach Resort & Spa Whole Loan”) evidenced by six pari passu promissory notes in the aggregate original principal amount of $200,000,000, all of which are secured by a first priority fee mortgage encumbering a 517-room full service hospitality property known as the Hyatt Regency Huntington Beach Resort & Spa in Huntington Beach, California (the “Hyatt Regency Huntington Beach Resort & Spa Property”). Promissory Notes A-4 and A-5 in the aggregate original principal amount of $60,000,000 represent the Hyatt Regency Huntington Beach Resort & Spa Mortgage Loan. Promissory Notes A-1-1, A-1-2, A-2 and A-3, in the aggregate original principal amount of $140,000,000, represent a non-serviced pari passu companion loan (the “Hyatt Regency Huntington Beach Resort & Spa Non-Serviced Companion Loan”). A portion of the Hyatt Regency Huntington Beach Resort & Spa Non-Serviced Companion Loan, represented by Promissory Note A-1-1, in the original principal amount of $54,000,000, is currently held by Citigroup Global Markets Realty Corp., or an affiliate thereof, and is expected to be contributed to the CGCMT 2016-C1 securitization trust prior to the closing of this transaction, and a portion of the Hyatt Regency Huntington Beach Resort & Spa Non-Serviced Companion Loan, represented by Promissory Notes A-1-2, A-2 and A-3, in the aggregate original principal amount of $86,000,000, is currently held by Citigroup Global Markets Realty Corp., or an affiliate thereof, and may be contributed to future securitizations or otherwise transferred at any time. The Hyatt Regency Huntington Beach Resort & Spa Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Hyatt Regency Huntington Beach Resort & Spa

CGCMT 2016-C1 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—The Hyatt Regency Huntington Beach Resort & Spa Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The proceeds of the Hyatt Regency Huntington Beach Resort & Spa Whole Loan were used to refinance a previous loan, acquire the fee interest in the Hyatt Regency Huntington Beach Resort & Spa Property, fund upfront reserves, pay closing costs and return equity to the Hyatt Regency Huntington Beach Resort & Spa Sponsor. The previous mortgage loan secured by the Hyatt Regency Huntington Beach Resort & Spa Property was included in the JPMCC 2006-LDP7 securitization trust.

The Borrower and the Sponsor. The borrower is PCH Beach Resort, LLC (the “Hyatt Regency Huntington Beach Resort & Spa Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The Hyatt Regency Huntington Beach Resort & Spa Borrower is 60.0% directly owned by its managing member, Grand Resort, LLC and 40.0% indirectly owned by Hyatt Hotels Corporation. The sponsors and the nonrecourse carve-out guarantors of the Hyatt Regency Huntington Beach Resort & Spa Borrower are Hyatt Hotels Corporation, Robert L. Mayer, Jr., Mayer Financial, L.P. and Grand Resort, LLC (collectively, the “Hyatt Regency Huntington Beach Resort & Spa Sponsor”).

Robert L. Mayer, Jr. serves as the Chairman and Chief Operating Officer of The Mayer Corporation, and has extensive background and experience in land acquisition, construction, property development and hospitality operations. The Mayer Corporation has been involved in a broad range of real estate development and operating projects for approximately 50 years spanning three generations of the Mayer family. The company’s history includes the financing and development of more than 25,000 residential units, numerous commercial projects, and the construction and operation of fourteen hotels, including the 290-room Waterfront Beach Resort, located adjacent to the Hyatt Regency Huntington Beach Resort & Spa Property. Hyatt Hotels Corporation (“Hyatt”) (NYSE: H, rated Baa2/BBB by Moody’s/S&P), is a global hospitality company with widely-recognized, industry-leading brands and a tradition of innovation developed over its more than fifty-year history. Hyatt develops, owns, operates, manages, franchises, licenses, and provides services to a portfolio of properties consisting of full service hotels, select service hotels, resorts and other properties, including timeshare, fractional and other forms of residential and vacation properties. As of March 31, 2016, its worldwide hotel portfolio consisted of 612 hotels (161,572 rooms). As of December 31, 2015 and December 31, 2014, revenues totaled $4.3 billion and $4.4 billion, respectively, and adjusted EBITDA totaled $727 million and $728 million, respectively.

The Property. The Hyatt Regency Huntington Beach Resort & Spa Property consists of a 517-room full service hotel built on 15.1 acres. The guestroom configuration is comprised of 176 standard double queen rooms, 160 standard king rooms, 113 deluxe/custom king rooms, eleven deluxe/custom double queen rooms, 54 standard suites, and three presidential suites. Guestrooms feature 42-inch flat-screen HD televisions, private balcony or patio, work desks, high speed internet access, coffeemakers and refrigerators. Hotel features include seven dining options comprised of restaurants and poolside dining, room service, over 110,000 SF of flexible indoor and outdoor function space, three ocean-view ballrooms with a capacity of up to 2,000 people, 5,845 SF of occupied retail space, two pools, a mini waterpark, a full service 20,000 SF luxury state-of-the-art spa, a fitness center, a business center, and a 990-space subterranean parking structure. It also offers direct beach access via a pedestrian bridge. The Hyatt Regency Huntington Beach Resort & Spa Property has received many travel, dining, event space, and sustainability awards, including its title as a five-time winner of Trip Advisor’s Certificate of Excellence, a 2015 AAA Four Diamond resort, and a 2015 Conde Nast Travelers Readers’ Choice Awards Top 20 Resort in Southern California.

Since 2009, the Hyatt Regency Huntington Beach Resort & Spa Sponsor has invested approximately $24.0 million in renovations to the guest rooms, spa/fitness center, and food & beverage outlets onsite in an effort to promote the hotel as a luxury hospitality facility. Between November 2013 and April 2014, the Hyatt Regency Huntington Beach Resort & Spa Sponsor closed the hotel restaurant space to re-concept and create the Watertable restaurant with a $4.5 million renovation. As a result, the restaurant increased annual revenue from $2.0 million in 2012 to $5.6 million in 2015 and it has won multiple awards, including being named a winner of OpenTable’s Diners’ Choice Awards among the Top 100 Best Restaurants in America.

The Mayer Corporation acquired the ground leasehold interest in the Hyatt Regency Huntington Beach Resort & Spa Property in 1978 and has since modernized and developed the site. In 2001, The Mayer Corporation and Hyatt Hotels Corporations formed a joint venture to develop the remaining vacant parcel to form the current Hyatt Regency Huntington Beach Resort & Spa Property, which opened in 2003. At loan origination, the Hyatt Regency Huntington Beach Resort & Spa Sponsor acquired the fee interest of the Hyatt Regency Huntington Beach Resort & Spa Property from the City of Huntington Beach for $7.9 million. The Hyatt Regency Huntington Beach Resort & Spa Property is currently subject to a management agreement with Hyatt Corporation, a subsidiary of Hyatt, expiring December 31, 2028 with one five-year extension option (the “Hyatt Management Agreement”). Due to the sponsor-affiliated management, the Hyatt Regency Huntington Beach Resort & Spa Property operates as a Hyatt Regency without a franchise agreement. Hyatt Regency is positioned as a premium brand among Hyatt’s 11 different luxury, premium, select service, extended stay, all-inclusive resort, and vacation ownership brands. For the year ended December 31, 2015, the Hyatt Regency Huntington Beach Resort & Spa Property had a RevPAR of $217.50, which outperformed full service Hyatt properties in the Americas at an average rate of $147.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Hyatt Regency Huntington Beach Resort & Spa

More specific information about the Hyatt Regency Huntington Beach Resort & Spa Property and the related competitive set is set forth in the following table:

Historical Occupancy, ADR, RevPAR
	Competitive Set			Hyatt Regency Huntington Beach Resort & Spa(1)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	59.5%	$220.75	$131.25	73.4%	$211.18	$154.91	123.4%	95.7%	118.0%
2012	63.9%	$229.06	$146.35	75.9%	$219.51	$166.70	118.9%	95.8%	113.9%
2013	68.4%	$208.54	$142.62	77.2%	$233.14	$179.92	112.8%	111.8%	126.2%
2014	72.3%	$212.91	$153.93	83.4%	$247.21	$206.10	115.3%	116.1%	133.9%
2015	72.9%	$224.74	$163.86	83.5%	$260.59	$217.50	114.5%	116.0%	132.7%

Source: Industry Report

(1)	Based on the Hyatt Regency Huntington Beach Resort & Spa Borrower-provided historical operating statements.

The Market. The Hyatt Regency Huntington Beach Resort & Spa Property is located at 21500 Pacific Coast Highway in Huntington Beach, California, approximately 38 miles southeast of Los Angeles International Airport, 10 miles southwest of John Wayne/Orange County Airport, and seven miles southwest of the San Diego Freeway (Interstate 405). Huntington Beach, California features 9.5 miles of beaches, large recreational piers, public parks, biking, jogging, and walking paths, shopping attractions, and restaurants. Located along the Pacific Coast Highway, popular tourist destinations in the area include Disneyland, Knott’s Berry Farm, Newport Beach, Catalina Island, Fashion Island Shopping Center, and Laguna Beach. The largest employers in the Orange County area include Disneyland Resort, University of California, Irvine, Kaiser Permanente, and Boeing. According to The Orange County Visitor and Convention Bureau, Orange County attracted over 44 million visitors in 2013 that spent in excess of $9.5 billion.

According to the appraisal, the 2015 population within a one-, three-, and five-mile radius of the Hyatt Regency Huntington Beach Resort & Spa Property was 13,036, 104,896 and 277,280, respectively. Estimated average household income within a one-, three-, and five-mile radius of the Hyatt Regency Huntington Beach Resort & Spa Property was $106,813, $115,117 and $104,743, respectively.

Residential developments in the immediate area are concentrated north of the Hyatt Regency Huntington Beach Resort & Spa Property consisting of condominium units and single-family homes. Significant commercial development in the vicinity consists of office, industrial, retail, mixed-use and auto dealerships along major arterials that are interspersed with multifamily complexes. Located less than half a mile northwest of the Hyatt Regency Huntington Beach Resort & Spa Property is Pacific City, a newly-completed 191,000 SF lifestyle center situated on 310-acres and anchored by Equinox Fitness and H&M, along with other smaller fashion retailers and restaurants. Other retail in the area includes a retail center anchored by Walmart and Big Lots, which is located less than one mile north of the Hyatt Regency Huntington Beach Resort & Spa Property.

Demand for the Hyatt Regency Huntington Beach Resort & Spa Property and competitive set comes from commercial travelers due to its proximity to business activities, leisure travelers due to its proximity to the ocean and leisure amenities, and meeting & group travelers due to the hotel’s meeting facilities. According to an industry report, the competitive set had 2015 occupancy, ADR and RevPAR of 72.9%, $224.74 and $163.86, respectively. The competitive set’s RevPAR has grown at a compounded annual growth rate of 6.9% since 2010.

Primary competitive properties to the Hyatt Regency Huntington Beach Resort & Spa Property are shown in the table below:

Competitive Property Summary
Property Name	Year Opened	No. of Rooms	Distance (in miles)	Commercial & Leisure Demand	Meeting & Group Demand	2015 Occupancy	2015 ADR	2015 RevPAR
Hyatt Regency Huntington Beach Resort & Spa Property(1)	2003	517	–	55%	45%	83.5%(1)	$260.59(1)	$217.50(1)
Kimpton Shorebreak Hotel	2009	157	1.0	75%	25%	80.0%	$220	$176.00
Hilton Huntington Beach Waterfront Resort	1990	290	0.3	75%	25%	80.0%	$240	$192.00
Balboa Bay Resort	2003	159	5.0	70%	30%	75.0%	$200	$150.00
Marriott Newport Beach Hotel & Spa	1975	532	7.0	65%	35%	75.0%	$185	$138.75
Marriott Laguna Cliffs Resort & Spa	1987	378	22.0	60%	40%	75.0%	$215	$161.25
Omni La Costa Resort & Spa	1965	607	57.0	60%	40%	70.0%	$275	$192.50
Loews Coronado Bay Resort	1991	439	81.0	60%	40%	80.0%	$210	$168.00
Total/Wtd. Avg.		3,079		63%	37%	76.9%	$230.42	$177.00

Source: Appraisal

(1)	Based on the Hyatt Regency Huntington Beach Resort & Spa Borrower-provided historical operating statements.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Hyatt Regency Huntington Beach Resort & Spa

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Hyatt Regency Huntington Beach Resort & Spa Property:

Cash Flow Analysis
	2012	2013	2014	2015	UW	UW per Room
Occupancy	75.9%	77.2%	83.4%	83.5%	83.7%
ADR	$219.51	$233.14	$247.21	$260.59	$260.59
RevPAR	$166.70	$179.92	$206.10	$217.50	$218.09

Rooms Revenue	$31,543,551	$33,951,287	$38,892,228	$41,155,432	$41,155,432	$79,604
Food & Beverage	$27,584,636	$29,359,486	$35,702,200	$38,650,718	$38,650,718	$74,760
Other Income	$6,455,583	$7,470,962	$8,682,344	$8,448,331	$8,629,758	$16,692
Total Revenue	$65,583,770	$70,781,735	$83,276,772	$88,254,481	$88,435,908	$171,056
Total Expenses	$49,406,591	$51,948,000	$59,465,361	$61,949,211	$62,406,949	$120,710
Net Op. Income	$16,177,179	$18,833,735	$23,811,411	$26,305,270	$26,028,959	$50,346
FF&E(1)	$3,279,189	$3,539,087	$4,163,839	$4,412,724	$3,491,795	$6,754
Net Cash Flow	$12,897,990	$15,294,648	$19,647,573	$21,892,546	$22,537,164	$43,592

NOI DSCR(2)	1.25x	1.45x	1.83x	2.03x	2.00x
NCF DSCR(2)	0.99x	1.18x	1.51x	1.69x	1.74x
NOI Debt Yield(2)	8.1%	9.4%	11.9%	13.2%	13.0%
NCF Debt Yield(2)	6.4%	7.6%	9.8%	10.9%	11.3%

(1)	UW FF&E includes credit equal to 10% of $9.3 million currently held in the FF&E reserve for accretive capital investment during the loan term.

(2)	NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield are based on the Hyatt Regency Huntington Beach Resort & Spa Whole Loan.

Escrows and Reserves. The Hyatt Regency Huntington Beach Resort & Spa Borrower deposited in escrow $898,740 for real estate taxes and $743,645 for insurance premiums at loan origination and is required to escrow monthly 1/12 of the annual estimated tax payments and 1/12 of the annual estimated insurance premiums (unless the Hyatt Regency Huntington Beach Resort & Spa Borrower maintains an acceptable blanket insurance policy). The Hyatt Regency Huntington Beach Resort & Spa Borrower deposited in escrow with the Hyatt Corporation (the “Hyatt Manager”) $9,300,000 for furniture, fixtures, and equipment (“FF&E”) and is required to deposit with the Hyatt Manager monthly 1/12 of an amount equal to 4% of the greater of (x) annual gross revenue for the prior calendar year and (y) the projected annual gross revenue for the upcoming calendar year; however, such monthly deposits will be waived provided (i) no event of default has occurred and is continuing, (ii) no bankruptcy action involving the Hyatt Regency Huntington Beach Resort & Spa Borrower or Hyatt Manager has occurred and is continuing, and (iii) the Hyatt Manager reserves, in a segregated account, amounts required to be reserved for FF&E pursuant to the Hyatt Management Agreement. On each monthly payment date, the Hyatt Regency Huntington Beach Resort & Spa Borrower is required to deposit an amount equal to the quotient of (x) the aggregate Negative Monthly Amounts (as defined below) for the upcoming twelve-month period divided by (y) the number of months for which there is no Negative Monthly Amount (the “Seasonality Reserve”), provided however, such obligation will be waived when the amount in the Seasonality Reserve equals or exceeds 100% of the aggregate Negative Monthly Amounts required for such calendar year. As required by the existing or any renewed Hyatt Management Agreement, the Hyatt Regency Huntington Beach Resort & Spa Borrower is required to make a deposit equal to 120% of the costs, if any, related to future property improvement plan work.

On the first monthly payment date occurring after each occurrence of a Trigger Period (as defined below), the Hyatt Regency Huntington Beach Resort & Spa Borrower shall make a true up payment, to be determined by the lender, into an operating expense account. On each monthly payment date occurring on and after the occurrence and continuance of a Trigger Period, the Hyatt Regency Huntington Beach Resort & Spa Borrower shall deposit into the operating expense account an amount equal to the aggregate amount of approved operating and extraordinary expenses to be incurred for the then current interest accrual period. The Hyatt Regency Huntington Beach Resort & Spa Borrower shall not be required to make monthly operating expense deposit provided that (i) no event of default has occurred, (ii) no bankruptcy action involving the Hyatt Regency Huntington Beach Resort & Spa Borrower or Hyatt Manager has occurred and is continuing, (iii) neither the Hyatt Regency Huntington Beach Resort & Spa Borrower or Hyatt Manager is in default under the Hyatt Management Agreement, and (iv) the Hyatt Manager reserves, in a segregated account, amounts required to be reserved for operating and extraordinary expenses pursuant to the Hyatt Management Agreement.

A “Negative Monthly Amount” means, with respect to any monthly payment date, the amount, if any, by which operating Income for the Hyatt Regency Huntington Beach Resort & Spa Property for the calendar month is insufficient to establish a debt service coverage ratio of 1.10x based on the then current approved annual budget.

Lockbox and Cash Management. The Hyatt Regency Huntington Beach Resort & Spa Whole Loan has a hard lockbox and in-place cash management. Provided no Hard CM Trigger (as defined below) has occurred, all revenue is required to be collected by the Hyatt Manager and deposited in an account to which the Hyatt Manager has access (the “Hotel Operating Account”). The lender has a perfected security interest in the Hotel Operating Account. Provided no event of default has occurred under the loan agreement and the Hyatt Management Agreement is in full force and effect, the Hyatt Manager is required to pay all operating expenses from the Hotel Operating Account pursuant to the Hyatt Management Agreement and deposit such funds necessary to maintain the $1,500,000 minimum working balance required under the Hyatt Management Agreement. All remaining sums are required to be remitted to the lender-controlled lockbox account on or prior to the 15th day of each calendar month. Upon the occurrence and during the continuance of an event of default under the loan agreement, provided (A) the Hyatt Management Agreement is in full force and effect, (B) the

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Hyatt Regency Huntington Beach Resort & Spa

Hyatt Manager continues to be the property manager, and (C) none of the Hyatt Manager, Hyatt Hotels Corporation or any affiliate of the foregoing controls the Hyatt Regency Huntington Beach Resort & Spa Borrower, the Hyatt Manager is required to make disbursements from the Hotel Operating Account as follows: (i) first, funds sufficient to pay the monthly tax deposit due for the then applicable due date, if any, to the lender; (ii) second, funds sufficient to pay the monthly insurance deposit due for the then applicable due date, if any, to the lender; (iii) third, to fund all other approved operating expenses per the approved annual budget, and (iv) fourth, the remaining balance of all revenue derived from the Hyatt Regency Huntington Beach Resort & Spa Property to the lender-controlled lockbox account. Upon the occurrence and during the continuance of a Hard CM Trigger, all revenue is required to be deposited into the lockbox account.

A “Hard CM Trigger” means upon the occurrence of either (x) the Hyatt Management Agreement not being in full force and effect or (y) an event of default occurring and continuing and the Hyatt Manager, Hyatt Hotels Corporation or any affiliate of the foregoing controlling the borrower.

All sums on deposit in the lockbox are required to, on each business day, be transferred from the lockbox to the cash management account. Provided no event of default is continuing, funds on deposit in the cash management account are required to be disbursed on each monthly payment date to pay debt service on the Hyatt Regency Huntington Beach Resort & Spa Whole Loan, to fund the required reserve deposits as described above under “—Escrows and Reserves,” to pay any other amounts due and owing under the Hyatt Regency Huntington Beach Resort & Spa Whole Loan, and to disburse the remainder to the Hyatt Regency Huntington Beach Resort & Spa Borrower (or, during the continuance of a Trigger Period (as defined below), to an account to be held by the lender as additional security for the Hyatt Regency Huntington Beach Resort & Spa Whole Loan).

A “Trigger Period” means a period commencing upon the earlier of (i) the occurrence and continuance of a monetary event of default or material non-monetary event of default and expiring upon the cure of such event of default, (ii) the debt service coverage ratio being less than 1.30x and expiring when the debt service coverage ratio is equal to or greater than 1.40x for two consecutive calendar quarters, (iii) the occurrence of a Hotel Agreement Trigger Period and expiring upon the cure of such Hotel Agreement Trigger Period, (iv) the occurrence of a Hotel Agreement Renewal Trigger Event and expiring in connection with a Hotel Agreement Renewal Event, and (v) the occurrence of a bankruptcy action of the Hyatt Manager and expiring upon the replacement of such Hyatt Manager.

A “Hotel Agreement Trigger Period” means a period (A) commencing upon the first to occur of (i) the Hyatt Regency Huntington Beach Resort & Spa Borrower being in material default under the Hyatt Management Agreement, (ii) the Hyatt Regency Huntington Beach Resort & Spa Borrower or Hyatt Manager giving notice that it is terminating the Hyatt Management Agreement, (iii) any termination, cancellation, and/or expiration of the Hyatt Management Agreement, (iv) any bankruptcy action of the Hyatt Manager that is not dismissed within 60 days of having been filed, (v) the Hyatt Regency Huntington Beach Resort & Spa Property failing to be operated, “flagged”, or branded pursuant to the Hyatt Management Agreement and (B) expiring upon the satisfaction of cures pursuant to the Hyatt Management Agreement or the rebranding or reflagging of the Hyatt Regency Huntington Beach Resort & Spa Property pursuant to a qualified replacement management agreement and to the extent a property improvement plan (“PIP”) is required with the foregoing, the deposit of the corresponding PIP deposit.

A “Hotel Agreement Renewal Trigger Event” means an event in which the Hyatt Management Agreement (or applicable management agreement) is not renewed on or before the date that is 12 months prior to the expiration of the then applicable management agreement.

Additional Secured Indebtedness (not including trade debts). The Hyatt Regency Huntington Beach Resort & Spa Property also secures the Hyatt Regency Huntington Beach Resort & Spa Non-Serviced Companion Loan, with a Cut-off Date balance of $140,000,000. A portion of the Hyatt Regency Huntington Beach Resort & Spa Non-Serviced Companion Loan, represented by Promissory Note A-1-1, in the original principal amount of $54,000,000, is currently held by Citigroup Global Markets Realty Corp., or an affiliate thereof, and is expected to be contributed to the CGCMT 2016-C1 securitization trust prior to the closing of this transaction, and a portion of the Hyatt Regency Huntington Beach Resort & Spa Non-Serviced Companion Loan, represented by Promissory Notes A-1-2, A-2 and A-3, in the aggregate original principal amount of $86,000,000, is currently held by Citigroup Global Markets Realty Corp., or an affiliate thereof, and may be contributed to future securitizations or otherwise transferred at any time. The promissory notes evidencing the Hyatt Regency Huntington Beach Resort & Spa Non-Serviced Companion Loan accrue interest at the same rate as the Hyatt Regency Huntington Beach Resort & Spa Mortgage Loan. The Hyatt Regency Huntington Beach Resort & Spa Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Hyatt Regency Huntington Beach Resort & Spa Non-Serviced Companion Loan. The holders of the Hyatt Regency Huntington Beach Resort & Spa Mortgage Loan and the Hyatt Regency Huntington Beach Resort & Spa Non-Serviced Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Hyatt Regency Huntington Beach Resort & Spa Whole Loan. The Hyatt Regency Huntington Beach Resort & Spa Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the CGCMT 2016-C1 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—The Hyatt Regency Huntington Beach Resort & Spa Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Hyatt Regency Huntington Beach Resort & Spa Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance reasonably satisfactory to the lender (but in no event more than the sum of 100% of full replacement cost and 24 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the Hyatt Regency Huntington Beach Resort & Spa Borrower is required to maintain, and the lender is required to accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	In-Rel 8

Mortgage Loan No. 2 – In-Rel 8

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	In-Rel 8

Mortgage Loan No. 2 – In-Rel 8

CANADA
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Lake Superior
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BAHAMAS
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In-Rel 8
1 50 Penn Place — Oklahoma City, OK
2 Lynnfield Park — Memphis, TN
3 Chase Tower — Lexington, KY
4 I-Bank Tower — Memphis, TN
5 4100 Okeechobee — West Palm Beach, FL
6 Bainbridge Mall — Bainbridge, GA
7 Center Point — Center Point, AL
8 Plantation Merchandise Mart — Plantation, FL

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	In-Rel 8

Mortgage Loan No. 2 – In-Rel 8

Mortgage Loan Information				Property Information(4)
Mortgage Loan Seller:	UBSRES			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$60,000,000			Location:	Various
Cut-off Date Balance(1):	$60,000,000			General Property Type:	Various
% of Initial Pool Balance:	6.8%			Detailed Property Type:	Various
Loan Purpose:	Refinance			Title Vesting:	Fee and Leasehold
Sponsor:	Charles Stein; Dennis Udwin			Year Built/Renovated:	Various
Mortgage Rate:	4.9300%			Size:	1,478,687 SF
Note Date:	5/9/2016			Cut-off Date Balance per Unit(1):	$63
First Payment Date:	7/6/2016			Maturity Date Balance per Unit(1):	$58
Maturity Date:	6/6/2021			Property Manager:	In-Rel Properties Inc.; In-Rel Properties North, LLC (borrower-related)
Original Term to Maturity:	60 months
Original Amortization Term:	360 months			Underwriting and Financial Information(4)
IO Period:	0 months			UW NOI:	$11,272,502
Seasoning:	0 months			UW NOI Debt Yield(1):	12.2%
Prepayment Provisions(2):	LO (24); DEF (32); O (4)			UW NOI Debt Yield at Maturity(1):	13.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	1.68x
Additional Debt Type(1):	Pari Passu			Most Recent NOI:	$9,786,472 (3/31/2016 TTM)
Additional Debt Balance(1):	$32,500,000			2nd Most Recent NOI:	$9,499,908 (12/31/2015)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$8,729,265 (12/31/2014)
Reserves(3)				Most Recent Occupancy:	83.2% (4/1/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	81.2% (12/31/2015)
RE Tax:	$749,640	$121,769	N/A	3rd Most Recent Occupancy:	79.7% (12/31/2014)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$132,675,000 (Various)
Deferred Maintenance:	$834,096	$0	N/A	Cut-off Date LTV Ratio(1):	69.7%
Recurring Replacements:	$0	$18,487	N/A	Maturity Date LTV Ratio(1):	64.3%
TI/LC:	$500,000	$92,418	$1,500,000
Other:	$4,508,926	(3)	(3)

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$92,500,000	100.0%	Loan Payoff:	$60,895,553	69.2%
			Reserves(3):	$6,592,662	7.1%
			Closing Costs:	$1,491,566	1.6%
			Return of Equity:	$23,520,219	25.4%
Total Sources:	$92,500,000	100.0%	Total Uses:	$92,500,000	100.0%

(1)	The In-Rel 8 Mortgage Loan is part of the In-Rel 8 Whole Loan, which is comprised of three pari passu promissory notes with an aggregate principal balance of $92,500,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the In-Rel 8 Whole Loan.

(2)	Defeasance is permitted at any time on or after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last In-Rel 8 promissory note to be securitized and (b) July 6, 2019.

(3)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(4)	Property Information and Underwriting and Financial Information are based on a combination or sum of all eight office and retail centers that comprise the In-Rel 8 Portfolio.

The Mortgage Loan. The second largest mortgage loan (the “In-Rel 8 Mortgage Loan”) is part of a whole loan (the “In-Rel 8 Whole Loan”) evidenced by three promissory notes in the aggregate original principal amount of $92,500,000, all of which are secured by first priority fee and leasehold mortgages encumbering four office properties, three retail shopping centers and one mixed use property in Tennessee, Oklahoma, Kentucky, Alabama, Georgia and Florida (collectively, the “In-Rel 8 Portfolio”). Promissory Note A-1, in the original principal amount of $60,000,000, represents the In-Rel 8 Mortgage Loan. Promissory Notes A-2 and A-3, in the aggregate original principal amount of $32,500,000 (the “In-Rel 8 Serviced Companion Loan”), are expected to be held by UBS Real Estate Securities Inc. or an affiliate thereof on the closing date of this transaction and may be contributed to one or more future securitization transactions or otherwise transferred at any time. The In-Rel 8 Whole Loan will be serviced pursuant to the pooling and servicing agreement for this transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans—The In-Rel 8 Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The proceeds of the In-Rel 8 Mortgage Loan were used to refinance eight previous loans secured by eight mixed use office and retail shopping centers comprising the In-Rel 8 Portfolio, which loans totaled approximately $60,895,553 at the time of payoff. The office and retail shopping centers were purchased by the In-Rel 8 Borrower, or its affiliates, on various dates from January 1998 to December 2015, for a total purchase price of approximately

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	In-Rel 8

$78,800,000. In addition, the sponsors spent approximately $19.9 million ($13.48 PSF) in capital and tenant improvements and leasing commissions for a total cost of approximately $98.7 million ($66.77 PSF).

The Borrower and the Sponsor. The borrowers are Lynnfield Office Project, LLC and White Station Building, LLC, each a Tennessee limited liability company, Bainbridge Mall, LLC and 4100 Okeechobee Owner, LLC, each a Florida limited liability company, Chase Tower Building Owner, LLC, 50 Penn Building Owner, LLC, Braswell Building Owner, LLC and Center Point Center Owner, LLC, each a Delaware limited liability company, and Plantation Merchandise Mart, Inc., a Florida corporation (collectively, the “In-Rel 8 Borrower”), each structured to be bankruptcy-remote, with two independent directors. The sponsors and the nonrecourse carve-out guarantors of the In-Rel 8 Borrower are Charles Stein and Dennis Udwin. Mr. Stein is a founding principal of In-Rel Properties, a privately held, vertically integrated real estate investment and management firm founded in 1984. In-Rel Properties currently manages approximately 3.0 million SF consisting primarily of office and retail properties in Florida, Georgia, Tennessee, Kentucky and Oklahoma. Mr. Stein is responsible for the company’s treasury functions, financial and tax planning and sourcing and underwriting of new transactions, and is a member of the company’s investment committee. Mr. Udwin is also a founding principal of In-Rel Properties and oversees In-Rel Properties’ leasing, property management and construction functions, as well as due diligence on new acquisitions. Mr. Udwin is also a member of the company’s investment committee.

The Properties. The In-Rel 8 Portfolio consists of four office properties, one mixed use office/retail property, and three retail centers located across six states and six different markets. The top three state concentrations based on allocated cut-off date mortgage loan amount are Tennessee at approximately 41%, Kentucky at approximately 22% and Oklahoma at approximately 21%. The In-Rel 8 Portfolio totals approximately 1,478,687 SF and is leased to over 258 separate tenants pursuant to approximately 286 different leases. The office properties range in size from 50,155 SF to 280,829 SF, with an average of 211,111 SF. The mixed use property consists of 178,732 SF (55.7%) of office space, 134,555 SF (41.9%) of retail space and 7,670 SF (2.4%) of storage space. The retail properties range in size from 35,937 SF to 148,275 SF, with an average of 104,429 SF. See “—Major Portfolio Tenants” below for further discussion of the top five tenant concentrations.

The Center Point property is leased to Center Point Associates, L.L.C., an Alabama limited liability company, pursuant to a 50-year ground lease with Najwa S. Bateh, expiring on December 10, 2039 with three ten-year renewal options remaining, which will fully extend the lease to December 31, 2069 (the “Ground Lease”). Ground rent is reset every ten years with a current annual rent of $144,000. The next rent adjustment is scheduled to occur in December 2019 at $172,800 per annum. Upon maturity of the In-Rel 8 Whole Loan, there will be approximately 48 years remaining on the Ground Lease based on the fully extended ground lease.

The following table presents each property comprising the In-Rel 8 Portfolio by descending allocated cut-off date mortgage loan amount:

In-Rel 8 Portfolio Property Summary
Property Name	Location	Property Type/Subtype	Size (SF)(1)	Occ. %(1)	Allocated Cut-off Date Mortgage Loan Amount	% of Allocated Mortgage Loan Amount	Year Built/ Renovated	Appraised Value
Lynnfield Park	Memphis, TN	Office/Suburban	280,829	83.5%	$13,281,081	22.1%	1974-1979/2012	$28,800,000
Chase Tower	Lexington, KY	Office/CBD	237,892	85.2%	$13,232,432	22.1%	1973/2012	$27,500,000
50 Penn Place	Oklahoma City, OK	Mixed Use/ Office/Retail	320,957	75.2%	$12,324,324	20.5%	1974/2012	$26,600,000
I-Bank Tower	Memphis, TN	Office/Suburban	275,566	79.4%	$11,610,811	19.4%	1967/2012	$29,575,000
4100 Okeechobee	West Palm Beach, FL	Office/Suburban	50,155	100.0%	$3,308,108	5.5%	1971/2013	$6,900,000
Center Point	Center Point, AL	Retail/Anchored	148,275	94.7%	$2,335,135	3.9%	1990/N/A	$5,100,000
Bainbridge Mall	Bainbridge, GA	Retail/Anchored	129,076	82.4%	$2,091,892	3.5%	1975/N/A	$4,300,000
Plantation Merch. Mart	Plantation, FL	Retail/Unanchored	35,937	100.0%	$1,816,216	3.0%	1987/N/A	$3,900,000
Total/Wtd. Avg.			1,478,687	83.2%	$60,000,000	100.0%		$132,675,000

(1)	Information is based on the underwritten rent roll.

Major Portfolio Tenants.

First Tennessee Bank National (138,812 SF, 9.4% of portfolio NRA, 13.1% of portfolio underwritten base rent). First Tennessee Bank National is a wholly owned subsidiary of First Horizon National Corporation (NYSE: FHN) (“FHN”). With approximately 4,000 employees, FHN offers regional banking, wealth management, and capital market services through more than 170 First Tennessee Bank National, and FTB Advisor locations in and around Tennessee and 27 FTN Financial offices in the U.S. and abroad. Founded in 1864, FHN has the 14th oldest national bank charter in the U.S. and has been recognized as one of the nation’s best employers by Working Mother and American Banker magazines. First Tennessee Bank National leases a total of 138,812 SF at the Lynnfield Park property (49.4% of property NRA) expiring in July 2018. First Tennessee Bank National currently subleases 36,571 SF of its space throughout the remainder of its lease term. First Tennessee Bank National has a contractual base rent of $17.00 PSF on a modified gross lease and has two five-year renewal options, provided First Tennessee Bank National has not assigned or subleased more than 5.0% of its space.

Food Giant (54,172 SF, 3.7% of portfolio NRA, 1.1% of portfolio underwritten base rent). Headquartered in Sikeston, Missouri, Food Giant operates in over 100 retail grocery stores in eight states including Georgia, Alabama, Arkansas, Florida, Kentucky, Mississippi, Missouri, and Tennessee. Food Giant employs approximately 5,000 associates under multiples brands including Food Giant, Piggly Wiggly, and Mad Butcher. Food Giant is a wholly owned subsidiary of Houchens Industries, Inc. Food Giant leases 54,172 SF at the Center Point property (36.5% of property NRA) expiring in August

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	In-Rel 8

2019. Food Giant’s current rental rate of $3.63 PSF on a gross basis increases to $3.74 PSF in September 2016, $3.85 PSF in September 2017, and $3.96 PSF in September 2018. Food Giant has two five-year renewal options remaining with no termination options.

JP Morgan Chase Bank (52,197 SF, 3.5% of portfolio NRA, 7.6% of portfolio underwritten base rent). JP Morgan Chase Bank (NYSE:JPM) (“JPM”) specializes in investment banking, financial services for consumers, small business and commercial banking, financial transaction processing, asset management, and private equity. JPM operates in more than 100 countries and employs approximately 235,000 people as of December 31, 2015. According to its 2015 annual report, JPM reported net revenue of approximately $93.5 billion and a net income of approximately $24.4 billion, an increase of 12.4% over 2014. JPM leases 52,197 SF across six spaces at the Chase Tower property (21.9% of property NRA) and an ATM drive-through, all expiring in November 2017. JPM has been at the Chase Tower property since November 1999 and currently pays a base rental rate of $19.10 PSF for the basement space (1,232 SF), $28.66 PSF for the first floor space (10,794 SF), $22.57 PSF for space on floors two through four and the sixth floor annex space (40,171 SF), and $89,554 per year for the ATM drive-through. JPM has two seven-year renewal options remaining with no termination options.

ChildNet, Inc. (50,155 SF, 3.4% of portfolio NRA, 5.4% of portfolio underwritten base rent). ChildNet, Inc. (“ChildNet”) is Broward and Palm Beach Counties’ community based care lead not-for-profit agency selected by the State of Florida to manage the local system of services and supports for abused, abandoned and neglected children and their caregivers. ChildNet is the sole tenant at the 4100 Okeechobee property leasing 50,155 SF through June 2019. ChildNet’s current rental rate of $18.71 PSF on a gross basis increases to $19.27 PSF in February 2017, to $19.66 PSF in July 2017, and $20.05 PSF in July 2018. ChildNet has one five-year renewal option with no early termination options.

Belk, Inc. (40,800 SF, 2.8% of portfolio NRA, 0.4% of portfolio underwritten base rent). Belk, Inc. (“Belk”) is a regional department store retailer operating 297 stores in 16 southeastern states with a growing e-commerce business. Belk offers national name brand merchandise and private label apparel, shoes and accessories along with cosmetics, wedding registry and home merchandise. Belk is the anchor retail tenant at the Bainbridge Mall property and has been in occupancy since August 1973 leasing 40,800 SF (31.6% of property NRA) of space expiring in August 2018 with two five year renewal options remaining.

The following table presents a summary regarding the 10 largest tenants by SF within the In-Rel 8 Portfolio:

In-Rel 8 Portfolio Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Total Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration	Retail Center/2014 Comparable Sales PSF
Top 10 Portfolio Tenants
First Tennessee Bank National(4)	BBB-/NR/BBB-	138,812	9.4%	$2,359,804	13.1%	$17.00	7/31/2018	Lynnfield Park: N/A
Food Giant	NR/NR/NR	54,172	3.7%	$202,603	1.1%	$3.74	8/31/2019	Center Point: $186
JP Morgan Chase Bank	A+/A3/A-	52,197	3.5%	$1,366,013	7.6%	$26.17	11/30/2017	Chase Tower: N/A
ChildNet, Inc.	NR/NR/NR	50,155	3.4%	$966,675	5.4%	$19.27	6/30/2019	4100 Okeechobee: N/A
Belk, Inc.	NR/NR/B+	40,800	2.8%	$71,400	0.4%	$1.75	8/22/2018	Bainbridge Mall: $161
Independent Bank	NR/NR/NR	40,666	2.8%	$660,823	3.7%	$16.25	9/30/2021	I-Bank Tower: N/A
McBrayer, McGinnis, Leslie & Kirkland, PLLC(5)	NR/NR/NR	37,641	2.5%	$592,784	3.3%	$15.75	4/30/2027	Chase Tower: N/A
Clear Channel Broadcasting, Inc./IHeartMedia + Entertainment, Inc.	NR/NR/CCC	26,628	1.8%	$388,503	2.2%	$14.59	8/31/2025	50 Penn Place: N/A
RELX Inc.	NR/NR/NR	24,629	1.7%	$394,064	2.2%	$16.00	7/31/2019	50 Penn Place: N/A
Fayette County Attorney - ANNEX	NR/NR/NR	24,447	1.7%	$391,152	2.2%	$16.00	6/30/2023	Chase Tower: N/A
Subtotal/Wtd. Avg.		490,147	33.1%	$7,393,820	41.0%	$15.08

Other Tenants		739,845	50.0%	$10,637,745	59.0%	$14.38
Vacant Space		248,695	16.8%	$0	0.0%	$0.00
Total/Wtd. Avg.		1,478,687	100.0%	$18,031,565	100.0%	$14.66

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Includes 36,571 SF of space currently subleased throughout the remainder of its lease term.

(5)	McBrayer, McGinnis, Leslie & Kirkland, PLLC has a one-time lease termination option effective April 30, 2023 with notice provide no later than October 31, 2021 and payment of a termination fee.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	In-Rel 8

The following table presents certain information relating to the aggregate lease rollover at the In-Rel 8 Portfolio and is based on the underwritten rent rolls of each property comprising the In-Rel 8 Portfolio:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	45	42,147	$13.58	2.9%	2.9%	$572,290	3.2%	3.2%
2016	36	55,726	$17.65	3.8%	6.6%	$983,413	5.5%	8.6%
2017	60	160,640	$19.11	10.9%	17.5%	$3,072,267	17.0%	25.7%
2018	48	288,088	$14.33	19.5%	37.0%	$4,128,769	22.9%	48.6%
2019	36	238,257	$13.30	16.1%	53.1%	$3,169,912	17.6%	66.1%
2020	26	117,523	$12.51	7.9%	61.0%	$1,469,713	8.2%	74.3%
2021	17	126,612	$13.51	8.6%	69.6%	$1,710,514	9.5%	83.8%
2022 & Beyond	18	200,999	$14.55	13.6%	83.2%	$2,924,686	16.2%	100.0%
Vacant	0	248,695	$0.00	16.8%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	286	1,478,687	$14.66	100.0%		$18,031,565	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Markets. The In-Rel 8 Portfolio is comprised of four office properties, one mixed use office/retail property and three retail centers across six states and six different markets, listed below by descending allocated cut-off date mortgage loan amount.

Market Summaries
Property Name	Location	Property Type/Subtype	Allocated Cut-off Date Mortgage Loan Amount	Estimated 2016 Population (five-mile radius)(1)	Estimated Average 2016 Household Income (five-mile radius)(1)	Average Submarket Vacancy(1)
Lynnfield Park	Memphis, TN	Office/Suburban	$13,281,081	222,280	$70,753	9.8%
Chase Tower	Lexington, KY	Office/CBD	$13,232,432	230,730	$63,846	8.1%
50 Penn Place	Oklahoma City, OK	Mixed Use/ Office/Retail	$12,324,324	208,995	$61,146	6.2%/3.7%(2)
I-Bank Tower	Memphis, TN	Office/Suburban	$11,610,811	240,561	$64,606	9.8%
4100 Okeechobee	West Palm Beach, FL	Office/Suburban	$3,308,108	261,968	$58,164	11.1%
Center Point	Center Point, AL	Retail/Anchored	$2,335,135	95,451	$61,762	9.0%
Bainbridge Mall	Bainbridge, GA	Retail/Anchored	$2,091,892	16,517	$49,389	4.1%(3)
Plantation Merch. Mart	Plantation, FL	Retail/Unanchored	$1,816,216	433,674	$60,013	5.0%

(1)	Source: Industry Report

(2)	50 Penn Place is a mixed use property with 55.7% of property NRA comprised of office space, 41.9% of property NRA comprised of retail space, and 2.4% of property NRA comprised of storage space. The average submarket office vacancy as of March 31, 2016 is 6.2% and the average submarket retail vacancy as of March 31, 2016 is 3.7%.

(3)	Source: Appraisal

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	In-Rel 8

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the combined historical operating performance and the Underwritten Net Cash Flow at the In-Rel 8 Portfolio:

Cash Flow Analysis
	2013	2014	2015	3/31/2016 TTM	UW	UW PSF
Base Rent(1)	$15,894,802	$16,243,061	$16,417,162	$16,627,475	$21,941,085	$14.84
Total Recoveries	$351,828	$458,112	$472,642	$463,200	$315,069	$0.21
Other Income	$172,895	$181,899	$460,508	$432,511	$547,268	$0.37
Less Vacancy & Credit Loss	N/A	$0	$0	$0	($3,902,771)	($2.64)
Effective Gross Income	$16,419,525	$16,883,072	$17,350,312	$17,523,186	$18,900,650	$12.78
Total Operating Expenses	$7,889,607	$8,153,807	$7,850,403	$7,736,714	$7,628,148	$5.16
Net Operating Income	$8,529,918	$8,729,265	$9,499,908	$9,786,472	$11,272,502	$7.62
Capital Expenditures	$52,176	$115,494	$91,323	$91,323	$270,290	$0.18
TI/LC	$0	$0	$0	$0	$1,059,804	$0.72
Net Cash Flow	$8,477,742	$8,613,771	$9,408,585	$9,695,149	$9,942,409	$6.72

Occupancy %	79.3%	79.7%	81.2%	82.9%(2)	83.2%
NOI DSCR(3)	1.44x	1.47x	1.60x	1.65x	1.91x
NCF DSCR(3)	1.43x	1.45x	1.59x	1.63x	1.68x
NOI Debt Yield(3)	9.2%	9.4%	10.3%	10.6%	12.2%
NCF Debt Yield(3)	9.2%	9.3%	10.2%	10.5%	10.7%

(1)	UW Base Rent is net of actual vacancy and includes approximately $348,703 of additional contractual rent steps effective May 1, 2017 and $130,000 of percentage rent attributed to Belk, Inc. and Variety Wholesalers.

(2)	Occupancy % is as of April 2016 TTM.

(3)	NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield are based on the In-Rel 8 Whole Loan.

Escrows and Reserves. The In-Rel 8 Borrower deposited $749,640 in escrow for annual real estate taxes at loan origination and is required to escrow monthly 1/12 of the annual estimated tax payments. The In-Rel 8 Borrower is required to escrow monthly 1/12 of the annual estimated insurance premiums (unless the In-Rel 8 Borrower maintains insurance under an acceptable blanket insurance policy). The In-Rel 8 Borrower is required to make monthly deposits of $18,487 for replacement reserves. The In-Rel 8 Borrower deposited $72,000 in escrow at loan origination and is required to make monthly deposits for ground rent payable under the Ground Lease provided such monthly deposits are not required if the funds on deposit in such ground rent reserve account equal or exceed an amount equal to all rent due under the Ground Lease for the immediately succeeding six months and all rent required to be paid pursuant to the Ground Lease has been timely paid in full when due. The In-Rel 8 Borrower deposited $500,000 in the form of a letter of credit in escrow at loan origination and is required to escrow monthly $92,418 for TI/LC reserves provided that such monthly deposits are not required if the funds on deposit in such TI/LC reserve account exceed $1,500,000. The In-Rel 8 Borrower deposited $834,096 in escrow at loan origination for deferred maintenance, $436,926 for unfunded obligations under the Cypress Semiconductor ($410,234), Pollan Dobbs PLLC ($6,400), Randstad General Partner US ($12,792) and Southern Diversified, Inc. ($7,500) leases and $4,000,000 in the form of a letter of credit for material tenant reserves, and is required to make monthly deposits of $62,500 to be deposited into a reserve (the “Material Tenant Rollover Reserve”) provided that such monthly deposits are only required on each monthly payment date commencing in July 2016 and continuing through and including October 2017. During a Material Tenant Trigger Event (as defined below), all excess cash flow is required to be deposited into the Material Tenant Rollover Reserve to be held by the lender as additional security for the In Rel-8 Whole Loan provided that the aggregate amount deposited in the Material Tenant Rollover Reserve solely as the result of a Non-Renewal Event (as defined below) may not exceed with respect to First Tennessee Bank National and/or JPM, an amount equal to (x) $20.00 multiplied by (y) the SF of the applicable Material Tenant (as defined below) space not subject to an extension or re-leasing of its leased premises. So long as no event of default exists, funds held in the Material Tenant Rollover Reserve are required to be used in connection with tenant improvements and leasing commissions incurred with respect to the Material Tenant space.

A “Material Tenant Trigger Event” will commence upon the earlier of (i) if, on or prior to the Material Tenant’s earliest lease extension date and the date that is 12 months prior to the then-applicable expiration date of any Material Tenant’s lease, such Material Tenant fails to extend or renew such lease upon terms and conditions set forth in such Material Tenant’s lease (or otherwise as acceptable to the lender), (ii) if an event of default under any Material Tenant’s lease has occurred, (iii) a Material Tenant or lease guarantor of a Material Tenant’s lease becomes insolvent or a debtor in any bankruptcy action, (iv) if any Material Tenant’s lease is terminated or no longer in full force or effect, (v) if a retail Material Tenant “goes dark,” or any Material Tenant vacates, ceases to occupy or discontinues its operations at all of its Material Tenant space at the In-Rel 8 Portfolio, or (vi) a Non-Renewal Event. A Material Tenant Trigger Event will continue until, in regard to clause (i) above, the Material Tenant has entered into a renewal of all of its leased premises in accordance with the requirements of the loan documents or certain re-leasing conditions have been satisfied with respect to the Material Tenant space, in regard to clause (ii) above, the applicable event of default has been cured, in regard to clause (iii) above, the Material Tenant’s lease is unconditionally affirmed in the applicable bankruptcy and the Material Tenant is paying full unabated rent or, if applicable, the guarantor’s bankruptcy has been discharged or dismissed with no material adverse effect on guarantor’s ability to perform under the lease guaranty, in regard to clause (iv) above, certain re-leasing conditions have been satisfied with respect to the Material Tenant space, in regard to clause (v) above, the applicable Material Tenant re-commences its operations at its leased premises, or certain re-leasing conditions have been satisfied with respect to the Material Tenant space, or in regard to clause (vi) above, the Non-Renewal Event is cured.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	In-Rel 8

“Material Tenant” means (i) First Tennessee Bank National, (ii) Food Giant, (iii) JPM, (iv) ChildNet, (v) Belk or (vi) any tenant leasing space comprising either (a) greater than or equal to 25% of (x) the total rentable SF at the relevant individual property or (y) the total in-place base rent from such individual property or (b) not less than 35,000 aggregate SF at the relevant individual property.

A “Non-Renewal Event” will occur upon (i) if First Tennessee Bank National and/or JPM gives written notice of its intention to not extend or renew its Material Tenant lease for the entire Material Tenant space, (ii) if, on or prior to the Material Tenant’s earliest lease extension date and the date that is 12 months prior to the then-applicable expiration date under its Material Tenant’s lease, First Tennessee Bank National and/or JPM fails to extend or renew such lease upon terms and conditions set forth in such Material Tenant’s lease (or otherwise as acceptable to the lender) for the entire Material Tenant space, or (iii) if, on or prior to the earliest date that First Tennessee Bank National and/or JPM is required to notify the In-Rel 8 Borrower of its election to extend or renew such Material Tenant lease for the entire Material Tenant space, such Material Tenant fails to provide such notice. A Non-Renewal Event will continue until, in regard to clause (i) above, the revocation or rescission by First Tennessee Bank National and/or JPM, as applicable, of all termination or cancellation notices with respect to its Material Tenant lease or certain re-leasing conditions have been satisfied with respect to the Material Tenant space, or in regard to clauses (ii) and (iii) above, the Material Tenant has entered into an extension of all of its leased premises in accordance with the requirements of the loan documents or certain re-leasing conditions have been satisfied with respect to the Material Tenant space.

Lockbox and Cash Management. A hard lockbox is in place with respect to the In-Rel 8 Mortgage Loan. The In-Rel 8 Mortgage Loan has springing cash management (i.e., the In-Rel 8 Mortgage Loan has cash management only after the initial occurrence of a Trigger Period (as defined below)). During the continuance of a Trigger Period for the In-Rel 8 Mortgage Loan, funds in the lockbox account are required to be applied on each monthly payment date to pay debt service on the In-Rel 8 Mortgage Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves,” to disburse, provided no event of default has occurred or is continuing, to the In-Rel 8 Borrower the monthly amount payable for operating expenses not otherwise paid or reserved for as described above under “—Escrows and Reserves” and referenced in the annual budget approved by the lender together with other amounts incurred by the In-Rel 8 Borrower in connection with the operation and maintenance of the In-Rel 8 Portfolio reasonably approved by the lender, and to disburse the remainder to the In-Rel 8 Borrower (or, during the continuance of (i) a Material Tenant Trigger Event, to the Material Tenant Rollover Reserve or (ii) a Cash Sweep Period (as defined below, subject to clause (i)), to an account to be held by the lender as additional security for the In-Rel 8 Mortgage Loan).

A “Trigger Period” will occur upon (i) an event of default, (ii) any bankruptcy action involving any In-Rel 8 Borrower, the guarantors, or the property manager, (iii) the debt service coverage ratio based on the trailing 12-month period falling below 1.15x, (iv) a Material Tenant Trigger Event, or (v) any indictment for fraud or misappropriation of funds by any In-Rel 8 Borrower, the sole member of any In-Rel 8 Borrower, the managing member of any In-Rel 8 Borrower, the guarantors or the property manager or any officer or director thereof. A Trigger Period will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, the filing being discharged, stayed or dismissed within 90 days for the In-Rel 8 Borrower or the guarantors, or within 120 days for the property manager, and the lender’s determination that such filing does not materially affect the In-Rel 8 Borrower’s, the guarantors’, or the property manager’s monetary obligations, in regard to clause (iii) above, the date the debt service coverage ratio based on the trailing 12-month period is greater than or equal to 1.20x for two consecutive calendar quarters, or in regard to clause (iv) above, the Material Tenant Trigger Event is cured.

A “Cash Sweep Period” will occur upon (i) an event of default, (ii) any bankruptcy action involving any In-Rel 8 Borrower, the guarantors, or the property manager, or (iii) the debt service coverage ratio based on the trailing 12-month period falling below 1.15x. A Cash Sweep Period will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, the filing being discharged, stayed or dismissed within 90 days for the In-Rel 8 Borrower or the guarantors, or within 120 days for the property manager, and the lender’s determination that such filing does not materially affect the In-Rel 8 Borrower’s, the guarantors’, or the property manager’s monetary obligations, or in regard to clause (iii) above, the date the debt service coverage ratio based on the trailing 12-month period is greater than or equal to 1.20x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). The In-Rel 8 Portfolio also secures the In-Rel 8 Serviced Companion Loan, with a Cut-off Date balance of $32,500,000. The In-Rel 8 Serviced Companion Loan is expected to be held by UBS Real Estate Securities Inc. or an affiliate thereof on the closing date of this transaction and may be contributed to one or more future securitization transactions or otherwise transferred at any time. The promissory notes evidencing the In-Rel 8 Serviced Companion Loan accrue interest at the same rate as the In-Rel 8 Mortgage Loan. The In-Rel 8 Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the In-Rel 8 Serviced Companion Loan. The holders of the In-Rel 8 Mortgage Loan and the In-Rel 8 Serviced Companion Loan have entered into a co-lender agreement that sets forth the allocation of collections on the In-Rel 8 Whole Loan. The In-Rel 8 Whole Loan will be serviced pursuant to the pooling and servicing agreement for this transaction. See “Description of the Mortgage Pool—The Whole Loans— The Serviced Pari Passu Whole Loans—The In-Rel 8 Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	In-Rel 8

Terrorism Insurance. The In-Rel 8 Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance reasonably satisfactory to the lender (but in no event more than the sum of 100% of full replacement cost and twelve months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the In-Rel 8 Borrower is required to maintain, and the lender is required to accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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BACM 2016-UBS10	Belk Headquarters

Mortgage Loan No. 3 – Belk Headquarters

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Belk Headquarters

Mortgage Loan No. 3 – Belk Headquarters

Belk Headquarters
2801 West Tyvola Road
Charlotte, NC 28217
CHARLOTTE
Westchester
Lakewood
Tuckaseegee Rd.
Freedom Dr.
Rozzelles Ferry Rd.
Johnson C. Smith Univ.
The Fillmore Charlotte
Statesville Ave.
Graham St.
Tryon Hills
CHARLOTTE AMTRAK
AMTRAK
NoDa
Matheson Ave.
LYNX BLUE LINE EXTENSION (Open 2017)
Parkwood Ave.
Plaza-Midwood
Johnson and Wales Univ.
Ashley Rd.
Wilkinson Blvd.
Morehead St.
Bank of America Stadium
BB&T Stadium
Church St.
Uptown
Belmont
Hawthorne Ln.
Plaza Rd.
Charlotte Country Club
Tryon St.
Charlotte Conv Ctr
Time Warner Cable Arena
Central Ave.
Charlotte-Douglas International Airport
Carolina Golf Club
Westover Hills
Carson
LYNX GOLD LINE
Central Piedmont Comm. Coll.
Kings College
South End
Bland
East-West
Midtown Square
Presbyterian Hospital
Carolinas Medical Center-Mercy
E. 7th St.
Bojangles' Coliseum
Ovens Auditorium
West Blvd.
Revolution Park Golf Course
Clanton Park
East Blvd.
Dilworth
Carolinas Medical Center
Randolph Rd.
LYNX LIGHT RAIL
BLUE LINE
Brookhill
Kenilworth Ave.
Mint Museum
New Bern
Marsh Rd.
Dilworth Gardens Shopping Center
Yorkmont Rd.
Southside Park
Park Rd.
Freedom Park
Eastover Park
Eastover
Wendover Rd.
Billy Graham Pkwy
Scaleybark
Sedgefield
Nature Museum
Queens College
Eagle Lake
Beam Rd.
Tyvola Pkwy.
The Art Institute of Charlotte
Renaissance Park
S. Tryon St.
Myers Park
Providence Rd.
Cotswold
Hillside Ave.
Collingwood
Park Road Shopping Center
Andover Rd.
Woodlawn
Woodlawn Rd.
Renaissance Park Golf Course
Myers Park Country Club
Providence Park
Sardis Rd.
South Blvd.
PARK ROAD OFFICE DISTRICT
Selwyn Ave.
Tyvola
Tyvola Rd.
Barclays Downs
Sharon Ln.
MECKLENBURG COUNTY
Nations Ford Rd.
Eastway Crossing
Piedmont Town Center
Arbor Way
Archdale Dr.
Archdale
South Park
Fairview Rd.
SouthPark Mall
Yorkmount
Whitehall Commons
Park Road Park
Arrowood Rd.
Park Dr.
Phillips Place
Quail Hollow
Mountainbrook
Town of Ayrsley
Arrowood
Hebron St.
Continental Tire North America
Ramblewood Park
LIGHT RAIL
Sharon Road West
Sharon Rd. West
Staples Distribution Center
Westinghouse Blvd.
Carolina Pavilion Shopping Center
Carowinds Amusement Park
Outlet Marketplace
LYNX
I-485
Pineville
Park Rd.
NC
SC
YORK COUNTY
Ballantyne 2 miles
Polk St.
The Centrum
Carolinas Medical Center - Pineville
Lowesville
Huntersville
Kannapolis
CONCORD
Stanley
Wedgewood
Mt. Holly
Harrisburg
Gastonia
Belmont
CHARLOTTE
Uptown
Bradfield Farms
NORTH CAROLINA
SOUTH CAROLINA
Mint Hill
Matthews
Pineville
Stallings
Indian Trail
Fort Mill
Weddington
Rock Hill
Monroe
Waxhaw

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Belk Headquarters

Mortgage Loan No. 3 – Belk Headquarters

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		BANA		Single Asset/Portfolio:	Single Asset
Original Balance:		$58,000,000		Location:	Charlotte, NC 28217
Cut-off Date Balance:		$58,000,000		General Property Type:	Office
% of Initial Pool Balance:		6.6%		Detailed Property Type:	Suburban
Loan Purpose(1):		Acquisition and Refinance		Title Vesting:	Fee
Sponsor:		Samuel Jacobson		Year Built/Renovated:	1987/2016
Mortgage Rate(2):		5.1440%		Size:	473,698 SF
Note Date:		3/30/2016		Cut-off Date Balance per Unit:	$122
First Payment Date:		5/1/2016		Maturity Date Balance per Unit:	$107
Maturity Date(2):		4/1/2026		Property Manager:	Self-managed
Original Term to Maturity(2):		120 months
Original Amortization Term:		360 months		Underwriting and Financial Information
IO Period:		24 months		UW NOI:	$5,077,269
Seasoning:		2 months		UW NOI Debt Yield:	8.8%
Prepayment Provisions:		LO (26); DEF (90); O (4)		UW NOI Debt Yield at Maturity:	10.1%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NCF DSCR:	1.59x (IO) 1.27x (P&I)
Additional Debt Type:		N/A		Most Recent NOI(1):	N/A
Additional Debt Balance:		N/A		2nd Most Recent NOI(1):	N/A
Future Debt Permitted (Type):		No (N/A)		3rd Most Recent NOI(1):	N/A
Reserves(3)				Most Recent Occupancy:	100.0% (6/1/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(1):	N/A
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy(1):	N/A
Insurance:	$0	Springing	N/A	Appraised Value (as of)(4):	$96,990,000 (4/1/2016)
Recurring Replacements:	$0	Springing	N/A	Cut-off Date LTV Ratio:	59.8%
TI/LC:	$0	$15,790	N/A	Maturity Date LTV Ratio:	52.0%

Sources and Uses

Sources	Proceeds	% of Total	Uses(1)	Proceeds	% of Total
Loan Amount:	$58,000,000	82.4%	Purchase Price:	$37,959,165	53.9%
Borrower Equity:	$12,399,249	17.6%	Loan Payoff:	$17,982,318	25.5%
			Tenant Allowance:	$11,000,000	15.6%
			Closing Costs:	$3,457,765	4.9%
Total Sources:	$70,399,249	100.0%	Total Uses:	$70,399,249	100.0%

(1)	The Belk Headquarters Mortgage Loan together with a $12,457,765 cash contribution by the Belk Headquarters Mortgage Loan sponsor is being used to refinance existing debt encumbering the West Unit and finance the acquisition of the East Unit (see “—The Property” below). As a result of this collateral acquisition, historical operating and occupancy information relating to the East Unit are not available.

(2)	The Belk Headquarters Mortgage Loan has an anticipated repayment date of April 1, 2026 with a maturity date of April 1, 2046. Beginning on the anticipated repayment date through the maturity date the Belk Headquarters Mortgage Loan will accrue interest at a note rate equal to the sum of 2.0% and the greater of (a) the initial note rate of 5.144% and (b) the sum of the treasury rate plus 5.0%.

(3)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(4)	The Belk Headquarters Property was given a “stabilized” value of $96,990,000 as of April 1, 2016, which assumed (i) the Belk lease amendments being signed, (ii) rent commencement, and (iii) tenant allowances being released to Belk by April 1, 2016. All such events have occurred as of the closing date of the Belk Headquarters Mortgage Loan. The Belk Headquarters Property has been given a “dark” value as of March 1, 2016 of $45,870,000 ($97 PSF).

The Mortgage Loan. The third largest mortgage loan (the “Belk Headquarters Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $58,000,000 and secured by a first priority fee mortgage encumbering the two condominium units (the “East Unit” and the “West Unit”) within a single-tenant office building known as the Belk Headquarters building (the “Belk Headquarters Property”) located in Charlotte, North Carolina. Proceeds from the Belk Headquarters Mortgage Loan, together with an equity contribution of $12,466,749 from the Belk Headquarters Mortgage Loan sponsor, were used to purchase the East Unit of the Belk Headquarters Property, defease an existing loan secured by the West Unit of the Belk Headquarters Property (which loan was securitized in the BACM 2007-3 transaction), contribute $11 million toward tenant improvements and pay closing costs.

The Borrower and the Sponsor. The borrowers are Jacobson Charlotte West, LLC and Jacobson Charlotte East, LLC, each a Delaware limited liability company with at least two independent directors (collectively, the “Belk Headquarters Borrower”). Equity ownership in the Belk Headquarters Borrower is held by Samuel Jacobson (93%) and Randi Jacobson (7%). Samuel Jacobson is the sponsor and non-recourse carve-out guarantor. Mr. Jacobson is a real estate investor focused on acquiring, owning, leasing and managing primarily triple-net leased buildings. His current portfolio includes fourteen commercial properties across Arkansas, California, Florida, Illinois, Indiana, Minnesota, New York, North Carolina and Wisconsin.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Belk Headquarters

The Property. The Belk Headquarters Property is located at 2801 West Tyvola Road, and is fully leased to Belk, Inc. (“Belk”). Belk is a regional department store retailer operating 297 stores in 16 southeastern states with a growing e-commerce business. Belk offers national name brand merchandise and private label apparel, shoes and accessories along with cosmetics, wedding registry and home merchandise. Belk’s current CEO is Tim Belk, who represents the third generation of the Belk family to run the company since its founding in 1888. For its 2015 fiscal year, Belk earned approximately $4.11 billion in sales and contributed over $21.5 million to charities in the communities it serves. Belk has been headquartered at the Belk Headquarters Property for over 27 years. In December 2015, Sycamore Partners purchased Belk for a reported $3 billion. Sycamore Partners is a private equity firm with over $3.5 billion in capital under management, specializing in retail and consumer investments. Sycamore Partners’ investment portfolio currently includes Belk, Coldwater Creek, Dollar Express, Hot Topic, the Kasper Group, Nine West Holdings and Talbots.

The Belk Headquarters Property is located approximately six miles from the Charlotte central business district in the LakePointe Corporate Center, a 175-acre Class “A” office park which also contains hotels, bank branches, restaurants and a 3.1 mile jogging trail. The Belk Headquarters Property consists of one building divided into two condominium units: the East Unit consists of 292,098 SF and the West Unit consists of 181,600 SF. Both condominium units are included in the collateral for a total of 473,698 SF of net rentable area. The Belk Headquarters Property also includes 1,528 surface parking spaces and 500 spaces in a parking garage. Belk was the original owner of the Belk Headquarters Property when built in 1987, and in 2005 and 2006 created the condominium structure and closed on a sale-leaseback transaction in conjunction with the sale of its credit card business to GE Consumer Finance, predecessor to Synchrony Financial. Synchrony Financial sublet approximately 66,000 SF in the West Unit from Belk. Belk also sublet approximately 75,000 SF in the East Unit to iQor, a call center operator. Both subleases have been terminated in order to accommodate Belk’s need for additional space as it moves employees from the neighboring Three Coliseum Centre building to the Belk Headquarters Property.

In connection with the Belk Headquarters Mortgage Loan, the Belk Headquarters Borrower purchased the East Unit, refinanced the West Unit and contributed $10 million to Belk for Belk’s use to improve the space, which plans include furniture purchases, IT wiring, security updates, elevator renovations, the addition of a fitness facility and general upfit. Also in connection with the Belk Headquarters Mortgage Loan, Belk signed lease amendments for the East Unit and the West Unit extending its leases to March 31, 2031 and providing for five additional five-year renewal options. The leases require annual base rent of $11.30 PSF, increasing to $12.15 PSF beginning March 2021. Belk’s lease is triple-net, with Belk responsible for payment of all property repairs and maintenance, any condominium assessments, utilities, office park assessments, taxes and property insurance premiums. Belk has a right of first refusal to purchase the Belk Headquarters Property. The Belk Headquarters Borrower owns 100% of the condominium interests, however, pursuant to a proxy has granted Belk full control of the condominium association that governs the East Unit and the West Unit, provided Belk cannot exercise any vote without the consent of the Belk Headquarters Borrower which would lessen the Belk Headquarters Borrower’s voting rights, create or alter easements or other property rights, terminate the condominium or amend the condominium declaration, or impose additional obligations on or otherwise materially adversely affect the Belk Headquarters Property or Belk Headquarters Borrower.

The Market. The Belk Headquarters Property is located in Charlotte, Mecklenburg County, North Carolina. Mecklenburg County had an estimated unemployment rate of 5.1% as of November 2015. Its major employers include Charlotte Mecklenburg Hospital, Wells Fargo Bank, Charlotte-Mecklenburg Board of Education, Bank of America, and US Air. Mecklenburg County’s estimated 2016 median household income was $57,792 with 41% of its residents being college graduates.

According to its Chamber of Commerce, Charlotte is home to seven Fortune 500 companies and an additional ten Fortune 1000 companies. 34.7% of the regional Charlotte economy is supported by headquarters operations, including Delhaize America – Food Lion, Compass Group USA, Ingersoll Rand, Harris Teeter Supermarkets, Hendrick Automotive Group and Coca-Cola Bottling Co. Consolidated, each with over 1,100 employees. Headquarter operations in the Charlotte area employ approximately 248,547 people.

According to the appraisal, estimated 2016 population within a three- and five-mile radius of the Belk Headquarters Property was 35,105 and 140,028, respectively, each having grown at a compound annual rate of 2.1% over the last five years, and estimated 2016 median income within a three- and five-mile radius of the Belk Headquarters Property was $39,468 and $48,830, respectively.

According to the appraisal, the Belk Headquarters Property is located within the Airport/Parkway office submarket within the Charlotte metropolitan area market, which had 2015 inventory of 13,051,000 SF (362 buildings) with a 12.9% vacancy rate and gross asking rents of $17.77 PSF. Properties within the submarket within the Belk Headquarters Property’s same “4 and 5 Star” category comprise 6,473,000 SF with an 11.5% vacancy rate and gross asking rents of $21.51 PSF. The Belk Headquarters Property is the largest single-tenant office building in the Charlotte metropolitan area market. Within the entire Charlotte metropolitan area market, only ten other buildings contain more than 100,000 SF of contiguous space, and only three other buildings contain more than 400,000 SF of contiguous space.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Belk Headquarters

The following table presents competitive office rental properties to the Belk Headquarters Property:

Competitive Office Lease Summary
Property Name/Location	Year Built / Renov	Total GLA (SF)	Tenant Name	Lease Date/ Term	Lease Area (SF)	Base Rent PSF	TI Allowance PSF
Wal-Mart Building 2118 Water Ridge Pky Charlotte, NC	1991/ N/A	107,545	Wal-Mart Stores, Inc	May-16 / 12 Yr	107,545	$19.73 NNN	$40.00
Proposed Movement Hwy 160 & Calvin Hall Rd Indian Land, SC	2016/ N/A	104,000	Movement Mortgage, Inc.	Mar-16 / 11.9 Yr	104,000	$14.23 NNN	$40.00
LakePointe Corporate 2320 Cascade Pointe Blvd Charlotte, NC	1999/ N/A	331,611	AT&T	May-15 / 5 Yr	52,236	$18.00 FSG	$0.00
Kingsley Park VI 234 Kingsley Park Dr Fort Mill, SC	2014/ N/A	53,362	Domtar	Feb-15 / 10 Yr	59,362	$17.50 NNN	$30.00
Belk Headquarters Property	1987/2016	473,698	Belk	Mar-16 / 15 Yr	473,698	$11.30 NNN	$21.11

Source: Appraisal

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Belk Headquarters Property:

Cash Flow Analysis(1)
	2012	2013	2014	2015	UW	UW PSF
Base Rent	N/A	N/A	N/A	N/A	$5,352,787	$11.30
Total Recoveries(2)	N/A	N/A	N/A	N/A	$157,000	$0.33
Less Vacancy & Credit Loss	N/A	N/A	N/A	N/A	($275,489)	-5.0%
Effective Gross Income	N/A	N/A	N/A	N/A	$5,234,298	$11.05
Total Operating Expenses(2)	N/A	N/A	N/A	N/A	$157,029	$0.33
Net Operating Income	N/A	N/A	N/A	N/A	$5,077,269	$10.72
Capital Expenditures(2)	N/A	N/A	N/A	N/A	$71,055	$0.15
TI/LC	N/A	N/A	N/A	N/A	$189,480	$0.40
Net Cash Flow	N/A	N/A	N/A	N/A	$4,816,734	$10.17

Occupancy %	N/A	N/A	N/A	N/A	95.0%
NOI DSCR	N/A	N/A	N/A	N/A	1.34x
NCF DSCR	N/A	N/A	N/A	N/A	1.27x
NOI Debt Yield	N/A	N/A	N/A	N/A	8.8%
NCF Debt Yield	N/A	N/A	N/A	N/A	8.3%

(1)	Additional collateral was acquired in connection with the Belk Headquarters Mortgage Loan. Historical operating and occupancy information are not available.

(2)	All expenses are the responsibility of the tenant. A 3% management fee was underwritten though the property is self-managed.

Escrows and Reserves. Pursuant to its leases, Belk is responsible for payment of property taxes and insurance, capital repairs, replacements and improvements necessary for the maintenance of the Belk Headquarters Property. During a Belk Sweep Period (as defined below), the Belk Headquarters Borrower is required to make monthly deposits for taxes, insurance premiums and a monthly deposit of $5,921 for replacement reserves. The Belk Headquarters Borrower is required to make a monthly deposit of $15,790 to a leasing reserve, which is scheduled to accrue to a total of $1,894,800 ($4 PSF) by the anticipated maturity date of the Belk Headquarters Mortgage Loan.

A “Belk Sweep Period” will commence upon the earliest of (i) Belk being in default for nonpayment of rent, (ii) Belk failing to be in possession of or operating in its leased space, (iii) Belk giving notice of termination for all or a portion of its leased space, terminating or cancelling its lease(s), (iv) Belk being subject to bankruptcy or insolvency, and (v) Belk’s credit rating dropping to CCC+ or lower, and will end upon the earliest of (A) as applicable, (i) Belk curing a default for nonpayment of rent, (ii) Belk being in possession of and operating in its leased space, (iii) Belk revoking any termination or cancellation notice and re-affirming its lease(s) being in full force and effect, (iv) Belk no longer being subject to bankruptcy or insolvency and having affirmed its lease(s), and (v) Belk’s credit rating being upgraded above CCC+ or (B) the entire Belk leased space being leased to a replacement tenant being in physical occupancy, operating and paying full rent.

Lockbox and Cash Management. The Belk Headquarters Mortgage Loan has a hard lockbox with springing cash management upon the commencement of a Cash Sweep Period (as defined below). Also during the continuance of a Cash Sweep Period (i) prior to the anticipated repayment date of the Belk Headquarters Mortgage Loan, the Belk Headquarters Borrower will be required to deposit all excess cash into an excess cash reserve

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Belk Headquarters

account, and (ii) after the anticipated repayment date, all excess cash will be applied to any accrued interest and the outstanding principal balance of the Belk Headquarters Mortgage Loan.

A “Cash Sweep Period” will exist during (i) the occurrence and continuance of an event of default, (ii) a DSCR Sweep Period (as defined below), (iii) a Belk Sweep Period, or (iv) the period commencing upon the anticipated repayment date until the full repayment of the Belk Headquarters Mortgage Loan.

A “DSCR Sweep Period” will commence upon the debt service coverage being less than 1.15x for two consecutive quarters and will end upon the debt service coverage being equal to or exceeding 1.20x for two consecutive quarters.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Belk Headquarters Borrower is required to obtain and maintain property insurance, public liability insurance and rental loss and/or business interruption insurance that covers perils of terrorism and acts of terrorism.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	IPCC Self Storage Portfolio

Mortgage Loan No. 4 – IPCC Self Storage Portfolio

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	IPCC Self Storage Portfolio

Mortgage Loan No. 4 – IPCC Self Storage Portfolio

Sinton
Taft
Odem
Gregory
Portland
Ingleside
SAN PATRICIO COUNTY
Nueces Bay
Corpus Christi Bay
Robstown
CORPUS CHRISTI
Central City
South Side
NUECES COUNTY
Gulf of Mexico
Padre Island

Marietta
Sandy Springs
Dunwoody
Norcross
Lawrenceville
Lilburn
Smyrna
Chamblee
Tucker
Mountain Park
Snellville
Mableton
ATLANTA
North Decatur
Clarkston
Stone Mountain
Decatur
Avondale
Redan
Lithonia
Douglasville
East Point
Panthersville
Conyers
College Park
Hapeville
Forest Park
Union City
Morrow
Fairburn
Riverdale
Stockbridge
Jonesboro
Irondale
Tyrone
Fayetteville
McDonough
Lovejoy
Peachtree City
Hampton
Locust Grove

Canutillo
Fort Bliss
EL PASO
Sunland Park
NM
CIUDAD JUÁREZ
EL PASO COUNTY
MEXICO
Horizon City
Socorro
TEXAS
Tesoro Escondido

IPCC Self Storage Portfolio

1	Metro Self Storage - Conyers	Conyers, GA	
2	Metro Self Storage - Mableton	Mableton, GA	
3	Metro Self Storage - Corpus Christi/Holly Road	Corpus Christi, TX	
4	Metro Self Storage - Corpus Christi/McArdle Road	Corpus Christi, TX	
5	Metro Self Storage - Corpus Christi/S. Staples Street	Corpus Christi, TX	
6	Metro Self Storage - Corpus Christi/Villa-Leopard Street	Corpus Christi, TX	
7	Metro Self Storage - Corpus Christi/Ayers Street	Corpus Christi, TX	
8	Metro Self Storage - El Paso/Loop Drive	El Paso, TX	
9	Metro Self Storage - El Paso/Alameda Avenue	El Paso, TX	
10	Metro Self Storage - El Paso/Pebble Hills	El Paso, TX	
11	Metro Self Storage - Midland	Midland, TX	
12	Metro Self Storage - Lubbock	Lubbock, TX	
13	Metro Self Storage - La Marque	La Marque, TX	
14	Metro Self Storage - Wichita/Broadway	Wichita, KS	
15	Metro Self Storage - Topeka/California	Topeka, KS	
16	Metro Self Storage - Topeka/Westport Drive	Topeka, KS	
17	Metro Self Storage - Park City	Wichita, KS	

COLO.
KANSAS
Wichita
Springfield
MO
TULSA
Santa Fe
Amarillo
OKLAHOMA CITY
ALBUQUERQUE
Norman
Ft. Smith
NEW MEXICO
OKLAHOMA
AR
Lubbock
Wichita Falls
Denton
FT. WORTH
Plano
DALLAS
Shreveport
Las Cruces
EL PASO
Midland
Abilene
Arlington
Odessa
TEXAS
Waco
San Angelo
AUSTIN
Beaumont
SAN ANTONIO
HOUSTON
La Marque
Galveston
CHIHUAHUA
Eagle Pass
Victoria
Corpus Christi
Gulf of Mexico
MEXICO
Laredo
MONTERREY
McAllen
Brownsville

St. Joseph
Concordia
Atchison
MISSOURI
Manhattan
Leavenworth
KANSAS CITY
Fort Riley
Topeka
Abilene
Lawrence
Lenexa
Junction City
Olathe
OVERLAND PARK
Salina
KANSAS
McPherson
Emporia
Hutchinson
Newton
Nevada
El Dorado
WICHITA
Chanute
Andover
Pittsburg
Parsons
Winfield
Carthage
Joplin
Arkansas City
Coffeyville
OKLAHOMA
Miami
Neosho

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	IPCC Self Storage Portfolio

Mortgage Loan No. 4 – IPCC Self Storage Portfolio

Mortgage Loan Information				Property Information(2)
Mortgage Loan Seller:	Barclays			Single Asset/Portfolio:	Portfolio
Original Balance:	$53,500,000			Location:	Various
Cut-off Date Balance:	$53,500,000			General Property Type:	Self Storage
% of Initial Pool Balance:	6.1%			Detailed Property Type:	Self Storage
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Inland Private Capital Corporation			Year Built/Renovated:	Various
Mortgage Rate:	4.8740%			Size(3):	1,043,355 SF	7,597 Units
Note Date:	4/1/2016			Cut-off Date Balance per SF/Unit(3):	$51.28	$7,042
First Payment Date:	5/6/2016			Maturity Date Balance per SF/Unit(3):	$47.27	$6,492
Maturity Date:	4/6/2026			Property Manager:	Metro Storage LLC (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information(2)
IO Period:	60 months			UW NOI:	$5,080,402
Seasoning:	2 months			UW NOI Debt Yield:	9.5%
Prepayment Provisions:	LO (24); YM1 (92); O (4)			UW NOI Debt Yield at Maturity:	10.3%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.84x (IO)	1.43x (P&I)
Additional Debt Type:	N/A			Most Recent NOI:	$5,032,927 (1/31/2016 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$5,043,936 (12/31/2015)
Future Debt Permitted (Type):	Yes (Affiliated Unsecured Sub. Debt)			3rd Most Recent NOI:	$4,768,384 (12/31/2014)
Reserves(1)				Most Recent Occupancy(4):	89.9% (3/1/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(4):	89.1% (12/31/2015)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy(4):	90.0% (12/31/2014)
Insurance:	$0	Springing	N/A	Appraised Value (as of)(5):	$92,500,000 (3/22/2016)
Recurring Replacements:	$218,931	Springing	$1,094,655	Cut-off Date LTV Ratio(5):	57.8%
				Maturity Date LTV Ratio(5):	53.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$53,500,000	57.4%	Purchase Price:(7)	$92,246,029	99.0%
Borrower Equity:(6)	$39,665,423	42.6%	Closing Costs:	$700,464	0.8%
			Reserves:	$218,931	0.2%
Total Sources:	$93,165,423	100.0%	Total Uses:	$93,165,423	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)	Property Information and Underwriting and Financial Information are based on the combination or sum of all 17 self storage facilities that comprise the IPCC Self Storage Portfolio Property.

(3)	IPCC Self Storage Portfolio Property is comprised of 7,238 self storage units, 358 RV parking spaces and one 3,000 SF commercial unit totaling 7,597 units or 1,043,355 SF (excluding SF associated with the 358 RV parking spaces).

(4)	Occupancy figures are based on SF. Based on Units, Most Recent Occupancy, 2nd Most Recent Occupancy and 3rd Most Recent Occupancy are 89.4%, 89.4% and 89.4%, respectively.

(5)	The Appraised Value (as of) represents the “as-is portfolio value” conclusion, which is reflective of the value of the IPCC Self Storage Portfolio Property as a whole, if sold in its entirety to a single buyer. The sum of the “as-is” appraised values on a property-by-property basis is $80,850,000 and is based on individual appraisals dated as of March 8, 2016 to March 16, 2016. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the stand-alone property-by-property “as-is” appraised values are 66.2% and 61.0%, respectively. The dates of the appraised values ranged from March 8, 2016 to March 16, 2016.

(6)	Borrower Equity was funded in part by a $19.2 million unsecured corporate loan made by Barclays Bank PLC to Inland Private Capital Corporation, the sponsor, which is guaranteed by its parent company, Inland Real Estate Investment Corporation, and matures in October 2016. The corporate unsecured loan is not to the borrower and is neither secured by nor dependent upon income from the IPCC Self Storage Portfolio Property. On May 6, 2016, the corporate unsecured loan was paid down to $15.2 million.

(7)	Concurrently with the origination of the IPCC Self Storage Portfolio Mortgage Loan, the IPCC Self Storage Portfolio Borrower (i) acquired 15 of the properties included in the IPCC Self Storage Portfolio Property and (ii) paid off a $5.1 million mortgage loan originated on January 20, 2016 to facilitate the $9.2 million acquisition of two of the properties included in the IPCC Self Storage Portfolio Property. Purchase Price reflects the total consideration paid for all 17 self storage facilities that comprise the IPCC Self Storage Portfolio Property.

The Mortgage Loan. The fourth largest mortgage loan (the “IPCC Self Storage Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $53,500,000 that is secured by a first priority fee mortgage encumbering 17 self storage facilities, which includes 358 recreational vehicle (“RV”) parking spaces located across Texas, Kansas and Georgia (collectively, the “IPCC Self Storage Portfolio Property”). The proceeds of the IPCC Self Storage Portfolio Mortgage Loan were used to facilitate the acquisition of the IPCC Self Storage Portfolio Property, fund reserves and pay closing costs. Previous mortgage loans secured by the properties that comprise the IPCC Self Storage Portfolio Property were included in the CSMC 2006-C4 and JPMCC 2011-C3 securitization trusts.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	IPCC Self Storage Portfolio

The Borrower and the Sponsor. The borrower is Self-Storage Portfolio I DST (the “IPCC Self Storage Portfolio Borrower”), a Delaware Statutory Trust (“DST”) that is a single-purpose bankruptcy-remote entity.

The sponsor and nonrecourse carve-out guarantor of the IPCC Self Storage Portfolio Mortgage Loan is Inland Private Capital Corporation (“IPCC”). IPCC is part of Inland Real Estate Group of Companies, Inc., a fully-integrated group of legally and financially independent real estate companies engaged in property management, leasing, marketing, acquisition, disposition, development, redevelopment, renovation, construction, finance and other related services for over 40 years. As of December 31, 2015, IPCC sponsored 182 private placement programs comprising 451 properties, totaling over 26.0 million SF and more than 6,800 residential units with an aggregate offering price in excess of $5.319 billion.

The IPCC Self Storage Portfolio Property is managed by Metro Storage LLC, a privately-owned, fully-integrated, international self-storage operating company specializing in the development, construction, acquisition, and management of self-storage facilities in the United States and Brazil. Metro Storage LLC has over $1.0 billion of assets under management and is the fourth largest private self-storage company in the United States and the tenth largest among private and public self-storage companies. Additionally, Metro Storage LLC maintains a 2.0% beneficial ownership interest in the IPCC Self Storage Portfolio Borrower.

The Property. The IPCC Self Storage Portfolio Property consists of 17 self storage facilities located across Texas, Kansas and Georgia comprised of 7,238 self-storage units, 358 RV parking spaces and one 3,000 SF commercial unit totaling 7,597 units or 1,043,355 SF (excluding SF associated with the 358 RV parking spaces). The properties comprising the IPCC Self Storage Portfolio Property were constructed between 1986 and 2008 and, as of March 1, 2016, were 89.9% occupied based on SF.

The five largest self storage facilities comprising the IPCC Self Storage Portfolio Property by cut-off date allocated loan amount are described below:

Metro Self Storage - Corpus Christi/Holly Road. The property is a 76,480 SF, 428-unit self storage facility with 68 RV parking spaces consisting of 23 one-story buildings located in Corpus Christi, Texas, approximately six miles southeast of the Corpus Christi International Airport. Situated on a 6.14-acre site, the property was constructed in 2008 and, as of March 1, 2016, was 89.6% occupied based on SF. The area surrounding the property represents a mix of light commercial and retail uses including single-family and multifamily development. Amenities at the property include surveillance cameras, individual locks and alarms, keypad entry and on-site management. According to the appraisal, the trade area within a one-, three- and five-mile radius contained a population of 17,334, 115,805 and 220,215, respectively, with an estimated average household income of $57,771, $61,395 and $64,959, respectively, as of year-end 2015.

Metro Self Storage - Midland. The property is a 61,000 SF, 445-unit self storage facility with 58 RV parking spaces consisting of 21 one-story buildings located in Midland, Texas, approximately three miles west of the Midland central business district. Situated on a 6.34-acre site, the property was originally constructed in 2001 and, as of March 1, 2016, was 80.5% occupied based on SF. The area surrounding the property represents a mix of residential and commercial uses. Amenities at the property include surveillance cameras, individual locks and alarms, keypad entry and on-site management. According to the appraisal, the trade area within a one-, three- and five-mile radius of the property contained a population of 17,120, 74,311 and 128,337, respectively, with an estimated average household income of $65,498, $94,790 and $92,872, respectively, as of year-end 2015.

Metro Self Storage - Corpus Christi/Ayers Street. The property is a 65,150 SF, 454-unit self storage facility consisting of 27 one-story buildings located in Corpus Christi, Texas, approximately five miles southeast of the Corpus Christi International Airport. Situated on a 4.87-acre site, the property was originally constructed in 2003 and, as of March 1, 2016, was 91.9% occupied based on SF. The area surrounding the property represents a mix of light commercial and retail uses including single-family and multifamily development. Amenities at the property include surveillance cameras, individual locks and alarms, keypad entry and on-site management. According to the appraisal, the trade area within a one-, three- and five-mile radius of the property contained a population of 14,462, 113,679 and 203,677, respectively, with an estimated average household income of $42,907, $53,458 and $60,124, respectively, as of year-end 2015.

Metro Self Storage - Lubbock. The property is a 67,900 SF, 454-unit self storage facility with 54 RV parking spaces consisting of 28 one-story buildings located in Lubbock, Texas, approximately ten miles southwest of the Lubbock Preston Smith International Airport. Situated on a 5.95-acre site, the property was originally constructed in 2004 and, as of March 1, 2016, was 91.5% occupied based on SF. The area surrounding the property represents a mix of single-family and multifamily development, commercial uses including retail and light industrial. Amenities at the property include surveillance cameras, individual locks and alarms, keypad entry and on-site management. According to the appraisal, the trade area within a one-, three- and five-mile radius of the property contained a population of 14,462, 113,679 and 203,677, respectively, with an estimated average household income of $42,907, $53,458 and $60,124, respectively, as of year-end 2015.

Metro Self Storage - La Marque. The property is a 56,800 SF, 397-unit self storage facility with 72 RV parking spaces consisting of 17 one-story buildings located in La Marque, Texas, in Galveston County. Situated on a 5.58-acre site, the property was originally constructed in 2006 and, as of March 1, 2016, was 94.1% occupied based on SF. The area surrounding the property represents a mix of light commercial and single-family residences. Amenities at the property include surveillance cameras, individual locks and alarms, keypad entry and on-site management. According to the appraisal, the trade area within a one-, three- and five-mile radius contained a population of 9,563, 34,427 and 65,720, respectively, with an estimated average household income of $53,634, $55,059 and $59,938, respectively, as of year-end 2015.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	IPCC Self Storage Portfolio

The following tables present certain information relating to the IPCC Self Storage Portfolio Property:

IPCC Self Storage Portfolio Property Summary(1)
Property Name(2)	Location	Units(3)	GLA (SF)(4)	% of GLA	Cut-off Date ALA	% of Cut-off Date ALA	Acquisition Date	Purchase Price	Occ.(5)
MSS - Corpus Christi/Holly Road	Corpus Christi, TX	496	76,480	7.3%	$5,000,000	9.3%	Apr 2016	$8,951,703	89.6%
MSS - Midland	Midland, TX	503	61,000	5.8%	$4,700,000	8.8%	Apr 2016	$8,614,333	80.5%
MSS - Corpus Christi/Ayers Street	Corpus Christi, TX	454	65,150	6.2%	$4,500,000	8.4%	Apr 2016	$7,424,554	91.9%
MSS - Lubbock	Lubbock, TX	508	67,900	6.5%	$3,800,000	7.1%	Apr 2016	$6,487,396	91.5%
MSS - La Marque	La Marque, TX	469	56,800	5.4%	$3,800,000	7.1%	Apr 2016	$6,345,592	94.1%
MSS - El Paso/Pebble Hills	El Paso, TX	453	67,200	6.4%	$3,500,000	6.5%	Apr 2016	$6,028,500	92.8%
MSS - Corpus Christi/McArdle Road	Corpus Christi, TX	374	55,700	5.3%	$3,300,000	6.2%	Apr 2016	$5,528,011	91.9%
MSS - Conyers	Conyers, GA	435	62,105	6.0%	$3,150,000	5.9%	Jan 2016	$5,447,983	98.0%
MSS - Corpus Christi/Villa-Leopard Street	Corpus Christi, TX	481	64,200	6.2%	$2,900,000	5.4%	Apr 2016	$4,816,002	91.0%
MSS - Topeka/Westport Drive	Topeka, KS	405	60,800	5.8%	$2,900,000	5.4%	Apr 2016	$5,276,409	84.0%
MSS - Corpus Christi/S. Staples Street	Corpus Christi, TX	357	51,600	4.9%	$2,800,000	5.2%	Apr 2016	$4,822,274	94.8%
MSS - Mableton	Mableton, GA	448	58,660	5.6%	$2,450,000	4.6%	Jan 2016	$3,703,865	81.5%
MSS - El Paso/Loop Drive	El Paso, TX	493	65,960	6.3%	$2,400,000	4.5%	Apr 2016	$4,487,799	87.6%
MSS - El Paso/Alameda Avenue	El Paso, TX	421	59,600	5.7%	$2,400,000	4.5%	Apr 2016	$3,859,202	88.6%
MSS - Topeka/California	Topeka, KS	406	57,900	5.5%	$2,200,000	4.1%	Apr 2016	$4,104,956	96.9%
MSS - Park City	Park City, KS	398	55,200	5.3%	$1,950,000	3.6%	Apr 2016	$3,448,225	88.1%
MSS - Wichita/Broadway	Wichita, KS	496	57,100	5.5%	$1,750,000	3.3%	Apr 2016	$2,899,225	86.0%
Total/Wtd. Avg.		7,597	1,043,355	100.0%	$53,500,000	100.0%		$92,246,029	89.9%

(1)	Information is based on the underwritten rent roll and settlement statements.

(2)	“MSS” in the Property Name column refers to Metro Self Storage.

(3)	Units are based on 7,238 self storage units, 358 RV parking spaces and one 3,000 SF commercial unit at the Metro Self Storage – Conyers property.

(4)	GLA (SF) excludes SF associated with 358 RV parking spaces.

(5)	Occupancy is as of March 1, 2016 and based on GLA (SF). Weighted average Occupancy based on Units is 89.4%.

IPCC Self Storage Portfolio Property Summary by MSA(1)
MSA	Number of Properties	Units(2)	GLA (SF)(3)	% of GLA	Cut-off Date ALA	% of Cut-off Date ALA	% of NOI(4)	Appraised Value(5)	Occ.(6)
Corpus Christi, TX	5	2,162	313,130	30.0%	$18,500,000	34.6%	33.6%	$27,300,000	91.6%
El Paso, TX	3	1,367	192,760	18.5%	$8,300,000	15.5%	15.5%	$12,350,000	89.7%
Atlanta-Sandy Springs-Roswell, GA	2	883	120,765	11.6%	$5,600,000	10.5%	12.3%	$9,300,000	90.0%
Topeka, KS	2	811	118,700	11.4%	$5,100,000	9.5%	9.5%	$7,800,000	90.3%
Midland, TX	1	503	61,000	5.8%	$4,700,000	8.8%	8.7%	$7,200,000	80.5%
Lubbock, TX	1	508	67,900	6.5%	$3,800,000	7.1%	6.8%	$5,900,000	91.5%
Houston-The Woodlands-Sugar Land, TX	1	469	56,800	5.4%	$3,800,000	7.1%	6.9%	$5,600,000	94.1%
Wichita, KS	2	894	112,300	10.8%	$3,700,000	6.9%	6.6%	$5,400,000	87.0%
Total/Wtd. Avg.	17	7,597	1,043,355	100.0%	$53,500,000	100.0%	100.0%	$80,850,000	89.9%

(1)	Information is based on the underwritten rent roll. MSA designations are based on the appraisals.

(2)	Units are based on 7,238 self storage units, 358 RV parking spaces and one 3,000 SF commercial unit at the Metro Self Storage – Conyers property.

(3)	GLA (SF) excludes SF associated with 358 RV parking spaces.

(4)	% of NOI is based on 1/31/2016 TTM.

(5)	The Appraised Value represents the “as-is” appraised values on a property-by-property basis and is based on individual appraisals dated as of March 8, 2016 to March 16, 2016. The “as-is portfolio value” is $92,500,000, as of March 22, 2016, which is reflective of the value of the IPCC Self Storage Portfolio Property as a whole, if sold in its entirety to a single buyer.

(6)	Occupancy is as of March 1, 2016 and based on GLA (SF). Weighted average Occupancy based on Units is 89.4%.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	IPCC Self Storage Portfolio

The Market. According to a 2015 third party report, the self storage market in the United States encompassed approximately 51,476 self storage facilities totaling approximately 2.6 billion SF or 24.6 million units in 2014. The average occupancy rate of all self storage facilities in the United States was 89.1% in 2014, the second highest reported average over the last 27 years, with the highest occupancy rate of 89.9% reported in 1994. The customer base for self storage is broken down into four categories: residential (70.0%), commercial (17.5%), student (6.3%) and military (6.2%). The below table depicts market information compared to the IPCC Self Storage Portfolio Property and local demographics.

Market and Portfolio Demographic Profile(1)
							Market Comparables		Five-Mile Radius
Property Name(2)	Units(3)	GLA (SF)(4)	% of GLA	Monthly Rent Per Unit(3)(5)	Monthly Rent PSF(3)	Occ.(6)	Monthly Rent Per Unit(5)	Monthly Rent PSF(5)	2015 Population(7)	Average Household Income(7)
MSS - Corpus Christi/Holly Road	496	76,480	7.3%	$142	$0.82	89.6%	$150	$0.84	220,215	$64,959
MSS - Midland	503	61,000	5.8%	$114	$0.80	80.5%	$119	$0.87	128,337	$92,872
MSS - Corpus Christi/Ayers Street	454	65,150	6.2%	$138	$0.89	91.9%	$143	$1.00	203,677	$60,124
MSS - Lubbock	508	67,900	6.5%	$101	$0.68	91.5%	$104	$0.69	203,677	$60,124
MSS - La Marque	469	56,800	5.4%	$111	$0.85	94.1%	$113	$0.79	65,720	$59,938
MSS - El Paso/Pebble Hills	453	67,200	6.4%	$111	$0.70	92.8%	$112	$0.76	145,839	$61,465
MSS - Corpus Christi/McArdle Road	374	55,700	5.3%	$123	$0.78	91.9%	$130	$0.88	194,335	$71,553
MSS - Conyers	435	62,105	6.0%	$105	$0.72	98.0%	$126	$0.93	84,536	$53,812
MSS - Corpus Christi/Villa-Leopard Street	481	64,200	6.2%	$94	$0.64	91.0%	$97	$0.73	108,522	$47,514
MSS - Topeka/Westport Drive	405	60,800	5.8%	$112	$0.64	84.0%	$109	$0.73	99,506	$64,863
MSS - Corpus Christi/S. Staples Street	357	51,600	4.9%	$118	$0.78	94.8%	$122	$0.84	177,443	$72,441
MSS - Mableton	448	58,660	5.6%	$100	$0.71	81.5%	$100	$0.77	137,973	$69,995
MSS - El Paso/Loop Drive	493	65,960	6.3%	$94	$0.61	87.6%	$95	$0.67	69,937	$48,037
MSS - El Paso/Alameda Avenue	421	59,600	5.7%	$96	$0.62	88.6%	$100	$0.71	213,153	$44,443
MSS - Topeka/California	406	57,900	5.5%	$97	$0.66	96.9%	$103	$0.69	108,111	$54,264
MSS - Park City	398	55,200	5.3%	$86	$0.54	88.1%	$84	$0.60	48,724	$68,663
MSS - Wichita/Broadway	496	57,100	5.5%	$73	$0.51	86.0%	$71	$0.54	133,187	$47,636
Total/Wtd. Avg.	7,597	1,043,355	100.0%	$107	$0.70	89.9%	$110	$0.77	138,973	$62,195

(1)	Information is based on the underwritten rent roll. Market Comparables and Five-Mile Radius demographic information are based on the appraisals.

(2)	“MSS” in the Property Name column refers to Metro Self Storage.

(3)	Units are based on 7,238 self storage units, 358 RV parking spaces and one 3,000 SF commercial unit at the Metro Self Storage – Conyers property.

(4)	GLA (SF) excludes SF associated with the 358 RV parking spaces.

(5)	Monthly Rent Per Unit includes occupied RV parking spaces and commercial units, if applicable, for both the IPCC Self Storage Portfolio Property and the Market Comparables.

(6)	Occupancy is as of March 1, 2016 and based on GLA (SF). Weighted average Occupancy based on Units is 89.4%.

(7)	2015 Population and Average Household Income for MSS – El Paso/Loop Drive and MSS – El Paso/Pebble Hills are based on a three-mile radius as five-mile radius information was unavailable.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	IPCC Self Storage Portfolio

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the combined historical operating performance and the Underwritten Net Cash Flow at the IPCC Self Storage Portfolio Property:

Cash Flow Analysis
	2013(1)	2014	2015(2)	1/31/2016 TTM(2)	UW	UW PSF(3)
Base Rent	$6,459,799	$7,588,305	$7,969,031	$7,967,319	$9,763,983	$9.36
Other Income	$885,038	$938,289	$1,009,620	$1,010,429	$1,010,429	$0.97
Less Vacancy & Credit Loss	$0	$0	$0	$0	($1,755,370)	($1.68)
Effective Gross Income	$7,344,837	$8,526,594	$8,978,651	$8,977,748	$9,019,042	$8.64
Total Operating Expenses	$3,300,597	$3,758,210	$3,934,715	$3,944,821	$3,938,640	$3.77
Net Operating Income	$4,044,240	$4,768,384	$5,043,936	$5,032,927	$5,080,402	$4.87
Capital Expenditures	$0	$0	$0	$0	$218,931	$0.21
Net Cash Flow	$4,044,240	$4,768,384	$5,043,936	$5,032,927	$4,861,471	$4.66

Occupancy%(4)(5)(6)	86.4%	90.0%	89.1%	89.9%	85.6%
NOI DSCR	1.19x	1.40x	1.48x	1.48x	1.50x
NCF DSCR	1.19x	1.40x	1.48x	1.48x	1.43x
NOI Debt Yield	7.6%	8.9%	9.4%	9.4%	9.5%
NCF Debt Yield	7.6%	8.9%	9.4%	9.4%	9.1%

(1)	2013 historical figures exclude the Metro Self Storage - Conyers property and the Metro Self Storage - Mableton property as the prior owner only provided operating statements for 2014 and 11/30/2015 YTD at the time of acquisition.

(2)	2015 and 1/31/2016 TTM historical figures represent 11/30/2015 YTD annualized for the Metro Self Storage – Conyers property and the Metro Self Storage – Mableton property as the prior owner only provided operating statements for 2014 and 11/30/2015 YTD at the time of acquisition.

(3)	UW PSF excludes SF associated with the 358 RV parking spaces.

(4)	Occupancy % is based on SF. Occupancy % based on units for 2013, 2014, 2015 and 1/31/2016 TTM are 85.8%, 89.4%, 89.4% and 89.4%, respectively.

(5)	2013, 2014 and 2015 Occupancy % excludes the Metro Self Storage - Conyers property and the Metro Self Storage - Mableton property as the prior owner did not report historical occupancies.

(6)	1/31/2016 TTM Occupancy % is as of March 1, 2016.

Escrows and Reserves. Following (i) the occurrence and during the continuance of an event of default or (ii) the debt service coverage ratio falling below 1.15x, the IPCC Self Storage Portfolio Borrower is required to deposit into escrow monthly (a) 1/12 of the annual estimated tax payments and (b) 1/12 of the annual insurance premiums. The IPCC Self Storage Portfolio Borrower deposited $218,931 into escrow on the origination date for replacement reserves and is required to make monthly deposits of $18,244 for replacement reserves, provided, however, such monthly deposits are not required if (A) the funds in such replacement reserve exceed $1,094,655 or (B) provided no event of default is continuing, the IPCC Self Storage Portfolio Borrower (1) deposits $218,931 (or such other amount estimated by the lender in its sole discretion to be due for replacements and repairs required to be made during the calendar year) into the replacement reserve (or posts a letter of credit with the lender for the same amount) and (2) provides satisfactory evidence to the lender of the completion of replacements and repairs at the IPCC Self Storage Portfolio Property equal to $0.10 PSF at the end of each calendar year, in accordance with the loan documents. As of the date of loan origination, monthly deposits for replacement reserves are suspended due to the $218,931 deposited by the IPCC Self Storage Portfolio Borrower into the replacement reserve.

Lockbox and Cash Management. The IPCC Self Storage Portfolio Mortgage Loan is structured with a soft springing lockbox (i.e., the IPCC Self Storage Portfolio Borrower has agreed to establish and maintain a soft lockbox upon the commencement of a Triggering Event (as defined below)). The IPCC Self Storage Portfolio Mortgage Loan has springing cash management (i.e., the IPCC Self Storage Portfolio Mortgage Loan has cash management only after the initial occurrence of a Triggering Event). Upon the occurrence and during the continuance of a Triggering Event, the IPCC Self Storage Portfolio Borrower is required to or required to cause the manager to immediately deposit into the lockbox account all gross income from operations, all forfeited security deposits and all other revenue of any kind from each of the properties comprising the IPCC Self Storage Portfolio Property received by the IPCC Self Storage Portfolio Borrower or manager within three business days of receipt. Upon the occurrence and during the continuance of a Triggering Event, funds in the lockbox account are transferred to the cash management account on each business day and applied on each monthly payment date in the order set forth in the IPCC Self Storage Portfolio Mortgage Loan cash management agreement.

A “Triggering Event” will occur upon (i) an event of default or (ii) the debt service coverage ratio falling below 1.20x for any calendar quarter. A Triggering Event will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, or in regard to clause (ii) above, the date the debt service coverage ratio is greater than 1.25x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Affiliate Unsecured Subordinate Indebtedness. Provided no event of default has occurred and is continuing, the IPCC Self Storage Portfolio Borrower may obtain unsecured loan(s) from the guarantor provided that the proceeds of such loan(s) are required to be used solely to pay the monthly debt service payment amount, capital expenditures (as approved by the lender), extraordinary expenses and actual operating expenses as a result of insufficient reserves held by the IPCC Self Storage Portfolio Borrower or as a result of insufficient rents being paid. The subordinate debt must at all times be, (i) unsecured, (ii) subordinate in all respects to the IPCC Self Storage Portfolio Mortgage Loan pursuant to a subordination and standstill agreement, which is required to be executed and delivered by the guarantor prior to providing the subordinate debt, (iii) without a maturity date and (iv) evidenced by a promissory note with terms and conditions otherwise acceptable to the lender. Under no circumstances may the subordinate debt be used to make distributions to any beneficial owners of the IPCC Self Storage Portfolio Borrower.

Mezzanine Loan and Preferred Equity. Not permitted.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	IPCC Self Storage Portfolio

Release of Property. After the lockout period, the IPCC Self Storage Portfolio Borrower may obtain the release of any individual IPCC Self Storage Portfolio Property (each an “Individual IPCC Self Storage Portfolio Property”) from the mortgage related to the IPCC Self Storage Portfolio Mortgage Loan (provided no event of default has occurred or is continuing and the lender receives at least 30 days notice) by prepaying a portion of the IPCC Self Storage Portfolio Mortgage Loan equal to 120% of the allocated loan amount, provided that (among other conditions), (i) the remaining collateral maintains (a) a minimum debt service coverage ratio equal to the greater of (A) 1.36x and (B) the debt service coverage ratio for the twelve full calendar months immediately prior to the release (including the Individual IPCC Self Storage Portfolio Property to be released), (b) a maximum LTV of 66.2% and (c) a minimum debt yield of 9.2%, (ii) rating agency confirmation that the release will not result in a qualification, reduction or downgrade, or withdrawal of the ratings of the BACM 2016-UBS10 securities and (iii) such release does not result in a violation by the IPCC Self Storage Portfolio Borrower of its DST trust agreement. However, if the LTV immediately after the release exceeds 125%, the loan must be paid down by the greater of (i) 120% of the allocated loan amount and (ii) the lesser of (a) the net proceeds received, (b) the fair market value and (c) an amount that will result in the LTV not being greater than the LTV immediately prior to the release.

Terrorism Insurance. The IPCC Self Storage Portfolio Borrower is required to obtain insurance against acts of terrorism for loss resulting from perils and acts of terrorism in amounts and with terms and conditions applicable to commercial property, general liability, business income and umbrella liability insurance required pursuant to the IPCC Self Storage Portfolio Mortgage Loan documents.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	525 Seventh Avenue

Mortgage Loan No. 5 – 525 Seventh Avenue

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	525 Seventh Avenue

Mortgage Loan No. 5 – 525 Seventh Avenue

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	525 Seventh Avenue

Mortgage Loan No. 5 – 525 Seventh Avenue

525 Seventh Avenue
525 Seventh Avenue
New York, NY 10018
MANHATTAN
Midtown
West Side
Garment District
Chelsea
Flatiron District
HUDSON YARDS
Hudson River Greenway
Highline Elevated Park
Hudson River
Lincoln Tunnel
Jacob Javits Convention Center
Port Authority Bus Terminal
New York Times Bldg.
TIMES SQUARE
Bryant Park
New York Public Library
Republic Bank Tower
Lefcourt Manhattan Bldg.
Macy's
HERALD SQUARE
Empire State Building
LONG ISLAND RAILROAD
Madison Square Garden
PENN STATION
Pennsylvania Station (LI Railroad, Amtrak, NJ Transit)
Manhattan Mall
One Penn Plaza
Manhattan Center
General Post Office
Fashion Institute of Technology
Chelsea Park
Starrett-Lehigh Building
Chelsea Waterside Park
Pier 62 Skatepark
Chelsea Piers Sports & Entertainment Complex
IAC Building
Chelsea Market
Google
Clement Clarke Moore Park
High Line Elevated Park
Rubin Museum of Art
Flatiron Building
Madison Square Park
Metropolitan Life Building
Supreme Court-Appellate Division
NY Life Insurance Bldg.
Theo. Roosevelt Birthplace Natl. Historic Site
Union Square
The Morgan Library & Museum
Grand Central Terminal (Metro North)
MetLife Building
SUNY College of Optometry
Condé Nast Bldg. (4 Times Sq.)
Bank of America Tower
Viacom Intl.
Imperial Theatre
Morgan Stanley Building
News Corp. Building
GE Building
1 Rockefeller Plaza
Tower 49
ROCKEFELLER CENTER
Radio City Music Hall
Exxon Building
Time-Life Building
Gershwin Theatre
One Worldwide Plaza
UBS
AXA Center
75 Rockefeller Plaza
45 Rockefeller Plaza
666 Fifth Avenue
Park Avenue Plaza
Mutual of Omaha Building
St. Patrick's Cathedral
ITT-American Building
Saks Fifth Ave.
Palmolive Building
JPMorgan Chase Tower
METRO NORTH
8th Ave.
7th Ave.
6th Ave.
5th Ave.
Madison Ave.
Park Ave.
Park Ave. South
9th Ave.
10th Ave.
11th Ave.
12th Ave.
Broadway
W. 53rd St.
W. 42nd St.
W. 34th St.
W. 23rd St.
W 15th St
QUEENS
BROOKLYN
MANHATTAN
NEW JERSEY
JERSEY CITY
Hoboken
Union City
Weehawken
North Bergen
West New York
Astoria
Long Island City
Williamsburg
Brooklyn Heights
Park Slope
Central Park
Upper West Side
Upper East Side
Midtown
Chelsea
Greenwich Village
SoHo
Tribeca
Chinatown
Financial District

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	525 Seventh Avenue

Mortgage Loan No. 5 – 525 Seventh Avenue

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBSRES			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$44,000,000			Location:	New York, NY 10018
Cut-off Date Balance(1):	$44,000,000			General Property Type:	Office
% of Initial Pool Balance:	5.0%			Detailed Property Type:	CBD
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Samuel W. Rosenblatt; MSGT LLC			Year Built/Renovated:	1925/N/A
Mortgage Rate:	4.1175%			Size:	508,097 SF
Note Date:	10/8/2015			Cut-off Date Balance per Unit(1):	$346
First Payment Date:	12/6/2015			Maturity Date Balance per Unit(1):	$316
Maturity Date:	11/6/2025			Property Manager:	Olmstead Properties, Inc. (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$18,811,997
Seasoning:	7 months			UW NOI Debt Yield(1):	10.7%
Prepayment Provisions:	LO (31); DEF (84); O (5)			UW NOI Debt Yield at Maturity(1):	11.7%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR(1):	2.38x (IO) 1.71x (P&I)
Additional Debt Type(1):	Pari Passu			Most Recent NOI:	$16,159,760 (3/31/2016 TTM)
Additional Debt Balance(1):	$132,000,000			2nd Most Recent NOI:	$15,646,586 (12/31/2015)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$14,280,806 (12/31/2014)
Reserves(2)				Most Recent Occupancy:	95.5% (4/11/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	95.5% (12/31/2015)
RE Tax:	$2,313,927	$462,785	N/A	3rd Most Recent Occupancy:	95.6% (12/31/2014)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$390,000,000 (10/1/2015)
Recurring Replacements:	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	45.1%
TI/LC:	$0	Springing	N/A	Maturity Date LTV Ratio(1):	41.1%
Other:	$777,924	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$176,000,000	95.4%	Loan Payoff:	$172,000,000	93.3%
Borrower Equity:	$8,423,743	4.6%	Reserves:	$3,091,851	1.7%
			Closing Costs:	$1,657,424	0.9%
			Defeasance Costs:	$7,674,467	4.2%
Total Sources:	$184,423,743	100.0%	Total Uses:	$184,423,743	100.0%

(1)	The 525 Seventh Avenue Mortgage Loan is part of the 525 Seventh Avenue Whole Loan, which is comprised of four pari passu promissory notes with an aggregate principal balance of $176,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the 525 Seventh Avenue Whole Loan.

(2)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The fifth largest mortgage loan (the “525 Seventh Avenue Mortgage Loan”) is part of a whole loan (the “525 Seventh Avenue Whole Loan”) evidenced by four pari passu promissory notes in the aggregate original principal amount of $176,000,000, all of which are secured by a first priority fee mortgage encumbering a 24-story office building totaling 508,097 SF in New York, New York (the “525 Seventh Avenue Property”). Promissory Notes A-3 and A-4, in the aggregate original principal amount of $44,000,000, represent the 525 Seventh Avenue Mortgage Loan. Promissory Notes A-1 and A-2, in the aggregate original principal amount of $132,000,000, represent a non-serviced companion loan (the “525 Seventh Avenue Non-Serviced Companion Loan”). A portion of the 525 Seventh Avenue Non-Serviced Companion Loan, represented by Promissory Note A-2 in the original principal amount of $70,000,000, is currently held by the MSCI 2015-UBS8 securitization trust. The remaining portion of the 525 Seventh Avenue Non-Serviced Companion Loan, represented by Promissory Note A-1 in the original principal amount of $62,000,000, is currently held by the MSCI 2016-UBS9 securitization trust. The 525 Seventh Avenue Whole Loan will continue to be serviced pursuant to the pooling and servicing agreement for the MSCI 2015-UBS8 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—The 525 Seventh Avenue Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The proceeds of the 525 Seventh Avenue Whole Loan, along with approximately $8.4 million of borrower equity, were used to defease a previous mortgage loan secured by the 525 Seventh Avenue Property, fund reserves and pay closing costs. The previous mortgage loan secured by the 525 Seventh Avenue Property was included in the MSC 2007-HQ11 securitization trust.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	525 Seventh Avenue

The Borrower and the Sponsor. The borrower is 525 Delaware LLC (the “525 Seventh Avenue Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors. The sponsors and the nonrecourse carve-out guarantors of the 525 Seventh Avenue Borrower are Samuel W. Rosenblatt and MSGT LLC. The 525 Seventh Avenue Borrower is wholly owned by 525 Building Co, LLC, a New York limited liability company. 525 Building Co, LLC is owned by managing member, Olmstead-Enterprise, LLC (44.8057%), as well as 525 Transactions, LLC (55.1943%).

Samuel W. Rosenblatt is the president of Olmstead Properties, Inc., a full service real estate company established in New York City in 1930. Olmstead Properties, Inc. owns and manages over 30 income-producing properties totaling approximately 3.0 million SF and specializes in the management, leasing and development of New York City office properties.

MSGT LLC is an affiliate of the 525 Seventh Avenue Borrower through Enterprise Asset Management, Inc. (“EAM”). MSGT LLC is owned by four separate sets of trusts each consisting of 10 individual trusts. The 40 total trusts each own a 2.5% stake in the 525 Seventh Avenue Borrower. Each set of trusts has a single beneficiary. MSGT LLC is managed by EAM which is owned by shareholders Robert G. James (20.0%), Lois Zaro (20.0%), Carol S. Weisman (20.0%), Bonnie Englebardt (20.0%), and Susan Z. Green (20.0%). EAM, a privately owned, family-run business, was founded in 1968 and is headquartered in New York City. EAM’s portfolio includes 10 office properties in New York City and a combined office portfolio of approximately 3.4 million SF. In addition, EAM owns and/or manages retail and residential properties in Texas, California, and New York.

The Property. The 525 Seventh Avenue Property is a 24-story, 508,097 SF Class B Central Business District office building located at the northeast intersection of Seventh Avenue and West 38th Street. The 525 Seventh Avenue Property consists of 493,720 SF of office space and 14,377 SF of retail space with frontage along both Seventh Avenue and 38th Street. The 525 Seventh Avenue Property is in close proximity to Times Square, the Empire State Building, Bryant Park, Madison Square Garden, Herald Square, and within walking distance to several mass transit options including the A, C, E, N, R, S, 1, 2, 3, and 7 subway trains (all within four blocks). Penn Station, Grand Central, and Port Authority Bus Terminal are also within close proximity to the 525 Seventh Avenue Property providing access to New Jersey Transit, New Jersey PATH, Long Island Railroad, Amtrak, and Metro-North.

The 525 Seventh Avenue Property has undergone capital improvements totaling approximately $4.4 million between 2009 and 2014, which included a new air-conditioning cooling tower and air-conditioning units, corridor renovations, restoration of all façades, restroom renovations, window replacements, water main work, and new roofing, along with approximately $6.3 million in tenant improvements.

The 525 Seventh Avenue Property is currently 95.5% occupied as of April 11, 2016 by 89 office tenants and four retail tenants. The largest tenant, Jones Apparel Group, occupies 58,729 SF (11.6% NRA; 11.8% U/W Base Rent) of space and has been in occupancy at the 525 Seventh Avenue Property since December 1999, expanding twice in 2000 and 2007, with no termination or renewal options. The second largest tenant, Kobra International Ltd, occupies 29,461 SF (5.8% NRA; 6.8% U/W Base Rent) of space and has been in occupancy at the 525 Seventh Avenue Property since 1991, expanding both in 1993 and 2007. The third largest tenant, Fashion Avenue Sweater Knits, occupies 24,473 SF (4.8% NRA; 4.6% U/W Base Rent) of space expiring June 30, 2024, with one five-year renewal option remaining. No other tenant at the 525 Seventh Avenue Property occupies more than 4.1% of net rentable area. The retail space is currently 100.0% occupied as of April 11, 2016 by Balarini Restaurant Corp, Duane Reade, Starbucks Corp, and Federal Express Corp. Historical occupancy at the 525 Seventh Avenue Property has averaged 95.9% over the last five years.

Major Tenants.

Jones Apparel Group (58,729 SF, 11.6% of NRA, 11.8% of underwritten rent). Jones Apparel Group, now known as The Jones Group, Inc., is a global designer, marketer and wholesaler of over 35 brands comprised of apparel, footwear, jeans-wear, jewelry and handbags. It markets directly to consumers through its branded specialty retail and outlet stores and through its ecommerce sites. Jones Apparel Group initially leased 9,784 SF at the 525 Seventh Avenue Property in 1999, expanding its space on two separate occasions, and currently occupies 58,729 SF. Jones Apparel Group pays an average current base rent of $51.28 PSF with a lease expiration date of December 31, 2019. Jones Apparel Group subleases 24,473 sq. ft. (floor 6) to Cameron Industries, Inc. and 24,472 sq. ft. (floor 11) Notations, Inc.

Kobra International Ltd (29,461 SF, 5.8% of NRA, 6.8% of underwritten rent). Kobra International Ltd, doing business as Nicole Miller, designs and sells apparel and accessories around the world for women offering bridal gowns, bridesmaid dresses, ready-to-wear apparel, sportswear, day dresses, swimwear, and accessories. The Nicole Miller collection is sold in more than 1,200 independent specialty stores and boutiques in several major U.S. cities as well as department stores such as Neiman Marcus, Saks Fifth Avenue, Bloomingdale’s, and Nordstrom. Kobra International Ltd initially leased 20,661 SF at the 525 Seventh Avenue Property in 1991 and expanded its space to 27,080 SF in 1993 expiring on June 30, 2027. In 2007, Kobra International Ltd leased an additional 2,381 SF of space expiring on June 30, 2027, with one 9.5-year renewal option. Kobra International Ltd pays an average current base rent of $58.78 PSF.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	525 Seventh Avenue

The following table presents certain information relating to the leases at the 525 Seventh Avenue Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(2)	Lease Expiration
Major Tenants
Jones Apparel Group(3)	NR/NR/NR	58,729	11.6%	$3,011,875	11.8%	$51.28	12/31/2019
Kobra International Ltd	NR/NR/NR	29,461	5.8%	$1,731,709	6.8%	$58.78	6/30/2027
Fashion Avenue Sweater Knits	NR/NR/NR	24,473	4.8%	$1,162,689	4.6%	$47.51	6/30/2024
Matague Co Ltd	NR/NR/NR	20,661	4.1%	$945,973	3.7%	$45.79	11/30/2016
B & J Fabrics Inc	NR/NR/NR	20,251	4.0%	$837,836	3.3%	$41.37	3/31/2018
Subtotal/Wtd. Avg.		153,575	30.2%	$7,690,081	30.1%	$50.07

Other Tenants		331,505	65.2%	$17,826,729	69.9%	$53.78
Vacant Space		23,017	4.5%	$0	0.0%	$0.00
Total/Wtd. Avg.		508,097	100.0%	$25,516,811	100.0%	$52.60

(1)	Information is based on the underwritten rent roll.

(2)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(3)	Jones Apparel Group currently subleases the sixth floor, comprised of 24,473 SF, to Cameron Industries, Inc. and the 11th floor, comprised of 24,472 SF to Notations, Inc.

The following table presents certain information relating to the lease rollover schedule at the 525 Seventh Avenue Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	3	3,447	$28.04	0.7%	0.7%	$96,661	0.4%	0.4%
2016	10	69,055	$47.16	13.6%	14.3%	$3,256,546	12.8%	13.1%
2017	17	56,536	$49.31	11.1%	25.4%	$2,788,020	10.9%	24.1%
2018	10	35,196	$45.85	6.9%	32.3%	$1,613,634	6.3%	30.4%
2019	17	97,696	$51.10	19.2%	51.6%	$4,992,314	19.6%	50.0%
2020	21	71,210	$48.81	14.0%	65.6%	$3,475,627	13.6%	63.6%
2021	15	44,314	$62.21	8.7%	74.3%	$2,756,870	10.8%	74.4%
2022	4	9,288	$55.81	1.8%	76.1%	$518,402	2.0%	76.4%
2023	2	14,591	$44.28	2.9%	79.0%	$646,092	2.5%	78.9%
2024	3	43,039	$54.20	8.5%	87.5%	$2,332,734	9.1%	88.1%
2025	1	5,617	$56.65	1.1%	88.6%	$318,203	1.2%	89.3%
2026	0	0	$0.00	0.0%	88.6%	$0	0.0%	89.3%
2027 & Beyond	4	35,091	$77.56	6.9%	95.5%	$2,721,709	10.7%	100.0%
Vacant	0	23,017	$0.00	4.5%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	107	508,097	$52.60	100.0%		$25,516,811	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The 525 Seventh Avenue Property is located in the Garment District on 7th Avenue between 38th Street and 39th Street, in Midtown Manhattan. According to the appraisal, Midtown Manhattan is the largest office market in Manhattan, and features a number of signature buildings including the GM building, the Empire State Building and the Bank of America Tower. Traditionally drawing firms such as Donna Karan, Calvin Klein, Liz Claiborne and Jones Apparel, the Garment District has transformed into a diverse commercial district, resulting in the growth of office tenants in the area. New York City’s high concentration of financial services professionals has been a driver of office space. The demand for office space has produced increases in rents for space zoned for office use. In response to these changes, the current mayoral administration and the Fashion District BID have been seeking to rezone this district to allow more garment industry space to be converted into office space. Zoning rules currently in place stipulate that building owners preserve some space for garment-related tenants in order to keep the fashion industry in Manhattan.

The estimated 2015 population within a one-, three- and five-mile radius of the 525 Seventh Avenue Property is 177,762, 1,280,493 and 2,570,714, respectively, according to a third party market research report. The population within a one-, three- and five-mile radius is projected to increase by 5.43%, 3.55% and 4.04%, respectively, through 2020, according to a third party market research report. The 2015 average household income within a one-, three- and five-mile radius of the 525 Seventh Avenue Property is estimated to be to be $145,498, $137,025 and $112,153, respectively.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	525 Seventh Avenue

According to the appraisal, the 525 Seventh Avenue Property is located within the Midtown office submarket of Manhattan in New York, New York which consists of 564 Class B buildings totaling approximately 68.8 million SF of office space. As of 2Q 2015, the Midtown Class B office submarket vacancy rate was 5.5% and the average rental rate was $55.05 PSF. The 525 Seventh Avenue Property has maintained an average occupancy of 95.9% over the past five years with a current occupancy of 95.5% as of January 19, 2016. According to the appraisal, the 525 Seventh Avenue Property’s competitive set, consisting of nine office properties totaling approximately 3.4 million SF, exhibits a vacancy rate of 5.7%.

The following table presents leasing data at certain office competitive properties with respect to the 525 Seventh Avenue Property:

Competitive Property Summary
Comparable Name	Address	Asking Rent PSF(1)	Original Year Built	Size (SF)	Total Occupancy
525 Seventh Avenue Property	525 Seventh Avenue	$52.60(2)	1925	508,097(2)	95.5%(2)
Office Comp 1	1328 Broadway	N/A	1909	219,000	100.0%
Office Comp 2	1333 Broadway	$50.00	1926	276,000	93.3%
Office Comp 3	1372 Broadway	N/A	1914	450,000	100.0%
Office Comp 4	1400 Broadway	$45.00	1939	686,000	94.7%
Office Comp 5	1440 Broadway	$55.00-$58.00	1925	493,000	86.2%
Office Comp 6	499 Seventh Avenue	N/A	1925	160,000	97.0%
Office Comp 7	501 Seventh Avenue	$51.00	1924	400,000	96.1%
Office Comp 8	512 Seventh Avenue	$44.00-$50.00	1930	502,960	92.5%
Office Comp 9	550 Seventh Avenue	N/A	1924	227,700	94.9%
Range/Wtd. Avg./Total(3)		$44.00-$58.00		3,414,660	94.4%

Source: Appraisal

(1)	Wtd. Avg. Asking Rent PSF excludes vacant space at the 525 Seventh Avenue Property.

(2)	Information is based on the underwritten rent roll.

(3)	Range/Wtd. Avg./Total excludes the 525 Seventh Avenue Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 525 Seventh Avenue Property:

Cash Flow Analysis
	2013	2014	2015	3/31/2016 TTM	UW	UW PSF
Base Rent(1)	$20,779,084	$20,593,522	$22,105,943	$22,887,909	$26,810,937	$52.77
Total Recoveries	$3,153,802	$3,076,433	$3,473,197	$3,279,834	$3,225,497	$6.35
Other Income	$30,838	$51,018	$71,226	$67,915	$67,915	$0.13
Less Vacancy & Credit Loss	$0	$0	$0	$0	($1,488,812)	($2.93)
Effective Gross Income	$23,963,724	$23,720,973	$25,650,366	$26,235,658	$28,615,537	$56.32
Total Operating Expenses	$9,094,748	$9,440,167	$10,003,780	$10,075,898	$9,803,540	$19.29
Net Operating Income	$14,868,976	$14,280,806	$15,646,586	$16,159,760	$18,811,997	$37.02
Capital Expenditures	$0	$0	$0	$0	$101,619	$0.20
TI/LC	$0	$0	$0	$0	$1,237,451	$2.44
Net Cash Flow	$14,868,976	$14,280,806	$15,646,586	$16,159,760	$17,472,926	$34.39

Occupancy %	93.9%	95.6%	95.5%	95.5%	95.5%
NOI DSCR(2)	1.45x	1.40x	1.53x	1.58x	1.84x
NCF DSCR(2)	1.45x	1.40x	1.53x	1.58x	1.71x
NOI Debt Yield(2)	8.4%	8.1%	8.9%	9.2%	10.7%
NCF Debt Yield(2)	8.4%	8.1%	8.9%	9.2%	9.9%

(1)	UW Base Rent is net of actual vacancy and includes approximately $49,500 of straight line contractual rent increases through June 2026 for the Duane Reade space, approximately $25,419 of straight line contractual rent increases through April 2020 for the Federal Express Corp space, approximately $22,324 of straight line contractual rent increases through March 2024 for the Starbucks Corp space, and approximately $390,703 of additional contractual rent steps effective August 1, 2016 for non-investment grade tenants and effective January 1, 2017 for investment grade tenants.

(2)	NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield are based on the 525 Seventh Avenue Whole Loan.

Escrows and Reserves. The 525 Seventh Avenue Borrower deposited $2,313,927 in escrow for annual real estate taxes at loan origination and is required to escrow monthly 1/12 of the annual estimated tax payments. The 525 Seventh Avenue Borrower is required to escrow 1/12 of the annual estimated insurance premiums (unless, with respect to the insurance premium only, the 525 Seventh Avenue Borrower maintains insurance under an acceptable blanket insurance policy and no event of default is continuing). During the continuance of a Trigger Period (as defined below), the 525 Seventh Avenue Borrower is required to escrow monthly $8,421 for replacement reserves and is required to escrow monthly $42,106 for TI/LC reserves. The 525 Seventh Avenue Borrower deposited $777,924 in escrow at loan origination for outstanding free rent periods ranging from one to nine months, relating to 21 individual tenants. During a Major Tenant Trigger Event (as defined below), all excess cash flow is required to be deposited into a reserve (the “Major Tenant Rollover Reserve”) to be held by the lender as additional security for the 525 Seventh Avenue Whole Loan. So long as no event of

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	525 Seventh Avenue

default exists, funds held in the Major Tenant Rollover Reserve are required to be used in connection with tenant improvements and leasing commissions incurred with respect to the Major Tenant space.

A “Trigger Period” will occur upon (i) an event of default, (ii) any bankruptcy action involving the 525 Seventh Avenue Borrower, the guarantors, or the property manager, (iii) the debt service coverage ratio based on the trailing 12-month period falling below 1.15x, (iv) a Major Tenant Trigger Event, or (v) any indictment for fraud or misappropriation of funds by the 525 Seventh Avenue Borrower, the guarantors, or the property manager. A Trigger Period will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, the filing being discharged, stayed or dismissed within 120 days for the 525 Seventh Avenue Borrower, the guarantors, or the property manager and lender’s determination that such filing does not materially affect the 525 Seventh Avenue Borrower’s, the guarantors’, or the property manager’s monetary obligations, in regard to clause (iii) above, the date the debt service coverage ratio based on the trailing 12-month period is greater than or equal to 1.20x for two consecutive calendar quarters, or in regard to clause (iv) above, the Major Tenant Trigger Event is cured.

A “Major Tenant Trigger Event” will commence upon the earlier of (i) if, on or prior to no later than the earliest Major Tenant’s (as defined below) lease extension date and the date that is six months prior to the then-applicable expiration date of any Major Tenant’s lease, such Major Tenant fails to extend or renew such lease upon terms and conditions set forth in such Major Tenant’s lease (or as otherwise acceptable to the lender), (ii) if an event of default under any Major Tenant’s lease has occurred, (iii) a Major Tenant or lease guarantor of a Major Tenant’s lease becomes insolvent or a debtor in any bankruptcy action, (iv) if any Major Tenant’s lease is terminated or no longer in full force or effect, or (v) if a Major Tenant “goes dark,” vacates, ceases to occupy or discontinues its operations at more than 25% of its Major Tenant space at the 525 Seventh Avenue Property, provided, however that for so long as such Major Tenant has a rating of at least “BBB-” or the equivalent by two or more of the applicable rating agencies, no Major Tenant Trigger Event will occur under this clause (v) unless and until 18 months or less remain under the term of such Major Tenant’s lease. A Major Tenant Trigger Event will continue until, in regard to clause (i) above, the Major Tenant has entered into a renewal of all of its leased premises in accordance with the requirements of the loan documents or certain re-leasing conditions have been satisfied with respect to the Major Tenant space, in regard to clause (ii) above, the applicable event of default has been cured, in regard to clause (iii) above, the Major Tenant’s lease is unconditionally affirmed in the applicable bankruptcy and the Major Tenant is paying full unabated rent or, if applicable, the guarantor bankruptcy has been discharged or dismissed with no material adverse effect on the guarantor’s ability to perform under the lease guaranty, in regard to clause (iv) above, certain re-leasing conditions have been satisfied with respect to the Major Tenant space, or in regard to clause (v) above, the applicable Major Tenant re-commences its operations at its leased premises for a period of at least three consecutive calendar months, or certain re-leasing conditions have been satisfied with respect to the Major Tenant space.

“Major Tenant” means (i) any tenant or replacement that together with its affiliates, leases space comprising either (a) greater than 25% of the total rentable SF or (b) 25% or more of gross income from operations, (ii) any tenant whose lease contains an option or preferential right to purchase all or any portion of the 525 Seventh Avenue Property, (iii) any tenant that is an affiliate of the 525 Seventh Avenue Borrower, the guarantors, or the property manager (other than Hays Ventures LLC (a borrower affiliate)), or (iv) any tenant that has entered into a lease during an event of default under the 525 Seventh Avenue Whole Loan.

Lockbox and Cash Management. The 525 Seventh Avenue Whole Loan provides for a springing hard lockbox (i.e., the 525 Seventh Avenue Borrower has agreed to establish and maintain a hard lockbox upon the commencement of a Trigger Period and thereafter maintain such hard lockbox throughout the term of the 525 Seventh Avenue Whole Loan). The 525 Seventh Avenue Whole Loan has springing cash management (i.e., the 525 Seventh Avenue Whole Loan has cash management only during the continuance of a Trigger Period). During the continuance of a Trigger Period for the 525 Seventh Avenue Whole Loan, funds in the lockbox account are required to be applied on each monthly payment date to pay debt service on the 525 Seventh Avenue Whole Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves,” to disburse, provided no event of default has occurred or is continuing, to the 525 Seventh Avenue Borrower the monthly amount payable for operating expenses not otherwise paid or reserved for as described above under “—Escrows and Reserves” and referenced in the annual budget approved by the lender together with other amounts incurred by the 525 Seventh Avenue Borrower in connection with the operation and maintenance of the 525 Seventh Avenue Property reasonably approved by the lender, and to disburse the remainder to the 525 Seventh Avenue Borrower (or, during the continuance of a Cash Sweep Period (as defined below), to an account to be held by the lender as additional security for the 525 Seventh Avenue Whole Loan).

A “Cash Sweep Period” will occur upon (i) an event of default, (ii) any bankruptcy action involving the 525 Seventh Avenue Borrower, the guarantors, or the property manager, or (iii) the debt service coverage ratio based on the trailing 12-month period falling below 1.10x. A Cash Sweep Period will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, the filing being discharged, stayed or dismissed within 120 days for the 525 Seventh Avenue Borrower, the guarantors, or the property manager and lender’s determination that such filing does not materially affect the 525 Seventh Avenue Borrower’s, the guarantors’ or the property manager’s monetary obligations, or in regard to clause (iii) above, the date the debt service coverage ratio based on the trailing 12-month period is greater than or equal to 1.15x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). The 525 Seventh Avenue Property also secures the 525 Seventh Avenue Non-Serviced Companion Loan, with a cut-off date balance of $132,000,000. A portion of the 525 Seventh Avenue Non-Serviced Companion Loan is held by the MSCI 2015-UBS8 securitization trust, and the remaining portion of the 525 Seventh Avenue Non-Serviced Companion Loan is held by the MSCI 2015-UBS9 securitization trust. The promissory notes evidencing the 525 Seventh Avenue Non-Serviced Companion Loan accrue interest at the same rate as the 525 Seventh Avenue Mortgage Loan. The 525 Seventh Avenue Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the 525 Seventh Avenue Non-Serviced Companion Loan. The holders of the 525 Seventh Avenue Mortgage Loan and the 525 Seventh Avenue Non-Serviced Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the 525 Seventh Avenue Whole Loan. Promissory Note A-2, comprising a portion of the 525 Seventh Avenue Non-Serviced Companion Loan, represents the controlling interest in the 525 Seventh Avenue Whole Loan, and is held by the MSCI 2015-UBS8 securitization trust. The 525 Seventh Avenue Whole Loan will be serviced pursuant to the terms of the pooling and servicing agreement for the MSCI 2015-UBS8 securitization trust. See

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	525 Seventh Avenue

“Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—The 525 Seventh Avenue Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The 525 Seventh Avenue Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance reasonably satisfactory to lender (but in no event more than the sum of 100% of full replacement cost and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the 525 Seventh Avenue Borrower is required to maintain, and the lender is required to accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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BACM 2016-UBS10	Burleson Crossing

Mortgage Loan No. 6 – Burleson Crossing

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Burleson Crossing

Mortgage Loan No. 6 – Burleson Crossing

DUFF DRIVE
HOBBY LOBBY
ULTA
FIVE BELOW
BEST BUY
STAPLES
ROSS DRESS FOR LESS
maurices
rue21
Subway
orange leaf
Great Clips
Garcias
at&t
Academy SPORTS + OUTDOORS
SPEC'S
T·J·maxx
PETCO
HIGHWAY 71
BLACKEY DRIVE
DETENTION POND
Texas
Castle Dental
MATTRESS FIRM
Chick-fil-A
LOWE'S
Carl's Jr.
IBC BANK
EDWARD BURLESON LANE
Anchor
Major / In-line
Ground Leased
Vacant
Not Part of the Collateral
Collateral

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Burleson Crossing

Mortgage Loan No. 6 – Burleson Crossing

Burleson Crossing
711, 717, 739, 747 Building A, 747 Building B,
753, 761, 767, 769, 773 and 779 West State Highway 71
Bastrop, TX 78602
Round Rock
La Frontera Village
Dell HQ
Stone Hill Town Center
Pflugerville
Wells Branch
The Shops at Tech Ridge
MoPac Expwy
IBM
The Domain
UT-J.J. Pickle Research Ctr.
Samsung Austin
Highland
Highland Mall
Manor Expwy
Manor
Elgin
WILLIAMSON COUNTY
LEE COUNTY
TRAVIS COUNTY
McDade
Walter E. Long Metropolitan Park
AUSTIN
University of Texas
State Capitol
Rosewood
Downtown
Roy G. Guerrero CO River Park
Del Valle
St. Edwards University
Austin-Bergstrom International Airport
The Cedars of Bergstrom Golf Course
Webberville
Colorado River
Southeast Austin
McKinney Falls State Park
Garfield
Camp Swift
Circle D-KC Estates
McKinney Roughs Nature Park
Circuit of the Americas
Austin360 Amphitheater
Wyldwood
J.F. Wilhelm Ctr. for the Performing Arts
Bastrop
Bastrop State Park
Hunters Crossing
BASTROP COUNTY
Creedmoor
Mustang Ridge
Niederwald
CALDWELL COUNTY
Lockhart
Lockhart Municipal Airport
Lampasas
Killeen
Temple
Harker Heights
Cameron
Llano
Georgetown
Rockdale
Kingsland
Leander
Round Rock
Taylor
Marble Falls
Cedar Park
Pflugerville
Lakeway
Manor
Elgin
Fredericksburg
Giddings
Blanco
Bastrop
Buda
Smithville
San Marcos
Lockhart
La Grange
Canyon Lake
Boerne
Timberwood Park
New Braunfels
Luling
Cibolo
Seguin
Gonzales
SAN ANTONIO
Schertz
Shiner
St. Hedwig
Yoakum
Elmendorf

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Burleson Crossing

Mortgage Loan No. 6 – Burleson Crossing

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$40,250,000			Location:	Bastrop, TX 78602
Cut-off Date Balance:	$40,250,000			General Property Type:	Retail
% of Initial Pool Balance:	4.6%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Steven J. Durhman; Randal D. Bassett; Gail M. Whitfield			Year Built/Renovated:	2009-2016/N/A
Mortgage Rate:	4.8150%			Size(2):	252,164 SF
Note Date:	5/6/2016			Cut-off Date Balance per Unit:	$160
First Payment Date:	7/1/2016			Maturity Date Balance per Unit:	$134
Maturity Date:	6/1/2026			Property Manager:	Durhman & Bassett Realty Group, Inc. (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	12 months			UW NOI:	$3,442,395
Seasoning:	0 months			UW NOI Debt Yield:	8.6%
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NOI Debt Yield at Maturity:	10.2%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.64x (IO) 1.27x (P&I)
Additional Debt Type:	N/A			Most Recent NOI:	$3,114,779 (2/29/2016 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$2,510,170 (12/31/2015)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$2,367,863 (12/31/2014)
Reserves(1)				Most Recent Occupancy(3):	95.1% (5/1/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(3):	95.1% (12/31/2015)
RE Tax:	$272,964	$45,494	N/A	3rd Most Recent Occupancy(3):	93.7% (12/31/2014)
Insurance:	$0	Springing	N/A	Appraised Value (as of)(4):	$56,700,000 (3/15/2016)
Recurring Replacements:	$0	$3,152	$75,650	Cut-off Date LTV Ratio:	71.0%
TI/LC:	$0	$12,500	$450,000	Maturity Date LTV Ratio:	59.7%
Other:	$466,950	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$40,250,000	100.0%	Loan Payoff:	$30,841,518	76.6%
			Reserves:	$739,914	1.8%
			Closing Costs:	$728,575	1.8%
			Return of Equity:	$7,939,993	19.7%
Total Sources:	$40,250,000	100.0%	Total Uses:	$40,250,000	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)	Approximately 14,000 SF of large in-line retail space is proposed for construction and is scheduled to be completed in November 2016. Upon completion of the proposed improvements, the property will contain a total of 266,164 SF. All per SF calculations contained herein are based on the existing 252,164 SF.

(3)	The Burleson Crossing Property was constructed in phases from 2009 through 2016. Figures as presented are representative of the portion of the property available for lease as of the respective year-end periods.

(4)	The appraiser concluded an “As Complete/Stabilized” value as of November 15, 2016 of $58,700,000 based on the completion of the 14,000 SF of proposed in-line retail space. All calculations contained herein are based on the “As Is” Appraised value of $56,700,000.

The Mortgage Loan. The sixth largest mortgage loan (the “Burleson Crossing Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $40,250,000, secured by a first priority fee mortgage encumbering a 252,164 SF Class “A” anchored retail center known as Burleson Crossing, in Bastrop, Texas (the “Burleson Crossing Property”). The proceeds of the Burleson Crossing Mortgage Loan were used to pay off two previous loans, fund upfront reserves, pay closing costs and return equity to the Burleson Crossing Borrower. The most recent prior financing of the Burleson Crossing Property was not included in a securitization.

The Borrower and the Sponsor. The borrower is BCSC LLC (the “Burleson Crossing Borrower”), a newly-formed single-purpose Delaware limited liability company with two independent directors in its organizational structure. The Burleson Crossing Borrower is controlled by Steven J. Durhman, Randal D. Bassett and Gail M. Whitfield, who serve as the nonrecourse carve-out guarantors for the Burleson Crossing Mortgage Loan.

Steven J. Durhman is the co-founder and president of Durhman & Bassett Realty Group, Inc. (“Durhman & Bassett”). Mr. Durhman has over 30 years’ experience in commercial real estate and his primary focus is retail development and brokerage. Randal D. Bassett serves as vice president and chief executive officer and is a co-founder of Durhman & Bassett. Mr. Bassett has over 30 years’ experience in commercial real estate and is involved in

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Burleson Crossing

financial analysis, forecasting, project marketing and brokerage at Durhman & Bassett. Durhman & Bassett specializes in the development, brokerage, leasing and management of retail properties and currently manages over 650,000 SF of commercial space across 11 properties in Texas.

Gail M. Whitfield is the president and founder of The Whitfield Company. The Whitfield Company has specialized in the acquisition, consulting and development of properties in the Austin, Texas area for over 25 years.

The Property. The Burleson Crossing Property is a 252,164 SF, Class A anchored retail center located at the northeast corner of State Highway 71 and Duff Drive in Bastrop, Texas. The Burleson Crossing Property was constructed by the Burleson Crossing Mortgage Loan sponsor between 2009 and 2016 on a 31.49-acre site. Beginning in 2009, the first multi-tenant building totaling 13,300 SF was constructed, along with the Best Buy, Spec’s Liquor and Petco stores totaling 57,257 SF. In 2011 and 2012, another multi-tenant building totaling 18,550 SF was constructed, along with the TJ Maxx, Ross Dress for Less and Staples stores totaling 59,652 SF. In 2013, three additional large in-line stores occupied by rue21, Rack Room Shoes and Maurices, totaling 16,095 SF were constructed. In 2015, a multi-tenant building totaling 14,320 SF was constructed, along with the Hobby Lobby, Ulta and Five Below stores totaling 72,990 SF.

Approximately 14,000 SF of large in-line retail space is proposed for construction between the Five Below store and the non-collateral Academy Sports + Outdoors shadow anchor. The proposed retail space will serve as collateral for the Burleson Crossing Mortgage Loan upon completion. Such proposed construction has not been reserved for and such 14,000 SF of proposed additional space has not been underwritten.

As of May 1, 2016, the Burleson Crossing Property was 95.1% leased to a mix of 26 various retailers. The largest five tenants at the Burleson Crossing Property are Hobby Lobby, Best Buy, TJ Maxx, Ross Dress for Less and Petco. Each of the largest five tenants has the right to “go dark”; subject to rights of the borrower to recapture the leased space if the tenant goes dark for a specified period (generally 180 days), upon providing notice for a specified period, and, in the case of Best Buy and Ross Dress for Less, payment of the unamortized cost of the tenant’s leasehold improvements. Other national tenants at the Burleson Crossing Property include rue21, Rack Room Shoes, Ulta, Staples, AT&T Mobility and MattressFirm. No other tenant occupies more than 5.8% of total SF or represents more than 6.1% of base rent. There are two non-collateral shadow anchors at the Burleson Crossing Property: Academy Sports + Outdoors (63,000 SF), which was constructed in 2014, and Lowe’s (50,000 SF) which was constructed in 2009. Other non-collateral pad tenants at the Burleson Crossing Property include A+ Federal Credit Union, IBC Bank and Chick-fil-A. There are 1,297 surface parking spaces at the Burleson Crossing Property, for a parking ratio of approximately 4.87 per 1,000 SF.

Major Tenants

Hobby Lobby (55,000 SF, 21.8% NRA, 12.6% of underwritten base rent). Hobby Lobby occupies 55,000 SF under a lease commencing September 2015 and expiring September 2030, with three five-year extension options and no termination options. Hobby Lobby, founded in 1972, is a privately-owned chain of arts and crafts supplies stores with over 600 locations in the United States, China, Hong Kong and the Philippines. Hobby Lobby is not required to report sales under its lease.

Best Buy (30,000 SF, 11.9% NRA, 12.1% of underwritten base rent). Best Buy occupies 30,000 SF under a lease commencing June 2009 and expiring in January 2020 with five five-year extension options and no termination options. Best Buy (NYSE: BBY) sells a variety of products including electronic appliances, movies, music, computers, mobile phones and other gadgets through its 1,700 retail stores, and offers services including installation and maintenance, technical support and subscriptions for mobile phone and internet services. Best Buy is not required to report sales under its lease. Best Buy is rated “Baa1” by Moody’s, “BB+” by S&P and “BBB-” by Fitch.

TJ Maxx (23,000 SF, 9.1% NRA, 6.4% of underwritten base rent). TJ Maxx occupies 23,000 SF under a lease commencing September 2012 and expiring in September 2022, with four five-year extension options and no termination options. The TJX Companies (NYSE: TJX) operate nearly 3,400 stores worldwide under multiple brand names, including the two largest off-price clothing retailers in the United States: TJ Maxx and Marshalls, which operate over 2,000 stores nationwide. TJ Maxx sells brand-name family apparel, accessories, shoes, housewares, giftware and jewelry at discount prices. TJ Maxx reported 2013 sales of $191 per SF and 2014 sales of $210 per SF at the Burleson Crossing Property. The TJX Companies is rated “A2” by Moody’s and “A+” by S&P.

Ross Dress for Less (22,000 SF, 8.7% NRA, 6.3% of underwritten base rent). Ross Dress for Less occupies 22,000 SF under a lease commencing January 2012 and expiring January 2022, with five five-year extension options and no termination options. Ross Dress for Less (NASDAQ: ROST) is an off-price apparel retailer that operates more than 1,300 stores in 30 states primarily in the western United States and Guam that sell closeout apparel, luggage and jewelry merchandise. Ross Dress for Less is not required to report sales under its lease. Ross Dress for Less is rated “A3” by Moody’s and “A-” by S&P.

Petco (15,257 SF, 6.1% NRA, 7.3% of underwritten base rent). Petco occupies 15,257 SF under a lease commencing August 2009 and expiring August 2019 with three five-year extension options. Petco is the second-largest U.S. retailer of specialty pet supplies, with over 1,300 stores in all 50 states, as well as Puerto Rico and Mexico. Petco is not required to report sales under its lease. Petco is rated “B2” by Moody’s and “B” by S&P.

Other tenants reporting sales at the Burleson Crossing Property include Spec’s Liquor, which reported sales of $395 per SF as of year end 2015, rue21, which reported sales of $192 per SF as of year end 2015, Rack Room Shoes, which reported sales of $215 per SF as of year end 2015, MattressFirm, which reported sales of $252 per SF as of year end 2015, DoubleDave’s Pizzaworks, which reported sales of $407 per SF as of year end 2015, and Great Clips, which reported sales of $313 per SF as of year end 2015.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Burleson Crossing

The following table presents a summary regarding major tenants at the Burleson Crossing Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch / Moody’s / S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Anchor/Major Tenants
Hobby Lobby	NR / NR / NR	55,000	21.8%	$453,750	12.6%	$8.25	9/30/2030
Best Buy	BBB- / Baa1 / BB+	30,000	11.9%	$435,000	12.1%	$14.50	1/31/2020
TJ Maxx	NR / A2 / A+	23,000	9.1%	$228,850	6.4%	$9.95	9/30/2022
Ross Dress for Less	NR / A3 / A-	22,000	8.7%	$225,500	6.3%	$10.25	1/31/2022
Petco	NR / B2 / B	15,257	6.1%	$263,641	7.3%	$17.28	8/31/2019
Staples	BB+ / Baa2 / BBB-	14,652	5.8%	$175,824	4.9%	$12.00	1/31/2021
Spec’s Liquor	NR / NR / NR	12,000	4.8%	$219,000	6.1%	$18.25	5/31/2024
Ulta	NR / NR / NR	10,000	4.0%	$187,500	5.2%	$18.75	2/28/2026
Subtotal/Wtd. Avg.		181,909	72.1%	$2,189,065	61.0%	$12.03
Other Tenants		58,008	23.0%	$1,401,882	39.0%	$24.17
Vacant Space		12,247	4.9%
Total/Wtd. Avg.		252,164	100.0%	$3,590,947	100.0%	$14.97

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company, whether or not the parent company guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

The following table presents certain information relating to the lease rollover schedule at the Burleson Crossing Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2016	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2017	1	1,400	$30.80	0.6%	0.6%	$43,120	1.2%	1.2%
2018	0	0	$0.00	0.0%	0.6%	$0	0.0%	1.2%
2019	6	28,560	$20.49	11.3%	11.9%	$585,132	16.3%	17.5%
2020	2	31,800	$15.09	12.6%	24.5%	$480,000	13.4%	30.9%
2021	8	37,672	$19.88	14.9%	39.4%	$748,839	20.9%	51.7%
2022	2	45,000	$10.10	17.8%	57.3%	$454,350	12.7%	64.4%
2023	0	0	$0.00	0.0%	57.3%	$0	0.0%	64.4%
2024	2	16,995	$17.15	6.7%	64.0%	$291,428	8.1%	72.5%
2025	2	13,490	$20.41	5.3%	69.4%	$275,328	7.7%	80.2%
2026 & Beyond	3	65,000	$10.97	25.8%	95.1%	$712,750	19.8%	100.0%
Vacant	0	12,247	$0.00	4.9%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	26	252,164	$14.97	100.0%		$3,590,947	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Burleson Crossing Property is located in Bastrop, Texas at the northeast corner of State Highway 71 and Duff Drive, approximately 26 miles southeast of the Austin, Texas central business district and approximately 20 miles southeast of the Austin-Bergstrom International Airport. The immediate area surrounding the Burleson Crossing Property is a newer area of development, consisting primarily of retail and commercial uses, with much of the development being built since 2000. Retail development in Bastrop is concentrated along State Highway 71 and includes several freestanding big-box retailers, restaurants and neighborhood retail centers. Major retail development in the area includes a Wal-Mart Supercenter located east of the Burleson Crossing Property along the south side of State Highway 71, a Home Depot store located immediately to the south of the Burleson Crossing Property across State Highway 71, and an HEB grocery store located to the east of the Burleson Crossing Property along State Highway 71. Traffic volume on State Highway 71 at the Burleson Crossing Property is estimated at 45,930 cars per day.

The Burleson Crossing Property is a part of the Austin, Texas metropolitan area which has seen positive year to year growth in gross metropolitan product, total employment, personal income and population since 2010. According to the appraisal, the Bastrop County retail submarket had a fourth quarter 2015 inventory of 3,452,424 SF, occupancy of 96.8% and average annual asking rents of $14.50 PSF. According to the appraisal, the estimated

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Burleson Crossing

2015 average household income was $91,047, $71,763, and $75,121 in a 1-mile, 3-mile and 5-mile radius around the Burleson Crossing Property, respectively.

The following table presents competitive shopping centers with respect to the Burleson Crossing Property:

Competitive Property Summary
Property Name/Location	Year Built	Occ.	Total GLA (SF)	Quoted Rental Rate	Lease Area (SF)	Lease Date / Term	Tenant	Rent PSF
Woodland Village 696 State Highway 71 West Bastrop, TX	2006	100%	31,340	$20.00 PSF	868 1,584 1,728 1,785	Oct-15 / 3.0 Yrs Dec-14 / 5.0 Yrs Nov-12 / 10.0 Yrs Apr-12 / 10.0 Yrs	Smiles U Dentistry The Nutrition Authority Glamour Nails Dickey’s BBQ	$21.00 $20.00 $20.00 $22.50
Bastrop Junction 551 State Highway 71 Bastrop, TX	2014	100%	7,540	$29.00 PSF	2,380 5,160	Oct-14 / 10.0 Yrs Apr-14 / 11.0 Yrs	Dunkin’ Donuts Mattress Firm/Sleep Experience	$27.00 $30.00
Kyle Crossing SW/C of IH-35 and FM 1626 Kyle, TX	2008	95%	401,988	$26.00 PSF	1,200 1,400	Feb-16 / 5.0 Yrs Aug-14 / 3.0 Yrs	Supercuts Chill Out Yogurt	$26.40 $26.00
Sunset Valley Village 5601 Brodie Lane Austin, TX	1998	97%	236,055	$30.00 PSF	28,639 943 1,228	Apr-15 / 10.0 Yrs May-14 / 5.0 Yrs Apr-14 / 5.0 Yrs	Total Wine & More Brodie Nails 360 Tans	$22.25 $33.00 $28.50
Burleson Crossing Property	2009-2016	95.1%	252,164

Source: Appraisal

The appraiser concluded market rents for anchor tenants of $8.50 per SF, market rents for junior anchor tenants of $14.00 per SF, market rents for large in-line tenants of $18.00 per SF and market rents for in-line tenants of $28.50 per SF. Current in-place rents at the Burleson Crossing Property were $8.25 per SF for the anchor tenant, a weighted average $11.88 per SF for junior anchor tenants, a weighted average $17.01 per SF for large in-line tenants and a weighted average $27.40 per SF for in-line tenants.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Burleson Crossing Property:

Cash Flow Analysis
	2012(1)	2013(1)	2014(1)	2015(1)	T-12 2/29/2016(1)	UW	UW PSF
Base Rent	$2,039,326	$2,349,833	$2,555,269	$2,843,091	$3,405,341	$3,933,863	$15.60
Total Recoveries	$588,624	$661,056	$700,024	$724,304	$835,476	$1,085,397	$4.30
Other Income	$4,200	$6,682	$6,291	$6,711	$7,793	$7,793	$0.03
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0	($398,293)	($1.58)
Effective Gross Income	$2,632,149	$3,017,571	$3,261,583	$3,574,106	$4,248,610	$4,628,760	$18.36
Total Operating Expenses	$860,022	$899,864	$893,720	$1,063,936	$1,133,831	$1,186,365	$4.70
Net Operating Income	$1,772,128	$2,117,707	$2,367,863	$2,510,170	$3,114,779	$3,442,395	$13.65
Capital Expenditures	$0	$0	$0	$0	$0	$25,216	$0.10
TI/LC	$0	$0	$0	$0	$0	$191,645	$0.76
Net Cash Flow	$1,772,128	$2,117,707	$2,367,863	$2,510,170	$3,114,779	$3,225,534	$12.79

Occupancy %(1)	96.5%	96.8%	93.7%	95.1%	95.1%(2)	95.1%
NOI DSCR	0.70x	0.83x	0.93x	0.99x	1.23x	1.36x
NCF DSCR	0.70x	0.83x	0.93x	0.99x	1.23x	1.27x
NOI Debt Yield	4.4%	5.3%	5.9%	6.2%	7.7%	8.6%
NCF Debt Yield	4.4%	5.3%	5.9%	6.2%	7.7%	8.0%

(1)	The Burleson Crossing Property has been constructed in phases from 2009 through 2016. Figures as presented are representative of the portion of the property available for lease as of the respective year end periods.

(2)	Occupancy as of March 1, 2016.

Escrows and Reserves. At origination of the Burleson Crossing Mortgage Loan, the Burleson Crossing Borrower deposited $272,964 into a reserve for real estate taxes, and is required to escrow monthly (i) 1/12 of the annual estimated real estate tax payments, and (ii) 1/12 of the annual estimated insurance premiums (unless the Burleson Crossing Borrower maintains an acceptable blanket or umbrella policy). The Burleson Crossing Borrower deposited $166,950 in escrow at loan origination for tenant improvements and leasing commissions with respect to the tenant Garcia at the Burleson Crossing Property. The Burleson Crossing Borrower deposited $300,000 at loan origination into an escrow related to the tenant Best Buy, and on each monthly payment date during the continuance of a Best Buy Cash Sweep Event (as defined below) on which there is not then $300,000 in the Best Buy escrow, is required to deposit all excess cash flow, in each case for tenant improvements and leasing commissions that may be incurred following the loan origination date in connection with the re-tenanting of the Best Buy space or the renewal of the Best Buy lease. The Burleson Crossing Borrower is required to deposit monthly $3,152 into an escrow for capital expenditures; provided that the Burleson Crossing Borrower is not required to deposit such monthly amount at any time that the funds in such escrow equal or exceed $75,650. The Burleson Crossing Borrower is required to deposit monthly

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Burleson Crossing

$12,500 into an escrow for future tenant improvements and leasing commissions; provided that the Burleson Crossing Borrower is not required to deposit such monthly amount at any time that the funds in such escrow equal or exceed $450,000.

Lockbox and Cash Management. The Burleson Crossing Mortgage Loan provides for a springing hard lockbox (i.e. the Burleson Crossing Borrower has agreed to establish and maintain a hard lockbox following the commencement and during the continuance of a Trigger Period). The Burleson Crossing Mortgage Loan has springing cash management (i.e., the Burleson Crossing Mortgage Loan has cash management only after the initial occurrence and during the continuance of a Trigger Period). If, following the establishment of a lockbox account, no Trigger Period is continuing, funds in the lockbox account are required to be swept to an account designated by the Burleson Crossing Borrower. During the continuance of a Trigger Period, funds in the lockbox account are required to be transferred to the cash management account and applied on each monthly payment date to pay debt service on the Burleson Crossing Mortgage Loan, to fund the required reserves deposits as described above under “Escrows and Reserves,” to disburse, during the continuance of a Trigger Period (other than a Trigger Period which is due to an event of default under the Burleson Crossing Mortgage Loan), the monthly operating expenses referenced in the annual budget (which is required to be approved by the lender) and other amounts incurred by the Burleson Crossing Borrower in connection with the operation and maintenance of the Burleson Crossing Property and approved by the lender, and to disburse the remainder, (i) if a Best Buy Cash Sweep Event is continuing, into the Best Buy escrow account and (ii) otherwise into an account to be held by the lender as additional security for the Burleson Crossing Mortgage Loan during the continuance of such Trigger Period.

A “Trigger Period” will:

(i) commence upon the occurrence of an event of default under the Burleson Crossing Mortgage Loan and continue until the cure of the event of default to the reasonable satisfaction of the lender, or

(ii) commence upon the date the debt service coverage ratio on the Burleson Crossing Mortgage Loan is less than 1.10 to 1.00 for six consecutive calendar months and continue until the date such debt service coverage ratio equals or exceeds 1.10 to 1.00 for six consecutive calendar months, or

(iii) commence upon the occurrence of a Specified Tenant Trigger Event and continue until the occurrence of a Specified Tenant Trigger Event Cure, or

(iv) commence upon the occurrence of a Best Buy Cash Sweep Event and continue until the satisfaction of the Best Buy Sweep Cure Conditions.

“Specified Tenant Trigger Event” means the earlier of (a) Specified Tenant failing to be in actual, physical possession of the Specified Tenant space, failing to be open to the public for business during customary hours and/or “going dark” in its space, (b) Specified Tenant giving notice that it is terminating its lease for all or any portion of its space, (c) any termination or cancellation of the Specified Tenant’s lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or the Specified Tenant’s lease failing to otherwise be in full force and effect, or (d) any bankruptcy or similar insolvency of Specified Tenant.

“Specified Tenant Trigger Event Cure” shall mean the earlier to occur of (a) Burleson Crossing Borrower leasing the entire Specified Tenant space in accordance with the applicable terms and conditions of the Burleson Crossing Mortgage Loan documents, the applicable tenant(s) under such lease(s) being in actual, physical occupancy of, and open to the public for business in, the space demised under its lease, paying the full amount of rent then due, and has accepted its leased premises without material qualification as determined by lender in its reasonable discretion, (b) Specified Tenant is in actual, physical possession of the applicable Specified Tenant space, open to the public for business during customary hours and not “dark” in the Specified Tenant space, (c) Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the Specified Tenant lease and has re-affirmed the Specified Tenant lease as being in full force and effect, or (d) with respect to any applicable bankruptcy or insolvency proceedings involving Specified Tenant and/or the Specified Tenant lease, Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings or has affirmed the Specified Tenant lease pursuant to final, non-appealable order of a court of competent jurisdiction.

“Specified Tenant” means Hobby Lobby Stores, Inc. together with any successor or assign thereto which is permitted under its lease and not otherwise prohibited by the terms of the Burleson Crossing Mortgage Loan.

“Best Buy Cash Sweep Event” means the date which is six months prior to the scheduled expiration of the first renewal term of the Best Buy lease exercised after the loan origination date in the event that Best Buy renews the term of its lease for a period of five years in connection with the initial satisfaction of the conditions for such renewal set forth in the Burleson Crossing Mortgage Loan documents.

“Best Buy Cash Sweep Cure Conditions” means the date on which there is on deposit with lender in the Best Buy escrow the amount of $300,000 (whether in cash or a letter of credit).

The Burleson Crossing Borrower may cure any excess cash flow sweep by depositing with lender the amount of $550,000 either in the form of cash or a letter of credit (“Excess Cash Collateral”) meeting the requirements of the Burleson Crossing Mortgage Loan documents. The borrower has the right to use the Excess Cash Collateral for the retenanting of the Specified Tenant space on the same terms as it may use the funds in the escrow for future tenant improvements and leasing commissions. Upon the deposit of Excess Cash Collateral, provided no event of default is continuing under the Burleson Crossing Mortgage Loan, any excess cash flow funds then held by the lender are required to be released to the Burleson Crossing Borrower.

Additional Secured Indebtedness (not including trade debts). Not Permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Burleson Crossing

Terrorism Insurance. The Burleson Crossing Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available, in form and substance satisfactory to, and in an amount determined by, the lender (but in no event more than the sum of 100% of full replacement cost and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extension thereof or other federal government program with substantially similar protection) is in effect, the lender is required to accept terrorism insurance which covers “covered acts” (as defined by TRIPRA or such other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as TRIPRA or such other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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BACM 2016-UBS10	2100 Ross

Mortgage Loan No. 7 – 2100 Ross

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	2100 Ross

Mortgage Loan No. 7 – 2100 Ross

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	2100 Ross

Mortgage Loan No. 7 – 2100 Ross

DALLAS
2100 Ross
2100 Ross Avenue
Dallas, TX 75201
Uptown
Downtown
Oak Lawn
City Place
Knox/ Henderson
Deep Ellum
DESIGN DISTRICT
ARTS DISTRICT
DALLAS COUNTY
Dallas Love Field 4 miles
Dallas-Ft. Worth Intl. Airport 16 miles
Dallas North Tollway
Central Expwy
Woodall Rodgers Frwy
Stemmons Frwy
Tom Landry Frwy
Margaret Hunt Hill Br.
CONTINENTAL AVE. PEDESTRIAN BRIDGE
TRINITY RAILWAY EXPRESS
DART
TRE
Robert E. Lee Park
Turtle Creek Parkway
Reverchon Park
Griggs Park
Exall Park
Klyde Warren Park
Trinity River Greenbelt Park
Trinity River
Texas Scottish Rite Hospital for Children
Baylor Medical Center
Methodist Dallas Medical Center
Dallas World Trade Ctr.
Wade College
Cityplace Market
American Airlines Center
Perot Museum of Nature and Science
House of Blues
Museum Tower
AT&T Performing Arts Center
Meyerson Symphony Center
Dallas Museum of Art
Nasher Sculpture Center
Chase Tower
Plaza of The Americas
Trammell Crow Ctr.
Harwood Center
Lincoln Plaza
One Dallas Ctr.
Majestic Theatre
Comerica Bank Tower
Renaissance Tower
Dallas Holocaust Museum
6th Floor Mus.
Dealey Plaza
JFK Memorial Plaza
Bank of America Plaza
Central Library
Dallas City Hall
Dallas Farmers Market
Frank Crowley Courts Building
Reunion Tower
PIONEER PLAZA
Dallas Convention Center
CITYPLACE
VICTORY
PEARL ARTS DIST.
ST. PAUL
AKARD
WEST END
DEEP ELLUM
BAYLOR
UNION STATION
CONVENTION CENTER
Harry Hines Blvd
Cedar Springs Rd
Oak Lawn Ave
Lemmon Ave
N. Hall St
Carlisle St
McKinney Ave
Turtle Creek Blvd
Maple Ave
McKinnon St
Houston St
Hi Line Dr
N. Field St
Riverfront Blvd
Ross Ave
Peak St
Haskell Ave
Live Oak St
Gaston Ave
Elm St
Main St
Commerce St
Canton St
Pacific St
Lamar St
Wood St
Young St
Marilla St
Harwood St
Cadiz St
Field St
Griffin St
Market St
S. Houston St
Jefferson Blvd
S. Riverfront Blvd
W. Commerce St
N. Beckley Ave
N. Zang Blvd
S. Good Latimer Expwy
35E
30
45
75
Allen
Lucas
Plano
The Colony
Lewisville
Flower Mound
Carrollton
Wylie
Coppell
Addison
Farmers Branch
Richardson
Sachse
Garland
Rowlett
University Park
Highland Park
Irving
DALLAS
Mesquite
Grand Prairie
Balch Springs
Seagoville
Duncanville
Hutchins
Cedar Hill
DeSoto
Lancaster
Wilmer
Combine
Midlothian
Ovilla
Red Oak

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	2100 Ross

Mortgage Loan No. 7 – 2100 Ross

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBSRES			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$38,000,000			Location:	Dallas, TX 75201
Cut-off Date Balance(1):	$37,810,190			General Property Type:	Office
% of Initial Pool Balance:	4.3%			Detailed Property Type:	CBD
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Thomas G. Dundon			Year Built/Renovated:	1982/2012-2015
Mortgage Rate:	4.6837%			Size:	843,728 SF
Note Date:	1/20/2016			Cut-off Date Balance per Unit(1):	$116
First Payment Date:	3/6/2016			Maturity Date Balance per Unit(1):	$95
Maturity Date:	2/6/2026			Property Manager:	Woods Capital Property Management, LLC
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information(3)
IO Period:	0 months			UW NOI:	$9,559,700
Seasoning:	4 months			UW NOI Debt Yield(1):	9.8%
Prepayment Provisions:	LO (28); DEF (87); O (5)			UW NOI Debt Yield at Maturity(1):	12.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	1.36x
Additional Debt Type(1):	Pari Passu			Most Recent NOI(4):	$7,576,744 (2/29/2016 TTM)
Additional Debt Balance(1):	$59,700,300			2nd Most Recent NOI(4):	$6,760,488 (12/31/2015)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(4):	$2,804,159 (12/31/2014)
Reserves(2)				Most Recent Occupancy(5):	85.1% (3/22/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(5):	85.7% (12/31/2015)
RE Tax:	$616,451	$237,097	N/A	3rd Most Recent Occupancy:	82.3% (12/31/2014)
Insurance:	$90,628	$10,538	N/A	Appraised Value (as of):	$167,000,000 (12/9/2015)
Recurring Replacements:	$0	$18,281	$658,108	Cut-off Date LTV Ratio(1):	58.4%
TI/LC:	$0	$105,466	$3,796,776	Maturity Date LTV Ratio(1):	47.9%
Other:	$7,517,759	Springing	(2)

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$98,000,000	68.8%	Purchase Price(6):	$131,189,897	92.1%
Borrower Equity:	$44,519,861	31.2%	Reserves:	$8,224,838	5.8%
			Closing Costs:	$3,105,126	2.2%
Total Sources:	$142,519,861	100.0%	Total Uses:	$142,519,861	100.0%

(1)	The 2100 Ross Mortgage Loan is part of the 2100 Ross Whole Loan, which is comprised of four pari passu promissory notes with an aggregate principal balance of $98,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the 2100 Ross Whole Loan.

(2)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(3)	Underwriting and Financial Information includes Turner Construction Company, which leased 29,358 SF of space commencing July 2014. Turner Construction Company has never taken occupancy of its space, but has continued to pay all rent and reimbursements owed under the terms of its lease. The 2100 Ross Borrower deposited $752,445 at closing into a Turner Construction Rent reserve for rents and reimbursements with respect to the Turner Construction Company lease. In addition, the 2100 Ross Borrower deposited $1,467,900 at closing into a Turner Allowance reserve, provided, that upon the occurrence of an event of default under the Turner Construction Company lease, all funds within the Turner Allowance reserve are required to be deposited into a Turner Construction Space Re-Tenanting Reserve (as defined below).

(4)	In July 2009, Ernst & Young’s lease expired and it vacated 244,810 SF (29% of NRA) causing occupancy to drop from 88.2% as of December 31, 2008 to 65.7% as of December 31, 2009. In August 2012, Cousins Properties Inc. acquired the 2100 Ross Property at foreclosure auction for approximately $59.2 million. In 2013, another tenant, Clark Bardes Consulting, also vacated 75,593 SF (9% of the NRA) of the 2100 Ross Property. Cousins Properties Inc. has since invested approximately $18.8 million in renovations from 2012 to 2015 and was able to sign new tenants with leases totaling approximately 274,959 SF from December 2013 until the 2100 Ross Borrower purchased the 2100 Ross Property in September 2015. An affiliate of the 2100 Ross Borrower has since leased two additional floors and renewed the Prudential Mortgage Capital Co. and Merrill Lynch, Pierce, Fenner & Smith, Inc. leases.

(5)	Includes approximately 7,535 SF recently leased to Netherland, Sewell & Associates, Inc. Netherland, Sewell & Associates, Inc. currently occupies 54,363 SF at the 2100 Ross Property and is expected to begin paying rent on the additional space as of October 1, 2016.

(6)	The sponsor purchased the 2100 Ross Property for $131.0 million without mortgage financing in September 2015 with $189,897 in closing costs. The sponsor received a credit totaling $5,918,653 due to obligations of the landlord, including credits for unfunded tenant improvements ($1,559,763), credits associated with the unexecuted Prudential Mortgage Capital Co. lease renewal ($4,079,486) and chiller and elevator repair ($279,404) for a net cost basis of approximately $125.1 million.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	2100 Ross

The Mortgage Loan. The seventh largest mortgage loan (the “2100 Ross Mortgage Loan”) is part of a whole loan (the “2100 Ross Whole Loan”) evidenced by four pari passu promissory notes in the aggregate original principal amount of $98,000,000, all of which are secured by a first priority fee mortgage encumbering a 33-story Class A office building totaling 843,728 SF in Dallas, Texas (the “2100 Ross Property”). Promissory Notes A-3 and A-4, in the aggregate original principal amount of $38,000,000, represent the 2100 Ross Mortgage Loan. Promissory Notes A-1 and A-2, in the aggregate original principal amount of $60,000,000, represent a non-serviced companion loan (the “2100 Ross Non-Serviced Companion Loan”). The 2100 Ross Non-Serviced Companion Loan is currently being held by the MSCI 2016-UBS9 securitization trust. The 2100 Ross Whole Loan will continue to be serviced pursuant to the pooling and servicing agreement for the MSCI 2016-UBS9 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—The 2100 Ross Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The proceeds of the 2100 Ross Whole Loan, along with approximately $44.5 million of borrower equity, were primarily used to acquire the 2100 Ross Property for a purchase price of approximately $131.2 million including $189,897 in acquisition closing costs (approximately $121.5 million net of credits), fund reserves and pay closing costs. A previous mortgage loan secured by the 2100 Ross Property was included in the WBCMT 2007-C34 securitization trust, which foreclosed on such previous loan on the 2100 Ross Property in August 2012.

The Borrower and the Sponsor. The borrower is Dallas 2100 Ross, LP (the “2100 Ross Borrower”), a single-purpose Delaware limited partnership structured to be bankruptcy-remote, whose general partner, Dallas 2100 Ross GP, LLC, has two independent directors. The sponsor and the nonrecourse carve-out guarantor of the 2100 Ross Borrower is Thomas G. Dundon. The 2100 Ross Borrower is owned by Dallas 2100 Ross GP, LLC (0.01%) and DDFS Partnership LP (99.99%). Dallas 2100 Ross GP, LLC is wholly-owned by DDFS Management Company LLC which is wholly-owned by Thomas G. Dundon. DDFS Partnership LP is owned by Thomas G. Dundon (69.00%), The Dundon Children’s Trust (30.00%), as well as DDFS Management Company LLC (1.00%).

Thomas G. Dundon is the Chairman and Managing Partner of Dundon Capital Partners LLC, a private equity firm established in Dallas, Texas in 2015. Dundon Capital Partners LLC specializes in investments across multiple industries, and looks to partner with management teams to help companies achieve their long-term objectives. Prior to founding Dundon Capital Partners LLC, Mr. Dundon was the Chief Executive Officer of Santander Consumer USA, a large, publicly traded consumer finance company, from December 2006 to July 2015. Including the 2100 Ross Property, the sponsor currently holds interests in three commercial properties in Dallas, Texas totaling approximately 2.5 million SF with an estimated market value of approximately $345.8 million. The sponsor’s September 2015 financial statement disclosed total assets of approximately $1.8 billion.

The Property. The 2100 Ross Property is a 33-story, 843,728 SF Class A office building located in the Dallas Arts District within the Central Business District (“CBD”) of Dallas, Texas. The 2100 Ross Property also includes a parking garage with four levels of below-grade parking featuring 474 parking spaces (0.56 per 1,000 SF). The 2100 Ross Property is situated on a 1.368-acre site comprising a full city block bordering Ross Avenue, North Pearl Street, San Jacinto Street, and North Olive Street. It is adjacent to the Dallas Museum of Art, Nasher Sculpture Center and the Morton H. Meyerson Symphony Center. The 2100 Ross Property offers unobstructed views of the Dallas Arts District, Klyde Warren Park and Uptown. The 2100 Ross Property is connected via Skybridge to Chase Tower, is across from Plaza of the Americas, is within the vicinity of 143,000 SF of retail space and the Dallas Marriott City Center, and is within two blocks of the East Transfer Center DART rail station. Amenities at the 2100 Ross Property include 24-hour security, on-site property management, conference center, fitness center, three restaurants/cafés, dry cleaning service, auto detail service, optometrist, dentist, and massage therapy.

The 2100 Ross Property has recently undergone capital improvements totaling approximately $18.8 million ($22.32 PSF) between 2012 and 2015, which included security upgrades, exterior renovations, parking upgrades, a fitness center with state-of-the-art equipment, towel service and full locker room facilities, enhancements to the conference center complete with new videoconferencing system, high-tech A/V equipment and a catering area with an outdoor terrace, a new sundry shop, lobby and common areas remodeling including free Wi-Fi, flat-screen TV with presentation capabilities and new stairs between the first and second floors, as well as upgrades to the elevator, mechanical and plumbing systems.

The 2100 Ross Property is currently 85.1% occupied as of March 22, 2016 by 31 office tenants and four retail tenants. The five largest tenants at the 2100 Ross Property are CBRE, Inc. (15.2% NRA; 17.2% U/W Base Rent), Lockton Companies, LLC (11.7% NRA; 13.5% U/W Base Rent), Netherland, Sewell & Associates, Inc. (7.3% NRA; 9.1% U/W Base Rent), Prudential Mortgage Capital Co. (6.5% NRA; 9.0% U/W Base Rent), and Merrill Lynch, Pierce, Fenner & Smith, Inc. (5.6% NRA; 5.2% U/W Base Rent). Collectively, the top five tenants lease 46.4% of SF and represent 54.0% of U/W base rent with no other tenant at the 2100 Ross Property leasing more than 3.6% of SF or representing more than 4.9% of U/W base rent. Three of the top five tenants, representing a total of approximately 27.3% of total SF and 31.3% of total U/W base rent at the 2100 Ross Property, are investment grade tenants or have an investment grade parent company. Both Prudential Mortgage Capital Co. and Merrill Lynch, Pierce, Fenner & Smith, Inc. have recently extended their leases within the last eight months to April 2027 and February 2022, respectively. The retail spaces are currently occupied by LaMadeleine of Texas, LLC, Tortaco, LLC, Subway Real Estate, LLC, and Dolani & Sons, Inc.

Major Tenants.

CBRE, Inc. (128,229 SF, 15.2% of NRA, 17.2% of underwritten rent). CBRE, Inc. (NYSE: CBG) (Moody’s: Baa3) initially leased 90,204 SF at the 2100 Ross Property in 2011, expanded its space on two separate occasions, and currently occupies 128,229 SF. CBRE, Inc. pays an average current base rent of $19.53 PSF with a lease expiration date of March 31, 2022, with two five-year renewal options at fair market rent. CBRE, Inc. has a one-time lease termination option pertaining to its initial 90,204 SF of space effective January 1, 2018 upon notice on or before January 31, 2017 and payment of a termination fee and a lease termination option pertaining to 7,957 SF of space effective upon six months’ notice and payment of any unamortized TI allowances and commissions incurred by the landlord. CBRE, Inc. is a prominent commercial real estate services company with approximately 370 offices worldwide offering a range of services to tenants, owners, lenders, and investors in office, retail, industrial, multifamily, and other types of commercial real estate, including property and facilities management, leasing, brokerage, valuation, asset management, financing, and market research.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	2100 Ross

Lockton Companies, LLC (98,725 SF, 11.7% of NRA, 13.5% of underwritten rent). Lockton Companies, LLC (“Lockton”) occupies 98,725 SF under a lease dated April 1, 2014 and expiring March 31, 2026. Prior to taking occupancy, Lockton contributed approximately $1.7 million ($17.22 PSF) of its own funds to complete its space. Pursuant to its lease, Lockton pays a current base rent of $20.00 PSF, which increases by $0.50 PSF in April of every year, with one 10-year or two five-year renewal options at fair market rent. Lockton has a lease termination option effective March 31, 2022 with 12 months’ notice and payment of a termination fee. With approximately 64 offices in 17 countries, Lockton is a privately held insurance brokerage, offering risk management, insurance, and employee benefits consulting services. Initially targeting construction businesses, Lockton has expanded its services to other industries including energy, health care, entertainment, hospitality, manufacturing, retail, and transportation.

Netherland, Sewell & Associates, Inc. (61,898 SF, 7.3% of NRA, 9.1% of underwritten rent). Netherland, Sewell & Associates, Inc. (“Netherland”) initially leased 54,363 SF at the 2100 Ross Property in 2014, and has leased an additional 7,535 SF commencing in October 2016 pursuant to the original executed lease. Prior to taking occupancy, Netherland contributed approximately $1.0 million ($16.16 PSF) of its own funds to complete its space. Netherland pays an average current base rent of $21.56 PSF with a lease expiration date of September 30, 2025, with one 10-year or two five-year renewal options at fair market rent. Netherland has a lease termination option effective September 30, 2023 with 12 months’ notice and payment of a termination fee. Netherland provides geological, geophysical, petrophysical, and engineering services in the United States and internationally. Its services include acquisition and divestiture evaluations, coalbed methane development studies, deepwater development studies, enhanced recovery projects, equity determinations, exploration resource assessments, gas storage development studies, modeling and simulation studies, non-U.S. regulatory agency reports, operations engineering services, pipeline supply studies, project finance certification, SEC reserve reports and audits, and shale oil and gas evaluations.

The following table presents certain information relating to the leases at the 2100 Ross Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Major Tenants
CBRE, Inc.	NR/Baa3/NR	128,229	15.2%	$2,504,352	17.2%	$19.53	3/31/2022(4)
Lockton Companies, LLC	NR/NR/NR	98,725	11.7%	$1,974,500	13.5%	$20.00	3/31/2026(5)
Netherland, Sewell & Associates, Inc.(6)	NR/NR/NR	61,898	7.3%	$1,334,575	9.1%	$21.56	9/30/2025(7)
Prudential Mortgage Capital Co.(8)	BBB+/Baa1/A	55,121	6.5%	$1,313,316	9.0%	$23.83	4/30/2027(9)
Merrill Lynch, Pierce, Fenner & Smith, Inc.	A/Baa1/NR	47,262	5.6%	$756,192	5.2%	$16.00	2/28/2022(10)
Subtotal/Wtd. Avg.		391,235	46.4%	$7,882,935	54.0%	$20.15

Other Tenants(11)		326,870	38.7%	$6,714,509	46.0%	$20.54
Vacant		125,623	14.9%	$0	0.0%	$0.00
Total/Wtd. Avg.		843,728	100.0%	$14,597,444	100.0%	$20.33

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	CBRE, Inc. has a one-time lease termination option pertaining to its initial 90,204 SF of space effective January 1, 2018 upon notice to terminate on or before January 31, 2017 and payment of a termination fee and a lease termination option pertaining to 7,957 SF of space effective upon 120 days’ notice and payment of all TI allowance and leasing commissions paid or provided by the landlord.

(5)	Lockton Companies, LLC has a lease termination option effective March 31, 2022 with 12 months’ notice and payment of a termination fee.

(6)	Includes approximately 7,535 SF recently leased to Netherland, Sewell & Associates, Inc. Netherland, Sewell & Associates, Inc. currently occupies 54,363 SF at the 2100 Ross Property and is expected to begin paying rent on the additional space as of October 1, 2016 pursuant to the original executed lease.

(7)	Netherland, Sewell & Associates, Inc. has a lease termination option effective September 30, 2023 with 12 months’ notice and payment of a termination fee.

(8)	Prudential Mortgage Capital Co. currently leases 63,007 SF of office space and 799 SF of storage space expiring October 2016. Prudential Mortgage Capital Co. has recently extended its lease to April 2027 and reduced its office space to 54,322 SF effective November 1, 2016.

(9)	Prudential Mortgage Capital Co. has a lease termination option on 54,322 SF of office space effective April 30, 2023 with 12 months’ notice and payment of a termination fee. Prudential Mortgage Capital Co. also has a lease termination option on 799 SF of storage space effective with 30 days’ notice and no termination fee.

(10)	Merrill Lynch, Pierce, Fenner & Smith, Inc. recently exercised the first of two five-year renewal options extending its lease term from February 2017 to February 2022. In addition, Merrill Lynch, Pierce, Fenner & Smith, Inc. has a one-time lease termination option on up to 10,000 SF of space on the 11th floor of the 2100 Ross Property effective December 31, 2016 with six months’ notice and payment of a termination fee.

(11)	Other Tenants include Management Conference Room, Conference Center, Management Office, Conference Board Room, Conference Room, and Elevator Storage, none of which contributed to Annual UW Rent.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	2100 Ross

The following table presents certain information relating to the lease rollover schedule at the 2100 Ross Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM(4)	9	12,131	$0.00	1.4%	1.4%	$0	0.0%	0.0%
2016	3	14,174	$20.16	1.7%	3.1%	$285,756	2.0%	2.0%
2017	6	71,916	$21.72	8.5%	11.6%	$1,562,201	10.7%	12.7%
2018	5	15,225	$23.11	1.8%	13.4%	$351,838	2.4%	15.1%
2019	6	57,627	$20.77	6.8%	20.3%	$1,196,664	8.2%	23.3%
2020	3	22,417	$19.53	2.7%	22.9%	$437,788	3.0%	26.3%
2021	2	8,235	$28.13	1.0%	23.9%	$231,634	1.6%	27.9%
2022	6	188,726	$18.59	22.4%	46.3%	$3,509,037	24.0%	51.9%
2023	3	18,736	$20.55	2.2%	48.5%	$384,950	2.6%	54.5%
2024	0	0	$0.00	0.0%	48.5%	$0	0.0%	54.5%
2025	6	122,942	$22.03	14.6%	63.1%	$2,708,823	18.6%	73.1%
2026	4	107,678	$20.20	12.8%	75.8%	$2,175,074	14.9%	88.0%
2027 & Beyond	4	78,298	$22.40	9.3%	85.1%	$1,753,679	12.0%	100.0%
Vacant	0	125,623	$0.00	14.9%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	57	843,728	$20.33	100.0%		$14,597,444	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

(4)	Includes Management Conference Room, Conference Center, Management Office, Conference Board Room, Conference Room, and Elevator Storage, none of which contribute to Annual UW Rent.

The Market. The 2100 Ross Property is located in Downtown Dallas within the Dallas Arts District, which encompasses a 19-block, 68-acre area that serves as the cultural center of Dallas. The Arts District has evolved into one of the largest urban arts district in the country with numerous buildings designed by Pritzker Prize winning architects. Historic buildings in the Arts District include the Belo Mansion, the Cathedral Santurio de Guadalupe, and the St. Paul United Methodist Church. The AT&T Performing Arts Center, originally the Dallas Center for the Performing Arts, is a $354 million multi-venue center which was completed in late 2009 and encompasses ten acres within the Arts District. The center provides space for five resident companies: The Dallas Opera, Dallas Theater Center, Texas Ballet Theater, Dallas Black Dance Theatre, and Anita N. Martinez Ballet Folklorico. A local performing arts foundation has estimated that the center will have an annual impact of over $170 million in the Dallas economy and generate as many as 2,000 new jobs in the arts and hospitality industries.

Klyde Warren Park, a $110 million project, opened in 2012 and serves as a bridge between the Arts District and the Uptown submarket. The 5.2-acre park sits atop the Woodall Rodgers Freeway, which had historically been a barrier between the downtown and uptown neighborhoods. Built with a combination of public and private funds, the park features a flexible, pedestrian-oriented design that arranges a children’s park, reading room, lawn area, restaurant, performance pavilion, fountain plaza, games area, dog park, and botanical garden around a sweeping pedestrian promenade.

The 2100 Ross Property is located less than 0.5 miles from the Woodall Rodgers Freeway and North Central Expressway/Highway 75, and the East Transfer Center Station of the DART Light Rail System is just two blocks southeast, providing connections to the greater Dallas Metroplex including Dallas Fort Worth International Airport (“DFW”), located approximately 21 miles northwest of the 2100 Ross Property. DFW serves over 50 million passengers annually and is the second busiest airport in the world with over 2,100 daily departures and arrivals, according to the appraisal. The 2100 Ross Property also offers access to the CBD’s pedestrian sky bridge and tunnel network through connection with Chase Tower to the east. This network of public and private pedestrian corridors covers several city blocks in the Dallas city center and provides connectivity among office buildings, retail shops, restaurants, residential towers, hotels, parking garages, and parks.

The estimated 2015 population within a one-, three- and five-mile radius of the 2100 Ross Property is 25,194, 159,167, and 345,752, respectively, according to a third party market research report. The population within a one-, three- and five-mile radius of the 2100 Ross Property is projected to increase at average annual rates by 2.78%, 1.28% and 1.06%, respectively, through 2020, according to a third party market research report. Comparatively, the populations within Dallas County, the Dallas SMA, and the State of Texas are projected to increase at average annual rates of 1.18%, 1.42%, and 1.34%, respectively, through 2020, according to a third party market research report. The 2015 average household income within a one-, three- and five-mile radius of the 2100 Ross Property is estimated to be $92,085, $75,534, and $78,694, respectively.

According to the appraisal, the 2100 Ross Property is located within the Dallas CBD office submarket which consists of 137 buildings totaling approximately 33.4 million SF of office space. As of 3Q 2015, the Dallas CBD office submarket vacancy rate was 19.4% and the average rental rate was $23.09 PSF.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	2100 Ross

The following table presents leasing data at certain competitive office properties with respect to the 2100 Ross Property:

Competitive Property Summary
Comparable Name	Address	Rent PSF(1)	Original Year Built	Size (SF)	Total Occupancy
2100 Ross Property	2100 Ross Avenue	$20.33(2)	1982	843,728(2)	85.1%(2)
St. Paul Place	750 North Saint Paul Street	$19.00-$20.00	1982	273,217	80.0%
Trammell Crow Center	2001 Ross Avenue	$25.00	1984	1,128,331	85.0%
Chase Tower	2200 Ross Avenue	$20.65	1987	1,296,407	93.0%
Fountain Place	1445 Ross Avenue	$23.75	1986	1,262,217	85.0%
KPMG Plaza at Hall Arts	2323 Ross Avenue	$33.00-$36.00	2015	459,383	65.0%
Range/Wtd. Avg./Total(3)		$19.00-$36.00		4,419,555	85.0%(4)

Source: Appraisal

(1)	Wtd. Avg. Asking Rent PSF excludes vacant space at the 2100 Ross Property.

(2)	Information is based on the underwritten rent roll.

(3)	Range/Wtd. Avg./Total excludes the 2100 Ross Property.

(4)	KPMG Plaza at Hall Arts was built in 2015 and remains in lease up. Excluding KPMG Plaza at Hall Arts, the weighted average occupancy of the competitive set is 87.0%.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 2100 Ross Property:

Cash Flow Analysis(1)(2)
	2013(3)	2014(3)	2015	2/29/2016 TTM	UW	UW PSF
Base Rent(4)	$9,149,070	$8,143,995	$10,625,804	$11,478,800	$18,300,176	$21.69
Total Recoveries	$1,149,239	$1,634,414	$2,640,242	$2,691,258	$2,822,954	$3.35
Other Income	$1,004,472	$1,059,895	$1,093,790	$1,113,495	$1,113,495	$1.32
Less Vacancy & Credit Loss	$0	$0	$0	$0	($3,560,196)	($4.22)
Effective Gross Income	$11,302,781	$10,838,304	$14,359,836	$15,283,553	$18,676,429	$22.14
Total Operating Expenses	$6,475,471	$8,034,145	$7,599,348	$7,706,810	$9,116,730	$10.81
Net Operating Income	$4,827,310	$2,804,159	$6,760,488	$7,576,744	$9,559,700	$11.33
Capital Expenditures	$0	$0	$0	$0	$219,369	$0.26
TI/LC	$0	$0	$0	$0	$1,033,353	$1.22
Net Cash Flow	$4,827,310	$2,804,159	$6,760,488	$7,576,744	$8,306,977	$9.85

Occupancy %	68.7%	82.3%	85.7%	85.2%	85.1%
NOI DSCR(5)	0.79x	0.46x	1.11x	1.24x	1.57x
NCF DSCR(5)	0.79x	0.46x	1.11x	1.24x	1.36x
NOI Debt Yield(5)	5.0%	2.9%	6.9%	7.8%	9.8%
NCF Debt Yield(5)	5.0%	2.9%	6.9%	7.8%	8.5%

(1)	According to the 2100 Ross Borrower, in July 2009, Ernst & Young’s lease expired and it vacated 244,810 SF (29% of NRA) causing occupancy to drop from 88.2% as of December 31, 2008 to 65.7% as of December 31, 2009. In August 2012, Cousins Properties Inc. acquired the 2100 Ross Property at foreclosure auction for approximately $59.2 million. In 2013, another tenant, Clark Bardes Consulting, also vacated 75,593 SF (9% of the NRA) of the 2100 Ross Property. Cousins Properties Inc. invested approximately $18.8 million in renovations from 2012 to 2015 and signed new leases totaling approximately 274,959 SF from December 2013 until the 2100 Ross Borrower purchased the 2100 Ross Property in September 2015. The 2100 Ross Borrower has since leased two additional floors and renewed the Prudential Mortgage Capital Co. and Merrill Lynch, Pierce, Fenner & Smith, Inc. leases.

(2)	Includes Turner Construction Company which leased 29,358 SF of space commencing July 2014. Turner Construction Company has never taken occupancy of its space, but has continued to pay all rent and reimbursements owed under the terms of its lease. The 2100 Ross Borrower deposited $752,445 at closing into a Turner Construction Rent reserve for rents and reimbursements with respect to the Turner Construction Company lease. In addition, the 2100 Ross Borrower deposited $1,467,900 at closing into a Turner Allowance reserve, provided, that upon the occurrence of an event of default under the Turner Construction Company lease, all funds within the Turner Allowance reserve are required to be deposited into a Turner Construction Space Re-Tenanting Reserve (as defined below).

(3)	The decrease in Net Operating Income is attributed to a drop in rental revenue and an increase in operating expenses. Expenses increased significantly in 2014 due to a tax reassessment, increasing taxes by approximately $0.8 million and operating costs associated with a fitness center opening in December 2013 and recent renovations. A large tenant, Clark Consulting, vacated 75,593 SF of space and was later replaced by Netherland, Sewell & Associates, Inc. (approximately $1.3 million in base rent), which did not begin paying rent until October 2014.

(4)	UW Base Rent is net of actual vacancy and includes approximately $108,773 of straight line contractual rent increases through March 2022 for the CBRE, Inc. space, approximately $101,854 of straight line contractual rent increases through December 2025 for the Prudential Mortgage Capital Co. space, approximately $37,908 of straight line contractual rent increases through February 2022 for the Merrill Lynch, Pierce, Fenner & Smith, Inc. space, approximately $20,276 of straight line contractual rent increases through September 2023 for the Allianz Global Investor space, approximately $5,630 of straight line contractual rent increases through October 2019 for the PNC Bank, NA space, and approximately $178,961 of additional contractual rent steps effective September 15, 2016 for non-investment grade tenants and effective March 15, 2017 for investment grade tenants.

(5)	NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield are based on the 2100 Ross Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	2100 Ross

Escrows and Reserves. The 2100 Ross Borrower deposited $616,451 in escrow for annual real estate taxes at loan origination and is required to escrow monthly 1/12 of the annual estimated tax payments. The 2100 Ross Borrower deposited $90,628 in escrow for annual insurance premiums at loan origination and is required to escrow monthly 1/12 of the annual estimated insurance premiums. On each monthly payment date, the 2100 Ross Borrower is required to escrow $18,281 for replacement reserves, provided that such monthly deposits are not required if the funds on deposit in such replacement reserve exceed $658,108, and $105,466 for TI/LC reserves, provided that such monthly deposits are not required if the funds on deposit in such TI/LC reserve exceed $3,796,776. The 2100 Ross Borrower deposited in escrow at loan origination (i) $5,297,414 for unfunded tenant obligations for any unpaid and outstanding tenant allowances, tenant improvements and leasing commissions and/or free rent relating to eight individual tenants, (ii) $752,445 into a Turner Construction Rent reserve for rents and reimbursements with respect to the Turner Construction Company lease, and (iii) $1,467,900 into a Turner Allowance reserve, provided, that upon the occurrence of any event of default under the Turner Construction Company lease, all funds within the Turner Allowance reserve are required to be deposited into a Turner Construction Space Re-Tenanting Reserve.

During the continuance of a Specified Tenant Trigger Event (as defined below), on each monthly payment date, all excess cash flow is required to be deposited into a reserve (the “Specified Tenant Rollover Reserve”) to be held by the lender as additional security for the 2100 Ross Whole Loan. So long as no event of default exists, funds held in the Specified Tenant Rollover Reserve are required to be used in connection with tenant improvements and leasing commissions incurred by the 2100 Ross Borrower upon the occurrence of (i) an extension or renewal of the Specified Tenant’s (as defined below) lease for a term not less than five years beyond the maturity date of the 2100 Ross Whole Loan or (ii) the leasing of all space formerly demised to the Specified Tenant to one or more replacement tenants approved by the lender, provided, that such monthly deposits are not required if the funds on deposit in such Specified Tenant Rollover Reserve exceed $2,164,459 (the “Specified Tenant Rollover Cap”). In the event a Trigger Period (as defined below) is triggered on account of a Specified Tenant Trigger Event, in lieu of the monthly deposit of excess cash flow, the 2100 Ross Borrower may deposit a letter of credit in the amount equal to the Specified Tenant Rollover Cap.

During the continuance of a Turner Construction Trigger Event (as defined below), on each monthly payment date, all excess cash flow (except to the extent required to be deposited into the Specified Tenant Rollover Reserve) is required to be deposited into a reserve (the “Turner Construction Space Re-Tenanting Reserve”) to be held by the lender as additional security for the 2100 Ross Whole Loan. So long as no event of default exists, funds held in the Turner Construction Space Re-Tenanting Reserve are required to be used in connection with tenant improvements and leasing commissions incurred by the 2100 Ross Borrower upon the occurrence of the leasing of all space formerly leased to Turner Construction Company to one or more replacement tenants (a “Turner Construction Space Re-Tenanting Event”), provided, that such monthly deposits are not required if the funds on deposit in such Turner Construction Space Re-Tenanting Reserve exceed an amount equal to the then remaining base rent and reimbursements payable under the Turner Construction Company lease for the remainder of the Turner Construction Company original lease term.

A “Specified Tenant Trigger Event” will commence upon the earlier of (i) if the Specified Tenant fails to extend or renew such lease upon terms and conditions set forth in the Specified Tenant’s lease (or as otherwise acceptable to the lender) on or prior to the earlier of (a) the date required for such notice period pursuant to the Specified Tenant’s lease and (b) the date that is at least 12 months prior to the then-applicable expiration date of the Specified Tenant’s lease, (ii) if an event of default under the Specified Tenant’s lease has occurred, (iii) the Specified Tenant or lease guarantor of the Specified Tenant’s lease becomes insolvent or a debtor in any bankruptcy action, (iv) if the Specified Tenant’s lease is terminated or no longer in full force or effect, (v) if the Specified Tenant “goes dark,” vacates, ceases to occupy or discontinues its operations at the 2100 Ross Property, or (vi) the decline in rating of CBRE, Inc. or any lease guarantor for CBRE, Inc. below “B+” or the equivalent by any of the applicable rating agencies. A Specified Tenant Trigger Event will continue until, in regard to clause (i) above, the Specified Tenant has entered into a renewal of all of its leased premises in accordance with the requirements of the loan documents or certain re-leasing conditions have been satisfied with respect to the Specified Tenant space, in regard to clause (ii) above, the applicable event of default has been cured, in regard to clause (iii) above, the Specified Tenant’s lease is unconditionally affirmed in the applicable bankruptcy and the Specified Tenant is paying full unabated rent or, if applicable, the guarantor bankruptcy has been discharged or dismissed with no material adverse effect on the guarantor’s ability to perform under the lease guaranty, in regard to clause (iv) above, certain re-leasing conditions have been satisfied with respect to the Specified Tenant space, in regard to clause (v) above, the applicable Specified Tenant re-commences its operations at its leased premises and is paying full unabated rent, or in regard to clause (vi) above, the rating is raised so that such rating is no lower than “B+” or the equivalent by each applicable rating agency.

“Specified Tenant” means (i) CBRE, Inc., (ii) Lockton, or (iii) any tenant, guarantor, or replacement that together with its affiliates, leases space comprising 10% or more of either (a) the total rentable SF at the 2100 Ross Property or (b) the total in-place base rent at the 2100 Ross Property.

A “Turner Construction Trigger Event” will commence upon the earlier of (i) an event of default under the Turner Construction Company lease has occurred or (ii) if the Turner Construction Company’s lease is terminated or no longer in full force or effect. A Turner Construction Trigger Event will continue until, (i) a Turner Construction Space Re-Tenanting Event occurs, (ii) the completion of all tenant improvements and payment of all leasing commissions in connection with a Turner Construction Space Re-Tenanting Event, (iii) the replacement tenant(s) are in occupancy of the former Turner Construction Company space and paying full rent, or (iv) the 2100 Ross Borrower has delivered to the lender an estoppel certificate from the replacement tenant(s) confirming there is no event of default under its lease and satisfaction of the conditions in (ii) and (iii) above.

Lockbox and Cash Management. A hard lockbox is in place with respect to the 2100 Ross Whole Loan. The 2100 Ross Whole Loan has springing cash management (i.e., the 2100 Ross Whole Loan has cash management only after the initial occurrence of a Trigger Period (as defined below)). During the continuance of a Trigger Period for the 2100 Ross Whole Loan, funds in the lockbox account are required to be applied on each monthly payment date to pay debt service on the 2100 Ross Whole Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves,” to disburse, provided no event of default has occurred or is continuing, to the 2100 Ross Borrower the monthly amount payable for operating expenses not otherwise paid or reserved for as described above under “—Escrows and Reserves” and referenced in the annual budget approved by the lender together with other amounts incurred by the 2100 Ross Borrower in connection with the operation and maintenance of the 2100 Ross Property reasonably approved by the lender, and to disburse the remainder to the 2100 Ross Borrower (or, during the continuance of a Cash Sweep Period (as

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	2100 Ross

defined below), provided no Specified Tenant Trigger Event or Turner Construction Trigger Event has occurred, to an account to be held by the lender as additional security for the 2100 Ross Whole Loan).

A “Trigger Period” will occur upon (i) an event of default, (ii) any bankruptcy action involving the 2100 Ross Borrower, the guarantor, or the property manager, (iii) the debt service coverage ratio based on the trailing 12-month period falling below 1.15x, (iv) a Specified Tenant Trigger Event, (v) a Turner Construction Trigger Event, or (vi) any indictment for fraud or misappropriation of funds by the 2100 Ross Borrower, the guarantor or the property manager or any director or officer of the 2100 Ross Borrower, the guarantor, or the property manager. A Trigger Period will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, upon the filing being discharged, stayed or dismissed within 30 days for the 2100 Ross Borrower or the guarantor, or within 120 days for the property manager, and the lender’s determination that such filing does not materially affect the 2100 Ross Borrower’s, the guarantor’s, or the property manager’s monetary obligations, in regard to clause (iii) above, upon the date the debt service coverage ratio based on the trailing 12-month period is greater than 1.20x for two consecutive calendar quarters, in regard to clause (iv) above, the Specified Tenant Trigger Event is cured, in regard to clause (v) above, the Turner Construction Trigger Event is cured, or in regard to clause (vi) above, the property manager is replaced with a qualified manager.

A “Cash Sweep Period” will occur upon (i) an event of default, (ii) any bankruptcy action involving the 2100 Ross Borrower, the guarantor, or the property manager, or (iii) the debt service coverage ratio based on the trailing 12-month period falling below 1.15x. A Cash Sweep Period will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, upon the filing being discharged, stayed or dismissed within 30 days for the 2100 Ross Borrower or the guarantor, or within 120 days for the property manager, and the lender’s determination that such filing does not materially affect the 2100 Ross Borrower’s, the guarantor’s, or the property manager’s monetary obligations, or in regard to clause (iii) above, upon the date the debt service coverage ratio based on the trailing 12-month period is greater than 1.20x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). The 2100 Ross Property also secures the 2100 Ross Non-Serviced Companion Loan, with a cut-off date balance of $59,700,300. The 2100 Ross Non-Serviced Companion Loan is held by the MSCI 2016-UBS9 securitization trust. The promissory notes evidencing the 2100 Ross Non-Serviced Companion Loan accrue interest at the same rate as the 2100 Ross Mortgage Loan. The 2100 Ross Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the 2100 Ross Non-Serviced Companion Loan. The holders of the 2100 Ross Mortgage Loan and the 2100 Ross Non-Serviced Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the 2100 Ross Whole Loan. The 2100 Ross Whole Loan will continue to be serviced pursuant to the pooling and servicing agreement for the MSCI 2016-UBS9 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—The 2100 Ross Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The 2100 Ross Borrower is required to obtain insurance against acts of terrorism for loss resulting from perils and acts of terrorism in amounts and with terms and conditions applicable to commercial property, general liability, business income and umbrella liability insurance required pursuant to the 2100 Ross Mortgage Loan documents.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Twenty Ninth Street Retail

Mortgage Loan No. 8 – Twenty Ninth Street Retail

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Twenty Ninth Street Retail

Mortgage Loan No. 8 – Twenty Ninth Street Retail

28TH STREET
29TH STREET
30TH STREET
TRADER JOE'S
zayo
macy's
Colorado Athletic Club
WHOLE FOODS
CENTURY THEATRES
THE HOME DEPOT
NORDSTROM rack
J.CREW FACTORY
STAPLES
west elm
ARHAUS
SEPHORA
H&M
ANTHROPOLOGIE
chico's
LOFT
VICTORIA'S SECRET
Saks Fifth Avenue
verizon
usbank
at&t
charlie
Panera
EXISTING PARKING STRUCTURE
Anchor
Non Anchor / In-line
Signed Not Open
Vacant
Not Part of Collateral
N

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Twenty Ninth Street Retail

Mortgage Loan No. 8 – Twenty Ninth Street Retail

BOULDER
Twenty Ninth Street Retail
1710 29th Street
Boulder, CO 80301
North Boulder
Central Boulder
Downtown
University Hill
Chautauqua
Table Mesa
South Boulder
Eldorado Springs
Gunbarrel
Valmont
BOULDER COUNTY
BOULDER CANYON
Longmont 9 miles
Denver 25 miles
Boulder Reservoir
Boulder Reservoir Park
Sixmile Reservoir
Twin Lakes
North Central Boulder Park
Gateway Park
North Boulder Community Park
Wonderland Lake
Wonderland Lake Park
Olmstead Park
Boulder Community Hospital
Mapleton Center at Boulder Comm. Hospital
Pearl Street Mall
Central Park
Boulder High School
The Village Shopping Center
Arapahoe Village
Folsom Field
University of Colorado
Coors Event Center
University Memorial Center
School of Law
Univ. of Colorado East Campus/ Research Park
Boulder Community Foothills Hospital
UCAR Foothills Laboratory
Hayden Lake
Boulder Municipal Airport
Walden Ponds Wildlife Habitat
Stazio Recreation Complex
Leggett Owen Reservoir
Valmont Reservoir
Hillcrest Reservoir
Flatirons Golf Course
Arapahoe Ridge High School
Baseline Reservoir
East Boulder Community Park
University Residences
Meadows on the Parkway Shopping Ctr.
National Weather Services (NOAA)
David Skaggs Research Ctr., US Tropospheric Chemistry
Boulder Mountain Park
Chautauqua Park
The Flatirons
Tantra Park
South Campus Tennis Complex
South Boulder Recreation Area
Harlow Platts Park
Marshall Lake
Sumac Ave.
Jay Rd.
Iris Ave.
Valmont Rd.
Alpine Ave.
Pearl St.
Pearl Pkwy
Canyon Blvd
Arapahoe Ave.
University Ave.
Baseline Rd.
Table Mesa Dr.
Boulder Rd.
Darley Ave.
Marshall Rd.
Broadway
S. Broadway
19th St.
26th St.
28th St.
30th St.
55th St.
63rd St.
6th St.
9th St.
Lehigh St.
Greenbriar Blvd
Foothills Pkwy
Cherryvale Rd.
Diagonal Hwy.
Denver-Boulder Tpke
7
36
93
119
157
170
Longmont
Mead
Platteville
Firestone
Niwot
Frederick
Fort Lupton
Gunbarrel
Dacono
Boulder
Erie
Wattenberg
Lafayette
Lochbuie
Louisville
Brighton
Superior
Todd Creek
Broomfield
Thornton
Eldorado Springs
Northglenn
Westminster
Arvada
Commerce City
Wheat Ridge
Golden
Applewood
DENVER
Lakewood
AURORA

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Twenty Ninth Street Retail

Mortgage Loan No. 8 – Twenty Ninth Street Retail

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBSRES			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$35,000,000			Location:	Boulder, CO 80301
Cut-off Date Balance(1):	$35,000,000			General Property Type:	Retail
% of Initial Pool Balance:	4.0%			Detailed Property Type:	Regional Lifestyle Center
Loan Purpose(2):	Refinance			Title Vesting:	Fee and Leasehold
Sponsor:	Macerich HHF Centers LLC			Year Built/Renovated:	1963/2006
Mortgage Rate:	4.0970%			Size(4):	705,159 SF
Note Date:	1/14/2016			Cut-off Date Balance per Unit(1)(5):	$213
First Payment Date:	3/6/2016			Maturity Date Balance per Unit(1)(5):	$213
Maturity Date:	2/6/2026			Property Manager:	Macerich Property Management Company, LLC (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$17,979,226
Seasoning:	4 months			UW NOI Debt Yield(1):	12.0%
Prepayment Provisions:	LO (28); YM1 (88); O (4)			UW NOI Debt Yield at Maturity(1):	12.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	2.79x
Additional Debt Type(1):	Pari Passu			Most Recent NOI:	$17,046,396 (12/31/2015)
Additional Debt Balance(1):	$115,000,000			2nd Most Recent NOI:	$15,039,139 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$12,917,510 (12/31/2013)
Reserves(3)				Most Recent Occupancy(6):	99.3% (12/3/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	98.2% (12/31/2014)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	96.6% (12/31/2013)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$350,000,000 (11/30/2015)
Recurring Replacements:	$0	Springing	$118,224	Cut-off Date LTV Ratio(1):	42.9%
TI/LC:	$0	Springing	$472,878	Maturity Date LTV Ratio(1):	42.9%
Other:	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$150,000,000	42.9%	Purchase Price(2):	$349,043,706	99.8%
Borrower Equity:	$199,826,238	57.1%	Closing Costs:	$782,532	0.2%
Total Sources:	$349,826,238	100.0%	Total Uses:	$349,826,238	100.0%

(1)	The Twenty Ninth Street Retail Mortgage Loan is part of the Twenty Ninth Street Retail Whole Loan, which is comprised of three pari passu promissory notes with an aggregate principal balance of $150,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Twenty Ninth Street Retail Whole Loan.

(2)	Loan proceeds were used to recapitalize the Twenty Ninth Street Retail Property (as defined below) and facilitate a joint venture between The Macerich Company (“Macerich”) and Heitman America Real Estate Trust, L.P. (“Heitman”), in which Heitman acquired a 49% interest in a three-property portfolio from Macerich, including the Twenty Ninth Street Retail Property. The Twenty Ninth Street Retail Property was previously encumbered by debt of $107.0 million, which Macerich paid off in November 2013. The allocated purchase price of the Twenty Ninth Street Retail Property (based on a 100% interest) was approximately $349.0 million.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(4)	Excludes Macy’s, which owns its own land and improvements totaling 150,281 SF and is not considered part of the collateral. Including Macy’s, total SF is 855,440 SF.

(5)	Based on total collateral SF of 705,159.

(6)	Occupancy is based on total collateral SF of 705,159 SF comprised of retail, office, and temporary tenants with a term greater than six months and excludes Macy’s, which owns its own land and improvements. Includes 11,000 SF recently leased to West Elm and 2,646 SF recently leased to Zoe’s Kitchen as occupied space. West Elm and Zoe’s Kitchen are not yet in occupancy, but are expected to begin paying rent as of November 1, 2016 and October 1, 2016, respectively.

The Mortgage Loan. The eighth largest mortgage loan (the “Twenty Ninth Street Retail Mortgage Loan”) is part of a whole loan (the “Twenty Ninth Street Retail Whole Loan”) evidenced by three pari passu promissory notes in the aggregate original principal amount of $150,000,000, all of which are secured by a first priority fee and partial leasehold mortgage encumbering a 705,159 SF regional lifestyle center known as Twenty Ninth Street in Boulder, Colorado (the “Twenty Ninth Street Retail Property”). Promissory Note A-3, in the original principal amount of $35,000,000, represents the Twenty Ninth Street Retail Mortgage Loan. Promissory Notes A-1 and A-2, in the aggregate original principal amount of $115,000,000, represent a non-serviced companion loan (the “Twenty Ninth Street Retail Non-Serviced Companion Loan”). A portion of the Twenty Ninth Street Retail Non-Serviced Companion Loan, represented by Promissory Note A-1 in the original principal amount of $75,000,000, is currently held by Goldman Sachs Mortgage Company, or an affiliate thereof, and is expected to be contributed to the GSMS 2016-GS2 securitization trust prior to the cosing of this transaction. The remaining portion of the Twenty Ninth Street Retail Non-Serviced Companion Loan, represented by Promissory Note A-2 in the original principal amount of $40,000,000, is currently held by the MSCI 2016-UBS9 securitization trust. The Twenty Ninth Street Retail Whole Loan will (i) from and after the Closing Date, but prior to the date that the portion of the Twenty Ninth Street Retail Non-Serviced Companion Loan evidenced by

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Twenty Ninth Street Retail

Promissory Note A-1 is included in a securitization trust, continue to be serviced pursuant to the MSCI 2016-UBS9 pooling and servicing agreement, and (ii) from and after the securitization date of the portion of the Twenty Ninth Street Retail Non-Serviced Companion Loan evidenced by Promissory Note A-1, the Twenty Ninth Street Retail Whole Loan will be serviced by the master servicer and the special servicer appointed under, and pursuant to the terms of, the pooling and servicing agreement entered into in connection with such securitization, which is expected to be the GSMS 2016-GS2 securitization transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—The Twenty Ninth Street Retail Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The proceeds of the Twenty Ninth Street Retail Whole Loan, along with approximately $199.8 million of borrower equity, were primarily used to recapitalize the Twenty Ninth Street Retail Property pursuant to a transaction in which Heitman acquired a 49% interest in the Twenty Ninth Street Retail Property and two other properties for an allocated purchase price for the Twenty Ninth Street Retail Property (based on a 100% interest) of approximately $349.0 million, and to pay closing costs.

The Borrower and the Sponsor. The borrower is Macerich Twenty Ninth Street LLC (the “Twenty Ninth Street Retail Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent managers. The sponsor and the nonrecourse carve-out guarantor of the Twenty Ninth Street Retail Borrower is Macerich HHF Centers LLC. The Twenty Ninth Street Retail Borrower is wholly-owned by Macerich HHF Centers LLC. Macerich HHF Centers LLC is owned by Hart M-Rich Investor II, LLC (49.0000%), The Macerich Partnership, L.P. (36.4186%), The Westcor Company II Limited Partnership (11.6950%), Macerich PPR Corp. (2.5875%), and Macerich Deptford GP Corp. (0.2989%), all of which are owned by either Macerich or Heitman.

Macerich (NYSE: MAC) is a publicly traded real estate investment trust and an S&P 500 company founded in 1972 and headquartered in Santa Monica, California. Macerich’s primary focus is the acquisition, leasing, development, redevelopment and management of regional malls in the U.S. Macerich currently owns or has ownership interests in 50 regional shopping centers across 16 states in the U.S. As of December 31, 2015, Macerich’s mall portfolio was 96.1% occupied and had sales of $635 PSF.

Heitman is a global real estate investment management firm founded in 1966 and headquartered in Chicago, Illinois with offices in Los Angeles, London, Luxembourg, Dusseldorf, Munich, Warsaw, Melbourne, Hong Kong, Seoul, and Tokyo. With approximately $34.8 billion in assets under management ($31.2 billion in real estate private equity, $3.1 billion in real estate securities, and $0.5 billion in real estate debt), Heitman specializes in real estate investments with a particular focus on apartment, industrial, office, retail, and self-storage.

The Property. The Twenty Ninth Street Retail Property represents 705,159 SF of net rentable area (“NRA”) of theater, anchor and major retail, in-line, and office space within an 855,440 SF one- and two-level outdoor regional lifestyle center located in Boulder, Colorado. The Twenty Ninth Street Retail Property is situated on a 57.38-acre site with approximately 4,207 (4.92 per 1,000 of total SF) parking spaces. The anchor store at the Twenty Ninth Street Retail Property is Macy’s, which is not part of the collateral for the Twenty Ninth Street Retail Whole Loan. The collateral of 705,159 SF includes seven ground leased parcels leased to The Home Depot, a 16-screen Century Theatres, Trader Joe’s, BJ’s Restaurant | Brewhouse, US Bank, Cantina Laredo, and Wells Fargo (totaling 231,835 SF). Major retail tenants include The Home Depot, Nordstrom Rack, Colorado Athletic Clubs, H&M, Trader Joe’s, Staples, West Elm, Arhaus and Anthropologie. In-line tenants include a diverse mix of nationally recognized retailers such as: The North Face, J. Crew Factory, Sephora, Sur La Table, Eddie Bauer, Victoria’s Secret, Apple Store, Madewell, Lululemon Athletica, Starbucks Coffee, Teavana, Panera Bread, Chipotle Mexican Grill, and Sunglass Hut. The Twenty Ninth Street Retail Property also contains office tenants such as Whole Foods Market, currently leasing 45,598 SF of office space as its regional headquarters, Zayo Group, Juwi Solar, and Lijit Networks, Inc.

As of the December 3, 2015 rent roll, the Twenty Ninth Street Retail Property was 99.4% occupied including recently executed leases with West Elm, and Zoe’s Kitchen, (13,646 SF) plus the non-collateral anchor space of 150,281 SF (Macy’s). Excluding Macy’s, the Twenty Ninth Street Retail Property was 99.3% occupied based on total owned collateral of 705,159 SF. From 2011 to 2014, historical occupancy ranged from 92.4% to 98.2%. Based on trailing twelve months ending November 30, 2015, the property’s in-line (<10,000 SF) comparable tenant sales are $467 PSF with an occupancy cost of 13.3%, excluding Apple Store. Including Apple Store, the Twenty Ninth Street Retail Property’s in-line comparable tenant sales are $638 PSF with an occupancy cost of 9.7%. Century Theatres is the only movie theatre in Boulder, Colorado. The closest movie theatre to the Twenty Ninth Street Retail Property is approximately 9.7 miles southeast in Broomfield, Colorado.

A portion of the Twenty Ninth Street Retail Property is leased to the Twenty Ninth Street Retail Borrower pursuant to a 99-year ground lease with unrelated third parties, expiring on June 30, 2060 with no extension options (the “Ground Lease”). Ground rent is reset every ten years and is equal to 6% of the then appraised value of the land. The current annual rent is $2,052,000, and the next rent adjustment is scheduled to occur on July 1, 2022. Upon maturity of the Twenty Ninth Street Retail Whole Loan, there will be approximately 34 years remaining on the Ground Lease.

Major Tenants.

The Home Depot (141,373 SF, 20.0% of NRA, 9.9% of underwritten rent). The Home Depot (NYSE: HD) (Fitch/Moody’s/S&P: A/A2/A) leases 141,373 SF of space at the Twenty Ninth Street Retail Property. The Home Depot has been in occupancy at the Twenty Ninth Street Retail Property since January 2006 on a 25-year ground lease and owns its own improvements during the term of its lease. Its lease expires in January 2031, with five five-year renewal options and no termination options. The Home Depot is not required to report sales to the Twenty Ninth Street Retail Borrower per its lease. Estimated sales based upon information provided by The Home Depot to the Twenty Ninth Street Retail Borrower are $424 PSF for the November 2015 TTM period. The Home Depot offers products such as home appliances, tools, hardware, lumber, building materials, paint, plumbing, flooring garden supplies and plants in a big box format. Founded in Atlanta, Georgia, The Home Depot has a total of 340,000 associates within 2,269 stores in all 50 states and provinces of Canada as well as Mexico and China.

Century Theatres (48,510 SF, 6.9% of NRA, 3.3% of underwritten rent). Century Theatres commenced paying rent in July 2007 and has been in occupancy at the Twenty Ninth Street Retail Property since August 2007. Century Theatres reported sales of $531,175 per screen for the November

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Twenty Ninth Street Retail

2015 TTM period. The 16-screen movie theater is under a 10-year lease and owns its improvements during the term of its lease, expiring in August 2017 and has six five-year renewal options remaining and no termination options. Century Theatres is a subsidiary of Cinemark, Inc. (NYSE: CNK). Headquartered in Plano, Texas, Cinemark, Inc. and its subsidiaries operate 507 locations with 5,746 screens in the United States and Latin America as of September 30, 2015.

Whole Foods Market (45,598 SF, 6.5% of NRA, 2.7% of underwritten rent). Whole Foods Market (NASDAQ: WFM) (Fitch/Moody’s/S&P: NR/Baa3/BBB-) leases 45,598 SF of office space at the Twenty Ninth Street Retail Property and has been in occupancy since December 2006. Whole Foods Market utilizes the Twenty Ninth Street Retail Property as its regional headquarters. Whole Foods Market’s current term will expire in February 2017 with two five-year market-rent based renewal options remaining with no less than nine months’ notice. Whole Foods Market has no termination options. Founded in 1978 in Austin, Texas, Whole Foods Market is a leading natural and organic foods supermarket. In fiscal year 2015, Whole Foods Market had sales of approximately $15 billion and currently has 433 stores in the United States, Canada, and the United Kingdom. Whole Foods Market employs approximately 91,000 team members and has been ranked for 18 consecutive years as one of the “100 Best Companies to Work For” in America by Fortune magazine.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Twenty Ninth Street Retail

The following table presents certain information relating to the leases at the Twenty Ninth Street Retail Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	% of Collateral SF	Annual UW Rent	Annual UW Rent PSF(3)	Sales (TTM 11/30/2015)(4)		Occ. Cost %	Lease Expiration
						$	PSF
Non-Collateral Anchor
Macy’s(5)	BBB+/Baa2/BBB+	150,281	N/A	N/A	N/A	$14,500,000	$96	0.8%	4/22/2048

Anchor/Major Tenants
The Home Depot(6)	A/A2/A	141,373	20.0%	$1,734,647	$12.27	$60,000,000	$424	3.3%	1/31/2031
Century Theatres(6)(7)	NR/NR/NR	48,510	6.9%	$582,120	$12.00	$8,498,798	$531,175	13.2%	8/31/2017
Whole Foods Market(8)	NR/Baa3/BBB-	45,598	6.5%	$478,779	$10.50	N/A	N/A	N/A	2/28/2017
Nordstrom Rack	BBB+/Baa1/A-	39,031	5.5%	$529,448	$13.56	N/A	N/A	N/A	4/30/2021
ColoradoAthleticClubs	NR/NR/NR	36,207	5.1%	$1,039,544	$28.71	N/A	N/A	N/A	6/30/2024
Zayo Group	NR/NR/NR	34,074	4.8%	$844,902	$24.80	N/A	N/A	N/A	7/31/2018
Juwi Solar	NR/NR/NR	19,266	2.7%	$429,225	$22.28	N/A	N/A	N/A	2/28/2019
H&M(9)	NR/NR/NR	18,451	2.6%	$381,817	$20.69	$4,008,893	$217	12.7%	1/31/2024
Trader Joe’s(6)	NR/NR/NR	14,000	2.0%	$550,060	$39.29	N/A	N/A	N/A	9/30/2028
Staples	BBB-/Baa2/BBB-	13,469	1.9%	$411,747	$30.57	$4,661,549	$346	12.8%	3/31/2025
Lijit Networks, Inc.(10)	NR/NR/NR	13,100	1.9%	$265,726	$20.28	N/A	N/A	N/A	8/31/2019
West Elm(11)	NR/NR/NR	11,000	1.6%	$396,000	$36.00	N/A	N/A	N/A	1/31/2029
Arhaus	NR/NR/NR	10,463	1.5%	$272,038	$26.00	$5,252,364	$502	8.0%	12/31/2020
Anthropologie	NR/NR/NR	10,460	1.5%	$331,279	$31.67	$4,207,259	$402	12.5%	1/31/2018
Subtotal/Wtd. Avg.		455,002	64.5%	$8,247,332	$18.13	$86,628,863	$402	6.0%

In-Line Tenants (< 10,000 SF)(12)		193,083	27.4%	$7,861,959	$40.72
Other Tenants(13)		52,052	7.4%	$1,364,789	$26.22
Vacant		5,022	0.7%	$0	$0.00
Total Collateral/Wtd. Avg.		705,159	100.0%	$17,474,080	$24.96
Total Lifestyle Center		855,440

Comparable In-Line < 10,000 SF(14)(15)		178,363				$113,868,049	$638	9.7%
Comparable In-Line < 10,000 SF Without Apple Store(14)(15)		173,463				$81,053,599	$467	13.3%

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Sales $ and Sales PSF represent trailing 12 months ending November 30, 2015 as provided by the Twenty Ninth Street Retail Borrower. Sales $ and Sales PSF only include tenants reporting 2013, 2014, and TTM November 2015 comparable sales. Sales PSF for Century Theatres is calculated based on 16 screens. Wtd. Avg. Sales PSF excludes Century Theatres.

All sales information presented herein with respect to the Twenty Ninth Street Retail Property is based upon information provided by the Twenty Ninth Street Retail Borrower; in certain instances sales figures represent estimates because the tenants are not required to report, or otherwise may not have timely reported sales. Further, because sales information is self-reported, such information is not independently verified by the Twenty Ninth Street Retail Borrower.

(5)	Macy’s owns its land and improvements and has been operating at the Twenty Ninth Street Retail Property since 1983. Sales data is estimated based on information provided by Macy’s to the Twenty Ninth Street Retail Borrower as Macy’s does not report sales for this location.

(6)	The Home Depot, Century Theatres, and Trader Joe’s own their improvements during the terms of their leases subject to ground leases from the Twenty Ninth Street Retail Borrower. Sales data for The Home Depot is estimated based on information provided by The Home Depot to the Twenty Ninth Street Retail Borrower as The Home Depot does not report sales for this location.

(7)	The Century Theatres lease has six five-year renewal options remaining.

(8)	Whole Foods Market leases 45,598 SF at the Twenty Ninth Street Retail Property as office space for its regional headquarters.

(9)	H&M has a lease termination option if H&M’s sales from October 2016 to October 2017 do not equal or exceed $275 PSF, upon 120 days’ notice and payment of a termination fee. H&M reported sales of $217 PSF for the November TTM period.

(10)	Lijit Networks, Inc. has a lease termination option at any time with six months’ notice and payment of a termination fee.

(11)	West Elm has recently signed an approximately 12-year lease and is estimated to begin paying rent as of November 1, 2016.

(12)	Includes 1,973 SF of storage space leased to Apple Store and 2,646 recently leased to Zoe’s Kitchen as occupied space. Zoe’s Kitchen is not yet in occupancy, but is expected to begin paying rent as of October 1, 2016.

(13)	Includes 27,952 SF occupied by BJ’s Restaurant | Brewhouse, US Bank, Cantina Laredo and Wells Fargo, all of which own their improvements during the terms of their leases subject to a ground lease from the Twenty Ninth Street Retail Borrower and 20,099 SF of office space leased to seven tenants.

(14)	Comparable In-Line <10,000 SF excludes office and other non-retail tenants that do not report sales.

(15)	Apple Store leases 6,873 SF (1% of NRA) at the Twenty Ninth Street Retail Property consisting of 4,900 SF of in-line space and 1,973 SF of storage space. Only the in-line space is considered comparable SF.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Twenty Ninth Street Retail

The following table presents certain information relating to the lease rollover schedule at the Twenty Ninth Street Retail Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling(3)	Annual UW Rent PSF Rolling(4)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	2	1,791	$2.35	0.3%	0.3%	$4,200	0.0%	0.0%
2016	11	22,509	$44.26	3.2%	3.4%	$996,355	5.7%	5.7%
2017	19	155,931	$20.93	22.1%	25.6%	$3,264,382	18.7%	24.4%
2018	9	67,004	$31.87	9.5%	35.1%	$2,135,175	12.2%	36.6%
2019	6	43,403	$26.31	6.2%	41.2%	$1,141,883	6.5%	43.2%
2020	7	27,935	$31.06	4.0%	45.2%	$867,795	5.0%	48.1%
2021	13	74,826	$26.79	10.6%	55.8%	$2,004,221	11.5%	59.6%
2022	2	6,352	$41.43	0.9%	56.7%	$263,183	1.5%	61.1%
2023	3	10,343	$33.46	1.5%	58.2%	$346,084	2.0%	63.1%
2024	7	71,409	$28.41	10.1%	68.3%	$2,029,071	11.6%	74.7%
2025	3	17,578	$32.91	2.5%	70.8%	$578,572	3.3%	78.0%
2026(5)	4	13,039	$35.34	1.8%	72.6%	$460,823	2.6%	80.6%
2027 & Beyond(6)	6	188,017	$17.99	26.7%	99.3%	$3,382,336	19.4%	100.0%
Vacant	0	5,022	$0.00	0.7%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	92	705,159	$24.96	100.0%		$17,474,080	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Excludes Macy’s, which owns its own land and improvements totaling 150,281 SF and is not part of the collateral. Including Macy’s, total SF Rolling is 855,440 SF.

(4)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

(5)	Includes 2,646 SF recently leased to Zoe’s Kitchen as occupied space. Zoe’s Kitchen is not yet in occupancy, but is estimated to begin paying rent as of October 1, 2016.

(6)	Excludes 2nd Level Investors, which purchased a 3.552-acre parcel adjacent to the Twenty Ninth Street Retail Property from Macerich in December 2007 containing a 250-unit apartment complex completed in 2011. 2nd Level Investors pays a small amount of CAM. Includes 11,000 SF recently leased to West Elm as occupied space. West Elm is not yet in occupancy, but is estimated to begin paying rent as of November 1, 2016.

The Market. The Twenty Ninth Street Retail Property is located in Boulder, Colorado, approximately 25 miles north of Denver, Colorado. The Twenty Ninth Street Retail Property is situated approximately 0.7 mile west of Foothills Parkway, 1.0 mile east of the Boulder downtown business district and Pearl Street Mall area, and 1.3 miles north of U.S. Highway 36. The University of Colorado at Boulder, 0.6 miles southwest of the Twenty Ninth Street Retail Property, is the largest university in Colorado contributing approximately 43,000 residents to the region. During the 1950s, Boulder emerged as a hub for scientific and environmental research. Both the National Center for Atmospheric Research and the National Institute of Standards and Technology are located there, as are a number of technology and aerospace companies. With its climate, open spaces and close proximity to Rocky Mountain National Park, Boulder is also a major attraction for outdoor enthusiasts.

According to the appraisal, the estimated 2015 population within a two-, four- and six-mile radius of the Twenty Ninth Street Retail Property is 72,738, 111,419 and 131,115, respectively. The estimated 2015 average household income within a two-, four- and six-mile radius of the Twenty Ninth Street Retail Property is $79,992, $93,946 and $100,197, respectively. Comparatively, the average household incomes for Boulder County, the state of Colorado and the United States are $100,475, $83,467 and $76,502, respectively. In 2015, consumer expenditures within a two-, four-, and six-mile radius were $1.476 billion, $2.468 billion, and $3.008 billion, respectively. Furthermore, these figures are projected to grow at annual rates of 4.2%, 4.3%, and 4.3%, respectively, according to the appraisal.

The Twenty Ninth Street Retail Property is located in the Boulder County retail submarket. As of 3Q 2015, the Boulder County retail submarket had an overall vacancy rate of 2.3% and an average asking annual lease rate of $23.95 PSF compared to the overall Denver-Boulder retail market with an overall vacancy rate of 5.1% and an average asking annual lease rate of $15.29 PSF as of 3Q 2015. According to the appraisal, the Boulder County retail submarket contains 510 buildings accounting for 7,624,599 SF of retail space.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Twenty Ninth Street Retail

The following table presents leasing data at certain retail competitive properties with respect to the Twenty Ninth Street Retail Property:

Competitive Property Summary
Property Name	Type	Year Built/Renovated	Size (SF)	Total Occupancy	Anchor Tenants	Distance to Subject (mi.)
Twenty Ninth Street Retail Property	Regional Lifestyle Center	1963/2006	705,159(1)	99.3%(1)	Macy’s (non-collateral), The Home Depot, Century Theatres, Nordstrom Rack, Colorado Athletic Club, Trader Joe’s, Staples	N/A
Flatiron Crossing	Super-Regional	2000/2013	1,434,000	96.4%	Nordstrom, Macy’s, Dillard’s, Dick’s, Cinemas	9.8
Village at Twin Peaks	Community Center	2015/N/A	425,000	82.6%	Sam’s Club, Sports Authority, Whole Foods, Gold’s Gym, Party City, Cinemas	12.5
The Orchard Westminster	Lifestyle Center	2006/2008	1,147,000	94.0%	Macy’s, JC Penney, Target, Cinemas	18.0
Larkridge Center	Power Center	2005/N/A	1,011,000	92.6%	Sears Grand, Home Depot, Costco	18.9
Promenade Shops Centerra	Lifestyle Center	2005/N/A	663,000	91.0%	Macy’s, Dicks, Barnes & Noble, Cinemas	39.7
Total/Wtd. Avg.(2)			4,680,000	93.0%

Source: Appraisal

(1)	Information is based on the underwritten rent roll. Excludes Macy’s, which owns its own land and improvements totaling 150,281 SF and is not part of the collateral. Including Macy’s, total SF and total occupancy are 855,440 SF and 99.4%, respectively. Includes 11,000 SF recently leased to West Elm and 2,646 recently lease to Zoe’s Kitchen as occupied space. West Elm and Zoe’s Kitchen are not yet in occupancy, but are estimated to begin paying rent as of November 1, 2016 and October 1, 2016, respectively.

(2)	Total/Wtd. Avg. excludes the Twenty Ninth Street Retail Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Twenty Ninth Street Retail Property:

Cash Flow Analysis
	2012	2013	2014	2015	UW	UW PSF(1)
Base Rent(2)	$13,135,589	$14,549,321	$15,699,582	$16,358,637	$17,474,080	$24.78
Contractual Rent Steps(3)	$0	$0	$0	$0	$42,173	$0.06
Overage / Percentage Rent	$555,380	$380,454	$465,586	$1,062,658	$985,393	$1.40
Kiosks / Temporary / Specialty	$223,873	$72,706	$24,244	$85,491	$85,491	$0.12
Other Rental Revenue	$181,361	$188,927	$268,037	$416,589	$416,589	$0.59
Total Reimbursement Revenue	$7,082,419	$7,394,569	$7,623,221	$9,172,484	$9,665,866	$13.71
Market Revenue from Vacant Units	$0	$0	$0	$0	$220,057	$0.31
Other Revenue	$168,377	$118,970	$111,606	$28,379	$6,400	$0.01
Less Vacancy & Credit Loss	($22,953)	($564,138)	($208,949)	($201,128)	($522,379)	($0.74)
Effective Gross Income	$21,324,045	$22,140,809	$23,983,326	$26,923,110	$28,373,670	$40.24
Total Operating Expenses	$8,631,287	$9,223,298	$8,944,187	$9,876,713	$10,394,445	$14.74
Net Operating Income	$12,692,758	$12,917,510	$15,039,139	$17,046,396	$17,979,226	$25.50
Capital Expenditures	$0	$0	$0	$0	$160,930	$0.23
TI/LC	$0	$0	$0	$0	$437,350	$0.62
Net Cash Flow	$12,692,758	$12,917,510	$15,039,139	$17,046,396	$17,380,945	$24.65

Occupancy %(1)	96.7%	96.6%	98.2%	99.2%	99.3%
NOI DSCR(4)	2.04x	2.07x	2.41x	2.74x	2.89x
NCF DSCR(4)	2.04x	2.07x	2.41x	2.74x	2.79x
NOI Debt Yield(4)	8.5%	8.6%	10.0%	11.4%	12.0%
NCF Debt Yield(4)	8.5%	8.6%	10.0%	11.4%	11.6%

(1)	UW PSF and Occupancy % are based on total collateral SF of 705,159 excluding Macy’s, which owns its own land and improvements totaling 150,281 SF and is not considered part of the collateral. Including Macy’s, total SF is 855,440 SF. Includes 11,000 SF recently leased to West Elm and 2,646 recently lease to Zoe’s Kitchen as occupied space. West Elm and Zoe’s Kitchen are not yet in occupancy, but are estimated to begin paying rent as of November 1, 2016 and October 1, 2016, respectively.

(2)	UW Base Rent is based on the underwritten rent roll and includes West Elm (11,000 SF, $396,000 of UW Base Rent) and Zoe’s Kitchen (2,646 SF, $100,839 of UW Base Rent), which have executed leases, but have not yet taken occupancy or commenced paying rent. UW Base Rent includes contractual rent steps through March 31, 2017.

(3)	UW Contractual Rent Steps include future contractual rent steps for credit tenants through March 31, 2017.

(4)	NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield are based on the Twenty Ninth Street Retail Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Twenty Ninth Street Retail

Escrows and Reserves. During the continuance of a Trigger Period (as defined below), the Twenty Ninth Street Retail Borrower is required to escrow monthly (i) 1/12 of the annual estimated taxes, (ii) 1/12 of the annual rent payable under the Ground Lease, (iii) $9,852 for replacement reserves provided that such monthly deposits are not required if the funds on deposit in such replacement reserve account exceed $118,224, and (iv) $39,407 for TI/LC reserves provided that such monthly deposits are not required if the funds on deposit in such TI/LC reserve account exceed $472,878. The Twenty Ninth Street Retail Borrower is required to escrow 1/12 of the annual estimated insurance premiums (unless, with respect to the insurance premiums only, the Twenty Ninth Street Retail Borrower maintains insurance under an acceptable blanket insurance policy, no event of default is continuing and the Twenty Ninth Street Retail Borrower provides ongoing evidence of acceptable renewals and, upon lender request, payment of the premiums therefor).

A “Trigger Period” will commence upon (i) an event of default or (ii) the debt service coverage ratio based on the trailing 12-month period falling below 1.50x. A Trigger Period will continue until, in regard to clause (i) above, such event of default is no longer continuing and, in regard to clause (ii) above, the date the debt service coverage ratio based on the trailing 12-month period is equal to or greater than 1.50x for two consecutive calendar quarters.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Twenty Ninth Street Retail Whole Loan. The Twenty Ninth Street Retail Whole Loan has springing cash management (i.e., the Twenty Ninth Street Retail Whole Loan has cash management only during the continuance of a Trigger Period). During the continuance of a Trigger Period for the Twenty Ninth Street Retail Whole Loan, and provided the lender has not initiated foreclosure proceedings, exercised a power of sale or proceedings for the appointment of a receiver with respect to the Twenty Ninth Street Retail Property, funds in the lockbox account (less the minimum balance required to be maintained in the lockbox account) are required to be applied on each monthly payment date to fund the required reserves deposits as described above under “—Escrows and Reserves,” to pay debt service on the Twenty Ninth Street Retail Whole Loan, to disburse to the Twenty Ninth Street Retail Borrower the monthly amount payable for operating expenses and referenced in the annual budget approved by the lender together with other amounts incurred by the Twenty Ninth Street Retail Borrower in connection with the operation and maintenance of the Twenty Ninth Street Retail Property reasonably approved by the lender (provided that emergency expenses and non-discretionary items do not require lender’s consent or approval), for payment of replacement and leasing reserves, and to disburse the remainder to an account to be held by the lender as additional security for the Twenty Ninth Street Retail Whole Loan.

Additional Secured Indebtedness (not including trade debts). The Twenty Ninth Street Retail Property also secures the Twenty Ninth Street Retail Non-Serviced Companion Loan, with a cut-off date balance of $115,000,000. A portion of the Twenty Ninth Street Retail Non-Serviced Companion Loan is held by the MSCI 2016-UBS9 securitization trust, and the remaining portion of the Twenty Ninth Street Retail Non-Serviced Companion Loan is currently held by and Goldman Sachs Mortgage Company, or an affiliate thereof, and may be contributed to one or more future securitization transactions or otherwise transferred at any time. The promissory notes evidencing the Twenty Ninth Street Retail Non-Serviced Companion Loan accrue interest at the same rate as the Twenty Ninth Street Retail Mortgage Loan. The Twenty Ninth Street Retail Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Twenty Ninth Street Retail Non-Serviced Companion Loan. The holders of the Twenty Ninth Street Retail Mortgage Loan and the Twenty Ninth Street Retail Non-Serviced Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Twenty Ninth Street Retail Whole Loan. The Twenty Ninth Street Retail Whole Loan will (i) from and after the Closing Date, but prior to the date that the portion of the Twenty Ninth Street Retail Non-Serviced Companion Loan evidenced by Promissory Note A-1 is included in a securitization trust, be serviced pursuant to the MSCI 2016-UBS9 pooling and servicing agreement, and (ii) from and after the securitization date of the portion of the Twenty Ninth Street Retail Non-Serviced Companion Loan evidenced by Promissory Note A-1, the Twenty Ninth Street Retail Whole Loan will continue to be serviced by the master servicer and the special servicer appointed under, and pursuant to the terms of, the pooling and servicing agreement entered into in connection with such securitization. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—The Twenty Ninth Street Retail Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted

Terrorism Insurance. The Twenty Ninth Street Retail Borrower is required to obtain insurance against acts of terrorism or other similar acts or events in accordance with the terms of the Twenty Ninth Street Retail Whole Loan agreement (but in no event more than the sum of 100% of full replacement cost). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and amended by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (as the same may be further modified, amended or extended) is in effect, the Twenty Ninth Street Retail Borrower is required to maintain, and the lender is required to accept, terrorism insurance which covers “covered acts” (as defined by such statute), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism. If TRIPRA is eliminated or not renewed at any point in the future, the Twenty Ninth Street Retail Borrower is not required to pay annual terrorism insurance premiums in excess of 200% of the amount of the then annual insurance premiums for property, loss of rents/business interruption, general liability and umbrella insurance policies required to be maintained with respect to the Twenty Ninth Street Retail Property under the Twenty Ninth Street Retail Whole Loan agreement.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Valencia at Doral

Mortgage Loan No. 9 – Valencia at Doral

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Valencia at Doral

Mortgage Loan No. 9 – Valencia at Doral

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Valencia at Doral

Mortgage Loan No. 9 – Valencia at Doral

Valencia at Doral
10000 Northwest 45th Terrace
Doral, FL 33178
Hialeah
Hialeah Gardens
Doral
Miami Springs
Miami International Airport
MIAMI
Flagami
Little Havana
Shenandoah
West Miami
Coral Gables
Westchester
Tamiami
Kendale Lakes
Kendall
South Miami
Pinecrest
Coconut Grove
Allapattah
Gladeview
Liberty City
Downtown Miami 3 miles
Biscayne Bay
Amelia Earhart Park
Westview Country Club
Miami Dade College - North Campus
Hialeah Race Track
Hialeah Hospital
Palmetto General Hospital
Westland Mall
Doral Country Club
Miami Springs Golf Course
Dolphin Mall
Miami Intl. Mall
Fontainebleau Golf Course
Mall of the Americas
Flagler Park Plaza
Flagler Dog Track
Florida International University
Tamiami Park
Fair & Expo Center
Westchester General Hospital
Miami Children's Hospital
Biltmore Golf Course
Village of Merrick Park
Miracle Center
Miami-Dade County Tropical Park
Doctors Hospital
University of Miami
The Shops at Sunset Place
South Miami Hospital
Dadeland Mall
Dadeland Plaza
Baptist Hospital of Miami
Palms At Town & Country
Miami Dade College-Kendall Campus
Matheson Hammock Park
Melreese Golf Course
Coco Walk
MIAMI-DADE COUNTY
Dolphin Expwy
Palmetto Expwy
Don Shula Expwy
Homestead Extension
Florida's Turnpike
Okeechobee Rd
NW North River Dr
S Dixie Hwy
Metrorail
Tri Rail
Doral Blvd
NW 41st St
NW 36th St
NW 25th St
NW 12th St
NW 7th St
NW 58th St
W Flagler St
SW 8th St
SW 16th St
SW 24th St
SW 32nd St
SW 42nd St
SW 48th St
SW 56th St
SW 72nd St
SW 80th St
SW 88th St
SW 104th St
Bird Rd
Blue Rd
Sunset Dr
W 68th St
W 49th St
E 49th St
Hialeah Dr
Weston
Davie
Fort Lauderdale
Pembroke Pines
Hollywood
Miramar
Miami Gardens
North Miami Beach
North Miami
Miami Beach
Atlantic Ocean
Homestead

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Valencia at Doral

Mortgage Loan No. 9 – Valencia at Doral

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBSRES			Single Asset/Portfolio:	Single Asset
Original Balance:	$33,000,000			Location:	Doral, FL 33178
Cut-off Date Balance:	$33,000,000			General Property Type:	Multifamily
% of Initial Pool Balance:	3.8%			Detailed Property Type:	Garden
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Jordan Kavana			Year Built/Renovated:	1992/2015
Mortgage Rate:	5.7660%			Size(2):	170 Units
Note Date:	2/10/2016			Cut-off Date Balance per Unit:	$194,118
First Payment Date:	3/6/2016			Maturity Date Balance per Unit:	$194,118
Maturity Date:	2/6/2021			Property Manager:	Build U.S. Back Property Services-FL, LLC dba Build U.S. Back Property Services, LLC (sponsor-related)
Original Term to Maturity:	60 months
Original Amortization Term:	0 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	4 months			UW NOI:	$2,592,543
Prepayment Provisions:	LO (28); DEF (25); O (7)			UW NOI Debt Yield:	7.9%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	7.9%
Additional Debt Type:	N/A			UW NCF DSCR:	1.32x
Additional Debt Balance:	N/A			Most Recent NOI:	$2,740,612 (2/29/2016 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(3):	N/A
Reserves(1)				3rd Most Recent NOI(3):	N/A
Type	Initial	Monthly	Cap	Most Recent Occupancy:	95.9% (3/24/2016)
RE Tax:	$184,828	$46,207	N/A	2nd Most Recent Occupancy(4):	90.0% (12/1/2015)
Insurance:	$45,962	$7,660	N/A	3rd Most Recent Occupancy:	93.0% (12/31/2014)
FF&E:	$0	$3,542	N/A	Appraised Value (as of):	$54,000,000 (12/18/2015)
Other:	$389,706	$85,901	N/A	Cut-off Date LTV Ratio:	61.1%
				Maturity Date LTV Ratio:	61.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$33,000,000	100.0%	Loan Payoff:	$28,090,669	85.1%
			Reserves:	$620,496	1.9%
			Closing Costs:	$830,248	2.5%
			Return of Equity:	$3,458,587	10.5%
Total Sources:	$33,000,000	100.0%	Total Uses:	$33,000,000	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)	In November 2014, the Valencia at Doral Borrower purchased 204 residential condominium units and a clubhouse building, consisting of six club non-residential condominium units, within the 310-residential unit Valencia at Doral Condominium community for $46.0 million. In 2015, the Valencia at Doral Borrower spent approximately $2.2 million renovating 148 units and later sold 34 renovated units at a weighted average sales price of $290,567 per unit based on count of unit type. The remaining 170 units and the clubhouse constitute the Valencia at Doral Property.

(3)	The Valencia at Doral Property was acquired by the Valencia at Doral Borrower in November 2014, and therefore historical financial statements are unavailable.

(4)	Excludes any units offline in 2015 for renovation.

The Mortgage Loan. The ninth largest mortgage loan (the “Valencia at Doral Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $33,000,000, which is secured by a first priority fee mortgage encumbering a garden style multifamily property with a total of 170 residential condominium units and a clubhouse building in Doral, Florida (the “Valencia at Doral Property”). The proceeds of the Valencia at Doral Mortgage Loan were primarily used to refinance a previous mortgage loan secured by the Valencia at Doral Property in the amount of approximately $28.1 million, fund reserves, and pay closing costs.

The Borrower and the Sponsor. The borrowing entity is TIF-Valencia LLC (the “Valencia at Doral Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors. The Valencia at Doral Borrower is wholly-owned by the non-recourse guarantor, Transcendent Investment Fund I, LLC. The sponsor, Jordan Kavana, is the founding Chief Executive Officer of the guarantor, Transcendent Investment Fund I, LLC, a private equity investment company specializing in distressed residential real estate, multifamily investment, and hotel development. In 2009, Mr. Kavana founded Build U.S. Back, a vertically integrated platform that evaluates, acquires, renovates, manages, and leases single family homes throughout the United States. The company has offices in Florida and Georgia and manages real estate holdings of approximately $500 million.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Valencia at Doral

The Property. The Valencia at Doral Property consists of 170 residential condominium units and a clubhouse building, consisting of six club non-residential condominium units, within the 310-residential unit Valencia at Doral Condominium community situated on 13.49 acres, with Trump National Doral golf course and lake front amenities. The Valencia at Doral community consists of three condominiums: Valencia at Doral Condominium No. 1, Valencia at Doral Condominium No. 2, and Valencia at Doral Club Condominium. The Valencia at Doral Property is contained within 15 three- and four-story, garden style buildings and includes one single-story leasing and clubhouse building situated on 1.694 acres of land. Property improvements also include approximately 46 carport parking spaces, 46 garage parking spaces, and 430 surface parking spaces totaling 522 parking spaces (1.68 per unit).

Community amenities include electronic security gates, a lake view swimming pool, heated spa, lighted tennis court, children’s playground, and on-site leasing office/clubhouse. Clubhouse amenities include a kitchenette, bar service, a card table area, and 24-hour fitness room. Community amenities also include a membership to the Doral Park Country Club with a full-service bar and cocktail lounge, full-service restaurant, fitness center, sauna, free yoga and aerobics classes, 11 tennis courts, temperature controlled Olympic sized pool, large children’s playground, and five golf courses designed by Jim McLean and now owned by Trump National. Unit amenities include stainless steel appliances, granite countertops, laminate flooring in the kitchen and living areas, walk-in closets, and a screened private patio or balcony area with storage closet containing a full-size washer/dryer.

In November 2014, the sponsor purchased 204 units and the clubhouse for a purchase price of $46.0 million. The Valencia at Doral Borrower has invested approximately $2.9 million in capital expenditures since acquisition. The improvements consisted of approximately $775,000 for hot water heaters, HVAC, washer/dryers, model units, clubhouse design and furnishings, roof power-washing, and landscape upgrades. Approximately $2.2 million was spent on renovations and upgrades to 148 units including new paint, cabinets, stainless steel appliances, granite countertops, laminate flooring, carpet, and new lighting and plumbing fixtures at an average cost of $14,578 per unit. During 2015 the Valencia at Doral Borrower sold 34 renovated units at a weighted average sales price of $290,567 per unit based on count of unit type.

The table below shows the apartment mix at the Valencia at Doral Property:

Unit Mix(1)
Unit Type	Type	Number of Units	% of Total	Occupied Units	Occupancy	Avg. Unit Size (SF)	Avg. Monthly Rental Range	Avg. Monthly Rental Rate Per Unit
A1	1 Bedroom/1 Bath	2	1.2%	2	100.0%	710	$1,595 - $1,695	$1,645
A2	1 Bedroom/1 Bath	16	9.4%	16	100.0%	811	$1,480 - $2,095	$1,702
B1	2 Bedroom/2 Bath	77	45.3%	73	94.8%	1,017	$1,660 - $2,195	$1,919
B2 - 2-Story	2 Bedroom/2 Bath	19	11.2%	18	94.7%	1,152	$1,780 - $2,195	$2,076
C1 - 2-Story	3 Bedroom/3 Bath	28	16.5%	28	100.0%	1,184	$1,860 - $2,395	$2,283
C2 - 2-Story	3 Bedroom/2.5 Bath	28	16.5%	26	92.9%	1,388	$1,940 - $2,495	$2,299
Total/Wtd. Avg.		170	100.0%	163	95.9%	1,098		$2,035

(1)	Information is based on the underwritten rent roll.

The Market. The Valencia at Doral Property is located in Doral, Miami-Dade County, Florida within the Airport West multifamily submarket. The Valencia at Doral Property is in close proximity to major transportation arteries, as well as the Miami International Airport, approximately 3 miles east of the Valencia at Doral Property. Airport West and other neighborhoods surrounding Miami International Airport together comprise the second largest employment center in Miami-Dade County after the Miami Central Business District, approximately 11 miles southeast of the city of Doral. Doral is home to such major employers as Univision, Carnival Cruise Lines, Norwegian Cruise Lines, Marriott International, Pepsi, the Federal Reserve Bank of Miami, the U.S. Southern Command, Blue Cross Blue Shield of Florida, as well as the Miami Herald, which recently relocated approximately 700 employees from downtown Miami.

The Valencia at Doral Property has access to major transportation thoroughfares, such as Florida’s Turnpike (1 mile), Palmetto Expressway/SR 826 (5 miles), Dolphin Expressway/SR 836 (4 miles), and I-75 (10 miles). The Valencia at Doral Property is in close proximity to a wide selection of retail, including Dolphin Mall (1.4 million SF; 3 miles), a 240 store outlet mall, Miami International Mall (1.1 million SF; 4 miles) and the Mall of the Americas (800,000 SF; 8 miles). Doral offers several golf course communities throughout the area highlighted by the Trump Doral Golf Club featuring five golf courses. Trump National recently purchased the resort for $150 million and is currently spending $200 million in renovations.

According to a third party market research report, the estimated 2015 population within a one-, three- and five-mile radius of the Valencia at Doral Property is 17,020, 84,487 and 341,945, respectively. From 2010 to 2015 the populations within a one-, three-, and five-mile radius of the Valencia at Doral Property have experienced an average annual growth rate of 15.2%, 14.8%, and 6.3%, respectively. According to the appraisal, the Valencia at Doral Property is part of the Miami-Miami Beach-Kendall MSA, and part of the larger Greater Miami population, which includes Miami-Miami Beach-Kendall, Fort Lauderdale, and West Palm Beach. According to the appraisal, over the last three years, the population of Greater Miami has grown nearly twice as fast as the national pace. By 2017, the appraisal anticipates that South Florida will overtake Philadelphia and Washington D.C. and rank as the sixth most populous metro area in the U.S. The estimated 2015 average household income within a one-, three- and five-mile radius is $98,874, $74,992 and $56,072, respectively.

According to a market research report, the Valencia at Doral Property is located in the Airport West multifamily submarket which contains approximately 15,606 units of multifamily space. The Airport West multifamily submarket vacancy rate is 4.4%, a 6.4% decrease from the previous quarter’s rate of 4.7%, with an average asking rental rate of $1,316 per unit in 3Q 2015.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Valencia at Doral

Comparable rental properties to the Valencia at Doral Property are shown in the table below:

Competitive Property Summary
Property Name/Address	Size (Units)	Year Built/Renovated	Avg. Unit Size (SF)	Occupancy	Avg. Rent per Month ($/Unit)	Avg. Rent per Month ($/SF)
Valencia at Doral Property 10000 NW 45th Terrace Doral, FL	170(1)	1992/2015	1,098(1)	95.9%(1)	$2,035(1)	$1.86(1)
AMLI Doral 11481 NW 41st Street Doral, FL	352	2013/N/A	1,068	95.0%	$2,017	$1.89
Doral West 5400 NW 114 Avenue Doral, FL	388	1998/N/A	1,167	95.0%	$1,949	$1.67
Camden Doral Villas 4640 NW 114 Avenue Doral, FL	232	2000/N/A	1,247	95.0%	$2,241	$1.80
Camden Doral 4790 NW 107th Avenue Doral, FL	260	1999/N/A	1,120	95.0%	$1,948	$1.74
The Palms at Doral 5611 NW 112 Avenue Doral, FL	374	1999/N/A	1,110	94.0%	$1,916	$1.73
Atlantic Doral 10500 NW 74 Street Doral, FL	360	2013/N/A	1,231	92.0%	$1,947	$1.58
Doral View 901 NW 97th Avenue Doral, FL	360	2013/N/A	943	94.0%	$1,812	$1.92
Cordoba I 8111 NW 53 Street Doral, FL	224	2010/N/A	946	95.0%	$1,854	$1.96

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Valencia at Doral Property:

Cash Flow Analysis(1)
	2/29/2016 TTM	2/29/2016 T-9	2/29/2016 T-6	2/29/2016 T-3	UW	UW per Unit
Base Rent	$4,334,667	$4,349,591	$4,290,378	$4,177,144	$4,167,240	$24,513
Total Other Income	$416,739	$414,921	$443,244	$523,099	$448,524	$2,638
Less Vacancy & Credit Loss	($215,243)	($269,717)	($319,162)	($347,692)	($207,616)	($1,221)
Effective Gross Income	$4,536,163	$4,494,795	$4,414,460	$4,352,551	$4,408,148	$25,930
Total Operating Expenses	$1,795,551	$1,791,138	$1,796,297	$1,850,857	$1,815,605	$10,680
Net Operating Income	$2,740,612	$2,703,656	$2,618,163	$2,501,694	$2,592,543	$15,250
Capital Expenditures	$0	$0	$0	$0	$42,500	$250
Net Cash Flow	$2,740,612	$2,703,656	$2,618,163	$2,501,694	$2,550,043	$15,000

Occupancy %(2)	93.6%	93.8%	96.0%	95.7%	95.9%
NOI DSCR	1.42x	1.40x	1.36x	1.30x	1.34x
NCF DSCR	1.42x	1.40x	1.36x	1.30x	1.32x
NOI Debt Yield	8.3%	8.2%	7.9%	7.6%	7.9%
NCF Debt Yield	8.3%	8.2%	7.9%	7.6%	7.7%

(1)	The Valencia at Doral Property was acquired by the Valencia at Doral Borrower in November 2014, and therefore historical financial statements are unavailable.

(2)	During 2015 the Valencia at Doral Borrower sold 34 of the renovated units. As such, subject occupancy for TTM, T-9, T-6 and T-3 represent the total number of occupied units as a percentage of the total available units (each excludes units sold and units under renovation and unavailable for lease) presented on an annualized basis.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Valencia at Doral

Escrows and Reserves. The Valencia at Doral Borrower deposited in escrow $184,828 for real estate taxes and $45,962 for insurance premiums at loan origination and is required to escrow monthly 1/12 of the annual estimated tax payments and 1/12 of the annual estimated insurance premiums. On each monthly payment date, the Valencia at Doral Borrower is required to escrow $3,542 into the FF&E reserve and 1/12 of the condominium common charges the lender estimates are payable with respect to the Valencia at Doral Property during the next 12-month period pursuant to the condominium documents, currently $85,901. At loan origination, $389,706 was deposited into a Non-Owned Units CAM Funds reserve, consisting of six months of homeowners’ association fees totaling $322,506 and the assessed club fee of $67,200 for the units not owned by the Valencia at Doral Borrower.

Lockbox and Cash Management. The Valencia at Doral Mortgage Loan provides for a springing hard lockbox (i.e., the Valencia at Doral Borrower has agreed to establish and maintain a hard lockbox upon the commencement of a Cash Management Trigger Event (as defined below) and thereafter maintain such hard lockbox throughout the term of the Valencia at Doral Mortgage Loan). The Valencia at Doral Mortgage Loan has springing cash management (i.e., the Valencia at Doral Mortgage Loan has cash management only during the continuance of a Cash Management Trigger Event). During the continuance of a Cash Management Trigger Event for the Valencia at Doral Mortgage Loan, funds in the lockbox account are required to be applied on each monthly payment date to pay debt service on the Valencia at Doral Mortgage Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves,” to disburse, provided no event of default has occurred or is continuing, to the Valencia at Doral Borrower the monthly amount payable for operating expenses not otherwise paid or reserved for as described above under “—Escrows and Reserves” and referenced in the annual budget approved by the lender together with other amounts incurred by the Valencia at Doral Borrower in connection with the operation and maintenance of the Valencia at Doral Property reasonably approved by the lender, and to disburse the remainder to the Valencia at Doral Borrower (or, during the continuance of a Cash Sweep Period (as defined below), to an account to be held by the lender as additional security for the Valencia at Doral Mortgage Loan).

A “Cash Management Trigger Event” means the occurrence of (i) an event of default, (ii) any bankruptcy action involving the Valencia at Doral Borrower, the guarantor, or the property manager, (iii) the debt service coverage ratio based on the trailing 12-month period falling below 1.10x, or (iv) a felony or fraud indictment of the Valencia at Doral Borrower, the guarantor, or the property manager. A Cash Management Trigger Event will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, upon the filing being discharged, stayed or dismissed within 45 days for the Valencia at Doral Borrower or guarantor, or within 120 days for the property manager, and lender’s determination that such filing does not materially affect the Valencia at Doral Borrower’s, the guarantor’s or the property manager’s monetary obligations, and in regard to clause (iii) above, upon the date the debt service coverage ratio based on the trailing 12-month period is greater than 1.15x for two consecutive calendar quarters, and in regard to clause (iv) above, the Valencia at Doral Borrower replaces the property manager with a qualified property manager under a replacement management agreement.

A “Cash Sweep Period” will occur upon (i) an event of default, (ii) any bankruptcy action involving the Valencia at Doral Borrower, the guarantor, or the property manager, or (iii) the debt service coverage ratio based on the trailing 12-month period falling below 1.05x. A Cash Sweep Period will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, upon the filing being discharged, stayed or dismissed within 45 days for the Valencia at Doral Borrower or guarantor, or within 120 days for the property manager, and lender’s determination that such filing does not materially affect the Valencia at Doral Borrower’s, the guarantor’s or the property manager’s monetary obligations, and in regard to clause (iii) above, upon the date the debt service coverage ratio based on the trailing 12-month period is greater than 1.10x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Valencia at Doral Borrower is required to obtain insurance against acts of terrorism or other similar acts or events to the extent such insurance is available in form and substance reasonably satisfactory to the lender (but in no event more than the sum of 100% of full replacement cost and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the Valencia at Doral Borrower is required to maintain, and the lender is required to accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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BACM 2016-UBS10	Gateway Plaza

Mortgage Loan No. 10 – Gateway Plaza

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Gateway Plaza

Mortgage Loan No. 10 – Gateway Plaza

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Gateway Plaza

Mortgage Loan No. 10 – Gateway Plaza

Washington, DC
104 miles
HENRICO
COUNTY
Laburnum Ave
Richmond
International
Raceway
Richmond
Tech
Center
Jacque St
Westmoreland St
Monument Ave
AMTRAK
The
Diamond
Brook Rd
North Ave
Meadowbridge Rd
Brookland Pkwy
Dill Ave
Chamberlayne Ave
Hermitage Rd
West
End
Hamilton St
Malvern Ave
Battery
Park
Northside
Children's
Museum
of Richmond
Science
Museum
of Virginia
Museum
District
Patterson Ave
Virginia
Union
University
East
Highland
Park
Magnolia St
4th Ave
RICHMOND
W. Broad St
Virginia
Historical
Society
Grove Ave
Carytown
Virginia
Museum
of Fine Arts
Ellwood Ave
Cary St
Lombardy St
Leigh St
Carver
Franklin St
Fan
District
Boulevard
Robinson St
Meadow St
Allen Ave
Belvidere St
Richmond
Intl. Airport
6 miles
Fairfield Ave
McCloy St
Downtown Expwy
Idlewood Ave
Virginia
Commonwealth
University
E. Main St
Cary St
Greater
Richmond
Convention Ctr.
N. 5th St
Richmond
Coliseum
Richmond
CenterStage
Library
of VA
VCU/
Medical
Coll. of VA
VCU Medical
Center
Union
Hill
Fairmount Ave
9 Mile Rd
Virginia
War Memorial
Carillon
William
Byrd
Park
Dogwood Dell
Amphitheater
Gateway Plaza
800 East Canal Street
Richmond, VA 23219
Downtown
City Hall
State
Capitol
Governor's
Mansion
James
Monroe
Bldg
Venable St
Q St
RICHMOND
MAIN STREET
AMTRAK
N. 25th St
Meadow St
Maymont
Park
RIVERVIEW
CEMETERY
HOLLYWOOD
CEMETERY
MOUNT
CALVARY
CEMETERY
Tredegar St
Edgar Allen
Poe Museum
E. Broad St
Church
Hill
E. Main St
Virginia
Holocaust
Museum
Belle
Isle
James River
S. 14th St
East
End
Shockoe
Bottom
Commerce Rd
E. 4th St
Chimborazo
Park
Williamsburg
Ave
Gillies
Creek
Park
Ancarrow's
Landing
AMTRAK
Bainbridge St
Hull St
Blackwell
Maury St
Commerce Rd
E. Main St
MAURY
CEMETERY
Manchester
HENRICO
COUNTY
James River
WEST
VIRGINIA
BALTIMORE
WASHINGTON DC
MARYLAND
VIRGINIA
RICHMOND
NORFOLK
VIRGINIA
BEACH
Chesapeake
Bay
Atlantic
Ocean
NORTH CAROLINA

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Gateway Plaza

Mortgage Loan No. 10 – Gateway Plaza

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		UBSRES		Single Asset/Portfolio:	Single Asset
Original Balance(1):		$29,500,000		Location:	Richmond, VA 23219
Cut-off Date Balance(1):		$29,500,000		General Property Type:	Office
% of Initial Pool Balance:		3.4%		Detailed Property Type:	CBD
Loan Purpose:		Acquisition		Title Vesting(3):	Fee
Sponsor:		Lexington Realty Trust		Year Built/Renovated:	2015/N/A
Mortgage Rate:		5.1910%		Size:	330,309 SF
Note Date:		2/4/2016		Cut-off Date Balance per Unit(1):	$174
First Payment Date:		3/6/2016		Maturity Date Balance per Unit(1):	$161
Maturity Date:		2/6/2031		Property Manager:	Colliers International Real Estate Management Services (VA), LLC
Original Term to Maturity:		180 months
Original Amortization Term:		360 months
IO Period:		120 months		Underwriting and Financial Information
Seasoning:		4 months		UW NOI:	$7,935,258
Prepayment Provisions:		LO (28); DEF (127); O (25)		UW NOI Debt Yield(1):	13.8%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NOI Debt Yield at Maturity(1):	14.9%
Additional Debt Type(1):		Pari Passu		UW NCF DSCR(1):	2.48x (IO) 1.98x (P&I)
Additional Debt Balance(1):		$28,000,000		Most Recent NOI(4):	N/A
Future Debt Permitted (Type):		No (N/A)		2nd Most Recent NOI(4):	N/A
Reserves(2)				3rd Most Recent NOI(4):	N/A
Type	Initial	Monthly	Cap	Most Recent Occupancy:	84.4% (4/30/2016)
RE Tax:	$0	Springing	N/A	2nd Most Recent Occupancy(4):	N/A
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy(4):	N/A
Recurring Replacements:	$0	Springing	N/A	Appraised Value (as of):	$123,000,000 (12/30/2015)
TI/LC:	$0	Springing	$10,250,000	Cut-off Date LTV Ratio(1):	46.7%
Other:	$2,066,758	Springing	Springing	Maturity Date LTV Ratio(1):	43.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$57,500,000	51.4%	Purchase Price(5):	$108,772,730	97.3%
Borrower Equity(5):	$54,263,971	48.6%	Reserves:	$2,066,758	1.8%
			Closing Costs:	$924,483	0.8%
Total Sources:	$111,763,971	100.0%	Total Uses:	$111,763,971	100.0%

(1)	The Gateway Plaza Mortgage Loan is part of the Gateway Plaza Whole Loan, which is comprised of three pari passu promissory notes with an aggregate principal balance of $57,500,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Gateway Plaza Whole Loan.

(2)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(3)	See “—The Mortgage Loan” and “—The Property” below for further discussion of collateral for the Gateway Plaza Mortgage Loan.

(4)	The Gateway Plaza Property was completed in August 2015 and acquired by the Gateway Plaza Borrower in December 2015. Historical operating and occupancy information are not available.

(5)	See “—The Mortgage Loan” below for further discussion of borrower equity and earn-out proceeds as a part of the purchase agreement relating to the acquisition of the Gateway Plaza Property.

The Mortgage Loan. The tenth largest mortgage loan (the “Gateway Plaza Mortgage Loan”) is part of a whole loan (the “Gateway Plaza Whole Loan”) evidenced by three pari passu promissory notes in the aggregate original principal amount of $57,500,000, all of which are secured by a first priority fee and leasehold mortgage encumbering an 18-story office building in Richmond, Virginia, totaling 330,309 SF (other than a portion of the in-building parking garage which is owned as a leasehold condominium unit by the City of Richmond) (the “Gateway Plaza Property”). Promissory Notes A-2 and A-3, in the aggregate original principal amount of $29,500,000, represent the Gateway Plaza Mortgage Loan. Promissory Note A-1, in the original principal amount of $28,000,000, represents the non-serviced companion loan (the “Gateway Plaza Non-Serviced Companion Loan”). The Gateway Plaza Non-Serviced Companion Loan is currently held by the MSCI 2016-UBS9 securitization trust. The Gateway Plaza Whole Loan will continue to be serviced pursuant to the pooling and servicing agreement for the MSCI 2016-UBS9 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—The Gateway Plaza Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The proceeds of the Gateway Plaza Whole Loan, along with approximately $54.3 million of borrower equity, were used to purchase the Gateway Plaza Property for a purchase price of approximately $108.8 million, fund reserves and pay closing costs. As a part of the development of the Gateway Plaza Property, a construction loan was provided by an affiliate of the Gateway Plaza Sponsor (as defined below) that had a remaining balance of approximately $58.1 million at loan closing, and was paid off in its entirety from the proceeds of the Gateway Plaza Whole Loan. As part of the purchase

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Gateway Plaza

agreement, the sellers of the Gateway Plaza Property, CRG – Richmond, LLC and CRG – Richmond Tenant, LLC (collectively, the “Gateway Plaza Seller”) are required to pay rent to the Gateway Plaza Borrower under a two-year master lease for 80,065 SF of vacant space, subject to the Gateway Plaza Seller’s right to require the Gateway Plaza Borrower to enter into leases with third parties which satisfy certain parameters, at which point such vacant space is released from the master lease, and the Gateway Plaza Sponsor is required to pay the Gateway Plaza Seller any additional earn-out proceeds upon lease up of any vacant space until September 2017. The purchase price of approximately $108.8 million includes approximately $4.2 million of proceeds related to the earn-out purchase price upon rent commencement of the executed TowneBank and Potbelly’s leases. TowneBank and Potbelly’s have since commenced paying rent.

The Borrower and the Sponsor. The borrowers are Lex Richmond L.P. (the “Gateway Plaza Fee Borrower”) and Lex Richmond Tenant L.P. (the “Gateway Plaza Leasehold Borrower” and collectively with the Gateway Plaza Fee Borrower, the “Gateway Plaza Borrower”), each a single-purpose Delaware limited partnership structured to be bankruptcy-remote, with two independent directors. The sponsor and the nonrecourse carve-out guarantor of the Gateway Plaza Whole Loan is Lexington Realty Trust (the “Gateway Plaza Sponsor”). Headquartered in New York, New York, Lexington Realty Trust (NYSE: LXP) (Fitch/Moody’s/S&P: BBB/Baa2/BB+) is a publicly traded real estate investment trust with a portfolio of equity and debt investments in single-tenant properties and land. It has over 40 years of experience in the acquisition and development of build-to-suit properties and offers financing alternatives to corporations through sale-leasebacks and mortgage, mezzanine, and construction financing. As of September 30, 2015, Lexington Realty Trust had ownership interests in approximately 215 consolidated real estate properties totaling approximately 41.7 million SF located in 40 states. For the fiscal year ended December 31, 2014, it reported net income of $97.5 million on $424.4 million of total gross revenues and shareholders’ equity of approximately $1.5 billion.

The Property. The Gateway Plaza Property is an 18-story, 330,309 SF Class A office building located in the central business district (“CBD”) of Richmond, Virginia. The office building also includes an in-building five-story parking garage featuring 511 parking spaces, 310 of which are part of the City of Richmond Leasehold Condominium Unit (as defined below) and are not included in the collateral (1.55 per 1,000 SF, including the non-collateral parking spaces). The Gateway Plaza Fee Borrower owns the fee interest in the Gateway Plaza Property and has ground leased such fee interest to the Gateway Plaza Leasehold Borrower pursuant to a ground lease expiring in August 2088 (the “Gateway Plaza Ground Lease”). The leasehold interest under the Gateway Plaza Ground Lease is subject to a condominium regime, consisting of two leasehold condominium units, one of which is comprised of the public portion of the in-building parking garage, consisting of 310 spaces, which leasehold condominium unit is owned by the City of Richmond (the “City of Richmond Leasehold Condominium Unit”), and the other of which is comprised of the remainder of the Gateway Plaza Property, and is owned by the Gateway Plaza Leasehold Borrower (the “Gateway Plaza Borrower Leasehold Condominium Unit”). The collateral subject to the Gateway Plaza Whole Loan includes (i) the fee interest of the Gateway Plaza Fee Borrower, (ii) the leasehold interest of the Gateway Plaza Leasehold Borrower (subject to the City of Richmond Leasehold Condominium Unit), and (iii) the Gateway Plaza Borrower Leasehold Condominium Unit. The Gateway Plaza Property consists of 307,774 SF of office space, 14,910 SF of retail space, 7,625 SF of storage space, and 201 parking spaces. The Gateway Plaza Property is currently 84.4% occupied as of April 30, 2016 by four tenants.

The Gateway Plaza Property was completed in August 2015. It features unobstructed panoramic views of downtown Richmond and the James River, state-of-the-art operating systems, floor-to-ceiling glass windows, and has applied for LEED Gold Status and Energy Star labels. Valet parking, car wash services, car concierge services, bicycle lockers, dry cleaning and shoe and leather repair services are also provided to tenants and visitors.

The Gateway Plaza Property is located three blocks south of the Virginia State Capitol, eight blocks west of the Richmond Main Street Station, which is served by Amtrak and Richmond’s city transit bus services, and near the intersection of Interstate 95 and Interstate 64 in downtown Richmond, which provides for access to nearby amenities including Gambles Hill Park, as well as restaurants and shops. The Gateway Plaza Property is a 15-minute drive from Interstate 295, which provides access to the suburbs of Richmond. Richmond International Airport, which served approximately 3.5 million passengers in 2015, is located approximately 11 miles southeast of the Gateway Plaza Property.

Major Tenants.

McGuireWoods LLP (224,537 SF, 68.0% NRA; 82.2% of underwritten rent). McGuireWoods LLP (“McGuireWoods”) is a Richmond, Virginia based law firm founded in 1834 by a former private secretary to U.S. President James Monroe. The firm has over 1,000 attorneys serving business and corporate clients, operates in 21 offices across the United States, London, and Brussels, and collaborates with firms in Europe, Asia, South America and the Middle East. According to the National Law Journal’s 2015 NLJ 350 ranking of firms based on size, McGuireWoods is the 28th largest firm in the United States. With a reported $620.0 million in gross revenue in 2014, the firm placed 57th on The American Lawyer’s 2015 Am Law 200 ranking. McGuireWoods utilizes the Gateway Plaza Property as its international headquarters and was the driving force behind the acquisition, construction, and development of the Gateway Plaza Property. The firm leases floors seven and 10 through 17 under a 15-year lease that commenced in September 2015 and expires in August 2030. The firm leases 204,984 SF (floors 10 through 17) for a current contractual rent of $28.46 PSF, 11,928 SF of office space on the seventh floor for a current contractual rent of $17.00 PSF and 7,625 SF of storage space on the first floor for $18.50 PSF. McGuireWoods has two five-year renewal options upon lease expiration at 95% of fair market rent, two expansion options to include the entire 9th floor or 8th floor (provided, that if the tenant does not exercise the first expansion option, the second option shall be for the 9th floor only) to commence on the 5th and 10th anniversaries of the lease commencement, respectively, and two contraction options to reduce occupancy by one or two floors (but not more than two in the aggregate) to occur on the 7th (9/1/2022) and 11th (9/1/2026) anniversaries of the lease commencement.

TowneBank (26,047 SF, 7.9% NRA; 8.6% of underwritten rent). Headquartered in Portsmouth, Virginia, TowneBank (NASDAQ: TOWN) is a community bank that offers a full range of banking services as a residential mortgage, real estate, insurance, investment and asset management. The company operates 37 offices throughout Virginia and North Carolina and as of December 31, 2015, TowneBank reported $6.3 billion in assets and $4.5 billion in loans. For the fiscal year ending December 31, 2014, TowneBank reported total revenue of approximately $242.5 million, an increase of 3.4% from 2013 net revenue of approximately $234.4 million. Fiscal 2014 net income totaled approximately $42.2 million, an increase of 1.0% year-over-year. TowneBank reported total assets of approximately $5.0 billion and shareholders’ equity of approximately $608.9 million. TowneBank leases 13,705 SF

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Gateway Plaza

of office space at a current contractual rent of $22.84 PSF and 12,342 SF of retail space at a current blended contractual rent of $26.80 PSF. With a lease expiration in March 2031, TowneBank has five five-year renewal options upon lease expiration at 102.5% of the base rent during the last lease year of the lease term immediately preceding the extension term and will increase by 2.5% annually.

The following table presents certain information relating to the leases at the Gateway Plaza Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(2)	Lease Expiration
Major Tenants
McGuireWoods LLP(3)	NR/NR/NR	224,537	68.0%	$6,332,126	82.2%	$28.20	8/31/2030
TowneBank	NR/NR/NR	26,047	7.9%	$659,855	8.6%	$25.33	3/31/2031
CCA Industries, Inc.(4)	NR/NR/NR	25,707	7.8%	$633,420	8.2%	$24.64	9/30/2030
Potbelly’s	NR/NR/NR	2,568	0.8%	$76,013	1.0%	$29.60	4/30/2026
Subtotal/Wtd. Avg.		278,859	84.4%	$7,701,414	100.0%	$27.62

Vacant Space		51,450	15.6%	$0	0.0%	$0.00
Total/Wtd. Avg.		330,309	100.0%	$7,701,414	100.0%	$27.62

(1)	Information is based on the underwritten rent roll.

(2)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(3)	McGuireWoods has two contraction options that allow for space reduction by one or two floors to occur on 9/1/2022 and 9/1/2026 with 12 months’ notice. If McGuireWoods exercises its first option to contract, it will pay a contraction payment equal to $140.57 PSF of reduced space and if McGuireWoods exercises its second option to contract, it will pay a contraction payment equal to $95.89 PSF of the reduced space.

(4)	CCA Industries, Inc. currently subleases 6,970 SF to Belk Consulting Group, Inc.

The following table presents certain information relating to the lease rollover schedule at the Gateway Plaza Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2016	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2017	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2018	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	1	2,568	$29.60	0.8%	0.8%	$76,013	1.0%	1.0%
2027 & Beyond	7	276,291	$27.60	83.6%	84.4%	$7,625,401	99.0%	100.0%
Vacant	0	51,450	$0.00	15.6%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	8	330,309	$27.62	100.0%		$7,701,414	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Gateway Plaza Property is a Class A property located in Richmond’s CBD office submarket. According to the appraisal, Richmond’s CBD office submarket is comprised of Class A, B, and C office buildings. Fueled by low demand for Class C office spaces, historic tax credits and city real estate tax abatements over the past 20 years, many Class C office spaces and older industrial buildings have been redeveloped and converted to mixed use properties. Many Class B office spaces are being refurbished to keep existing tenants. Class A office spaces have the lowest vacancies in the submarket and due to limited vacant land sites and high construction costs, additional Class A office supply in the CBD is limited.

The estimated 2015 population within a one-, three- and five-mile radius of the Gateway Plaza Property is 14,784, 124,254 and 248,047, respectively, according to a third party market research report. The population within a one-, three- and five-mile radius is projected to increase annually by 2.39%, 1.28% and 1.18%, respectively, through 2020, according to a third party market research report. The 2015 average household income within a one-, three- and five-mile radius of the Gateway Plaza Property is estimated to be $44,829, $48,572 and $54,904, respectively.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Gateway Plaza

According to a third party source, the CBD Class A office submarket in Richmond, Virginia totals approximately 5.4 million SF with an average rental rate as of 3Q 2015 of $24.37 PSF and vacancy rate of 13.5%. As of 3Q 2015, the Richmond CBD office market consists of 10.9 million SF with a vacancy rate of 14.5% and average rental rate of $21.46 PSF. The larger Richmond office market consists of 153 Class A buildings totaling approximately 20.6 million SF of office space. According to the appraisal, the Gateway Plaza Property’s competitive set, consisting of six Class A office properties totaling approximately 2.1 million SF, exhibits a vacancy rate of 7.2%.

The following table presents leasing data at certain office competitive properties with respect to the Gateway Plaza Property:

Competitive Property Summary
Comparable Name	Address	Asking Rent PSF(1)	Year Built	Size (SF)	Class	Total Occupancy
Gateway Plaza Property	800 East Canal Street	$27.62(2)	2015	330,309(2)	A	84.4%(2)
Williams Mullen	200 S 10th Street	$23.65-$42.65	2010	205,698	A	98.6%
MeadeWestVaco	501 South Fifth Street	$32.42	2008	310,950	A	100.0%
Riverfront Plaza	901 E Byrd Street	$22.00-$32.00	1990	486,970	A	81.0%
Riverside on the James	1001 Haxall Point	$25.50-$34.34	2005	263,132	A	98.0%
SunTrust Building	919 E Main Street	$19.00-$26.00	1982	454,640	A	92.0%
Two James Center	1021 E. Cary Street	$19.00-$25.00	1986	334,200	A	97.0%
Range/Wtd. Avg./Total(3)		$19.00-$42.65		2,055,590		92.8%

Source: Appraisal

(1)	Wtd. Avg. Asking Rent PSF excludes vacant space at the Gateway Plaza Property.

(2)	Information is based on the underwritten rent roll.

(3)	Range/Wtd. Avg./Total excludes the Gateway Plaza Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Gateway Plaza Property:

Cash Flow Analysis(1)
	2012	2013	2014	2015	UW	UW PSF
Base Rent(2)	N/A	N/A	N/A	N/A	$8,936,214	$27.05
Total Recoveries	N/A	N/A	N/A	N/A	$3,466,651	$10.50
Other Income(3)	N/A	N/A	N/A	N/A	$773,340	$2.34
Less Vacancy & Credit Loss	N/A	N/A	N/A	N/A	($1,774,884)	($5.37)
Effective Gross Income	N/A	N/A	N/A	N/A	$11,401,321	$34.52
Total Operating Expenses	N/A	N/A	N/A	N/A	$3,466,063	$10.49
Net Operating Income	N/A	N/A	N/A	N/A	$7,935,258	$24.02
Capital Expenditures	N/A	N/A	N/A	N/A	$49,546	$0.15
TI/LC	N/A	N/A	N/A	N/A	$388,168	$1.18
Net Cash Flow	N/A	N/A	N/A	N/A	$7,497,543	$22.70

Occupancy %	N/A	N/A	N/A	N/A	84.4%
NOI DSCR(4)	N/A	N/A	N/A	N/A	2.10x
NCF DSCR(4)	N/A	N/A	N/A	N/A	1.98x
NOI Debt Yield(4)	N/A	N/A	N/A	N/A	13.8%
NCF Debt Yield(4)	N/A	N/A	N/A	N/A	13.0%

(1)	The Gateway Plaza Property was completed in August 2015 and acquired by the Gateway Plaza Borrower in December 2015. Historical operating and occupancy information are not available.

(2)	UW Base Rent includes $170,536 of additional contractual rent steps through March 2, 2017.

(3)	Other Income includes parking income from 183 tenant-reserved spaces ($362,340) and ground lease rent ($411,000) from the City of Richmond.

(4)	NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield are based on the Gateway Plaza Whole Loan.

Escrows and Reserves. The Gateway Plaza Borrower deposited in escrow at loan origination $62,898 for underwritten rent attributable to the executed TowneBank and Potbelly’s leases for the period prior to their rent commencement dates and $2,003,861 for outstanding tenant improvement costs attributable to its four tenants. Upon a Cash Management Trigger Event (as defined below), the Gateway Plaza Borrower is required to escrow monthly 1/12 of the annual estimated tax payments and 1/12 of the annual estimated insurance premiums. During the continuance of a Cash Management Trigger Event or the failure by the Gateway Plaza Borrower to maintain the Gateway Plaza Property as required by the Gateway Plaza Whole Loan documents, the Gateway Plaza Borrower is required to escrow monthly $5,505 for capital expenditures. During the continuance of a Cash Management Trigger Event (other than a Cash Management Trigger Event consisting of a Material Tenant Trigger Event) or if less than 70% of the office and retail component is leased, the Gateway Plaza Borrower is required to escrow monthly $27,526 for TI/LC reserves, provided that such monthly deposits are not required if the funds on deposit in such TI/LC reserve exceed $10,250,000. During a Material Tenant Trigger Event (as defined below), all excess cash flow is required to be deposited into a reserve (the “Material Tenant Rollover Reserve”), provided, however, if no Material Tenant Trigger

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Gateway Plaza

Event has occurred other than the Material Tenant Trigger Event of the type set forth in clause (iv) of the definition below with respect to one Material Tenant (as defined below), then only 50% of all excess cash flow is required to be deposited into the Material Tenant Rollover Reserve. No payments are required to be deposited into the Material Tenant Rollover Reserve if the amount on deposit is equal to $45.00 PSF of the vacant space (or portion of the space failing to satisfy leasing conditions) of such Material Tenant. So long as no event of default exists, funds held in the Material Tenant Rollover Reserve will be released to fund tenant improvements and/or leasing commissions incurred with respect to the releasing of such Material Tenant space.

A “Cash Management Trigger Event” will occur upon (i) an event of default, (ii) any bankruptcy action of the Gateway Plaza Borrower, guarantor or property manager that is an affiliate of the Gateway Plaza Borrower, (iii) the debt service coverage ratio (as calculated in the loan documents) falling below (a) 1.20x or (b) 1.25x, if the McGuireWoods lease is no longer in full force and effect, (iv) a Material Tenant Trigger Event, or (v) any indictment for fraud or misappropriation of funds by the Gateway Plaza Borrower, the guarantor, or the property manager or any director or officer of the Gateway Plaza Borrower, the guarantor, or the property manager, subject to certain exceptions. A Cash Management Trigger Event will end, (a) with respect to clause (i) above, upon the cure of such event of default and acceptance of such cure by lender, (b) with respect to an involuntary action of clause (ii) above, upon the filing being discharged, stayed or dismissed within 60 days for the Gateway Plaza Borrower or guarantor and 120 days for the property manager and lender determination that such filing does not materially affect the Gateway Plaza Borrower’s, guarantor’s or property manager’s monetary obligations, (c) with respect to clause (iii) above, upon the date the debt service coverage ratio is greater than 1.25x for two consecutive quarters, (d) with respect to clause (iv) above, the Major Tenant Trigger Event is cured in accordance with the loan documents, and (d) with respect to clause (v) above, as applicable, the Gateway Plaza Borrower or guarantor remove and replace the indicted director or officer of the Gateway Plaza Borrower or guarantor or the Gateway Plaza Borrower replaces the property manager with a qualified property manager.

A “Material Tenant Trigger Event” will occur upon (i) a Material Tenant failing to extend or renew its lease upon the terms set forth in the Material Tenant’s lease, (ii) a Material Tenant giving written notice of its intention to terminate or cancel its lease, (iii) a Material Tenant terminating its lease, (iv) a Material Tenant “goes dark” or vacates its space at the Gateway Plaza Property, (v) an event of default under a Material Tenant lease, or (vi) any bankruptcy action of a Material Tenant.

A “Material Tenant” means (i) McGuireWoods or (ii) any lease, either individually or combined with its affiliate leases and assuming the exercise of all expansion rights, that covers (a) 65% or more of the total rentable square footage at the Gateway Plaza Property or (b) 65% or more of the total in place base rent at the Gateway Plaza Property.

Lockbox and Cash Management. The Gateway Plaza Whole Loan provides for a hard lockbox (i.e., at loan closing, the Gateway Plaza Borrower has agreed to establish and maintain a hard lockbox and thereafter maintain such hard lockbox throughout the term of the Gateway Plaza Whole Loan). The Gateway Plaza Whole Loan has springing cash management (i.e., the Gateway Plaza Whole Loan has cash management only after the initial occurrence and during the continuance of a Cash Management Trigger Event). During the continuance of a Cash Management Trigger Event for the Gateway Plaza Whole Loan, funds in the lockbox account are required to be applied on each monthly payment date to pay debt service on the Gateway Plaza Whole Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves,” to disburse to the Gateway Plaza Borrower the monthly amount payable for operating expenses and referenced in the annual budget approved by the lender, and to disburse the remainder to the Gateway Plaza Borrower or, (x) during the continuance of a Cash Sweep Event Period (as defined below), to an account to be held by the lender as additional security for the Gateway Plaza Whole Loan or (y) following a Material Tenant Trigger Event (which has not been cured), to the Material Tenant Rollover Reserve.

A “Cash Sweep Event Period” will occur upon (i) an event of default, (ii) any bankruptcy action of the Gateway Plaza Borrower or guarantor, or (iii) the debt service coverage ratio (as calculated in the loan documents) falling below (a) 1.15x or (b) 1.25x, if the McGuireWoods lease is no longer in full force or effect. A Cash Sweep Event Period will end, (a) with respect to clause (i) above, upon the cure of such event of default and acceptance of such cure by lender, (b) with respect to an involuntary action of clause (ii) above, upon the filing being discharged, stayed or dismissed within 60 days for the Gateway Plaza Borrower or guarantor and lender determination that such filing does not materially affect the Gateway Plaza Borrower’s, guarantor’s monetary obligations, and (c) with respect to clause (iii) above, upon the date the debt service coverage ratio is greater than (x) 1.20x or (y) 1.25x, if the McGuireWoods lease is no longer in full force and effect, for two consecutive quarters.

Additional Secured Indebtedness (not including trade debts). The Gateway Plaza Property also secures the Gateway Plaza Non-Serviced Companion Loan, with a cut-off date balance of $28,000,000. The Gateway Plaza Non-Serviced Companion Loan is held by the MSCI 2016-UBS9 securitization trust. The promissory note evidencing the Gateway Plaza Non-Serviced Companion Loan accrues interest at the same rate as the Gateway Plaza Mortgage Loan. The Gateway Plaza Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Gateway Plaza Non-Serviced Companion Loan. The holders of the Gateway Plaza Mortgage Loan and the Gateway Plaza Non-Serviced Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Gateway Plaza Whole Loan. The Gateway Plaza Whole Loan will continue to be serviced pursuant to the pooling and servicing agreement for the MSCI 2016-UBS9 securitization trust. See “Description of the Mortgage Pool—The Whole Loans— The Non-Serviced Pari Passu Whole Loans—The Gateway Plaza Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Mezzanine Loan. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Gateway Plaza Borrower is required to obtain insurance against acts of terrorism for loss resulting from perils and acts of terrorism in amounts and with terms and conditions applicable to commercial property, general liability, business income and umbrella liability insurance required pursuant to the Gateway Plaza Mortgage Loan documents.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Grove City Premium Outlets

Mortgage Loan No. 11 – Grove City Premium Outlets

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBSRES			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$24,000,000			Location:	Grove City, PA 16127
Cut-off Date Balance(1):	$24,000,000			General Property Type:	Retail
% of Initial Pool Balance:	2.7%			Detailed Property Type:	Outlet Center
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Simon Property Group, L.P.			Year Built/Renovated:	1994/2004
Mortgage Rate:	4.3085%			Size:	531,204 SF
Note Date:	11/3/2015			Cut-off Date Balance per Unit(1):	$264
First Payment Date:	1/1/2016			Maturity Date Balance per Unit(1):	$264
Maturity Date:	12/1/2025			Property Manager:	Simon Management Associates, LLC (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$16,936,710
Seasoning:	6 months			UW NOI Debt Yield(1):	12.1%
Prepayment Provisions:	LO (30); DEF (83); O (7)			UW NOI Debt Yield at Maturity(1):	12.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	2.68x
Additional Debt Type(1):	Pari Passu			Most Recent NOI:	$16,938,176 (2/29/2016 TTM)
Additional Debt Balance(1):	$116,000,000			2nd Most Recent NOI:	$16,672,134 (12/31/2015)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$16,145,772 (12/31/2014)
Reserves				Most Recent Occupancy:	97.5% (3/23/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	97.9% (12/31/2015)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	95.6% (12/31/2014)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$255,000,000 (9/28/2015)
Recurring Replacements:	$0	Springing	$318,727	Cut-off Date LTV Ratio(1):	54.9%
TI/LC:	$0	Springing	$1,593,636	Maturity Date LTV Ratio(1):	54.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$140,000,000	100.0%	Loan Payoff:	$106,741,610	76.2%
			Closing Costs:	$434,834	0.3%
			Return of Equity:	$32,823,556	23.4%
Total Sources:	$140,000,000	100.0%	Total Uses:	$140,000,000	100.0%

(1)	The Grove City Premium Outlets Mortgage Loan is part of the Grove City Premium Outlets Whole Loan, which is comprised of five pari passu promissory notes with an aggregate principal balance of $140,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Grove City Premium Outlets Whole Loan.

The Mortgage Loan. The eleventh largest mortgage loan (the “Grove City Premium Outlets Mortgage Loan”) is part of a whole loan (the “Grove City Premium Outlets Whole Loan”) evidenced by five pari passu promissory notes in the aggregate original principal amount of $140,000,000, all of which are secured by a first priority fee mortgage encumbering a 531,204 SF outlet center known as Grove City Premium Outlets in Grove City, Pennsylvania (the “Grove City Premium Outlets Property”). Promissory Note A-2, in the original principal amount of $24,000,000, represents the Grove City Premium Outlets Mortgage Loan. Promissory Notes A-1, A-3, A-4 and A-5, in the aggregate original principal amount of $116,000,000, represent serviced pari passu companion loans (each a “Grove City Premium Outlets Serviced Pari Passu Companion Loan”). The Grove City Premium Outlets Serviced Pari Passu Companion Loan, represented by Promissory Note A-1, in the original principal amount of $40,000,000, is currently being held by the MSCI 2015-UBS8 securitization trust, the Grove City Premium Outlets Serviced Pari Passu Companion Loan, represented by Promissory Notes A-3 and A-4, in the aggregate original principal amount of $20,000,000, is currently being held by the MSCI 2016-UBS9 securitization trust, and the Grove City Premium Outlets Serviced Pari Passu Companion Loan, represented by Promissory Note A-5, in the original principal amount of $56,000,000, is currently being held by the MSBAM 2016-C29 securitization trust. The Grove City Premium Outlets Whole Loan is currently being serviced pursuant to the pooling and servicing agreement for the MSCI 2015-UBS8 transaction, and from and after the closing date for this transaction, the Grove City Premium Outlets Whole Loan will be serviced by the master servicer and the special servicer appointed under, and pursuant to the terms of, the pooling and servicing agreement for this transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans—The Grove City Premium Outlets Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The proceeds of the Grove City Premium Outlets Whole Loan were used to refinance a previous mortgage loan secured by the Grove City Premium Outlets Property in the original principal amount of $106,741,610, to pay closing costs, and to return equity to the Grove City Premium Outlets Borrower. The previous mortgage loan secured by the Grove City Premium Outlets Property was included in the WBCMT 2006-C23 and WBCMT 2006-C25 securitization trusts.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Grove City Premium Outlets

The Borrower and the Sponsor. The borrower is Grove City Factory Shops Limited Partnership (the “Grove City Premium Outlets Borrower”), a single-purpose Delaware limited partnership structured to be bankruptcy-remote, with two independent directors. The sponsor and the guarantor of the Grove City Premium Outlets Borrower is Simon Property Group, L.P. (the “Grove City Premium Outlets Sponsor”). The Grove City Premium Outlets Sponsor is the operating partnership of Simon Property Group, Inc. (“Simon”). Simon is a publicly traded self-administered and self-managed real estate investment trust (NYSE: SPG) focused on retail property ownership and management. Simon is one of the largest publicly traded owner, operator and developer of retail assets in the United States. As of December 31, 2015, Simon operated 209 income-producing properties in the United States, consisting of 108 malls, 71 outlet centers, 14 mills, four community centers, and 12 other retail properties located in 37 states and Puerto Rico containing an aggregate of approximately 184.2 million SF. Simon’s 71 outlet centers contain a variety of designer and manufacturer stores located in open-air centers and range in size from approximately 150,000 SF to 870,000 SF located near major metropolitan areas and/or tourist destinations.

The Grove City Premium Outlets Whole Loan will be recourse to the Grove City Premium Outlets Sponsor pursuant to standard carve-outs, however, the guaranty and the environmental indemnity agreement provide that the Grove City Premium Outlets Sponsor’s liability may not exceed $28.0 million in the aggregate, plus all reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the guaranty and the environmental indemnity agreement or the preservation of the lender’s rights thereunder.

The Property. The Grove City Premium Outlets Property is a single level 531,204 SF open-air outlet center situated on a 56.64-acre site located in Grove City, Pennsylvania with approximately 2,931 surface parking spaces (5.52 per 1,000 SF). The Grove City Premium Outlets Property is located approximately 54.3 miles north of Pittsburgh, Pennsylvania along Leesburg Grove City Road and Interstate 79, a primary thoroughfare through western Pennsylvania and West Virginia, and makes up part of a corridor to Buffalo, New York, and the Canadian border.

The Grove City Premium Outlets Property includes a diverse mix of nationally recognized retailers consisting of 124 tenants, with no tenant contributing more than 5.5% of net rentable area or 4.3% of underwritten base rent. Major tenants at the Grove City Premium Outlets Property include V.F. Factory Outlet, Old Navy, Nike Factory Store, and Reebok/Rockport Outlet. In-line tenants include American Eagle Outfitters, Ann Taylor Factory Store, Banana Republic Factory, Bose, Brooks Brothers, Calvin Klein, Coach, Gap Outlet, Guess, J. Crew Factory Store, Levi’s/Dockers Outlet, Loft Outlet, The North Face, Polo Ralph Lauren, and Adidas. In addition, there are eight food court tenants, one outparcel tenant, and one ATM tenant.

As of March 23, 2016, the Grove City Premium Outlets Property was 97.5% occupied. Based upon lender calculation, weighted average comparable sales for the trailing 12 months ending February 29, 2016, were approximately $346 PSF with 103 tenants reporting comparable sales. The trailing 12 months weighted average occupancy cost for these tenants was 13.1%. Historical occupancy at the Grove City Premium Outlets Property has averaged 96.0% over the last four years.

The Grove City Premium Outlets Property has recently undergone capital and tenant improvements totaling approximately $3.1 million between 2010 and 2014, which included new roofing, landscaping, paving, concrete sidewalks, gutters, signage, lighting, and benches. Capital improvements for 2015 were budgeted at $861,000 and included asphalt repair, roof and shingle replacement, entry signage, restrooms, maintenance equipment, and gutters. The capital improvement expenditures exclude land acquisition costs.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Grove City Premium Outlets

The following table presents certain information relating to the leases at the Grove City Premium Outlets Property. There are no tenants currently paying rent based upon a percentage of their sales in lieu of base rent:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	Annual UW Rent PSF(3)	Sales (2/29/2016 TTM)(4)		Occ. Cost %	Lease Expiration
						$	PSF
Major Tenants
V.F. Factory Outlet	NR/A3/A	29,224	5.5%	$362,163	$12.39	$6,140,084	$210	10.1%	Various(5)
Old Navy	BBB-/Baa2/BBB-	20,188	3.8%	$559,813	$27.73	$4,505,203	$223	12.5%	1/31/2021
Nike Factory Store	NR/A1/AA-	16,475	3.1%	$345,975	$21.00	$12,659,084	$768	4.6%	6/30/2018
Reebok/Rockport Outlet	NR/NR/NR	11,356	2.1%	$293,893	$25.88	$1,926,425	$170	15.4%	4/30/2017
Subtotal/Wtd. Avg.		77,243	14.5%	$1,561,844	$20.22	$25,230,797	$327	8.2%

Top 10 In-Line(6)
Coach	BBB/Baa2/BBB-	7,481	1.4%	$673,290	$90.00	$7,533,217	$1,007	10.6%	1/31/2025
Under Armour	NR/NR/NR	7,749	1.5%	$318,561	$41.11	$8,065,624	$1,041	6.9%	4/30/2024
Eddie Bauer Outlet	NR/NR/NR	8,395	1.6%	$302,640	$36.05	$1,722,178	$205	25.4%	1/31/2026
Van Heusen Factory Outlet	NR/NR/NR	6,492	1.2%	$300,904	$46.35	$1,516,970	$234	22.0%	1/31/2021
Gap Outlet	BBB-/Baa2/BBB-	9,097	1.7%	$296,016	$32.54	$2,984,939	$328	14.4%	3/31/2020
Brooks Brothers	NR/NR/NR	9,584	1.8%	$287,520	$30.00	$2,056,028	$215	15.9%	12/31/2019
Columbia Sportswear Company	NR/NR/NR	7,357	1.4%	$280,522	$38.13	$4,395,919	$598	9.4%	1/31/2020
The Children’s Place	NR/NR/NR	7,444	1.4%	$276,545	$37.15	$1,627,196	$219	25.4%	1/31/2021
Bass Shoes	NR/NR/NR	6,886	1.3%	$274,407	$39.85	$2,031,267	$295	20.2%	1/31/2025
Bose	NR/NR/NR	3,715	0.7%	$261,833	$70.48	$1,945,861	$524	13.5%	5/31/2018
Subtotal/Wtd. Avg.		74,200	14.0%	$3,272,239	$44.10	$33,879,199	$457	12.9%

Other Tenants		366,287	69.0%	$10,753,808	$29.36	$125,646,096
Vacant Space		13,474	2.5%	$0	$0.00
Total/Wtd. Avg.		531,204	100.0%	$15,587,891	$30.11	$184,756,092

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Sales $ and Sales PSF represent the trailing 12 months ending February 29, 2016 as provided by the sponsor.

(5)	V.F. Factory Outlet’s space is leased pursuant to two leases. One lease totaling 26,842 SF and $328,815 of underwritten base rent expires on November 30, 2019 and one lease totaling 2,382 SF and $33,348 of underwritten base rent expires on December 31, 2016.

(6)	Top 10 in-line tenants are ordered by Annual UW Rent.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Grove City Premium Outlets

The following table presents certain information relating to the lease rollover schedule at the Grove City Premium Outlets Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	1	5,040	$29.00	0.9%	0.9%	$146,160	0.9%	0.9%
2016	11	39,510	$20.03	7.4%	8.4%	$791,248	5.1%	6.0%
2017	28	95,685	$26.08	18.0%	26.4%	$2,495,328	16.0%	22.0%
2018	9	41,463	$31.91	7.8%	34.2%	$1,323,261	8.5%	30.5%
2019	16	76,267	$26.97	14.4%	48.6%	$2,056,771	13.2%	43.7%
2020	14	58,468	$31.06	11.0%	59.6%	$1,815,975	11.6%	55.4%
2021(4)	12	63,450	$33.59	11.9%	71.5%	$2,131,559	13.7%	69.0%
2022	7	23,212	$30.20	4.4%	75.9%	$701,085	4.5%	73.5%
2023	8	30,721	$27.33	5.8%	81.7%	$839,605	5.4%	78.9%
2024	5	17,847	$34.72	3.4%	85.0%	$619,596	4.0%	82.9%
2025(5)	8	45,477	$43.68	8.6%	93.6%	$1,986,223	12.7%	95.6%
2026	6	20,590	$33.08	3.9%	97.5%	$681,081	4.4%	100.0%
2027 & Beyond	1	0	$0.00	0.0%	97.5%	$0	0.0%	100.0%
Vacant	0	13,474	$0.00	2.5%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	126	531,204	$30.11	100.0%		$15,587,891	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

(4)	Includes Vitamin World (1,351 SF) that has a lease out for renewal which expired in March 2016. Vitamin World has a lease expiration date (if renewed) in March 2021. The proposed renewal lease is out for signature but has not yet been signed.

(5)	Includes Dress Barn (8,457 SF) that has a lease out for renewal which expired in January 2015. Dress Barn has a lease expiration date (if renewed) in January 2025. The proposed renewal lease is out for signature but has not yet been signed.

The Market. The Grove City Premium Outlets Property is located in Grove City, Mercer County, Pennsylvania, along Interstate 79, approximately three miles south of Interstate 80, 30.6 miles east of Youngstown, Ohio, 54.3 miles north of Pittsburgh, Pennsylvania, and 106 miles southeast from Cleveland, Ohio. Grove City is historically a traditional industrial center manufacturing locomotive engines, carriages, gas engines, foundry products, and motor trucks. It is home to Grove City College, General Electric, Instron, USIS and a number of small businesses. Due to its location near the United States / Canadian border, the Grove City Premium Outlets Property draws over 6 million visitors per year from the U.S. and Canada. With the Canadian border just over a three-hour drive from the Grove City Premium Outlets Property, Canadians take advantage of tax-free shopping as well as various shopping bus tours from Toronto, Canada to the property. The Grove City Premium Outlets Property has a shopper population of approximately 8 million people within a 100-mile radius in Pittsburgh and Erie, Pennsylvania, and Akron, Youngstown and Cleveland, Ohio.

The Grove City Premium Outlets Property is located within the Youngstown-Warren retail market. As of June 30, 2015, the retail properties within Mercer County had an overall vacancy rate of 4.6% and an average asking annual lease rate of $7.69 PSF. According to a third party market research report, the Mercer County retail market contains 560 buildings accounting for approximately 4,669,383 SF of retail space.

The Grove City Premium Outlets Property is the 26th largest outlet center in the U.S. with only 31 outlet centers exceeding 500,000 SF. The Grove City Premium Outlets Property is the only outlet center within a 1.15-hour drive of the property.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Grove City Premium Outlets

The following table presents leasing data at certain retail competitive properties with respect to the Grove City Premium Outlets Property:

Competitive Property Summary
Property Name	Type	Year Built/Renovated	Size (SF)	Total Occupancy	Tenants	Distance to Subject (mi.)
Grove City Premium Outlets Property	Outlet Center	1994/2004	531,204(1)	97.5%(1)	V.F. Factory Outlet, Old Navy, Nike Factory Store(1)	N/A
Shenango Valley Mall	Regional Center	1967/1997	509,000	50.0%	JC Penney, Macy’s, Sears	16.4
Clearview Mall	Regional Center	1981/2000	760,000	70.0%	Boscov’s, Dick’s Sporting Goods, JC Penney, TJ Maxx, Sears	21.4
Southern Park Mall	Super Regional Center/Mall	1970/1997	1,205,000	85.0%	Dillard’s, JC Penney, Macy’s, Sears	27.4
The Streets of Cranbury	Lifestyle Center	2008/N/A	110,000	100.0%	N/A	30.8
Eastwood Mall	Super Regional Center/Mall	1969/2006	1,453,000	87.0%	Dillard’s, JC Penney, Macy’s Sears, Target	31.3
Ross Park Mall	Super Regional Center/Mall	1986/2000	1,246,000	90.0%	JC Penney, Macy’s, Nordstrom, Sears	48.0
Tanger Outlet	Outlet Center	2008/N/A	371,000	100.0%	H&M, Saks Fifth Avenue OFF 5th	71.0
Aurora Farms Premium Outlets	Outlet Center	1987/N/A	285,000	98.0%	Saks Fifth Avenue OFF 5th	79.0
Total/Wtd. Avg.(2)			5,939,000	83.5%

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

(2)	Total/Wtd. Avg. excludes the Grove City Premium Outlets Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Grove City Premium Outlets Property:

Cash Flow Analysis
	2013	2014	2015	2/29/2016 TTM	UW	UW PSF
Base Rent(1)	$14,403,840	$14,960,111	$15,203,140	$15,355,487	$16,763,935	$31.56
Total Recoveries	$6,230,807	$7,131,019	$7,368,612	$7,557,083	$7,435,450	$14.00
Other Income	$429,202	$431,067	$497,509	$475,116	$475,116	$0.89
Less Vacancy & Credit Loss	$13,427	$3,930	($8,184)	($12,546)	($1,209,969)	($2.28)
Effective Gross Income	$21,077,276	$22,526,127	$23,061,077	$23,375,140	$23,464,532	$44.17
Total Operating Expenses	$6,031,836	$6,380,355	$6,388,943	$6,436,964	$6,527,822	$12.29
Net Operating Income	$15,045,440	$16,145,772	$16,672,134	$16,938,176	$16,936,710	$31.88
Capital Expenditures	$0	$0	$0	$0	$217,794	$0.41
TI/LC	$0	$0	$0	$0	$359,439	$0.68
Net Cash Flow	$15,045,440	$16,145,772	$16,672,134	$16,938,176	$16,359,477	$30.80

Occupancy %	96.5%	95.6%	97.9%	97.5%	97.5%
NOI DSCR(2)	2.46x	2.64x	2.73x	2.77x	2.77x
NCF DSCR(2)	2.46x	2.64x	2.73x	2.77x	2.68x
NOI Debt Yield(2)	10.7%	11.5%	11.9%	12.1%	12.1%
NCF Debt Yield(2)	10.7%	11.5%	11.9%	12.1%	11.7%

(1)	UW Base Rent is net of actual vacancy and includes approximately $44,886 of straight line rent credit through February 2024 for the Coach space, approximately $23,012 of straight line rent credit through August 2022 for The North Face space, approximately $10,148 of straight line rent credit through September 2023 for the Starbucks Coffee Company space, approximately $569 of straight line rent credit through March 2018 for the AT&T Wireless space, and approximately $340,111 of additional contractual rent steps effective February 28, 2017.

(2)	NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield are based on the Grove City Premium Outlets Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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BACM 2016-UBS10	Renaissance Cincinnati

Mortgage Loan No. 12 – Renaissance Cincinnati

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBSRES			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$22,800,000			Location:	Cincinnati, OH 45202
Cut-off Date Balance(1):	$22,656,369			General Property Type:	Hospitality
% of Initial Pool Balance:	2.6%			Detailed Property Type:	Full Service
Loan Purpose:	Refinance			Title Vesting(4):	Fee
Sponsor:	Sussex Holdings, LLC; Columbia Sussex Corporation			Year Built/Renovated:	1901/2013-2015
				Size:	323 Rooms
Mortgage Rate:	5.3190%			Cut-off Date Balance per Unit(1):	$175,359
Note Date:	1/28/2016			Maturity Date Balance per Unit(1):	$133,912
First Payment Date:	3/6/2016			Property Manager:	Columbia Sussex Management, LLC (borrower-related)
Maturity Date:	2/6/2026
Original Term to Maturity:	120 months
Original Amortization Term:	300 months
IO Period:	0 months			Underwriting and Financial Information
Seasoning:	4 months			UW NOI:	$7,998,991
Prepayment Provisions:	LO (28); DEF (88); O (4)			UW NOI Debt Yield(1):	14.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	18.5%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	1.73x
Additional Debt Balance(1):	$33,984,554			Most Recent NOI:	$8,387,615 (2/29/2016 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$8,011,366 (12/31/2015)
Reserves				3rd Most Recent NOI(5):	$1,111,589 (12/31/2014)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	63.8% (2/29/2016)
RE Tax:	$73,500	$24,500	N/A	2nd Most Recent Occupancy:	61.9% (12/31/2015)
Insurance:	$61,508	$9,371	N/A	3rd Most Recent Occupancy(5):	43.9% (12/31/2014)
Immediate Repairs:	$2,606	$0	N/A	Appraised Value (as of):	$89,700,000 (10/30/2015)
FF&E:	$0	(2)	N/A	Cut-off Date LTV Ratio(1):	63.1%
Other(3):	$3,675,000	Springing	$740,000	Maturity Date LTV Ratio(1):	48.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$57,000,000	100.0%	Loan Payoff:	$27,563,265	48.4%
			Preferred Equity Payoff (6)	$21,275,371	37.3%
			Reserves:	$3,812,614	6.7%
			Closing Costs:	$1,173,285	2.1%
			Return of Equity:	$3,175,466	5.6%
Total Sources:	$57,000,000	100.0%	Total Uses:	$57,000,000	100.0%

(1)	The Renaissance Cincinnati Mortgage Loan is part of the Renaissance Cincinnati Whole Loan, which is comprised of two pari passu promissory notes with an aggregate original principal balance of $57,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Renaissance Cincinnati Whole Loan.

(2)	The Renaissance Cincinnati Borrower will deposit into the FF&E Reserve, on each monthly payment date (i) for the period from the closing date through the payment date in June 2016, 2.0% of gross income, (ii) for the period from the payment date in July 2016 through the payment date in June 2017, 3.0% of gross income, (iii) for the period from the payment date in July 2017 through the payment date in June 2018, 4.0% of gross income, and (iv) during the remainder of the loan term, 5.0% of gross income.

(3)	Initial Other Reserves include a $175,000 Seasonality Reserve and $3,500,000 Earnout Reserve. On each monthly payment date occurring in the months of July – October through the loan term, to the extent the balance of the Seasonality Reserve is less than $740,000, the Renaissance Cincinnati Borrower will be required to pay to lender the seasonality reserve monthly deposit according to the Renaissance Cincinnati Mortgage Loan documents. The Renaissance Cincinnati Borrower may on any date prior to March 6, 2020, upon the Renaissance Cincinnati Property achieving, on a trailing-twelve month basis, (i) departmental revenue equal to or greater than $19.5 million and (ii) net cash flow equal to or greater than $6.27 million (utilizing minimum annual tax collections of $862,117 and annual FF&E collections equal to 4.5% of gross income), provided no event of default has occurred and is then continuing and no cash management period (as defined in the Renaissance Cincinnati Mortgage Loan documents) is then continuing, request from lender the disbursement of funds in the Earnout Reserve.

(4)	In connection with the receipt of historic tax credits, the Renaissance Cincinnati Property was bifurcated into a fee ownership interest and a leasehold ownership interest. One of the borrowers, Bartlett Building, LLC, owns the fee interest and the other borrower, CP Cincinnati OP, LLC, owns the leasehold interest. Each of the borrowers are co-borrowers under the related notes and the Renaissance Cincinnati Mortgage Loan documents and due to the fee and leasehold ownership structure, the ownership interest is deemed a fee interest.

(5)	The Renaissance Cincinnati Sponsor acquired the building in 2013 and subsequently completed a full renovation to convert the Renaissance Cincinnati Property to a full service hotel. The Renaissance Cincinnati Property opened in July 2014. As a result, historical NOI and historical occupancy are not applicable prior to such time.

(6)	Payoff to CSC Holdings, LLC, an affiliate of the Renaissance Cincinnati Mortgage Loan sponsor, in total satisfaction of certain preferred units in the Renaissance Cincinnati borrower entities which had been issued to CSC Holdings, LLC prior to the closing of the Renaissance Cincinnati Mortgage Loan.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Renaissance Cincinnati

The Mortgage Loan. The twelfth largest mortgage loan (the “Renaissance Cincinnati Mortgage Loan”) is part of a whole loan (the “Renaissance Cincinnati Whole Loan”) evidenced by two pari passu promissory notes in the aggregate original principal amount of $57,000,000, both of which are secured by a first priority fee and leasehold mortgage encumbering an 18-story, 323-room full service hospitality property known as the Renaissance Cincinnati in Cincinnati, Ohio (the “Renaissance Cincinnati Property”). Promissory Note A-2, with the original principal amount of $22,800,000, represents the Renaissance Cincinnati Mortgage Loan. Promissory Note A-1, with the original principal amount of $34,200,000 (the “Renaissance Cincinnati Serviced Companion Loan”), is held by Cantor Commercial Real Estate Lending, L.P. or an affiliate thereof and is expected to be contributed to the CFCRE 2016-C4 securitization trust. The Renaissance Cincinnati Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the CFCRE 2016-C4 securitization. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—The Renaissance Cincinnati Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The proceeds of the Renaissance Cincinnati Whole Loan were used to refinance a previous loan, fund upfront reserves including a $3.5 million earnout reserve, pay closing costs and return equity to the Renaissance Cincinnati Sponsor.

The Borrower and the Sponsor. The borrowers are Bartlett Building, LLC (the “Renaissance Cincinnati Fee Borrower”) and CP Cincinnati OP, LLC (the “Renaissance Cincinnati Leasehold Borrower” and collectively with the Renaissance Cincinnati Fee Borrower, the “Renaissance Cincinnati Borrower”), each a single-purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. Bartlett Building, LLC is owned by William J. Yung III 2012 Spousal GST Trust Share One (99.0%) and CP Cincinnati OP, LLC (1.0%). CP Cincinnati OP, LLC is owned by Sussex Holdings, LLC (99.0%) and Columbia Sussex Corporation (1.0%). Sussex Holdings, LLC is owned by William J. Yung IV (8.57% voting units and 14.27% non-voting units), Six Yung Adult Children (each individual with 3.72% non-voting units), 6 Yung Siblings GRATS (each trust with 8.57% voting units and 10.54% non-voting units), and Columbia Sussex Corporation (40.0% voting units and 0.14% non-voting units). The Columbia Sussex Corporation is owned by William J. Yung III (51.0%), the Joseph A. Yung Nevada Trust (7.0%), the Julie A. Haught Nevada Trust (7.0%), the Judith A. Yung Nevada Trust (7.0%), the Jennifer A. Yung Nevada Trust (7.0%), the Michelle M. Christensen Nevada Trust (7.0%), the Scott A. Yung Nevada Trust (7.0%), and the William J. Yung, IV Nevada Trust. The sponsors and non-recourse carveout guarantors of the Renaissance Cincinnati Borrower are Sussex Holdings, LLC and Columbia Sussex Corporation (collectively, the “Renaissance Cincinnati Sponsor”).

Founded in 1972 by William J. Yung III, Columbia Sussex Corporation has owned and operated hospitality properties for more than 40 years. Starting with the acquisition of a single Days Inn location, the company grew to become the largest Days Inn franchisee in the country. In the 1980’s, the company began to transition into full-service hotels, initially with the Radisson brand. After becoming one of the largest Radisson franchisees in the country in 1994, it began to convert many of its assets to Marriott hotels. Currently, the Renaissance Cincinnati Sponsor owns and manages 39 hospitality assets valued at over $2.6 billion. Of the 39 hospitality assets, 30 operate under a Marriott brand, making Columbia Sussex Corporation one of the largest Marriott franchisees in the world.

The Property. The Renaissance Cincinnati Property is a 323-room, 18-story full service hotel, originally built in 1901 as an office building, known as the Union Trust Building, and redeveloped into a luxury hotel between February 2013 and July 2014. Situated on 0.45 acres, the Union Trust Building was once the tallest building in Cincinnati for 12 years and in Ohio for three years and the building is on the U.S. National Register of Historic Places. The guestroom configuration is comprised of 154 double rooms, 115 king rooms, 28 executive double queen suites, 13 ADA rooms, and 13 executive king suites that range in size from 230 SF to 500 SF. Guestrooms feature a flat-screen television with premium channel selection, a work desk, high speed internet access, a telephone, a dresser, and lounge chairs. Hotel features include a restaurant, lounge, fitness center, business center, vending and ice machines, and valet parking. The Renaissance Cincinnati Property also has 14,390 SF of flexible event space that can be configured for up to eight meeting rooms, including a two-story carved dome ceiling ballroom. Configurations allow for theater, classroom/meeting room, reception and banquet setups and the largest conference room accommodates up to 700 people.

The Renaissance Cincinnati Sponsor acquired and redeveloped the Renaissance Cincinnati Property at a total cost of $51.9 million, of which $33.7 million was used to on the hotel’s construction and capital expenditures. As part of the restoration of the historic building, the Renaissance Cincinnati Sponsor received $7.4 million of federal tax credits. Following the redevelopment, the Renaissance Cincinnati Property achieved LEED Silver status, allowing the Renaissance Cincinnati Fee Borrower to enter into a LEED Tax Exemption Agreement with the City of Cincinnati, in which the Renaissance Cincinnati Property benefits from tax abatement for a 12-year period through 2026. During the tax abatement period, the Renaissance Cincinnati Fee Borrower is still required to pay 25% of the exempt taxes that would be payable if not for the exemption program to the Board of Education of the City School District of the City of Cincinnati. The Renaissance Cincinnati Whole Loan requires monthly tax collections to reserve for this expense and is structured with a recourse payment guaranty to the Renaissance Cincinnati Sponsor of all amounts due and payable under the LEED Tax Exemption Agreement (including, without limitation, any amounts that may become due as a result of any default thereunder).

In order to preserve and redirect the federal and state historic tax credits to the Renaissance Cincinnati Sponsor, the fee ownership of the Renaissance Cincinnati Property is bifurcated between the Renaissance Cincinnati Fee Borrower, which holds ownership of the Renaissance Cincinnati Property and the Renaissance Cincinnati Leasehold Borrower, which holds the right to occupy and operate the Renaissance Cincinnati Property under a master lease. The Renaissance Cincinnati Fee Borrower and Renaissance Cincinnati Leasehold Borrower are co-borrowers under the Renaissance Cincinnati Mortgage Loan and have pledged their respective fee and leasehold interests to the lender.

The Renaissance Cincinnati Property operates under a franchise agreement with Marriott International, Inc. (“Marriott”) as a Renaissance hotel expiring in July 2034. Per the franchise agreement, Marriott has a right of first refusal to purchase either the fee or leashold interest in the Renaissance Cincinnati Property in connection with a proposed transfer of such interest or a controlling interest in the Renaissance Cincinnati Borrower to a competitor of the franchisor. Marriott is a global hospitality group that operates, franchises, licenses, and owns hospitality properties which, as of the year ended December 31, 2015, reported over $14.5 billion in gross revenue and adjusted EBITDA of $1.7 billion. As of the year ended March 31, 2016, Marriott has a portfolio of 19 brands with 4,480 lodging properties comprising 767,570 rooms in 87 countries and territories. Within North America, there were 85

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Renaissance Cincinnati

Renaissance hotels comprising 28,045 rooms. The Renaissance Cincinnati Property is managed by Columbia Sussex Management, LLC, an affiliate of the Renaissance Cincinnati Borrower.

More specific information about the Renaissance Cincinnati Property and the related competitive set is set forth in the following table:

Historical Occupancy, ADR, RevPAR
	Competitive Set			Renaissance Cincinnati Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2014(1)	63.9%	$154.65	$99.46	45.5%	$173.27	$78.98	71.2%	112.0%	79.4%
2015	69.0%	$158.95	$110.44	61.9%	$177.22	$110.63	89.8%	111.5%	100.2%
2/29/2016 TTM	69.7%	$158.76	$111.47	63.8%	$178.12	$114.26	91.5%	112.2%	102.5%

Source: Industry Report

(1)	Only includes September 2014 – December 2014. The Renaissance Cincinnati Property was redeveloped and opened in July 2014. As a result, 2014 cash flows and operating metrics represent the Renaissance Cincinnati Property’s performance during ramp up, and historical operating metrics prior to such time are not applicable.

The Market. The Renaissance Cincinnati Property is located in downtown Cincinnati, Ohio within its central business district. The Renaissance Cincinnati Property is located within walking distance of all seven of Cincinnati’s Fortune 500 firms: Kroger (0.5 mile), Procter & Gamble (0.5 mile), Macy’s (0.4 mile), Omnicare (0.1 mile), Fifth Third Bancorp (0.1 mile), American Financial Group (0.2 mile), and Western & Southern Financial Group (0.3 mile) as well as an international consumer data company, dunnhumby (0.6 mile). Aligned with the Renaissance brand which targets premium lifestyle-oriented business travelers, the largest demand drivers at the Renaissance Cincinnati Property are commercial clients, who account for approximately 60% of total room nights. The Renaissance Cincinnati Property’s largest national and locally negotiated accounts are Ernst & Young, Procter & Gamble, Accenture, Deloitte, and Duke Energy.

The Renaissance Cincinnati Property is conveniently located a block from the heart of the city, Fountain Square, which attracts over 2 million people annually. Several tourist attractions are located within a 1.5-mile radius of the Renaissance Cincinnati Property, including the Paul Brown Stadium, the Great American Ball Park, the U.S. Bank Arena, the Horseshoe Cincinnati Casino, the Over-the-Rhine district, and the Aronoff Performing Arts Center. According to the appraisal, the ATP Tennis Tour holds an annual tournament in Cincinnati, Ohio in August which generates approximately 7,000 room-nights in the market. The Renaissance Cincinnati Property is located approximately 12.4 miles northeast of Cincinnati/Northern Kentucky International Airport, the busiest airport in Kentucky, serving the greater Cincinnati metropolitan area, serving 6.3 million passengers in 2015.

According to an industry report, the estimated 2016 population within a one-, three-, and five-mile radius of the Renaissance Cincinnati Property was 16,994, 135,578 and 295,761, respectively. Estimated average household income within a one-, three-, and five-mile radius of the Renaissance Cincinnati Property was $69,474, $51,999 and $59,021, respectively.

According to the appraisal, the competitive set had 2014 occupancy, ADR and RevPAR of 66.2%, $158.03 and $104.68, respectively. The competitive set’s RevPAR has grown at a compounded annual average growth rate of 4.7% since 2009.

Primary competitive properties to the Renaissance Cincinnati Property are shown in the table below:

Competitive Property Summary
Property Name	No. of Rooms	Commercial Demand	Meeting & Group Demand	Leisure Demand	Est 2014 Occupancy	Est 2014 ADR	Est 2014 RevPAR
Renaissance Cincinnati Property(1)	323	60%	30%	10%	42.8%	$173.54	$74.28
Marriott Cincinnati @ Rivercenter	321	50%	40%	10%	70.0%	$158	$110.60
Residence Inn Cincinnati Downtown	134	65%	5%	30%	74.0%	$158	$116.92
21C Museum Hotel Cincinnati	156	25%	30%	45%	71.0%	$190	$134.90
Hyatt Regency Cincinnati	491	45%	40%	15%	62.0%	$147	$91.14
The Cincinnatian Hotel	146	25%	20%	55%	63.0%	$150	$94.50
Westin Cincinnati	456	45%	40%	15%	69.0%	$170	$117.30
Hilton Cincinnati Netherland Plaza	561	45%	40%	15%	70.0%	$147	$102.90
Total/Wtd. Avg.	2,588	46.2%	35.2%	18.6%	64.8%	$159.06	$102.77

Source: Appraisal

(1)	The Renaissance Cincinnati Property was redeveloped and opened in July 2014. As a result, 2014 cash flows and operating metrics represent the Renaissance Cincinnati Property’s performance during ramp up and historical cash flows prior to such time are not applicable.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Renaissance Cincinnati

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Renaissance Cincinnati Property:

Cash Flow Analysis
	2013(1)	2014(1)	2015	2/29/2016 TTM	UW	UW per Room
Occupancy	N/A	43.9%	61.9%	63.8%	63.8%
ADR	N/A	$72.32	$178.22	$178.51	$178.51
RevPAR	N/A	$31.73	$110.32	$113.93	$113.93

Rooms Revenue	N/A	$3,741,093	$13,005,912	$13,468,009	$13,431,211	$41,583
Food & Beverage	N/A	$1,372,391	$4,601,206	$4,680,648	$4,667,859	$14,452
Other Income(2)	N/A	$334,289	$1,038,048	$1,079,419	$1,076,470	$3,333
Total Revenue	N/A	$5,447,773	$18,645,166	$19,228,076	$19,175,540	$59,367
Total Expenses(3)	N/A	$4,336,184	$10,633,800	$10,840,461	$11,176,549	$34,602
Net Op. Income	N/A	$1,111,589	$8,011,366	$8,387,615	$7,998,991	$24,765
FF&E	N/A	$217,911	$745,807	$769,137	$872,487	$2,701
Net Cash Flow	N/A	$893,678	$7,265,559	$7,618,478	$7,126,504	$22,063

NOI DSCR(4)	N/A	0.27x	1.94x	2.03x	1.94x
NCF DSCR(4)	N/A	0.22x	1.76x	1.85x	1.73x
NOI Debt Yield(4)	N/A	2.0%	14.1%	14.8%	14.1%
NCF Debt Yield(4)	N/A	1.6%	12.8%	13.5%	12.6%

(1)	The Renaissance Cincinnati Property was redeveloped and opened in July 2014. As a result, 2014 cash flows and operating metrics represent the Renaissance Cincinnati Property’s performance during ramp up and historical cash flows prior to such time are not applicable.

(2)	Other Income includes revenue generated from telecommunication, parking, vending machines, and other miscellaneous sources.

(3)	The Renaissance Cincinnati Property is subject to a 12-year tax exemption by the City of Cincinnati from any increase in assessed value through 2026. Taxes were underwritten based on the actual in-place abated taxes of $291,932 (which includes the 25% payment due to the board of education).

(4)	NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield are based on the Renaissance Cincinnati Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Le Meridien Cambridge MIT

Mortgage Loan No. 13 – Le Meridien Cambridge MIT

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$21,100,000			Location:	Cambridge, MA 02139
Cut-off Date Balance(1):	$21,100,000			General Property Type:	Hospitality
% of Initial Pool Balance:	2.4%			Detailed Property Type:	Full Service
Loan Purpose:	Acquisition			Title Vesting:	Leasehold
Sponsor:	Kui Cai			Year Built/Renovated:	1998/2016
Mortgage Rate:	4.9330%			Size:	210 Rooms
Note Date:	11/25/2015			Cut-off Date Balance per Unit(1):	$343,810
First Payment Date:	1/1/2016			Maturity Date Balance per Unit(1):	$328,886
Maturity Date:	12/1/2020			Property Manager:	Merritt Hospitality, LLC
Original Term to Maturity:	60 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	24 months			UW NOI:	$7,939,296
Seasoning:	6 months			UW NOI Debt Yield(1):	11.0%
Prepayment Provisions:	LO (30); DEF (26); O (4)			UW NOI Debt Yield at Maturity(1):	11.5%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	1.95x (IO) 1.53x (P&I)
Additional Debt Type(1):	Pari Passu			Most Recent NOI:	$7,935,266 (12/31/2015)
Additional Debt Balance(1):	$51,100,000			2nd Most Recent NOI:	$7,922,918 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$6,619,112 (12/31/2013)
Reserves				Most Recent Occupancy:	88.9% (2/29/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	91.5% (12/31/2014)
RE Tax:	$177,680	$88,840	N/A	3rd Most Recent Occupancy:	88.5% (12/31/2013)
Insurance:	$0	Springing	N/A	Appraised Value (as of)(4):	$106,000,000 (10/1/2015)
Recurring Replacements:	$0	(2)	N/A	Cut-off Date LTV Ratio(1)(4):	68.1%
Other(3):	$3,607,284	Springing	N/A	Maturity Date LTV Ratio(1)(4):	65.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses(5)	Proceeds	% of Total
Loan Amount(1):	$72,200,000	66.9%	Purchase Price:	$103,250,000	95.7%
Borrower Equity:	$35,716,223	33.1%	Reserves:	$3,784,964	3.5%
			Closing Costs:	$881,259	0.8%
Total Sources:	$107,916,223	100.0%	Total Uses:	$107,916,223	100.0%

(1)	The Le Meridien Cambridge MIT Mortgage Loan is a part of the Le Meridien Cambridge MIT Whole Loan, which is comprised of three pari passu notes with an aggregate original principal balance of $72,200,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Le Meridien Cambridge MIT Whole Loan.

(2)	The Le Meridien Cambridge MIT Borrower is required to deposit monthly 4% of rents for the calendar month two months prior for repairs and replacements to furniture, fixtures and equipment, and remodeling or redecorating and non-structural repairs to the Le Meridien Cambridge MIT Property.

(3)	The Le Meridien Cambridge MIT Borrower deposited $3,077,284 for furniture, fixtures and equipment required by the current Property Improvement Plan (“PIP”) and is required to deposit monthly for any future PIP as required by any franchisor. The Le Meridien Cambridge MIT Borrower deposited $450,000 to a seasonality reserve and is required to deposit monthly during the months of March through November an amount which if added to the underwritten net cash flow would result in a DSCR equal to 1.30x, less the amount then available in the seasonality reserve as of February 15th of each year, divided by nine. Additionally, the Le Meridien Cambridge MIT Borrower deposited $80,000 to a ground rent reserve, which is required to be disbursed and replenished monthly to pay the monthly ground rent due.

(4)	The Le Meridien Cambridge MIT Property has an “Upon Completion” appraised value as of October 1, 2016 of $113,000,000 assuming completion of the proposed renovations. The Upon Completion appraised value produces a Cut-off Date LTV Ratio of 63.9% and a Maturity Date LTV Ratio of 61.1% based on the Le Meridien Cambridge MIT Whole Loan.

(5)	The Le Meridien Cambridge MIT Borrower acquired the Le Meridien Cambridge MIT Property for a purchase price of $103,250,000. The seller was responsible for the cost of recently completed renovations estimated at $2,605,148 and the Le Meridien Cambridge MIT Borrower is investing approximately $3,077,284 for additional renovations. After such additional renovations, the Le Meridien Cambridge MIT Borrower’s cost basis will be approximately $107,034,964 including closing costs and reserves.

The Mortgage Loan. The thirteenth largest mortgage loan (the “Le Meridien Cambridge MIT Mortgage Loan”) is part of a whole loan (the “Le Meridien Cambridge MIT Whole Loan”) evidenced by three pari passu promissory notes in the aggregate original principal amount of $72,200,000 all of which are secured by a first priority leasehold mortgage encumbering the condominium interests subject to ground leases in a full service hospitality property known as Le Meridien Cambridge MIT in Cambridge, Massachusetts (the “Le Meridien Cambridge MIT Property”). Promissory Note A-3 in the original principal amount of $21,100,000 represents the Le Meridien Cambridge MIT Mortgage Loan. Promissory Note A-1 in the original principal amount of $30,000,000 is currently held by the MSBAM 2016-C28 securitization trust and Promissory Note A-2 in the original principal amount of $21,100,000 is currently held by the MSBAM 2016-C29 securitization trust (Promissory Note A-1 and Promissory Note A-2 collectively, the “Le Meridien Cambridge MIT Pari Passu Companion Loans”). The Le Meridien Cambridge MIT Whole Loan is being serviced pursuant to the pooling and servicing agreement for the MSBAM 2016-C28 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—The Le Meridien Cambridge MIT Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Le Meridien Cambridge MIT

Loans” in the Preliminary Prospectus. The proceeds of the Le Meridien Cambridge MIT Whole Loan, together with $35,716,223 cash equity from the Le Meridien Cambridge MIT Borrower, were used to acquire the Le Meridien Cambridge MIT Property, fund upfront reserves and pay closing costs.

The Borrower and the Sponsor. The borrower is 20 Sidney Street, Cambridge, LLC (the “Le Meridien Cambridge MIT Borrower”), a special-purpose Delaware limited liability company, with at least two independent directors. The majority equity interest (80%) in the Le Meridien Cambridge MIT Borrower is held by Kui Cai, the Le Meridien Cambridge MIT Mortgage Loan sponsor. The non-recourse guarantor for the Le Meridien Cambridge MIT Mortgage Loan is Apollo Bright LLC, a Delaware limited liability company, wholly owned by Kui Cai.

Kui Cai is the co-founder and approximately 29% shareholder of Longfor Properties Co. Ltd. (SEHK: 960) which is one of China’s biggest property developers. Through his companies in the U.S., he owns a portfolio of seven hotels in addition to the Le Meridien Cambridge MIT Property: the Hilton Houston Westchase, Fullerton Marriott at California State University, Detroit Marriott Southfield, Atlanta Marriott Norcross, Hilton Atlanta Northeast, DoubleTree by Hilton Berkeley Marina and DoubleTree by Hilton Hotel Wilmington.

The Property. The Le Meridien Cambridge MIT Property is located at 20 Sidney Street with frontage on Sidney, Green and Franklin Streets in Cambridge, MA, approximately two miles from Boston and approximately four miles from Logan International Airport. Public transportation is provided by the MBTA Red Line to Boston at Central Square station, and MBTA Commuter Rail at Porter Square, in addition to numerous bus lines.

The Le Meridien Cambridge MIT Property consists of an 8-story, 210-room upper upscale full service hotel. The guestroom configuration consists of 185 standard double/double or king guestrooms that are 240 SF, eleven ADA rooms that are 304 SF, thirteen king suites that are 351 SF and one presidential suite that is 1,405 SF. All guestrooms feature flat-screen televisions, desks, lounge chairs, and complimentary Wi-Fi. The Le Meridien Cambridge MIT Property features a 150-seat restaurant and lounge serving three daily meals plus room service, approximately 17,725 SF of meeting space across eight meeting rooms and ballrooms and a roof garden, concierge services, valet, a business center, fitness room, car rental desk and access to 138 parking spaces in the adjacent garage.

The Le Meridien Cambridge MIT Property was built in 1998 and was previously known as the Hotel @ MIT. In 2009 the Le Meridien Cambridge MIT Property completed renovations and refranchising at an estimated cost of approximately $7,572,000 ($36,057/room). The Le Meridien Cambridge MIT Property recently completed a capital improvement plan estimated at $2,605,148 ($12,405/room) which included renovations of the reception area, lobby and restaurant. Additionally, planned for completion by June, 2017, the Le Meridien Cambridge MIT Mortgage Loan sponsor is investing $3,077,284 ($14,654/room) in renovations to the guestrooms, guestroom bathrooms, corridors, elevators and meeting space, which amount has been reserved by the Le Meridien Cambridge MIT Borrower.

The Le Meridien Cambridge MIT Property is located within a larger mixed-use development known as University Park at MIT, a 27-acre development adjacent to the MIT campus, containing ten research buildings, 674 residential units, retail uses and structured parking for 2,700 vehicles. The development is host to prominent institutions in the bioscience industry including Alkermes, Inc., Partners HealthCare System and Millennium Pharmaceuticals. There is currently a new building under development within University Park, which will be occupied by Millennium/Takeda featuring 250 SF of office space and retail, expected to be delivered in 2016.

The Le Meridien Cambridge MIT Property is a part of a mixed-use condominium structure, known as the 20 Sidney Street Condominium, comprised of a hotel unit (the Le Meridien Cambridge MIT Property), a parking unit and a commercial unit (operated as a grocery). Neither the parking unit nor the commercial unit is collateral for the Le Meridien Cambridge MIT Mortgage Loan. The hotel unit (and collateral for the Le Meridien Cambridge MIT Mortgage Loan) constitutes a 57% interest in the 20 Sidney Street Condominium and occupies floors one and floors three through eight of the building. Decisions made by the condominium require the unanimous vote of each unit owner (or leasehold owner).

The 20 Sidney Street Condominium units are subject to several ground leases with MIT. The ground lease encumbering the hotel unit (the Le Meridien Cambridge MIT Property) commenced on December 5, 2007, expires on February 13, 2072, and requires an annual base rent of $179,114 plus percentage rent equal to 4.5% of annual gross rooms revenue in excess of the percentage rent base (percentage rent base being currently equal to $145,814 and adjusting by 15% of any increase or decrease in the fixed debt service payment). The ground lease also requires that the use of the hotel unit must be by an “upscale” hotel or conference center and that MIT receive the right of first refusal in connection with any sale of the hotel unit.

The Le Meridien Cambridge MIT Property is currently subject to a franchise agreement with Starwood (M) International, Inc. and is operating under the Le Meridien brand. The franchise agreement is currently set to expire on December 4, 2027 with no extension options. The Le Meridien brand has existed since 1972, joined Starwood Hotels & Resorts in 2005 and currently operates over 100 hotels and resorts in 35 countries.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Le Meridien Cambridge MIT

The Le Meridien Cambridge MIT Property generates approximately 75% of its room nights from transient demand and 25% from meeting and group business.

Historical Occupancy, ADR, RevPAR
	Competitive Set			Le Meridien Cambridge MIT Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2010	78.7%	$180.55	$142.10	83.8%	$188.43	$157.97	106.5%	104.4%	111.2%
2011	78.1%	$193.89	$151.38	81.3%	$204.70	$166.41	104.1%	105.6%	109.9%
2012	79.8%	$207.74	$165.72	87.1%	$215.33	$187.55	109.2%	103.7%	113.2%
2013	81.0%	$212.32	$171.92	88.5%	$218.76	$193.59	109.3%	103.0%	112.6%
2014	79.9%	$236.61	$188.98	91.5%	$236.57	$216.36	114.5%	100.0%	114.5%
2/29/2016 TTM	81.2%	$248.89	$202.02	88.9%	$257.91	$229.26	109.5%	103.6%	113.5%

Source: Industry Report

The Market. The Le Meridien Cambridge MIT Property is located in Cambridge, MA. Cambridge has a diverse commercial base including a large mall, hotels, and office and government buildings. Additionally Cambridge is considered one of the nation’s leading technology and pharmaceutical locations, largely supported by the presence of Harvard University, MIT and several laboratories. Cambridge had a second quarter 2015 unemployment rate of 3.0%, as compared to Boston’s rate of 4.1% and the national rate of 5.3%.

Estimated 2014 population within a one-, three-, and five-mile radius of the Le Meridien Cambridge MIT Property was 67,017, 497,648, and 984,816, respectively. Estimated household income within a one-mile radius was $97,442.

The Cambridge/Waltham lodging submarket has the highest occupancy rate and ADR among all Suburban Boston submarkets. As of the second quarter 2015, the Cambridge/Waltham submarket had an occupancy rate of 76.6% and ADR of $193.37, resulting in a RevPar of $148.06. The Cambridge/Waltham hospitality market’s RevPAR has grown year over year by at least 5.4% since 2010. The competitive market supply has remained flat since 2003 due to barriers to entry: when land is available for development in central Cambridge, the highest and best use is typically office, laboratory, residential or institutional. There are no directly competitive properties that are either proposed or under construction within the Cambridge/Waltham submarket.

Competitive properties with respect to the Le Meridien Cambridge MIT Property are shown in the table below:

Competitive Property Summary
Property Name	Year Opened	No. of Rooms	Transient Demand	Group Demand	2014 Occupancy	2014 ADR	2014 RevPAR
Le Meridien Cambridge MIT Property	1998	210	75%	25%	92%	$237	$216.36
Courtyard Boston Cambridge	1966	203	80%	20%	87%	$189	$164.43
Doubletree Suites Hotel Boston	1985	308	75%	25%	85%	$211	$179.35
Sheraton Hotel Commander	1926	173	75%	25%	81%	$243	$196.83
Kimpton Hotel Marlowe	2003	236	80%	20%	81%	$238	$192.78
Residence Inn Boston Cambridge Center	1999	221	90%	10%	81%	$231	$187.11
Hyatt Regency Cambridge	1976	470	60%	40%	78%	$210	$163.80
Marriott Boston Cambridge	1986	433	60%	40%	82%	$252	$206.64
Royal Sonesta Cambridge	1963	400	65%	35%	82%	$228	$186.96
Total/Weighted Average		2,654			83%	$227	$186.96

Source: Appraisal

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	Le Meridien Cambridge MIT

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Le Meridien Cambridge MIT Property:

Cash Flow Analysis
	2009	2010	2011	2012	2013	2014	2015	UW	UW per Room
Occupancy(1)	76.1%	83.8%	81.3%	87.1%	88.5%	91.5%	89.4%	89.4%
ADR(1)	$183.60	$188.43	$204.70	$215.33	$218.76	$236.57	$257.97	$257.97
RevPAR(1)	$139.78	$157.96	$166.41	$187.55	$193.59	$216.37	$230.69	$230.69

Rooms Revenue	$10,713,892	$12,108,120	$12,755,612	$14,415,095	$14,838,714	$16,584,339	$17,682,754	$17,682,754	$84,204
Food & Beverage	$4,974,973	$5,114,174	$4,697,878	$4,403,783	$4,407,531	$4,617,656	$4,177,935	$4,177,935	$19,895
Other Income(2)	$170,527	$651,409	$383,718	$202,836	$177,274	$186,364	$135,405	$135,405	$645
Total Revenue	$15,859,392	$17,873,703	$17,837,208	$19,021,714	$19,423,519	$21,388,359	$21,996,094	$21,996,094	$104,743
Total Expenses	$11,074,718	$11,371,201	$11,555,970	$12,185,260	$12,804,407	$13,465,441	$14,060,828	$14,056,798	$66,937
Net Op. Income	$4,784,674	$6,502,502	$6,281,238	$6,836,455	$6,619,112	$7,922,918	$7,935,266	$7,939,296	$37,806
FF&E	$634,376	$714,948	$713,488	$760,869	$776,941	$855,534	$879,844	$879,843	$4,190
Net Cash Flow	$4,150,299	$5,787,554	$5,567,749	$6,075,586	$5,842,171	$7,067,384	$7,055,423	$7,059,452	$33,616

NOI DSCR(3)	1.04x	1.41x	1.36x	1.48x	1.43x	1.72x	1.72x	1.72x
NCF DSCR(3)	0.90x	1.25x	1.21x	1.32x	1.27x	1.53x	1.53x	1.53x
NOI Debt Yield(3)	6.6%	9.0%	8.7%	9.5%	9.2%	11.0%	11.0%	11.0%
NCF Debt Yield(3)	5.7%	8.0%	7.7%	8.4%	8.1%	9.8%	9.8%	9.8%

(1)	Occupancy, ADR and RevPAR figures have been taken from the Le Meridien Cambridge MIT sponsor-provided financial statements.

(2)	Other income includes telephone, internet, cancellation revenue and miscellaneous income.

(3)	NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield are based on the Le Meridien Cambridge MIT Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	AvidXchange

Mortgage Loan No. 14 – AvidXchange

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		UBSRES		Single Asset/Portfolio:	Portfolio
Original Balance(1):		$20,800,000		Location:	Charlotte, NC 28206
Cut-off Date Balance(1):		$20,773,962		General Property Type:	Mixed Use
% of Initial Pool Balance:		2.4%		Detailed Property Type:	Retail/Office
Loan Purpose:		Refinance		Title Vesting:	Fee
Sponsor:		Noah F. Lazes; Richard J. Lazes		Year Built/Renovated:	Various
Mortgage Rate:		5.0940%		Size:	239,106 SF
Note Date:		4/22/2016		Cut-off Date Balance per Unit(1):	$217
First Payment Date:		6/6/2016		Maturity Date Balance per Unit(1):	$173
Maturity Date:		5/6/2026		Property Manager:	ARK Ventures, Inc. (borrower-related)
Original Term to Maturity:		120 months
Original Amortization Term:		330 months		Underwriting and Financial Information
IO Period:		0 months		UW NOI:	$5,887,023
Seasoning:		1 month		UW NOI Debt Yield(1):	11.3%
Prepayment Provisions:		LO (25); YM1 (91); O (4)		UW NOI Debt Yield at Maturity(1):	14.3%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NCF DSCR(1):	1.61x
Additional Debt Type(1):		Pari Passu		Most Recent NOI(4):	$4,341,578 (12/31/2015)
Additional Debt Balance(1):		$31,160,943		2nd Most Recent NOI(4):	$3,888,269 (12/31/2014)
Future Debt Permitted (Type):		No (N/A)		3rd Most Recent NOI(4):	$3,797,584 (12/31/2013)
Reserves				Most Recent Occupancy:	100.0% (4/21/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(4):	100.0% (12/31/2015)
RE Tax:	$126,459	$14,051	N/A	3rd Most Recent Occupancy(4):	100.0% (12/31/2014)
Insurance:	$28,967	$14,483	N/A	Appraised Value (as of):	$85,000,000 (2/1/2016)
Deferred Maintenance:	$55,000	$0	N/A	Cut-off Date LTV Ratio(1):	61.1%
Recurring Replacements:	$0	$3,985	N/A	Maturity Date LTV Ratio(1):	48.6%
TI/LC:	$750,000	$14,944	(2)
Other(3):	$1,095,745	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$52,000,000	100.0%	Loan Payoff:	$44,297,916	85.2%
			Reserves:	$2,056,171	4.0%
			Closing Costs:	$854,143	1.6%
			Return of Equity:	$4,791,770	9.2%
Total Sources:	$52,000,000	100.0%	Total Uses:	$52,000,000	100.0%

(1)	The AvidXchange Mortgage Loan is part of the AvidXchange Whole Loan, which is comprised of two pari passu promissory notes with an aggregate original principal balance of $52,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the AvidXchange Whole Loan.

(2)	If at any time (i) funds in the TI/LC reserve exceed $1,000,000, (ii) the AvidXchange Portfolio (defined below) has at least 85% occupancy, and (iii) no event of default has occurred, the AvidXchange Borrower no longer needs to pay the monthly TI/LC reserve until such time conditions (i), (ii), or (iii) mentioned above are not met.

(3)	At loan origination, $1,095,745 was escrowed into a landlord obligations reserve. During the continuance of a Lease Trigger Period (as defined below), the AvidXchange Borrower is required to deposit with the lender all excess cash flow into an occupancy reserve fund for approved leasing expenses incurred in connection with one or more acceptable replacement leases or acceptable lease extensions.

A “Lease Trigger Period” will commence upon (i) with respect to any Occupancy Reserve Tenant (as defined below) (excluding AvidXchange Fiber Mills and AvidXchange Silver Hammer), the earlier of (a) six months prior to each tenant’s lease expiration date or (b) the date tenant is required to notify the landlord of its intent to renew or terminate its lease, (ii) with respect to any Occupancy Reserve Tenant (excluding AvidXchange Fiber Mills and AvidXchange Silver Hammer), (a) such tenant fails to continuously operate, (b) such tenant, or guarantor of such tenant, is subject to bankruptcy action, (c) such tenant gives notice of its intent to terminate its lease or (d) such tenant’s lease terminates or expires, or (iii) with respect to AvidXchange Fiber Mills and AvidXchange Silver Hammer, (a) both tenants fail to continuously operate, (b) either tenant or the guarantor of such tenant, is subject to bankruptcy action, (c) either tenant gives notice of its intent to terminate its lease or (d) such tenant’s lease terminates or expires, but with respect to AvidXchange Fiber Mills, only if such tenant’s corporate headquarters adjacent to the AvidXchange Portfolio has not yet been completed at the time of such termination or expiration. A Lease Trigger Period will continue until a lease cure event occurs (as defined in the AvidXchange Mortgage Loan documents).

“Occupancy Reserve Tenant” means (i) Live Nation Fillmore, (ii) Live Nation Amphitheater, (iii) AvidXchange Silver Hammer, (iv) AvidXchange Fiber Mills, or (v) any tenant together with its affiliates, leases space comprising either (a) greater than 30,000 of the total rentable SF or (b) $800,000 or more per annum of base rent.

(4)	The Silver Hammer Building Property was formerly utilized as a movie production studio and a private event space, and was subsequently converted to multi-tenant office in mid-2014. Historical operating and occupancy information are not available for the Silver Hammer Building Property. The AvidXchange Music Factory Property was delivered in phases from 2006-2015. From 2013-2014, only 139,914 SF had been delivered. By 2016, 182,703 SF had been delivered.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	AvidXchange

The Mortgage Loan. The fourteenth largest mortgage loan (the “AvidXchange Mortgage Loan”) is part of a whole loan (the “AvidXchange Whole Loan”) evidenced by two pari passu promissory notes in the aggregate original principal amount of $52,000,000, both of which are secured by a first priority fee mortgage encumbering a portfolio consisting of two mixed use retail and office properties comprising 239,106 SF in Charlotte, North Carolina (the “AvidXchange Portfolio”). Promissory Note A-2, in the original principal amount of $20,800,000, represents the AvidXchange Mortgage Loan. Promissory Note A-1, in the original principal amount of $31,200,000, is currently held by Cantor Commercial Real Estate Lending, L.P. (the “AvidXchange Non-Serviced Companion Loan”) and is expected to be contributed to the CFCRE 2016-C4 securitization trust prior to the closing of this transaction. The AvidXchange Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the CFCRE 2016-C4 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—The AvidXchange Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The proceeds of the AvidXchange Whole Loan were used to pay off a previous mortgage loan secured by the AvidXchange Portfolio, fund reserves, pay closing costs, and return equity to the AvidXchange Borrower.

The Borrower and the Sponsor. The borrowers are Fiber Mills, LLC, Music Factory Condominiums, LLC, and Silver Hammer Properties, LLC (collectively the “AvidXchange Borrower”), three single-purpose North Carolina limited liability companies structured to be bankruptcy-remote, each with an SPE corporate managing member with two independent directors. The sponsors and the nonrecourse carve-out guarantors of the AvidXchange Borrower are Richard J. Lazes and Noah F. Lazes. Fiber Mills, LLC and Music Factory Condominiums, LLC are owned by managing member, Fiber Mills Manager II, Inc. (0.50%), as well as Richard J. Lazes (49.75%) and Noah F. Lazes (49.75%). Silver Hammer Properties, LLC is owned by managing member, Silver Hammer Properties, Inc. (0.50%), as well as Richard J. Lazes (49.75%) and Noah F. Lazes (49.75%).

Richard J. Lazes is the co-founder and CEO of the ARK Group, a Charlotte based real estate and entertainment company with experience in construction and management of residential developments, multi-themed entertainment complexes, live music venues, restaurants and nightclubs, the production of music festivals, arena concerts, and TV specials for HBO and Cinemax. Richard J. Lazes has produced television specials for HBO and Cinemax as well as live concerts in over 30 states for artists such as Bob Dylan, Ray Charles, Tina Turner, and Jimmy Buffet and has also produced touring Broadway shows including “A Chorus Line” and “Showboat.” Noah F. Lazes is the co-founder, President, and COO of the ARK Group.

The Properties.

The following table presents each property comprising the AvidXchange Portfolio by descending Allocated Cut-off Date Mortgage Loan Amount:

AvidXchange Portfolio Summary
Property Name	Location	Property Type/Subtype	Size (SF)(1)	Occ. %(1)	Allocated Cut-off Date Mortgage Loan Amount	% of Allocated Mortgage Loan Amount	Year Built/ Renovated	Appraised Value
AvidXchange Music Factory	Charlotte, NC	Mixed Use/ Retail/Office	182,703	100.0%	$15,081,097	72.6%	1920/2006	$66,000,000
Silver Hammer Building	Charlotte, NC	Mixed Use/ Retail/Office	56,403	100.0%	$5,692,865	27.4%	1987/2014	$19,000,000
Total/Wtd. Avg.			239,106	100.0%	$20,773,962	100.0%		$85,000,000

(1)	Information is based on the underwritten rent roll.

The AvidXchange Portfolio consists of two adjacent mixed use properties, the AvidXchange Music Factory property (the “AvidXchange Music Factory Property”) and the Silver Hammer Building property (the “Silver Hammer Building Property”). The AvidXchange Portfolio consists of 124,505 SF (52.1% of NRA) of office space, 70,703 SF (29.6% of NRA) of retail space, and 43,898 SF (18.4% of NRA) of music venue space.

The AvidXchange Music Factory Property (76.4% of NRA; 75.4% of U/W base rent) is a mixed use retail/office development in the city of Charlotte, Mecklenburg County, North Carolina. Situated on a 9.57-acre parcel, AvidXchange Music Factory Property operated as a textile mill until the sponsors’ acquisition in 2001. The AvidXchange Music Factory Property originally opened as the North Carolina Music Factory in phases starting in 2006, with the final phase completed in 2015. In 2016, AvidXchange bought the naming rights to the development, and the property was renamed the AvidXchange Music Factory in conjunction with the development of the company’s new headquarters adjacent to the AvidXchange Music Factory Property.

The AvidXchange Music Factory Property consists of 70,703 SF (29.6% of NRA) of retail space leased to 10 tenants accounting for 35.4% of UW base rent. Retail tenants include Label (6.8% of NRA; 12.6% of U/W base rent), 8.2.0. (5.3% of NRA; 4.2% of U/W base rent) and Wet Willies (4.2% of NRA; 2.0% of U/W base rent). The AvidXchange Music Factory Property consists of 68,102 SF (28.5% of NRA) of office space leased to 13 tenants accounting for 21.7% of U/W base rent. Office tenants include AvidXchange (9.2% of NRA; 9.5% of U/W base rent), Industry, Inc. (9.2% of NRA; 4.5% of U/W base rent) and Creative Loafing (2.0% of NRA; 1.1% of U/W base rent). In addition, the AvidXchange Music Factory Property consists of two of Charlotte’s premier music venues, The Uptown Amphitheater and The Fillmore, leased to Live Nation Worldwide, Inc. (“Live Nation”), for a total of 32,398 SF. Live Nation recently executed a new lease for an additional 11,500 SF to occupy a third music venue as well as an extension to the current lease at The Fillmore music venue for an additional 15 years, expiring in May 2031. The AvidXchange Music Factory Property is 100.0% occupied as of April 21, 2016 to 25 tenants.

The Silver Hammer Building Property (23.6% of NRA; 24.6% of U/W base rent) is a 56,403 SF mixed use retail/office building located adjacent to the AvidXchange Music Factory Property, in the Charlotte central business district (“CBD”), in the city of Charlotte, Mecklenburg County, North Carolina. Situated on 6.01-acres, the Silver Hammer Building Property was built in 1987 as a movie production studio and was converted to a multi-tenant office space by the sponsors in 2014. The Silver Hammer Building Property is 100.0% occupied as of April 21, 2016 by four tenants, the largest of which is AvidXchange (18.9% of NRA; 19.5% of U/W base rent).

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	AvidXchange

Major Tenants.

AvidXchange (67,203 SF, 28.1% of NRA, 28.9% of U/W base rent). AvidXchange provides accounts payable and payment automation solutions for businesses. The company was founded in 2000 and services more than 5,000 clients throughout North America, in automating invoice and payment processes. AvidXchange recently completed a $225 million minority growth financing led by Bain Capital Ventures and has been recognized as one of the 50 fastest-growing private companies in the Charlotte area for four consecutive years, ranked among Deloitte’s 2015 Fast 500, and was among the top 100 technology companies in North America by Red Herring. AvidXchange has been in tenancy at both the AvidXchange Music Factory Property (21,967 SF) and the Silver Hammer Building Property (45,236 SF) since 2016 and 2014, respectively. AvidXchange is currently headquartered in midtown Charlotte, and is in the process of constructing a new 200,000 SF headquarters across the street from the AvidXchange Music Factory Property. The new headquarters is anticipated to serve at least 600 new employees and is expected to be completed in 2017. The AvidXchange space at the AvidXchange Music Factory Property has four five-year renewal options remaining and the AvidXchange space at the Silver Hammer Building Property has two five-year renewal options remaining. Both AvidXchange leases have no termination options.

Live Nation (45,558 SF, 19.1% of NRA, 17.1% of U/W base rent). Live Nation is a live entertainment company. Live Nation owns, operates, and has exclusive booking rights for or has an equity interest in 167 venues, including House of Blues music venues and notable locations such as the Hollywood Palladium, the Ziggo Dome in Amsterdam, and 3Arena in Ireland. In its fiscal year 2015, Live Nation achieved revenue of approximately $7.2 billion compared to approximately $6.9 billion in 2014. Live Nation operates two music venues at the AvidXchange Music Factory Property, The Uptown Amphitheater and The Fillmore, and recently executed a new lease for an additional 11,500 SF to occupy a third music venue, and 1,660 SF of office space. Live Nation also recently extended The Fillmore music venue for an additional 15 years, expiring in May 2031. The Uptown Amphitheater and The Fillmore each have one five-year renewal option remaining with no termination options. Live Nation’s 11,500 SF music venue has four five-year renewal options with a one-time termination option effective upon 90 days’ written notice no later than May 31, 2026. Live Nation’s 1,660 SF office space has a termination option effective 90 days after providing written notice to the landlord no sooner than November 1, 2017 with no renewal options.

Industry, Inc. (22,086 SF; 9.2% of NRA; 4.5% of U/W base rent). Industry, Inc. is a shared office environment designed for creative professionals, technology professionals, freelancers, small businesses and other independent workers. The space offers both private offices as well as flexible workspaces and is generally leased to startup companies, small companies, and remote workers who may be with larger firms outside of the Charlotte market. Industry, Inc. also has a designated event space to accommodate larger events, workshops, meetings or parties. Industry, Inc. has one five-year renewal option remaining with no termination options.

Label (16,206 SF; 6.8% of NRA; 12.6% of U/W base rent). Label is an upscale, bi-level nightspot with host DJs and live music. Over $6.5 million of tenant contributions was invested in the build out of the space which was designed by the same architect who designed LIV at the Fontainebleau in Miami. Label has two five-year renewal options remaining with no termination options.

8.2.0. (12,664 SF; 5.3% of NRA; 4.2% of U/W base rent). 8.2.0. is a restaurant and entertainment concept that includes a mix of offerings with an upscale karaoke lounge, arcade with retro-style games, multiple bars and a vegan-friendly pizza parlor. 8.2.0. is an affiliated concept of the VBGB Uptown, which is also located at the AvidXchange Music Factory Property. The 8.2.0. lease was executed July 2015 and rent payments have commenced though the space is not yet open for business. 8.2.0. has four five-year renewal options remaining with no termination options.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	AvidXchange

The following table presents certain information relating to the leases at the AvidXchange Portfolio:

AvidXchange Portfolio Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Total Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(2)	Lease Expiration
Top 5 Portfolio Tenants
AvidXchange	NR/NR/NR	67,203	28.1%	$1,747,950	28.9%	$26.01	Various(3)
Live Nation	NR/B3/BB-	45,558	19.1%	$1,033,255	17.1%	$22.68	Various(4)
Industry, Inc.	NR/NR/NR	22,086	9.2%	$269,094	4.5%	$12.18	Various(5)
Label	NR/NR/NR	16,206	6.8%	$760,714	12.6%	$46.94	6/30/2017
8.2.0.	NR/NR/NR	12,664	5.3%	$255,264	4.2%	$20.16	7/31/2021
Subtotal/Wtd. Avg.		163,717	68.5%	$4,066,277	67.3%	$24.84

Other Tenants		75,389	31.5%	$1,974,436	32.7%	$26.19
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		239,106	100.0%	$6,040,713	100.0%	$25.26

(1)	Information is based on the underwritten rent roll.

(2)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(3)	AvidXchange’s space is leased pursuant to two leases. One lease at the Silver Hammer Building Property totaling 45,236 SF and $1,176,588 of underwritten base rent expires on December 31, 2030 and one lease at the AvidXchange Music Factory Property totaling 21,967 SF and $571,362 of underwritten base rent expires on March 31, 2021.

(4)	Live Nation’s space is leased pursuant to four leases at the AvidXchange Music Factory Property. One recently extended lease on The Fillmore music venue totaling 19,398 SF and $386,335 of underwritten base rent expires on May 31, 2031, one lease on The Uptown Amphitheater music venue totaling 13,000 SF and $386,335 of underwritten base rent expires on May 31, 2019, one recently executed lease for a third music venue totaling 11,500 SF and $228,758 of underwritten base rent expires on May 31, 2026, and one office lease totaling 1,660 SF and $31,827 of underwritten base rent expires on October 31, 2019. Live Nation has a one-time termination option on its new 11,500 SF music venue space effective upon 90 days’ written notice no later than April 30, 2026 and a termination option on its 1,660 SF office space effective 90 days after providing written notice to the landlord no sooner than November 1, 2017.

(5)	Industry, Inc.’s space is leased pursuant to two leases at the AvidXchange Music Factory Property. One lease totaling 14,028 SF and $147,294 of underwritten base rent expires on August 31, 2020 and one lease totaling 8,058 SF and $121,800 of underwritten base rent expires on October 31, 2019.

The following table presents certain information relating to the aggregate lease rollover schedule at the AvidXchange Portfolio and is based on the underwritten rent rolls of each property comprising the AvidXchange Portfolio:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	2	6,667	$24.43	2.8%	2.8%	$162,882	2.7%	2.7%
2016	2	2,886	$17.63	1.2%	4.0%	$50,873	0.8%	3.5%
2017	5	29,210	$37.77	12.2%	16.2%	$1,103,182	18.3%	21.8%
2018	3	11,618	$31.99	4.9%	21.1%	$371,656	6.2%	28.0%
2019	6	26,143	$25.65	10.9%	32.0%	$670,452	11.1%	39.1%
2020	5	36,615	$17.58	15.3%	47.3%	$643,684	10.7%	49.7%
2021	5	39,733	$27.30	16.6%	63.9%	$1,084,795	18.0%	67.7%
2022	1	0	$0.00	0.0%	63.9%	$39,737	0.7%	68.3%
2023	0	0	$0.00	0.0%	63.9%	$0	0.0%	68.3%
2024	0	0	$0.00	0.0%	63.9%	$0	0.0%	68.3%
2025	0	0	$0.00	0.0%	63.9%	$0	0.0%	68.3%
2026	1	11,500	$19.89	4.8%	68.7%	$228,758	3.8%	72.1%
2027 & Beyond	3	74,734	$22.54	31.3%	100.0%	$1,684,694	27.9%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	33	239,106	$25.26	100.0%		$6,040,713	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	AvidXchange

The Market. The AvidXchange Portfolio is located in Charlotte, North Carolina within close proximity to Interstates 85, 485, 277 and 77 and Highway 29. Access to I-77 and Highway 29 is 0.5 miles north and 0.3 miles south, respectively, of the AvidXchange Portfolio. The AvidXchange Portfolio is approximately five miles east of Charlotte Douglas International Airport, the sixth busiest airport in the world, served by seven domestic carriers and three foreign carriers. The Charlotte Douglas International Airport is home to American Airlines’ second largest hub and provided transportation to approximately 45 million passengers in 2015.

The AvidXchange Property is located in the northern portion of the Charlotte CBD, also known as Charlotte’s city center. The Charlotte CBD is the largest employment center within the area and contains approximately 22.9 million SF of office. Major employers in the Charlotte CBD include the Bank of America headquarters, Duke Energy headquarters, Wells Fargo’s east coast headquarters, Fifth-Third Bank, and Electrolux. Charlotte’s city center now boasts more than 100,000 daytime employees and 25 million annual visitors. Charlotte’s city center is also home to the Carolina Panthers of the NFL and the Charlotte Hornets of the NBA. The $54 million BB&T Ballpark recently opened in 2014 and is home to the Charlotte Knights, a minor league baseball team.

In September 2014, AvidXchange, an automated invoice and bill payment software provider and one of the fastest-growing tech companies in the area, announced plans to build a new 200,000 SF headquarters which is currently under construction directly across the street from the AvidXchange Portfolio. AvidXchange recently closed a $225 million round of funding and will create more than 600 jobs at its new headquarters. In addition, a luxury, 205-unit multifamily project is under construction immediately south of the AvidXchange Property.

According to a third party market research report, the estimated 2016 population within a one-, three- and five-mile radius of the AvidXchange Portfolio is 15,576, 85,740 and 221,782, respectively. The population within a one-, three- and five-mile radius is projected to increase by 7.23%, 6.52% and 6.47%, respectively, through 2021, according to a third party market research report. The 2016 average household income within a one-, three- and five-mile radius of the AvidXchange Portfolio is estimated to be to be $92,584, $76,803 and $72,056, respectively.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the AvidXchange Portfolio:

Cash Flow Analysis(1)
	2013	2014	2015	UW	UW PSF
Base Rent	$3,399,624	$3,417,522	$4,141,372	$6,040,713	$25.26
Total Recoveries	$274,608	$259,978	$260,505	$299,223	$1.25
Other Income	$406,882	$498,869	$592,707	$825,795	$3.45
Less Vacancy & Credit Loss	$0	$0	$0	($394,949)	($1.65)
Effective Gross Income	$4,081,114	$4,176,369	$4,994,584	$6,770,782	$28.32
Total Operating Expenses	$283,530	$288,100	$653,007	$883,759	$3.70
Net Operating Income	$3,797,584	$3,888,269	$4,341,578	$5,887,023	$24.62
Capital Expenditures	$0	$0	$0	$47,821	$0.20
TI/LC	$0	$0	$0	$179,330	$0.75
Net Cash Flow	$3,797,584	$3,888,269	$4,341,578	$5,659,872	$23.67

Occupancy %(2)	100.0%	100.0%	100.0%	100.0%
NOI DSCR(3)	1.08x	1.11x	1.23x	1.67x
NCF DSCR(3)	1.08x	1.11x	1.23x	1.61x
NOI Debt Yield(3)	7.3%	7.5%	8.4%	11.3%
NCF Debt Yield(3)	7.3%	7.5%	8.4%	10.9%

(1)	The Silver Hammer Building Property was formerly utilized as a movie production studio and a private event space, and was subsequently converted to multi-tenant office in mid-2014. Historical operating and occupancy information are not available for the Silver Hammer Building Property.

(2)	The AvidXchange Music Factory Property was delivered in phases from 2006-2015. From 2013-2014, only 139,914 SF had been delivered. By 2016, 182,703 SF had been delivered.

(3)	NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield are based on the AvidXchange Whole Loan.

Tax Credits / Master Lease Structure. The renovation of the AvidXchange Music Factory Property permitted the Fiber Mills, LLC borrower to qualify for state and federal historic tax credits totaling approximately $1.26 million. In connection with the tax credits, the Fiber Mills, LLC borrower master leased the entire AvidXchange Music Factory Property (not including the portion of this property leased by VBGB Uptown (4,370 SF)) (the “Tax Credit Property”) to an affiliate of the borrower (the “Master Tenant”), who in turn subleased the Tax Credit Property to another affiliate of the borrower (the “Master Subtenant”). The Master Subtenant leases the Tax Credit Property to commercial tenants. On June 29, 2007, the Master Subtenant entered into an operating agreement with the Master Tenant and the Sherwin Williams Company (“Sherwin Williams”). Sherwin Williams contributed capital in exchange for a 99.9%, non-controlling interest in the Master Tenant (which provides Sherwin Williams with the benefit of the federal and state tax credits). The maximum amount of tax credits that remain subject to disallowance or recapture is (i) with respect to the state tax credits, $96,878 and (ii) with respect to the federal tax credits, $591,600. As of October 2, 2017, no state or federal tax credits recognized by Sherwin Williams will be subject to disallowance or recapture. Until March 1, 2018, the master lease and master sublease may not be terminated. Effective as of the loan origination, each of the Master Tenant and Master Subtenant have agreed to deposit all rent received under the master lease, the master sublease and from commercial tenants at the Tax Credit Property to the lender-controlled clearing account, to be applied in accordance with the terms of the AvidXchange Whole Loan documents.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	AvidXchange

Property Release. The AvidXchange Borrower may obtain the release of the Silver Hammer Building Property, at any time after the end of the two-year period commencing on the closing date of this securitization subject to payment of a yield maintenance premium, calculated pursuant to the terms of the AvidXchange Whole Loan agreement, and the Release Amount (as defined below) with respect to the Silver Hammer Building Property provided, among other conditions, after giving effect to such release, (i) the debt service coverage ratio for the remaining property is not less than the greater of 1.59x and the debt service coverage ratio immediately preceding such release, (ii) the loan-to-value ratio for the remaining property is not greater than the lower of 61.2% and the loan-to-value ratio immediately preceding such release and (iii) the debt yield for the remaining property is not less than the greater of 10.8% and the debt yield immediately preceding such release. “Release Amount” is an amount equal to the greater of (a) 100% of sale proceeds and (b) $17,812,500.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	300 Four Falls

Mortgage Loan No. 15 – 300 Four Falls

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		BANA		Single Asset/Portfolio:	Single Asset
Original Balance(1):		$20,000,000		Location:	West Conshohocken, PA 19428
Cut-off Date Balance(1):		$20,000,000		General Property Type:	Office
% of Initial Pool Balance:		2.3%		Detailed Property Type:	Suburban
Loan Purpose:		Acquisition		Title Vesting:	Fee
Sponsor:		Maguire Hayden Real Estate Company, L.P.		Year Built/Renovated:	2003/N/A
Mortgage Rate:		4.8400%		Size:	298,482 SF
Note Date:		1/8/2016		Cut-off Date Balance per Unit(1):	$235
First Payment Date:		3/1/2016		Maturity Date Balance per Unit(1):	$235
Maturity Date:		2/1/2026		Property Manager:	Hayden Management Company, LLC (borrower-related)
Original Term to Maturity:		120 months
Original Amortization Term:		0 months		Underwriting and Financial Information
IO Period:		120 months		UW NOI:	$6,839,820
Seasoning:		4 months		UW NOI Debt Yield(1):	9.8%
Prepayment Provisions:		LO (28); DEF (88); O (4)		UW NOI Debt Yield at Maturity(1):	9.8%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NCF DSCR(1):	1.94x
Additional Debt Type(1):		Pari Passu		Most Recent NOI:	$7,073,719 (12/31/2015)
Additional Debt Balance(1):		$50,000,000		2nd Most Recent NOI:	$5,863,704 (12/31/2014)
Future Debt Permitted (Type):		No (N/A)		3rd Most Recent NOI:	$5,555,264 (12/31/2013)
Reserves				Most Recent Occupancy:	98.9% (4/1/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	98.4% (12/31/2015)
RE Tax:	$754,068	$96,769	N/A	3rd Most Recent Occupancy:	98.4% (12/31/2014)
Insurance:	$18,773	$9,387	N/A	Appraised Value (as of):	$101,300,000 (11/11/2015)
Deferred Maintenance:	$135,250	$0	N/A	Cut-off Date LTV Ratio(1):	69.1%
Recurring Replacements:	$0	$9,203	N/A	Maturity Date LTV Ratio(1):	69.1%
TI/LC(2):	$3,998,562	Springing	$1,500,000

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$70,000,000	67.7%	Purchase Price:	$95,938,834	92.8%
Borrower Equity:	$33,341,018	32.3%	Reserves:	$4,906,653	4.7%
			Closing Costs:	$2,495,531	2.4%
Total Sources:	$103,341,018	100.0%	Total Uses:	$103,341,018	100.0%

(1)	The 300 Four Falls Mortgage Loan is a part of the 300 Four Falls Whole Loan, which is comprised of two pari passu notes with an aggregate original principal balance of $70,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the 300 Four Falls Whole Loan.

(2)	Initial TI/LC Reserves consist of a $3,000,000 leasing reserve and a $998,562 tenant improvement reserve related to nine various tenants ranging from $10,422 to $438,060 for each tenant. Beginning February 1, 2019, the 300 Four Falls Borrower will be required to deposit monthly $24,874 to the leasing reserve (increasing to $49,747 monthly should any of the tenants John Templeton Foundation, Credit Suisse or Raymond James fail to renew their respective lease twelve months prior to expiration) provided that the amount on reserve is less than $1,500,000.

The Mortgage Loan. The fifteenth largest mortgage loan (the “300 Four Falls Mortgage Loan”) is part of a whole loan (the “300 Four Falls Whole Loan”) evidenced by two pari passu promissory notes in the aggregate original principal amount of $70,000,000 which are secured by a first priority fee mortgage encumbering a seven-story office building known as 300 Four Falls (the “300 Four Falls Property”) located in West Conshohocken, Pennsylvania. Promissory Note A-2 in the original principal amount of $20,000,000 represents the 300 Four Falls Mortgage Loan. Promissory Note A-1 in the original principal amount of $50,000,000 is currently held by the MSBAM 2016-C29 securitization trust (the “300 Four Falls Pari Passu Companion Loan”). The 300 Four Falls Whole Loan is being serviced pursuant to the pooling and servicing agreement for the MSBAM 2016-C29 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—The 300 Four Falls Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus. Proceeds from the 300 Four Falls Whole Loan, together with an equity contribution of over $33 million from the 300 Four Falls Mortgage Loan sponsor were used to purchase the 300 Four Falls Property, fund reserves and pay closing costs. The previous loan secured by the 300 Four Falls Property was securitized in the WBCMT 2005-C22 transaction.

The Borrower and the Sponsor. The borrower is MH Four Falls, L.P., a Delaware limited partnership (the “300 Four Falls Borrower”) with two independent directors. Equity ownership in the 300 Four Falls Borrower is held by Maguire Hayden Real Estate Company, L.P. (29.4%) and three limited partners: The Second Amended and Restated James J. Maguire Irrevocable Trust, Christopher J. Maguire and James J. Maguire, Jr.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	300 Four Falls

Maguire Hayden Real Estate Company, L.P. (“Maguire Hayden”) is the sponsor and non-recourse carve-out guarantor. Maguire Hayden is a commercial real estate investment and operating firm that acquires, repositions and manages office, industrial and flex properties in the Philadelphia metropolitan area and within an approximate 200 mile radius of Philadelphia, PA. Over the last several years, Maguire Hayden has invested in properties containing over five million SF, representing over a reported $1 billion in value. Maguire Hayden’s current portfolio includes 2400 Continental Drive and 1200 Atwater in Malvern, PA, 2250 Roswell Drive in Pittsburgh, PA, 397 Eagleview Boulevard in Exton, PA and Avion Business Park in Chantilly, VA, in addition to the 300 Four Falls Property. Following the acquisition of the 300 Four Falls Property, Maguire Hayden took space in the building which it now uses for its company headquarters.

The Property. The 300 Four Falls Property is located at 300 Conshohocken State Road, and consists of a seven-story office building built over a six-story parking garage on a 4.52-acre site overlooking the Schuylkill River. The 300 Four Falls Property features an approximately 4,000 SF professionally operated fitness center, a cafeteria and a total of 1,054 parking spaces.

As of April 1, 2016, the 300 Four Falls Property was 98.9% occupied by 20 various office tenants.

Major Tenants.

John Templeton Foundation (58,362 SF, 20% of NRA, 20% of underwritten base rent). The John Templeton Foundation (“Templeton”) initially occupied 27,207 SF beginning October 2004, expanded 16,504 SF in January 2006 and another 14,651 SF in April 2008, and now occupies a total of 58,362 SF on the fifth and sixth floors under a lease expiring October 31, 2020, with one five-year renewal option. The lease requires an annual base rent of $33.50 PSF, with 2.5% annual increases each November. Templeton is entitled to a rent abatement of $75,000 ($1.29 PSF) for the months of March, June, September and December for the years 2016 through 2019 and for the months of March, June and September of 2020. Templeton is entitled to a rent abatement of $71,115 ($1.22 PSF) for the month of October 2020. Such rent abatements have not been reserved for.

Templeton is a non-profit organization founded in 1987 by Sir John Templeton to serve as a philanthropic catalyst for research on subjects relating to human purpose and reality including evolution, creativity, love and free will. As of 2013, Templeton’s reported endowment was approximately $3.34 billion and Templeton had awarded since founding $966 million in grants and charitable activities. Templeton grantees are active contributors to various international scientific journals. To date, Templeton has published 216 books. Templeton employs 82 employees at its headquarters at the 300 Four Falls Property.

The Judge Group, Inc. (41,360 SF, 14% of NRA, 15% of underwritten base rent). The Judge Group, Inc. currently occupies 41,360 SF under a lease expiring August 31, 2017. The lease requires an average annual base rent of $35.31 PSF, increasing to $36.20 PSF in August 2016.

The Judge Group, Inc. is a privately-owned professional services firm with over 30 offices providing staffing, training, technology and consulting services. The Judge Group, Inc. announced in October 2015 that it intends to relocate its global corporate headquarters from the 300 Four Falls Property as it expands to a single tenant building in nearby Wayne, PA. Tandigm Health, which currently occupies 18,876 SF at the 300 Four Falls Property, is currently in negotiations to extend its lease from May 2020 to February 28, 2023 and additionally lease 25,877 SF of space that The Judge Group, Inc. is vacating upon its lease expiration. There can be no assurance any such additional lease or lease extension will be entered into.

EMC Corporation (33,538 SF, 11% of NRA, 12% of underwritten base rent). EMC Corporation occupies 33,538 SF under an initial lease dated January 2005, renewed through October 31, 2017, with one remaining five-year renewal option. The lease requires an annual base rent of $34.25 PSF, with a 2% annual increase in June 2016 and June 2017.

EMC Corporation (NYSE: EMC) provides enterprise storage systems, software, networks and information technology services. EMC Corporation employs approximately 70,000 people worldwide and is rated “A1” by Moody’s and “A” by S&P.

SMG (21,903 SF, 7% of NRA, 8% of underwritten base rent). SMG initially occupied 16,479 SF beginning January 2009 and expanded 5,424 SF to occupy a total 21,903 SF under a lease expiring April 30, 2024, with one five-year renewal option. The lease requires an annual base rent of $34.50 PSF with 3% annual escalations. In connection with SMG’s recent renewal and expansion, SMG is entitled to a tenant improvement allowance of $438,060, which amount has been reserved by the 300 Four Falls Borrower.

SMG is a venue management, marketing and development company founded in 1977 that manages convention centers, exhibition halls and trade centers, arenas, stadiums, performing arts centers and theaters in the United States, Canada, Europe and Latin America. SMG provides booking, training, design and operations services and sponsorship placements and manages facilities that have hosted Super Bowls, World Cup Soccer and Winter Olympics. The 300 Four Falls Property serves as SMG’s corporate headquarters.

ECBM (21,534 SF, 7% of NRA, 7% of underwritten base rent). ECBM occupies 21,534 SF under a lease expiring June 30, 2018, with one five-year renewal option. The lease requires an annual base rent of $32.00 PSF increasing to $32.50 PSF in January 2017.

ECBM is an independent insurance broker and consultant company that provides risk management solutions for businesses and individuals. ECBM has three offices in the mid-Atlantic region. The 300 Four Falls Property serves as ECBM corporate headquarters.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	300 Four Falls

The following table presents certain information relating to the leases at the 300 Four Falls Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/ Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
John Templeton Foundation(4)	NR/NR/NR	58,362	19.8%	$1,992,205	20.3%	$34.14	10/31/2020
The Judge Group, Inc.(5)	NR/NR/NR	41,360	14.0%	$1,497,190	15.2%	$36.20	8/31/2017
EMC Corporation	NR/A1/A	33,538	11.4%	$1,173,830	11.9%	$35.00	10/31/2017
SMG	NR/NR/NR	21,903	7.4%	$776,417	7.9%	$35.45	4/30/2024
ECBM	NR/NR/NR	21,534	7.3%	$689,088	7.0%	$32.00	6/30/2018
Other(6)		113,820	38.5%	$3,708,782	37.7%	$32.58
Vacant		4,820	1.6%	$0	0.0%	$0.00
Total/Wtd. Avg.		295,337	100.0%	$9,837,512	100.0%	$33.86

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space and a 3,145 SF management office.

(4)	John Templeton Foundation is entitled to a rent abatement of $75,000 ($1.29 PSF) for the months of March June, September and December for the years 2016 through 2019 and for the months of March, June and September of 2020. Templeton is entitled to a rent abatement of $71,115 ($1.22 PSF) for the month of October 2020.

(5)	The Judge Group, Inc. announced in October 2015 that it intends to relocate its global corporate headquarters from the 300 Four Falls Property as it expands to a single tenant building in nearby Wayne, PA. Tandigm Health, which currently occupies 18,876 SF at the 300 Four Falls Property, is currently in negotiations to extend its lease from May 2020 to February 28, 2023 and additionally lease 25,877 SF of space that The Judge Group, Inc. is vacating upon its lease expiration. There can be no assurance any such additional lease or lease extension will be entered into.

(6)	Other Tenant SF excludes a 3,145 SF management office.

The following table presents certain information relating to the lease rollover schedule at the 300 Four Falls Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling(3)	UW Rent PSF Rolling(4)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2016	2	7,440	$18.33	2.5%	2.5%	$136,393	1.4%	1.4%
2017(5)	4	82,752	$35.42	28.0%	30.5%	$2,931,188	29.8%	31.2%
2018	4	30,169	$31.28	10.2%	40.8%	$943,732	9.6%	40.8%
2019	0	0	$0.00	0.0%	40.8%	$0	0.0%	40.8%
2020(5)	4	96,004	$34.12	32.5%	73.3%	$3,275,872	33.3%	74.1%
2021	0	0	$0.00	0.0%	73.3%	$0	0.0%	74.1%
2022	2	21,074	$34.36	7.1%	80.4%	$724,144	7.4%	81.4%
2023(5)	1	9,924	$34.28	3.4%	83.8%	$340,212	3.5%	84.9%
2024	1	21,903	$35.45	7.4%	91.2%	$776,417	7.9%	92.8%
2025	1	3,218	$35.01	1.1%	92.3%	$112,662	1.1%	93.9%
2026(6)	1	18,033	$33.10	6.1%	98.4%	$596,892	6.1%	100.0%
Vacant	0	4,820	$0.00	1.6%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	20	295,337	$33.86	100.0%		$9,837,512	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Total SF Rolling excludes a 3,145 SF management office.

(4)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space and a 3,145 SF management office.

(5)	The Judge Group Inc.’s lease on 41,360 SF expires on August 31, 2017. Tandigm Health, which currently occupies 18,876 SF, is currently in negotiations to extend its lease from May 2020 to February 28, 2023 and additionally lease 25,877 SF of space that The Judge Group, Inc. is vacating upon its expiration. There can be no assurance any such additional lease or lease extension will be entered into.

(6)	Credit Suisse renewed its lease for 18,033 SF in February 2016; however it is currently marketing a portion of its space for sublease.

The Market. The 300 Four Falls Property is located in West Conshohocken, Pennsylvania, approximately fifteen miles northwest of Center City Philadelphia. Access to West Conshohocken is provided by Interstate 476 and Interstate 76 (the Schuylkill Expressway), each within one mile of the 300 Four Falls Property, intersecting with Interstate 276 (the Pennsylvania Turnpike) at King of Prussia. The Southeastern Pennsylvania Transportation Authority (SEPTA) Manayunk/Norristown Regional Rail line has a Conshohocken stop within 0.3 miles of the 300 Four Falls Property. The historic Main Line communities of Gladwyne, Rosemont, Radnor, Villanova and Lower Merion lie immediately south and the Philadelphia International Airport is 24 miles south of the 300 Four Falls Property.

According to the appraisal, the Conshohocken office submarket contained approximately 3.4 million SF of inventory as of the end of the third quarter of 2015, with an average occupancy of 89.0% and average rent per SF of $31.68, as compared to the broader suburban Philadelphia office market which had an average occupancy of 81.1% and average rent per SF of $25.05.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10	300 Four Falls

According to the appraisal, the 2015 estimated population within a one-, three- and five-mile radius of the 300 Four Falls Property was 8,750, 50,061, and 211,016, respectively, with an estimated 2015 average household income of $115,897, $133,674 and $114,669, respectively.

The following table presents competitive office rental properties with respect to the 300 Four Falls Property:

Competitive Office Lease Summary
Property Name/Location	Year Built / Renov	Occ.	Total GLA (SF)	Tenant Name	Lease Date/ Term	Lease Area (SF)	Base Rent PSF	TI Allowance PSF
100 & 200 Four Falls(1) West Conshohocken, PA	1987/2004	81.2%	253,985	Celerion Burns White LLC Cv Investments	Nov-15/ 5 Yrs Jan-15/ 10 Yrs Jul-14/ 5.4 Yrs	2,690 10,471 4,084	$31.00 $28.00 $30.00	$5.00 $0.00 $0.00
Five Tower Bridge West Conshohocken, PA	2001/NA	95.2%	223,736	BTG KTR Capital Partners	May-15/ 3 Yrs Sept-1/ 5.3 Yrs	21,107 10,740	$36.50 $33.00	$1.78 $20.00
Six Tower Bridge Conshohocken, PA	1999/NA	91.0%	115,122	Available Immunocore	Nov-15/ NA Oct-15/ 5.3 Yrs	6,425 4,045	$33.50 $31.50	$0.00 $0.00
Radnor Financial Center Radnor, PA	2000/NA	92.4%	340,380	Fisher & Phillips, LLP The Investment Fund for Foundations	Jun-15/ 7.5 Yrs Jun-15/ 10 Yrs	14,887 18,823	$35.50 $35.50	$38.00 $35.00
Total/Wtd. Average			933,223				$33.91	$15.98
300 Four Falls Property(2)	2003/NA		298,482		5-10.3 Yrs	2,885-21,903	$34.54	$5-20

Source: Appraisal

(1)	100 & 200 Four Falls recently emerged from receivership.

(2)	Lease information is representative of new and renewed leases signed since June 2015.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 300 Four Falls Property:

Cash Flow Analysis
	2012	2013	2014	2015	UW	UW PSF
Base Rent(1)	$7,621,656	$8,124,089	$8,161,883	$9,314,184	$9,998,977	$33.50
Total Recoveries	$1,068,923	$995,966	$939,450	$1,090,846	$1,082,462	$3.63
Other Income(2)	$12,676	$28,337	$23,251	$22,297	$22,000	$0.07
Less Vacancy & Credit Loss	$0	$0	$0	$0	($554,072)	-5.5%
Effective Gross Income	$8,703,255	$9,148,392	$9,124,584	$10,427,327	$10,549,367	$35.34
Total Operating Expenses	$2,480,571	$3,593,128	$3,260,880	$3,353,608	$3,709,547	$12.43
Net Operating Income	$6,222,684	$5,555,264	$5,863,704	$7,073,719	$6,839,820	$22.92
Capital Expenditures	$0	$0	$0	$0	$110,438	$0.37
TI/LC	$0	$0	$0	$0	$67,151	$0.22
Net Cash Flow	$6,222,684	$5,555,264	$5,863,704	$7,073,719	$6,662,231	$22.32

Occupancy %	84.6%	88.6%	98.4%	98.4%	95.0%
NOI DSCR(3)	1.81x	1.62x	1.71x	2.06x	1.99x
NCF DSCR(3)	1.81x	1.62x	1.71x	2.06x	1.94x
NOI Debt Yield(3)	8.9%	7.9%	8.4%	10.1%	9.8%
NCF Debt Yield(3)	8.9%	7.9%	8.4%	10.1%	9.5%

(1)	Historical and UW Base Rent do not include rental concessions. UW Base Rent includes rent steps through December 2016.

(2)	Other Income includes reimbursable tenant work for janitorial work or minor maintenance.

(3)	NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield are based on the 300 Four Falls Whole Loan.0

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2016-UBS10

This Term Sheet was prepared by sales, trading, banking or other non-research personnel of one of the following (or an affiliate thereof):  Merrill Lynch, Pierce, Fenner & Smith Incorporated (together with its affiliates, “BofA Merrill Lynch”), UBS Securities LLC (together with its affiliates, “UBS”), Barclays Bank PLC (together with its affiliates, “Barclays”), Morgan Stanley & Co. LLC, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan Stanley Dean Witter Asia Limited (together with their affiliates, hereinafter “Morgan Stanley”), or Drexel Hamilton, LLC (together with its affiliates, “Drexel” and, collectively with BofA Merrill Lynch, UBS, Barclays and Morgan Stanley, the “Underwriters”). This Term Sheet was not produced by an Underwriter’s research analyst, although it may refer to and Underwriter’s research analyst or research report.  Unless otherwise indicated, these views (if any) are the author’s and may differ from those of the fixed income or equity research departments of the Underwriters or others in those firms.

This Term Sheet may have been prepared by or in conjunction with the respective trading desks of the Underwriters that may deal as principal in or own or act as market maker or liquidity provider for the securities/instruments (or related derivatives) mentioned herein.  The trading desk of any Underwriter may have accumulated a position in the subject securities/instruments based on the information contained herein.  Trading desk Term Sheets are not independent of the proprietary interests of the Underwriters, which may conflict with your interests. Each of the Underwriters may also perform or seek to perform investment banking services for the issuers of the securities and instruments mentioned herein.

The securities/instruments discussed in this Term Sheet may not be suitable for all investors. This Term Sheet has been prepared for intended distribution to market professionals and institutional investor clients. Other recipients should seek independent investment advice prior to making any investment decision based on this Term Sheet. This Term Sheet does not provide individually tailored investment advice or offer tax, regulatory, accounting or legal advice. Prior to entering into any proposed transaction, recipients should determine, in consultation with their own investment, legal, tax, regulatory and accounting advisors, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of the transaction. You should consider this Term Sheet as only a single factor in making an investment decision.

The value of and income from investments may vary because of changes in interest rates, foreign exchange rates, default rates, prepayment rates, securities/instruments prices, market indexes, operational or financial conditions of companies or other factors. There may be time limitations on the exercise of options or other rights in securities/instruments transactions. Past performance is not necessarily a guide to future performance. Estimates of future performance are based on assumptions that may not be realized. Actual events may differ from those assumed and changes to any assumptions may have a material impact on any projections or estimates. Other events not taken into account may occur and may significantly affect the projections or estimates. Certain assumptions may have been made for modeling purposes only to simplify the presentation and/or calculation of any projections or estimates, and the Underwriters do not represent that any such assumptions will reflect actual future events. Accordingly, there can be no assurance that estimated returns or projections will be realized or that actual returns or performance results will not materially differ from those estimated herein. Some of the information contained in this document may be aggregated data of transactions in securities or other financial instruments executed by one or more Underwriters that has been compiled so as not to identify the underlying transactions of any particular customer.

Notwithstanding anything herein to the contrary, the Underwriters and each recipient hereof (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind from the commencement of discussions, the U.S. federal and state income tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to the tax treatment and tax structure (as such terms are defined in Treasury Regulation 1.6011-4). For this purpose, “tax structure” is limited to facts relevant to the U.S. federal and state income tax treatment of the transaction and does not include information relating to the identity of the parties, their affiliates, agents or advisors. This authorization of tax disclosure is retroactively effective to the commencement of discussions with prospective investors regarding the transactions contemplated herein.

In the United Kingdom, this Term Sheet is only being distributed to, and is directed only at, persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals in accordance with Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”)), or (ii) are high net worth companies, unincorporated associations, partnerships or trustees in accordance with Article 49(2) of the Order (all such persons together being referred to as “relevant persons”). This Term Sheet must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this Term Sheet relates is available only to relevant persons and will be engaged in only with relevant persons.

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS EXCHANGE ACT OF JAPAN (LAW NO. 25 OF 1948, AS AMENDED (THE “FIEL”)), AND EACH OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, MORGAN STANLEY & CO. LLC, CIBC WORLD MARKETS CORP. AND DREXEL HAMILTON, LLC HAS AGREED THAT IT WILL NOT OFFER OR SELL ANY OFFERED CERTIFICATES, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY JAPANESE PERSON, OR TO OTHERS FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO ANY JAPANESE PERSON, EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND ANY OTHER APPLICABLE LAWS AND REGULATIONS. FOR THE PURPOSES OF THIS PARAGRAPH, “JAPANESE PERSON” SHALL MEAN ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS AND REGULATIONS OF JAPAN.